As filed with the Securities and Exchange Commission on April 2, 2018

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LINCOLN BENEFIT LIFE COMPANY

(Exact Name of Registrant)

Nebraska	6300	470221457
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1221 N Street, Suite 200, Lincoln, Nebraska 68508

(800) 525-9287

(Address and Phone Number of Registrant’s Principal Executive Office)

ROBYN WYATT

LINCOLN BENEFIT LIFE COMPANY

1221 N Street, Suite 200

Lincoln, NE 68508

1-800-525-9287

(Name of Agent for Service)

Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Table of Contents

CALCULATION OF REGISTRATION FEE

Title of securities being registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Deferred annuity interests and participating interests therein	$88,932,874	$1.00	$65,000,000	$8,093

(1)	The Contract does not provide for a predetermined amount or number of units.
(2)	This filing is being made under the Securities Act of 1933 to register $65,000,000 of deferred annuity interests and participating interests therein. Under rule 457(p) under the Securities Act of 1933, the filing fee set forth above was calculated based on the maximum aggregate offering price of $65,000,000. In addition to the new securities, referenced above, that we are registering herewith, we are carrying over to this registration statement $23,932,874 of unsold securities from registration #333-203371 filed on April 13, 2015, for which the filing fee of $2,781 previously was paid. In accordance with Rule 415 (a)(6), the offering of securities on the earlier registration statement will be deemed terminated as of the effective date of this registration statement.

This Registration Statement contains a combined prospectus under Rule 429 under the Securities Act of 1933 which relates to the Form S-1 registration statement (File No. 333-203371), initially filed on April 13, 2015, by Lincoln Benefit Life Company. Upon effectiveness, this Registration Statement, which is a new Registration Statement, will also act as a post-effective amendment to such earlier registration statement.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. Commissions earned by ADLLC are described in the notes to the insurer financial statements, under the heading “Broker-Dealer Agreements.” The prospectuses, dated as of the date indicated therein, by which the securities registered in this Form S-1 are described, are included in this registration statement.

LINCOLN BENEFIT LIFE COMPANY

Supplement Dated April 30, 2018

To the following Prospectuses, as supplemented

CONSULTANT SOLUTIONS (CLASSIC, PLUS, ELITE, SELECT) PROSPECTUS DATED APRIL 30, 2018

CONSULTANT I PROSPECTUS DATED APRIL 30, 2018

LBL ADVANTAGE PROSPECTUS DATED MAY 1, 2004

CONSULTANT II PROSPECTUS DATED MAY 1, 2004

PREMIER PLANNER PROSPECTUS DATED MAY 1, 2004

The following information supplements the prospectus for your variable annuity contract issued by Lincoln Benefit Life Company.

SUPPLEMENTAL INFORMATION ABOUT

LINCOLN BENEFIT LIFE COMPANY

Item 3(c).	Risk Factors

LINCOLN BENEFIT LIFE RISK FACTORS

This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed below, which apply to us as an insurer. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the SEC or in materials incorporated therein by reference.

Changes in actual experience could materially affect the profitability of our business.

Our liability pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency and operating costs and expenses of our business. We establish target returns based upon these factors and the average amount of capital that we must hold to support in-force contracts taking into account rating agencies and regulatory requirements. Profitability emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions. Additionally, many of our products have fixed or guaranteed terms that limit our ability to increase revenues or reduce benefits, including credited interest, once the product has been issued.

Our profitability depends on the adequacy of investment spreads, the management of market and credit risks associated with investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies, and the management of operating costs and expenses within anticipated pricing allowances. For example, continued activity in the viatical, stranger-owned, and/or life settlement industry could cause the Company’s level of lapses to differ from its assumptions about persistency and lapses, which could negatively impact the Company’s performance. Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revisions over time. Accordingly, the Company’s results may be affected, positively or negatively, from time to time, by actual results differing from assumptions by changes in estimates, and by changes resulting from implementing new systems and procedures that facilitate the calculation of more precise estimates. Legislation and regulation of the insurance marketplace and products could also affect the profitability of our business.

Changes in reserve estimates may adversely affect our operating results.

We establish and hold reserves to pay future policy benefits and claims. The reserve for life-contingent contract benefits is computed on the basis of long-term actuarial assumptions of future investment yields, mortality, morbidity, persistency and expenses. Our reserves do not represent an exact calculation of liability, but rather are actuarial or statistical estimates based on data and models that include many assumptions and projections, which are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of these reserves and the underlying assumptions. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits, claims and expenses or whether the assets supporting our policy liabilities, together with future premiums, will grow to the level assumed prior to the payment of benefits or claims. If actual experience differs significantly from assumptions or estimates, reserves may not be adequate. If we conclude that our reserves, together with future premiums, are insufficient to cover future policy benefits and claims, we would be required to increase our reserves and incur income statement charges for the period in which we make the determination, which could materially and adversely affect our results of operations and financial condition.

Changes in market interest rates and/or credit spreads may lead to a significant decrease in the profitability of our spread-based products and may adversely impact investment income.

We are subject to the risk that we will incur losses due to adverse changes in interest rates or credit spreads. Adverse changes to these rates and spreads may occur due to changes in fiscal policy and the economic climate, the liquidity of a market or market segment, insolvency or financial distress of key market makers or participants, or changes in market perceptions of credit worthiness and/or risk tolerance. We are subject to risks associated with potential declines in credit quality related to specific issuers or specific industries and a general weakening in the economy, which are typically reflected through credit spreads. Credit spread is the additional yield on fixed income securities above the risk-free rate (typically referenced as the yield on U.S. Treasury securities) that market participants require to compensate them for assuming credit, liquidity and/or prepayment risks. Credit spreads vary (i.e., increase or decrease) in response to the market’s perception of risk and liquidity in a specific issuer or specific sector and are influenced by the credit ratings, and the reliability of those ratings, published by external rating agencies. A decline in the quality of our investment portfolio as a result of adverse economic conditions or otherwise could cause additional realized and unrealized losses on securities. Similarly, a ratings downgrade affecting a security we hold could indicate the credit quality of that security has deteriorated and could increase the capital we must hold to support that security to maintain our risk-based capital levels. Levels of writedowns and impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our net income in a particular period.

Our ability to manage our fixed annuities and interest-sensitive life products is dependent upon maintaining profitable spreads between investment yields and interest crediting rates. When market interest rates decrease or remain at relatively low levels, cash flows from renewal premium, investments that have matured or have been prepaid or sold may be reinvested at lower yields, reducing investment spread. Lowering interest crediting rates on some products in such an environment can partially offset decreases in investment yield. However, these changes could be limited by market conditions, regulatory minimum rates or contractual minimum rate guarantees on many contracts and may not match the timing or magnitude of changes in investment yields. Decreases in the interest crediting rates offered on products could make those products less attractive, leading to changes in the level of policy loans, surrenders and withdrawals. This process may lead to a flow of cash out of our business. These outflows may require investment assets to be sold at a time when the prices of those assets are lower because of the increase in market interest rates, which may result in realized investment losses. For certain products, principally fixed annuity and interest-sensitive life products, the earned rate on assets could lag behind rising market yields. We may react to market conditions by increasing crediting rates, which could narrow spreads and reduce profitability on our business. Additionally, an increase in market interest rates or credit spreads could have an adverse effect on the value of our investment portfolio by decreasing the fair values of the fixed income securities that comprise a substantial majority of our investment portfolio.

Changes in estimates of profitability on interest-sensitive life, fixed annuities and other investment products may adversely affect our profitability and financial condition through the amortization of Value of Business Acquired (“VOBA”).

VOBA related to interest-sensitive life, fixed annuities and other investment contracts is amortized in proportion to actual historical gross profits and estimated future gross profits (“EGP”) over the estimated lives of the contracts. The principal assumptions for determining the amount of EGP are mortality, persistency, expenses, investment returns, including capital gains and losses on assets supporting contract liabilities, interest crediting rates to contractholders, and the effects of any hedges. Updates to these assumptions (commonly referred to as “VOBA unlocking”) could adversely affect our profitability and financial condition.

Guarantees within certain of our products may decrease our earnings, increase the volatility of our results, result in higher risk management costs and expose us to increased counterparty risk.

Certain of our products include guaranteed benefits. These guarantees are designed to protect contractholders against significant downturns in equity markets and interest rates. Any such periods of significant and sustained downturns in equity markets, increased equity volatility, or reduced interest rates could result in an increase in the valuation of our liabilities associated with those products. An increase in these liabilities would result in a decrease in our net income. We use hedging and risk management strategies to mitigate the liability exposure and the volatility of net income associated with these liabilities. These strategies involve the use of reinsurance and derivatives, which may not be completely effective. In addition, hedging instruments may not effectively offset the costs of guarantees or may otherwise be insufficient in relation to our obligations. Furthermore, we are subject to the risk that changes in contractholder behavior or mortality, combined with adverse market events, produce economic losses not addressed by the risk management techniques employed. These, individually or collectively, may have a material adverse effect on our results of operations, including net income, financial condition or liquidity.

We may not be able to mitigate the capital impact associated with statutory reinsurance reserving requirements, potentially adversely impacting the profitability of our business.

To support statutory reserves for certain term and universal life insurance products with secondary guarantees, we currently utilize reinsurance and capital markets solutions for financing a portion of our statutory reserve requirements deemed to be non-economic. If we are not able to maintain sufficient financing as a result of market conditions or otherwise, this could potentially adversely impact the profitability of our business.

Changes in tax laws and interpretations may decrease the profitability of our products and could adversely affect the Company.

On December 22, 2017, President Trump signed the Tax Cuts and Jobs Act into legislation, which made significant changes to federal income tax laws for life insurance companies. The issuance of further administrative rulings or court decisions could further increase our effective tax rate, make our current contractholders’ products less desirable and lower our net income on both a statutory accounting and GAAP basis. We continue to closely monitor developments related to potential changes in the tax law and assess, when possible, the potential impact to both our earnings and our products in runoff.

Department of Labor (“DOL”) regulation defining fiduciary could cause some changes to the manner in which we deliver products and services, as well as changes in nature and amount of compensation and fees.

On April 8, 2016, the DOL released the DOL “Fiduciary Rule”, which, when effective, will substantially expand the range of activities that would be considered to be fiduciary investment advice under ERISA and the Internal Revenue Code. In November 2017, the DOL extended the transition period to July 1, 2019. Industry continues its efforts to overturn the rule in court actions and Congress continues to consider related legislation but the success or failure of the efforts cannot be predicted. However, state regulatory action is also a possibility, which may lead to additional changes to the DOL fiduciary rule and/or further delays to the dates. Assuming the rule is not overturned and the requirements of the exemptions were to be fully implemented, the impact on the financial services industry generally and on the Company and its business is difficult to assess. Under the DOL Fiduciary Rule, the investment-related information and support that our advisors and employees may provide to plan sponsors, participants and IRA holders on a non-fiduciary basis will be limited beyond what is allowed under the current law. As a result, changes to the methods that we use to deliver services may be required. As a closed block of annuity business, without a large concentration of qualified retirement plans, the Fiduciary Rule as currently drafted should not cause material changes to the manner in which we deliver products and services, or pay commissions and fees. Compliance with prohibited transactions exemptions when fully phased in would likely require additional supervision and increase litigation risk, all of which could adversely impact our business, results of operations and/or financial condition.

The Company is dependent on the performance of others.

The Company’s results may be affected by the performance of others because the Company has entered into various arrangements in support of our business operations involving third parties. Certain of these third parties may act on behalf of the Company or represent the Company in various capacities, including but not limited to the administration of our contractholders’ activities or the management of our invested assets on a day-to-day basis. Additionally, the Company’s operations are dependent on various technologies, some of which are provided and/or maintained by third parties. Any of the third parties that the Company depends upon may default on their services or obligations to the Company due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, or other reasons. Further, the Company may be held responsible for obligations that arise from the acts or omissions of these third parties. Such defaults could have a material adverse effect on the Company’s financial condition and results of operations.

If our internal controls are ineffective, our operating results could be adversely affected.

Our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls or fraud. Even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be harmed and we could fail to meet our financial reporting obligations.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of investors, regulators and rating agencies.

The sale of LBL HoldCo, Inc., Lincoln Benefit’s indirect parent, may be disruptive to the Company’s operations.

On October 1, 2017, the indirect parents of the registrant (Lincoln Benefit), Resolution Life L.P. and Resolution Life (Parallel) Partnership, entered into an agreement with SNH Acquisition, LLC and Southland National Holdings, Inc. to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit, to SNH Acquisition, LLC (the “Transaction”). The Transaction is subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the Transaction is targeted to close in the second quarter of 2018. The risks and uncertainties related to this transaction include, but are not limited to:

•	unanticipated difficulties and expenditures resulting from the Transaction;

•	disruption of current plans and operations caused by the closing of the Transaction and the Transition to or integration with new management and service providers over time;

•	diversion of management time and focus from operating our business to addressing transaction integration challenges; and

•	the response of customers, agents, competitors and regulators to the closing of the Transaction.

While we anticipate the Transaction to close, there is risk of future delays and/or failure to gain regulatory approval. Lincoln Benefit’s failure to address these risks could cause us to incur unanticipated liabilities, impose harmful disruptions to our customer service operations and harm our business generally.

We may be unable to retain our highly qualified employees.

Our business depends on our ability to attract, motivate and retain highly skilled and often highly specialized technical, actuarial, managerial and executive personnel, and there is no assurance that we will be able to do so. We compete with other financial services companies for employees primarily on the basis of compensation and financial position. Our reputation, operations, and internal controls could be materially adversely affected if we are unsuccessful in retaining highly qualified employees. LBL HoldCo II, Inc.’s inability to recruit or our failure to retain a sufficient number of qualified individuals in the future may impair our efficiency and effectiveness to service contractholders and provide sound operational controls for our overall enterprise, including the accurate and timely preparation of required regulatory filings.

Risks Relating to Investments

The determination of the fair value of our fixed income securities is subjective and could materially impact our operating results and financial condition.

In determining fair values, we principally use the market approach which utilizes market transaction data for the same or similar instruments. The degree of management judgment involved in determining fair values is inversely related to the availability of market observable information. The fair value of assets may differ from the actual amount received upon sale of an asset in an orderly transaction between market participants at the measurement date. Moreover, the use of different valuation assumptions may have a material effect on the assets’ fair values. The difference between amortized cost or cost and fair value, net of deferred income taxes, certain VOBA, and certain reserves for life-contingent contract benefits, is reflected as a component of accumulated other comprehensive income in shareholder’s equity. Changing market conditions could materially affect the determination of the fair value of securities and unrealized net capital gains and losses could vary significantly.

Concentration of our investment portfolio in any particular segment of the economy may have adverse effects on our operating results and financial condition.

The concentration of our investment portfolio in any particular industry, collateral type, group of related industries, geographic sector or risk type could have an adverse effect on our investment portfolio and consequently on our results of operations and financial condition. Events or developments that have a negative impact on any particular industry, group of related industries or geographic region may have a greater adverse effect on the investment portfolio to the extent that the portfolio is concentrated, rather than diversified.

The determination of the amount of realized capital losses recorded for impairments of our investments is subjective and could materially impact our operating results and financial condition.

The determination of the amount of realized capital losses recorded for impairments varies by investment type and is based on our ongoing evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. We update our evaluations regularly and reflect changes in other-than-temporary impairments in our results of operations. The assessment of whether other-than-temporary impairments have occurred is based on our case-by-case evaluation of the underlying reasons for the decline in fair value. We define fair value generally as the price that would be received to sell an asset or paid to transfer a liability. Our conclusions on such assessments are judgmental and include assumptions and projections of future cash flows which may ultimately prove to be incorrect as assumptions, facts and circumstances change. Furthermore, historical trends may not be indicative of future impairments and additional impairments may need to be recorded in the future.

Defaults or deteriorating credit of securities collateralized by residential and commercial mortgage loans, and collateralized corporate loans may lead to write-downs and impact our results of operations and financial condition.

Changes in residential or commercial mortgage delinquencies, loss severities or recovery rates, declining residential or commercial real estate prices, corporate loan delinquencies or recovery rates, changes in credit or bond insurer strength ratings and the quality of service provided by service providers on securities in our portfolio could lead us to determine that write-downs are necessary in the future.

Our investment strategies may be adversely affected by developments in the financial markets.

Our investment management strategies may be adversely affected by unexpected developments in the financial markets. Slowing of global growth, tightening monetary policy in the U.S. and increasing political uncertainty remain key challenges for markets. There may be a limited market for certain investments we hold in our investment portfolio, making them relatively illiquid. These include corporate bonds, privately-placed fixed maturity securities, mortgage loans and policy loans. If we were forced to sell certain of our investments during periods of market volatility or disruption, market prices may be lower than our carrying value in such investments. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Risks Relating to the Insurance Industry

Difficult conditions in the global economy and capital markets generally could adversely affect our business and operating results.

Our business and results of operations are materially affected by conditions in the global capital markets and the economy generally. Stressed conditions, volatility and disruptions in global capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and certain of our insurance liabilities are sensitive to changing market factors. Market factors, including interest rates, credit spreads, equity prices, real estate markets, consumer spending, business investment, government spending, the volatility and strength of the capital markets, deflation and inflation, all affect the business and economic environment and, ultimately, the amount and profitability of our business. Disruptions in one market or asset class can also spread to other markets or asset classes. Upheavals in the financial markets can also affect our business through their effects on general levels of economic activity, employment and customer behavior. Financial markets have also been affected periodically by concerns over U.S. fiscal policy. These issues could, on their own, or combined with the possible slowing of the global economy generally, have severe repercussions to the U.S. and global credit and financial markets, further exacerbate concerns over sovereign debt of other countries and disrupt economic activity in the U.S. and elsewhere.

General economic conditions could adversely affect us in the form of consumer behavior and pressure investment results. Holders of some of our interest-sensitive life insurance and annuity products may engage in an elevated level of discretionary withdrawals of contractholder funds. Our contractholders may choose to defer paying insurance premium or stop paying insurance premiums altogether. Our investment results could be adversely affected as deteriorating financial and business conditions affect the issuers of the securities in our investment portfolio.

Losses from legal and regulatory actions may be material to our operating results or cash flows and may result in harm to our reputation.

We are involved in various legal actions, some of which involve claims for substantial amounts. We are also subject to various regulatory actions and inquiries, such as information requests, market conduct examinations, books and record examinations, from state and federal regulators and other authorities. A substantial legal liability or significant regulatory action against us, as well as regulatory inquiries or investigations could harm our reputation, result in material fines or penalties, result in significant legal costs and otherwise have a material adverse effect on our business, financial condition and results of operations. Even if we ultimately prevail in the litigation, regulatory actions or investigation, our ability to retain our current contractholders and recruit and retain employees could be materially and adversely impacted.

We are subject to extensive regulation and potential further restrictive regulation may increase our operating costs.

As an insurance company, we are subject to extensive laws and regulations. In some cases, these laws and regulations are designed to protect or benefit the interests of a specific constituency rather than a range of constituencies. For example, state insurance laws and regulations are generally intended to protect or benefit purchasers or users of insurance products. In many respects, these laws and regulations can limit our ability to maintain the profitability of our business.

The extent of regulation varies, but generally the Company is governed by state statutes. These statutes delegate regulatory, supervisory and administrative authority to state insurance departments. This system of supervision and regulation covers, among other things, standards of minimum capital requirements and solvency, including risk-based capital measurements, restrictions on certain transactions, licensing status, reserving, payment of policy benefits, etc. State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof, sometimes lead to additional expense for the insurer and, thus, could have a material adverse effect on our financial condition and results of operations.

Although we endeavor to maintain all required licenses and approvals, we may not fully comply with the wide variety of applicable laws and regulations or the relevant authority’s interpretation of the laws and regulations, which may change from time to time. Also, regulatory authorities have relatively broad discretion to grant, renew or revoke licenses and approvals. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, the insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or impose substantial fines. Further, insurance regulatory authorities have relatively broad discretion to issue orders of supervision, which permit such authorities to supervise the business and operations of an insurance company. As of December 31, 2017, no state insurance regulatory authority had imposed on us any material fines or revoked or suspended any licenses to conduct insurance business in any state or issued an order of supervision with respect to the Company, which would have a material adverse effect on our results of operations or financial condition.

As an insurance company with separate accounts that are regulated as investment companies, we are also subject to laws and regulations administered and enforced by a number of different governmental authorities, each of which exercises a degree of interpretive latitude, including state insurance regulators, state securities administrators, state attorneys general, and federal agencies including the SEC, the FINRA and the U.S. Department of Justice. Consequently, we are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal issue may not result in compliance with another’s interpretation of the same issue, particularly when compliance is judged in hindsight. In addition, there is risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or that changes in the overall legal environment may, even absent any particular regulator’s or enforcement authority’s interpretation of a legal issue, impact the profitability of our business.

Regulatory reforms, and the more stringent application of existing regulations, may make it more expensive for us to conduct our business and increase our capital requirements.

The federal government has enacted comprehensive regulatory reforms for financial services entities. As part of a larger effort to strengthen the regulation of the financial services market, certain reforms are applicable to the insurance industry, including the Federal Insurance Office (“FIO”) established within the Treasury Department.

In recent years, the state insurance regulatory framework has come under public scrutiny, members of Congress have discussed proposals to provide for federal chartering of insurance companies, and the FIO and Financial Stability Oversight Council were established. We can make no assurances regarding the potential impact of state or federal measures that may change the nature or scope of insurance and financial regulation. These regulatory reforms and any additional legislative change or regulatory requirements imposed upon us in connection with the federal government’s regulatory reform of the financial services industry, and any more stringent enforcement of existing regulations by federal authorities, may make it more expensive for us to conduct our business, or limit our ability to grow.

The Company is subject to insurance guaranty fund laws, rules and regulations that could adversely affect the Company’s financial condition or results of operations.

Under insurance guaranty fund laws in most states, insurance companies doing business therein can be assessed up to prescribed limits for contractholder losses incurred by insolvent companies. From time to time, companies may be asked to contribute amounts beyond prescribed limits. It is possible that the Company could be assessed with respect to product lines not offered by the Company. In addition, legislation may be introduced in various states with respect to guaranty fund assessment laws related to insurance products, including long term care insurance and other specialty products, that alters future premium tax offsets received in connection with guaranty fund assessments. The Company cannot predict the amount, nature or timing of any future assessments or legislation, any of which could have a material and adverse impact on the Company’s financial condition or results of operations.

Reinsurance may be unavailable at current levels and prices.

Market conditions beyond our control impact the availability and cost of the reinsurance. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms and rates as is currently available. We review retention limits for continued appropriateness and they may be changed in the future. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs or, ultimately, reinsurers unwilling to offer coverage. If we were unable to renew or purchase reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we may have to accept an increase in risk exposure, seek other alternatives, or accept reduced profitability.

Reinsurance subjects us to the credit risk of our reinsurers and may not be adequate to protect us against losses arising from ceded insurance, which could have a material effect on our operating results.

The collectability of reinsurance recoverables is subject to uncertainty arising from a number of factors, including changes in market conditions, whether insured losses meet the qualifying conditions of the reinsurance contract and whether reinsurers, or their affiliates, have the financial capacity and willingness to make payments under the terms of a reinsurance treaty or contract. Our inability to collect a material recovery from a reinsurer could have a material effect on our operating results.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs or our ability to obtain credit on acceptable terms.

In periods of extreme volatility and disruption in the capital and credit markets, liquidity and credit capacity may be severely restricted. In such circumstances, our ability to obtain capital to fund operating expenses, financing costs, satisfy statutory capital requirements and meet liquidity needs may be limited. Our access to additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the overall availability of credit to our industry, our credit ratings and credit capacity, as well as lenders’ perception of our long- or short-term financial prospects. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. If a combination of these factors were to occur, our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the capital markets.

A downgrade or a potential downgrade in our financial strength or credit rating could result in a loss of business and materially affect our financial condition and results of operations.

Financial strength ratings are published by various Nationally Recognized Statistical Rating Organizations (“NRSRO”) and similar entities not formally recognized as NRSROs. They indicate the NRSROs’ opinion regarding an insurance company’s ability to meet contractholder obligations, and are important to maintaining public confidence in our products and our competitive position.

In view of the difficulties experienced by many financial institutions as a result of the financial crisis and ensuing global recession, including our competitors in the insurance industry, NRSROs continue to implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital we must hold in order to maintain our current ratings. Our ratings could be downgraded at any time and without notice by any NRSRO. In addition, these regulatory reforms may also increase our minimum capital requirements.

Downgrades in our financial strength ratings could have a material adverse effect on our financial condition and results of operations in many ways, including materially increasing the number or amount of policy surrenders and withdrawals by contractholders and adversely affecting our ability to obtain reinsurance at reasonable prices or at all.

The occurrence of a catastrophe, including a large scale pandemic, the continued threat of terrorism or military actions may have an adverse effect on the level of claim losses we incur, the value of our investment portfolio, our competitive position, liquidity, operating results and attractiveness of product offering.

Any catastrophic event, such as a large scale pandemic, the continued threat of terrorism, within the United States and abroad, or military and other actions, and heightened security measures in response to these types of threats, may cause significant volatility and losses in our investment portfolio from interest rate changes, and result in loss of life, disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by reduced economic activity caused by a large scale pandemic or the continued threat of terrorism. Additionally, a large scale pandemic or terrorist act could have a material effect on renewal premium, profitability, competitiveness, liquidity, operating results and attractiveness of product offering.

Changes in accounting standards issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies may adversely affect our results of operations and financial condition.

Our financial statements are subject to the application of generally accepted accounting principles, which are periodically revised, interpreted and/or expanded. Accordingly, we are required to adopt new guidance or interpretations, or could be subject to existing guidance as we enter into new transactions, which may have a material effect on our results of operations and financial condition that is either unexpected or has a greater impact than expected.

Specifically, the FASB is working on a project that could result in significant changes to how we account for and report our insurance contracts and VOBA. Depending on the magnitude of the changes ultimately adopted by the FASB, the proposed changes to generally accepted accounting principles may impose special demands on issuers in the areas of employee training, internal controls and disclosure and may affect how we manage our business. The effective dates and transition methods are not known; however, issuers may be required to or may choose to adopt the new standards retrospectively. In this case, the issuer will report results under the new accounting method as of the effective date, as well as for all periods presented.

As an insurance company, we are also subject to statutory accounting principles (“SAP”). Any changes in the method of calculating reserves for our life insurance and annuity products under SAP may result in increased or decreased reserve requirements. The NAIC has announced focused industry inquiries on certain matters that could have an impact on the Company’s financial condition and results of operations. Such inquiries concern, for example, examination of statutory accounting disclosures for separate accounts, insurer use of captive reinsurance companies, variable annuity reserves and capital treatment, reinsurance, cybersecurity practices, and risk-based capital calculations. In addition, the NAIC continues to consider various initiatives to change and modernize its financial and solvency requirements and regulations. It has adopted principles-based reserving methodologies for life insurance and annuity reserves, but additional formulas and/or guidance relevant to the new standard are being developed. The NAIC is also considering changes to accounting regulations, governance practices of insurers, collateral pledged to support FHLB advances, and other items. The Company cannot currently estimate what impact these more focused inquiries or proposed changes, if they occur, will have on reserve and capital requirements, financial condition or results of operations.

For a description of changes in accounting standards that are currently pending and, if known, our estimates of their expected impact, see Note 2 of the financial statements.

The failure in cyber or other information security systems, as well as the occurrence of events unanticipated in our disaster recovery systems, management continuity planning or a support failure from external providers, could result in a loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively.

We depend heavily upon computer systems to perform necessary business functions. We rely on these systems throughout our business for a variety of functions, including processing claims, providing information to customers and distributors, performing actuarial analyses and maintaining financial records. We also retain confidential and proprietary information on our computer systems and we rely on sophisticated technologies and our third party vendors to maintain the security of that information. Our computer systems have been, and will likely continue to be, subject to computer viruses or other malicious codes, unauthorized access, cyber-attacks or other computer-related penetrations. While, to date, we have not experienced a material breach of cybersecurity, administrative and technical controls and other preventive actions we take to reduce the risk of cyber-incidents and protect our information technology may be insufficient to prevent physical and electronic break-ins, cyber-attacks or other security breaches to our computer systems. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

The occurrence of a disaster such as a natural catastrophe, epidemic, industrial accident, blackout, computer virus, terrorist attack or war, cyber-attack, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our third party service providers were rendered unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised. These interruptions also may interfere with our third party service providers’s ability to provide services and our employees’ ability to perform their job responsibilities.

The failure of our computer systems and/or our disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of customers and revenues and otherwise adversely affect our business and financial results.

Although we conduct due diligence, negotiate contractual provisions and, in most cases, conduct periodic reviews of our vendors, distributors, and other third parties that provide operational or information technology services to us to confirm compliance with the Company’s information security standards, the failure of such third parties’ computer systems and/or their disaster recovery plans for any reason might cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our customers. Such a failure could harm our reputation, subject us to regulatory sanctions and legal claims, lead to a loss of contractholders and revenues and otherwise adversely affect our business and financial results. While we maintain cyber liability insurance, our insurance may not be sufficient to protect us against all losses.

We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.

Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automated attacks. Despite our efforts to ensure the integrity of our systems, it is possible that we may not be able to anticipate and implement effective preventative or detective measures against security breaches of all types because the techniques used change frequently or are not recognized until launched and because cyber-attacks can originate from a wide variety of sources or parties. Those parties may also attempt to fraudulently induce employees, contractholders or other users of our system to deliberately or inadvertently disclose sensitive information in order to gain access to our data or that of our contractholders. Any breach of our network may result in the loss of valuable business data, misappropriation of our consumers’ or employees’ personal information or a disruption of our business, which could give rise to unwanted media attention, materially damage our customer relationships and reputation and result in lost sales, fines or lawsuits.

In addition, we must comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data. Cyber threats and related legal and regulatory standards applicable to our business are rapidly evolving and may subject the Company to heightened legal standards, new theories of liability and material claims and penalties that we cannot currently predict or anticipate. As cyber threats and applicable legal standards continue to evolve, the Company may be required to expend significant additional resources to continue to modify or enhance our protective measures and computer systems, and to investigate and remediate any information security vulnerabilities. If the Company experiences security events or other technological failures, it may be subject to regulatory inquiries or proceedings, litigation or reputational damage or be required to pay claims, fines or penalties.

Failure of a vendor to protect personal information of our customers, claimants or employees could affect our operations.

We outsource certain information technology, policy administration, investment management and actuarial functions to third party service providers. In the event that one or more of our vendors fails to protect personal information of our customers, claimants or employees, we may suffer operational impairments and financial losses.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our intellectual property and to determine its scope, validity or enforceability, which could divert significant resources and prove unsuccessful. An inability to protect our intellectual property could have a material effect on our business.

We may be subject to claims by third parties for patent, trademark or copyright infringement or breach of usage rights. Any such claims and any resulting litigation could result in significant expense and liability. If our third party providers or we are found to have infringed a third-party intellectual property right, either of us could be enjoined from providing certain products or services or from utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly work around. Any of these scenarios could have a material effect on our business and results of our operations.

Our risk management policies and procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

We have devoted significant resources to develop and periodically update our risk management policies and procedures to reflect ongoing review of our risks and expect to continue to do so in the future. Nonetheless, our policies and procedures may not be comprehensive and may not identify every risk to which we are exposed. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not fully predict future exposures, which can be significantly greater than our historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us. This information may not always be accurate, complete, up-to-date or properly evaluated. In addition, more extensive and perhaps different risk management policies and procedures might have to be implemented under pending regulations.

Our associates may take risks not in accordance with our risk management policies which could negatively affect our financial condition and business.

As an insurance enterprise, we are in the business of accepting certain risks. The associates who conduct our business, including executive officers and other members of management, investment professionals, sales agents, and other associates, do so in part by making decisions and choices that involve exposing us to risk. These include decisions such as pricing, determining what assets to purchase for investment and when to sell them, which business opportunities to pursue, and other decisions. We endeavor, in the design and implementation of our compensation programs and practices, to avoid giving our associates incentives to take excessive risks; however, associates may take such risks regardless of the structure of our compensation programs and practices. Similarly, although we employ controls and procedures designed to monitor associates’ business decisions and prevent us from taking excessive risks, and to prevent employee misconduct, these controls and procedures may not be effective. In such instances, the impact of those risks could harm our reputation and have a material adverse effect on our financial condition and business operations.

Item 11(a).	Description of Business

Lincoln Benefit Life Company (referred to in this document as “we,” “Lincoln Benefit,” “our,” “us” or the “Company”) was incorporated under the laws of the State of Nebraska in 1938. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc. (formerly Resolution Life, Inc.), a Delaware corporation, which is a wholly-owned subsidiary of LBL HoldCo, Inc. (“HoldCo Parent”). HoldCo Parent is a wholly-owned subsidiary of Resolution Life L.P. (the “Limited Partnership”), a Bermuda limited partnership, and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.

Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies and the Allstate exclusive agency channel. In July 2013, we ceased soliciting and selling new policies through our independent agent channel. However, we continued to sell new policies provided through the Allstate exclusive agency channel through 2017.

In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. Allstate Life Insurance Company (“ALIC”) continues to reinsure and administer business sold through the Allstate exclusive agency channel and certain immediate and payout annuity contracts.

Lincoln Benefit’s variable annuity business is reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreement with ALIC remains unchanged.

In our reports, we occasionally refer to statutory financial information. All domestic United States insurance companies are required to prepare statutory-basis financial statements. As a result, industry data is available that enables comparisons between insurance companies, including competitors that are not subject to the requirement to prepare financial statements in conformity with accounting principles generally accepted in the United States of America. We frequently use industry publications containing statutory financial information to assess our competitive position.

Lincoln Benefit is subject to extensive regulation, primarily at the state level. The method, extent and substance of such regulation varies by state but generally has its source in statutes that establish standards and requirements for conducting the business of insurance and that delegate regulatory authority to a state agency. These rules have a substantial effect on our business and relate to a wide variety of matters, including insurer solvency, reserve adequacy, insurance company licensing and examination, agent licensing, policy forms, rate setting, the nature and amount of investments, claims practices, participation in guaranty funds, transactions with affiliates, the payment of dividends, underwriting standards, statutory accounting methods, trade practices and corporate governance.

Item 11(b).	Description of Property

Lincoln Benefit occupies leased office space in Lincoln, Nebraska and Rosemont, Illinois.

Item 11(c).	Legal Proceedings

Lincoln Benefit is engaged in routine lawsuits, which, in management’s judgment, are not of material importance to its total assets or business prospects.

Item 11(e)	Financial Statements and Notes to Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned subsidiary of LBL HoldCo II, Inc.)

Index

December 31, 2017

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholder of Lincoln Benefit Life Company:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lincoln Benefit Life Company and its subsidiaries (a wholly-owned subsidiary of LBL HoldCo II, Inc.) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive income (loss), of shareholder’s equity, and of cash flows for each of the three years in the period ended December 31, 2017, including the related notes and schedule of summary of investments – other than investments in related parties as of December 31, 2017 and schedule of reinsurance for each of the three years in the period ended December 31, 2017 listed in the index appearing under Item 11(e) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 2, 2018

We have served as the Company’s auditor since 2014.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Balance Sheets

December 31, 2017 and December 31, 2016

($ in thousands, except par value data and share amounts)

	December 31, 2017	December 31, 2016
ASSETS
Fixed maturities, available-for-sale, at estimated fair value (amortized cost $8,161,592 and $8,284,148)	$8,414,961	$8,198,125
Fair value option and trading securities, at estimated fair value	109,914	14,615
Common stocks, at estimated fair value	8,152	5,100
Commercial mortgage loans	1,043,187	1,455,156
Policy loans	178,437	178,890
Short-term investments	190,376	129,660
Other invested assets	21,183	19,406

Total Investments	$9,966,210	$10,000,952
Cash and cash equivalents	78,801	3,388
Accrued investment income	96,354	92,997
Reinsurance recoverables	6,501,700	6,280,337
Valuation of business acquired	135,031	186,701
Deposit receivable	1,111,571	1,199,537
Other assets	714,007	682,654
Current income tax	197	2,051
Deferred tax asset, net	—	3,686
Separate account assets	1,460,380	1,342,220

Total Assets	$20,064,251	$19,794,523

LIABILITIES
Future policy benefits and other policyholder liabilities	5,510,050	5,111,791
Policyholders’ account balances	10,676,911	10,935,372
Accrued expenses and other liabilities	94,543	104,120
Modified coinsurance payable	1,111,571	1,199,537
Other long-term debt - affiliate	695,000	659,000
Deferred tax liability, net	24,585	—
Separate account liabilities	1,460,380	1,342,220

Total Liabilities	$19,573,040	$19,352,040

COMMITMENTS & CONTINGENCIES (NOTE 12)
SHAREHOLDER’S EQUITY
Common stock, $100 par value, 30,000 shares authorized, 25,000 shares issued and outstanding	2,500	2,500
Additional paid-in capital	593,558	593,558
Accumulated other comprehensive income (loss)	72,816	(36,168)
Retained earnings (deficit)	(177,663)	(117,407)

Total Shareholder’s Equity	$491,211	$442,483

Total Liabilities and Shareholder’s Equity	$20,064,251	$19,794,523

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years Ended December 31, 2017, 2016 and 2015

($ in thousands)

	2017	2016	2015
Revenues
Premiums earned	$3,156	$16,592	$8,841
Fee income from policyholders	346,180	346,027	353,932
Net investment income	401,113	397,083	398,931
Realized investment gains, net	38,123	73,720	113,538

Total revenues	$788,572	$833,422	$875,242

Expenses
Policyholders’ benefits	439,910	449,118	351,744
Return credited to policyholders’ account balances	277,077	269,488	301,079
Operating and acquisition expenses	77,654	68,716	93,671

Total expenses	$794,641	$787,322	$746,494

Income (loss) before federal income tax	$(6,069)	$46,100	$128,748
Federal income tax expense (benefit)
Current	6,853	17,121	22,528
Deferred	(22,666)	(2,474)	23,566

Total income tax expense (benefit)	(15,813)	14,647	46,094

NET INCOME (LOSS)	$9,744	$31,453	$82,654

Other comprehensive (loss) income, before tax
Net unrealized investment gains (losses):
Unrealized investment gains (losses) for the period	$153,920	$100,439	$(290,511)
Reclassification adjustment for (gains) losses included in net income	(6,001)	(81,920)	79,023

Net unrealized investment gains (losses)	159,921	182,359	(369,534)

Other comprehensive (loss) income, before tax
Less: Income tax (benefit) related to:
Unrealized investment gains (losses) for the period	48,837	35,156	(101,679)
Reclassification adjustment for (gains) losses included in net income	2,100	28,672	(27,658)

Net unrealized investment gains (losses)	50,937	63,828	(129,337)

Other comprehensive (loss) income	108,984	118,531	(240,197)

Comprehensive income (loss)	$118,728	$149,984	$(157,543)

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Shareholder’s Equity

For the Years Ended December 31, 2017, 2016 and 2015

($ in thousands, except par value data and share amounts)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Other Comprehensive Income (Loss)	Total Shareholder’s Equity
	Shares	Amount
Balance, December 31, 2014	25,000	$2,500	$593,558	$(2,514)	$85,498	$679,042
Dividends to shareholder	—	—	—	(187,000)	—	(187,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	82,654	—	82,654
Other comprehensive income (loss), net of tax	—	—	—	—	(240,197)	(240,197)

Total comprehensive income (loss)						(157,543)

Balance, December 31, 2015	25,000	$2,500	$593,558	$(106,860)	$(154,699)	$334,499
Dividends to shareholder	—	—	—	(42,000)	—	(42,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	31,453	—	31,453
Other comprehensive income (loss), net of tax	—	—	—	—	118,531	118,531

Total comprehensive income (loss)						149,984

Balance, December 31, 2016	25,000	$2,500	$593,558	$(117,407)	$(36,168)	$442,483
Dividends to shareholder	—	—	—	(70,000)	—	(70,000)
Comprehensive income (loss)
Net income (loss)	—	—	—	9,744	—	9,744
Other comprehensive income (loss), net of tax	—	—	—	—	108,984	108,984

Total comprehensive income (loss)						118,728

Balance, December 31, 2017	25,000	$2,500	$593,558	$(177,663)	$72,816	$491,211

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2017, 2016 and 2015

($ in thousands)

	2017	2016	2015
Cash flows from operating activities:
Net income (loss)	$9,744	$31,453	$82,654
Adjustments to reconcile net income (loss) to net cash:
Policy charges and fee income	(346,180)	(346,027)	(353,932)
Interest credited	277,077	269,488	301,079
Investment gains, net	(38,123)	(73,720)	(125,986)
Amortization/Accretion of bond premium, net	69,632	59,337	44,701
Amortization of VOBA	29,827	30,054	40,880
Changes in assets and liabilities:
Change in insurance related liabilities and policy-related balances	29,190	52,316	(24,884)
Change in fair value option and trading securities	(100,101)	(15,937)	—
Deferred income tax expense (benefit)	(22,666)	(2,474)	23,566
Decrease (increase) in accrued investment income	(3,357)	(1,783)	5,194
Decrease (increase) in other assets and liabilities	7,899	(3,961)	(27,417)

Net cash provided by (used in) operating activities	(87,058)	(1,254)	(34,145)

Cash flows from investing activities:
Fixed maturities, available for sale
Proceeds from sales and maturities	2,023,946	3,806,768	4,739,792
Purchases	(1,952,554)	(3,823,450)	(3,703,237)
Commercial mortgage loans
Proceeds from sales and paydowns	422,241	265,414	164,658
Originations and purchases	(5,325)	(208,580)	(559,110)
Purchase of common stocks	(3,052)	(5,100)	—
Net purchases, sales, maturities of derivatives	17,265	2,642	(1,379)
Net purchases, sales, maturities of other investments	(60,263)	63,097	184,107

Net cash provided by (used in) investing activities	442,258	116,728	824,831

Cash flows from financing activities:
Policyholders’ account deposits	790,230	763,748	356,916
Policyholders’ account withdrawals	(979,586)	(905,014)	(922,215)
Dividends paid to shareholder	(70,000)	(42,000)	(187,000)
Change in overdrafts	(20,431)	22,059	(38,996)

Net cash provided by (used in) financing activities	(279,787)	(161,207)	(791,295)

Net increase (decrease) in cash and cash equivalents	75,413	(45,733)	(609)
Cash and cash equivalents, beginning of period	3,388	49,121	49,730

Cash and cash equivalents, end of period	$78,801	$3,388	$49,121

Supplemental schedule of cash flow information:
Cash paid during the year:
Income taxes paid	$5,000	$17,700	$24,000
Interest paid	$7,835	$7,328	$6,671
Noncash activities
Interest income on vehicle note	$26,875	$25,069	$22,880
Interest expense on other long-term debt	$26,875	$25,069	$22,880
Increase in vehicle note and other long-term debt	$36,000	$50,300	$57,100
Change in modified coinsurance payable and deposit receivable	$87,966	$50,791	$133,060
Bond exchanges	$10,959	$11,199	$—
Mortgage loan refinance	$11,368	$—	$—

See Notes to the Consolidated Financial Statements

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

1.	General

Lincoln Benefit Life Company (the “Company” or “Lincoln Benefit”) is a stock insurance company domiciled in the State of Nebraska. It is a wholly owned subsidiary of LBL HoldCo II, Inc. (formerly Resolution Life, Inc.) (“HoldCo”), which in turn is a wholly owned subsidiary of LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.). HoldCo was formed on July 2, 2013 under the General Corporation Law of the State of Delaware.

Lancaster Re Captive Insurance Company (“Lancaster Re”), a Nebraska domiciled captive insurance company, is a wholly owned subsidiary of Lincoln Benefit.

The Company became a wholly owned subsidiary of LBL HoldCo II, Inc. on April 1, 2014 after receiving all required regulatory approvals. Prior to this date, it was a wholly owned subsidiary of Allstate Life Insurance Company (“ALIC”).

On October 2, 2017, LBL HoldCo, Inc., the indirect parent of the Company, announced that a definitive agreement had been entered into for the acquisition of LBL HoldCo, Inc. and subsidiaries (including Lincoln Benefit) by an affiliate of Global Bankers Insurance Group. The Transaction is expected to close in 2018, subject to receipt of appropriate regulatory approvals and satisfaction of other customary closing conditions

The Company is authorized to sell life insurance and retirement products in all states except New York, as well as in the District of Columbia and the U.S. Virgin Islands. Prior to July 18, 2013, the Company sold interest-sensitive, traditional and variable life insurance products through both exclusive agencies (“Allstate Financial Sales channel”) and independent master brokerage agencies. Effective July 17, 2013, sales through the independent master brokerage agencies ceased, and sales through the Allstate Financial Sales channel continued through 2017. The Company operates as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

ALIC reinsures and administers all life insurance business written by Lincoln Benefit through the Allstate Financial Sales channel, all immediate annuities written by Lincoln Benefit prior to April 1, 2014, and certain term life policies written by Lincoln Benefit. Lincoln Benefit’s variable annuity business also remains reinsured by ALIC under an existing reinsurance agreement between Lincoln Benefit and ALIC. The variable annuity business continues to be reinsured and administered by ALIC under an existing reinsurance administrative services agreement between Lincoln Benefit and ALIC.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The principal accounting policies applied in the preparation of these financial statements are set out below and in Note 2.

Consolidation

The accompanying consolidated financial statements include the accounts of Lincoln Benefit and its subsidiary, Lancaster Re. All significant intercompany balances and transactions have been eliminated on consolidation.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.	Significant Accounting Policies

Cash and cash equivalents

Cash includes cash on hand, amounts due from banks, certain money market securities, highly liquid overnight deposits, discount notes and commercial paper held in the ordinary course of business and other debt instruments with maturities of three months or less when purchased.

Investments

Fixed maturities include bonds, asset-backed securities (“ABS”) residential mortgage-backed securities (“RMBS”) and commercial mortgage-backed securities (“CMBS”). Certain fixed maturities, which may be sold prior to their contractual maturity, are designated as available-for-sale (“AFS”) and are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a component of accumulated other comprehensive income. Cash received from calls, principal payments and make-whole payments and cash received from maturities and pay-downs are reflected as a component of proceeds from sales and maturities within the Consolidated Statement of Cash Flows.

Fair value option and trading securities are stated at estimated fair value and include investments for which the fair value option has been elected and investments that are actively purchased and sold (“Actively Traded Securities”). Actively traded securities principally include U.S. Treasury securities and U.S. Government authorities’ and agencies’ securities. Changes in estimated fair value of these securities are included in Realized investment gains, net on the Consolidated Statement of Operations and Comprehensive Income (Loss).

The Company recognizes other-than-temporary impairments (“OTTI”) for securities classified as AFS in accordance with Accounting Standards Codification (“ASC”), Investments-Debt and Equity Securities. At least quarterly, management reviews impaired securities for OTTI. The Company considers several factors when determining if a security is OTTI, including but not limited to: its intent and ability to hold the impaired security until an anticipated recovery in value; the issuer’s ability to meet current and future principal and interest obligations for fixed maturity securities; the length and severity of the impairment; the financial condition and near term and long term prospects for the issuer. In making these evaluations, the Company exercises considerable judgment.

If the Company intends to sell or if it is more likely than not that it will be required to sell an impaired security prior to recovery of its cost basis, then the Company recognizes a charge to earnings for the full amount of the impairment (the difference between the amortized cost and fair value of the security). For fixed maturity securities that are considered OTTI and that the Company does not intend to sell and will not be required to sell, the Company separates the impairment into two components: credit loss and noncredit loss. Credit losses are charged to net realized investment losses and noncredit losses are charged to other comprehensive income. The credit loss component is the difference between the security’s amortized cost and the present value of its expected future cash flows discounted at the current effective rate. The remaining difference between the security’s fair value and the present value of its expected future cash flows is the noncredit loss. For corporate bonds, historical default (by rating) data is used as a proxy for the probability of default, and loss given default (by issuer) projections are applied to the par amount of the bond. Potential losses incurred on structured securities are based on expected loss models rather than

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

incurred loss models. Expected cash flows include assumptions about key systematic risks (e.g., unemployment rates, housing prices) and loan-specific information (e.g., delinquency rates, loan-to-value ratios). Estimating future cash flows is a quantitative and qualitative process that incorporates information received from third parties, along with assumptions and judgments about the future performance of the underlying collateral.

Redeemable preferred stock is stated at fair value. Common stock is Federal Home Loan Bank (“FHLB”) of Chicago activity stock, which is purchased or sold based on the level of funding agreements and is also stated at cost, which approximates fair value.

Commercial mortgage loans (“CMLs”) acquired at fair value are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the U.S. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan and lease losses (“ALLL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Policy loans represent loans the Company issues to policyholders. Policy loans are carried at unpaid principal balances. Interest income on such loans is recognized as earned using the contractually agreed upon interest rate and reflected in Net investment income in the Consolidated Statement of Operations and Comprehensive Income (Loss). Generally, interest is capitalized on the associated policy’s anniversary date.

Short-term investments include securities, certain money market securities and other investments with remaining maturities of one year or less, but greater than three months, at the time of purchase and are stated at estimated fair value or amortized cost, which approximates fair value.

Derivatives

As part of the Company’s overall risk management policy, the Company uses listed equity index options and futures and interest rate swaps to economically hedge its obligation under certain fixed indexed annuity and universal life contracts. Derivatives are carried in the Company’s Consolidated Balance Sheet either as assets within Other invested assets or as liabilities within Accrued expenses and other liabilities at estimated fair value. The Company offsets the fair value amounts recognized for derivatives executed with the same counterparty under the same master netting agreement. Accruals on derivatives are generally recorded in accrued investment income or within other liabilities. However, accruals that are not scheduled to settle within one year are included with the derivatives carrying value in other invested assets or other liabilities. If a derivative is not designated as an accounting hedge or its use in managing risk does not qualify for hedge accounting, changes in the estimated fair value of the derivative are reported in Realized investment gains, net in the Consolidated Statement of Operations and Comprehensive Income (Loss). The notional amounts specified in the contracts are used to calculate contractual payments under the agreements and are generally not representative of the potential for gain or loss on these contracts.

Futures contracts are defined as commitments to buy or sell designated financial instruments based on specified prices, yields or indexes. Equity index futures contracts provide returns at specified or optional dates based upon a specified index or interest rate applied to a notional amount. The Company uses futures to hedge exposures in indexed annuity and life contracts. Daily cash settlement of variation margins is

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

required for futures contracts and is based on the changes in daily prices. The final settlement of futures contracts is in cash.

Index option contracts provide returns at specified or optional dates based on a specified equity index applied to the option’s notional amount. The Company purchases and writes (sells) option contracts primarily to reduce market risk associated with certain annuity and life contracts. When the Company purchases/sells option contracts at specific prices, it is required to pay/receive a premium to/from the counterparties. The amount of premium paid/received is based on the number of contracts purchased/sold, the specified price and the maturity date of the contract. The Company receives/pays cash equal to the premium of written/purchased options when the contract is established. Premiums paid are reported as a derivative asset and premiums received are reported as a derivative liability. If the option is exercised, the Company receives/pays cash equal to the product of the number of contracts and the specified price in the contract in exchange for the equity upon which the option is written/purchased. If the options are not exercised, then no additional cash is exchanged when the contract expires. Index option contracts are cash settled upon exercise and the gain or loss on the settlement is reported in Realized investment gains, net. If the option contract expires without being exercised, the premiums paid or received are reported as Realized investment gains, net and the corresponding asset or liability previously recorded is reversed. The change in the fair value of options contracts are reported in Realized investment gains, net, with an adjustment to a corresponding asset or liability.

The Company employs interest rate swaps to reduce interest rate risk associated with specific investments supporting certain annuity contracts. An interest rate swap is an agreement between two counterparties in which one stream of future interest payments is exchanged for another. Interest rate swaps usually involve the exchange of a fixed interest rate for a floating rate, or vice versa, to reduce or increase exposure to fluctuations in interest rates, or to obtain a marginally lower interest rate. Swaps provide returns at the reset dates based on respective interest rates applied to the notional amount with the net difference in resulting interest payments settled between the counterparties. The change in the fair value of the swap is reported in Realized investment gains, net, with an adjustment to the corresponding asset or liability. Cash flows received/paid at the reset dates are reported in net investment income and consist of any differences in the amounts of contractual interest calculated due to the respective counterparties based on changes in interest rates. Swaps usually terminate upon expiration and the remaining book value is offset to Realized investment gains, net. If terminated through sale, the difference between consideration received or paid and the remaining book value is recorded to Realized investment gains, net.

The Company has derivatives embedded in non-derivative host contracts that are required to be separated from the host contracts and accounted for at fair value. The Company’s embedded derivatives are equity options in life and annuity product contracts, which provide equity returns to contractholders, guaranteed minimum accumulation and withdrawal benefits in variable annuity contracts. The Company has reinsurance agreements to transfer all the risk related to guarantee minimum income, accumulation and withdrawal benefits in variable annuity contracts to third party reinsurers. None of these derivatives are designated as accounting hedging instruments and all are gross liabilities reported in policyholder account balances or future policy benefits and other policyholder liabilities. The Company also has derivatives embedded in certain inverse floater bonds which are held at fair value option. The fair value option is used for valuing these securities given the complexity of bifurcating the economic components associated with the embedded derivatives.

Investment Income and Realized Gains and Losses

Investment income primarily consists of interest and is recognized on an accrual basis using the effective yield method. Interest income for RMBS and CMBS is determined considering estimated pay-downs,

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

including prepayments, obtained from third party data sources and internal estimates. Actual prepayment experience is periodically reviewed and effective yields are recalculated when differences arise between the prepayments originally anticipated and the actual prepayments received. For RMBS and CMBS of high credit quality with fixed interest rates, the effective yield is recalculated on a retrospective basis. For all others, the effective yield is recalculated on a prospective basis. Accrual of income is suspended for other-than-temporarily impaired fixed maturities when the timing and amount of cash flows expected to be received is not reasonably estimable. It is the Company’s policy to cease to carry accrued interest on debt securities that are over 90 days delinquent or where collection of interest is improbable and commercial mortgage loans in default if deemed uncollectible or over 180 days past due. The Company held no investments in non-accrual status as of December 31, 2017. The Company held one commercial mortgage loan that was delinquent in 2016 and accruals suspended.

Realized investment gains and losses, net, include gains and losses on investment sales and write-downs in value due to other-than-temporary declines in fair value. Realized capital gains and losses on investment sales, including principal payments, are determined on a specific identification basis.

Recognition of Premium Revenues and Fees, and Related Policyholders’ Benefits and Interest Credited

Traditional life insurance products consist principally of products with fixed and guaranteed premiums and benefits, primarily term and whole life insurance products. Premiums from these products are recognized as revenue when due from policyholders. Surrenders on traditional life and death benefits are reflected in policyholder benefits.

Immediate annuities with life contingencies provide insurance protection over a period that extends beyond the period during which premiums are collected. Premiums from these products are recognized as revenue when received at the inception of the contract. Benefits and expenses are recognized in relation to premiums.

Interest-sensitive life contracts, such as universal life and single premium life, are insurance contracts whose terms are not fixed and guaranteed. The terms that may be changed include premiums paid by the policyholder, interest credited to the policyholder account balance and contract charges assessed against the policyholder account balance. Premiums from these contracts are reported as policyholder account balances. Fee income from policyholders consist of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Policyholder benefits include life-contingent benefit payments in excess of the policyholder account balance.

Contracts that do not subject the Company to significant risk arising from mortality or morbidity are referred to as investment contracts. Fixed annuities, including market value adjusted annuities, equity-indexed annuities and immediate annuities without life contingencies, are considered investment contracts. Consideration received for such contracts is reported as policyholder account balance deposits. Policy fees for investment contracts consist of fees assessed against the contractholder account balance for maintenance, administration and surrender of the contract prior to contractually specified dates, and are recognized when assessed against the policyholder account balance.

Returns credited to policyholder funds represents interest accrued or paid on interest-sensitive life and investment contracts. Crediting rates for certain fixed annuities and interest-sensitive life contracts are adjusted periodically by the Company to reflect current market conditions subject to contractually guaranteed minimum rates. Crediting rates for indexed life and annuities are generally based on an equity index, such as the Standard & Poor’s (“S&P”) 500 Index.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Policy charges for variable life and variable annuity products consist of fees assessed against the policyholder account balances for contract maintenance, administration, mortality, expense and surrender of the contract prior to contractually specified dates. Policy benefits incurred for variable life and variable annuity products include guaranteed minimum death, income, withdrawal and accumulation benefits.

The Company incurs costs in connection with renewal insurance business. All acquisition-related costs, including commissions, as well as all indirect costs, are expensed as incurred and reported in Other expenses on the Consolidated Statement of Operations and Comprehensive Income (Loss) for the years ended December 31, 2017, 2016 and 2015.

Reinsurance

Reinsurance accounting is applied for ceded and assumed transactions when the risk transfer provisions of ASC 944-40, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts, have been met. To meet risk transfer requirements, a long-duration reinsurance contract must transfer mortality or morbidity risks, and subject the reinsurer to a reasonable possibility of a significant loss. Those contracts that do not meet risk transfer requirements are accounted for using deposit accounting. For short duration contracts, to meet risk transfer requirements the reinsurer must assume significant insurance risk and have a reasonable possibility of experiencing significant loss.

With respect to ceded reinsurance, the Company values reinsurance recoverables on reported claims at the time the underlying claim is recognized in accordance with contract terms. For future policy benefits, the Company estimates the amount of reinsurance recoverables based on the terms of the reinsurance contracts and historical reinsurance recovery information. The reinsurance recoverables are based on what the Company believes are reasonable estimates and the balance is reported as an asset in the Consolidated Balance Sheets. However, the ultimate amount of the reinsurance recoverable is not known until all claims are settled. Reinsurance contracts do not relieve the Company from its obligations to policyholders, and failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible.

Value of Business Acquired (“VOBA”)

For interest-sensitive life and annuity products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGPs”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive life products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as AFS.

Separate Accounts

Separate accounts assets are carried at fair value. The assets of the separate accounts are legally segregated and available only to settle separate account contract obligations. Separate accounts liabilities represent the contractholders’ claims to the related assets and are carried at an amount equal to the separate accounts assets. Investment income and realized capital gains and losses of the separate accounts accrue directly to the contractholders and therefore are not included in the Company’s Consolidated Statement of Operations and Comprehensive Income (Loss). Deposits to and surrenders and withdrawals from the separate accounts are reflected in separate accounts liabilities and are not included in cash flows.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Absent any contract provision wherein the Company provides a guarantee, variable annuity and variable life insurance contractholders bear the investment risk that the separate accounts’ funds may not meet their stated investment objectives.

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For ASC 944-20 Financial Services — Insurance Activities, products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry standards.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary. Such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed life and annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivatives and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life) and guaranteed minimum withdrawal benefits (associated with fixed indexed annuities). These are accounted for in accordance with ASC 944-20. Additional liabilities for no lapse guarantees on universal life products are calculated based on the application of a benefit ratio (the present value of total expected benefit payments over the life of the contract divided by the present value of total expected assessments over the life of the contract). The level and direction of the change in reserves will vary over time based on the emergence of actual experience and revisions to future assumptions.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Policyholders’ Account Balances

Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities. Policyholders’ account balances primarily comprise cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The Company holds additional liabilities for guaranteed minimum income benefits (“GMIB”) associated with variable annuities, which are accounted for in accordance with ASC 944-20. The reserves for certain living benefit features, including guaranteed minimum accumulation benefits (“GMAB”) and guaranteed minimum withdrawal benefits (“GMWB”) are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves related to variable annuity business are ceded to external reinsurers. For additional information regarding the valuation of these optional living benefit features, see Note 10.

Income Taxes

Income taxes are provided for using the asset and liability method under which deferred tax assets and liabilities are recognized for temporary differences between the financial statement and income tax bases of assets and liabilities. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed at each reporting date and a deferred tax asset valuation allowance is established when realization of such assets is not likely (less than 50% likelihood). Tax positions are assessed under a two-step approach, which requires the assessment of recognition and measurement. If necessary, a liability is established to reflect the expected settlement of uncertain tax positions. The Company reports interest expense related to income tax matters and tax penalties in other operating expenses in the Consolidated Statement of Operations and Comprehensive Income (Loss).

Other Long-Term Debt

Effective April 1, 2014, and with Nebraska Department of Insurance (the “NE DOI” or the “Department of Insurance”) approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, LLC. for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Rev. Stat. §44-8216(8)(c)(i) which allows a special purpose financial captive insurer to establish any method of security that the Department of Insurance deems acceptable. The scheduled maturity date of the Vehicle Note is April 1, 2034, and the scheduled maturity date of the Surplus Note is April 1, 2039, although each may be cancelled earlier or extended under certain conditions. The Surplus Note does not repay principal prior to maturity and principal payment at maturity is subject to the prior approval of the Department of Insurance. With pre-approval, the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note. With Department of Insurance pre-approval, interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $36.0 million, $50.3 million, and $57.1 million in the years ended December 31, 2017, 2016 and 2015, respectively. Interest expense of $26.9 million, $25.1 million, and $22.9 million was recognized for the years ended December 31, 2017, 2016 and 2015, respectively. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other Assets and Accrued Expenses and Other Liabilities

Other assets consist primarily of premiums due, intangible assets, the Vehicle Note and receivables resulting from sales of securities that had not yet settled at the balance sheet date. Other liabilities consist primarily of

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

accrued expenses, technical overdrafts, derivatives, and payables resulting from purchases of securities that had not yet been settled at the balance sheet date.

Reclassifications

Certain prior year amounts have been reclassified to conform with the current year financial statement presentation.

Adoption of New Accounting Pronouncements

The Company considers the applicability and impact of all Accounting Standards Updates (“ASU”). ASU listed below represent those that have been adopted during the current fiscal year and/or those that have been issued but not yet adopted as of the date of this filing. ASU not listed below were assessed and determined to be either not applicable or not material.

In February 2018, the Financial Accounting Standards Board (“FASB”) issued new guidance on reporting comprehensive income ASU 2018-02, Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from AOCI. The new guidance is effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years and should be applied either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate or law in the Tax Cuts and Jobs Act of 2017 (“U.S. Tax Reform”) is recognized. Early adoption is permitted. Current GAAP guidance requires that the effect of a change in tax laws or rates on deferred tax liabilities or assets to be included in income from continuing operations in the reporting period that includes the enactment date, even if the related income tax effects were originally charged or credited directly to AOCI. The new guidance allows a reclassification of AOCI to retained earnings for stranded tax effects resulting from U.S. Tax Reform. Also, the new guidance requires certain disclosures about stranded tax effects. The Company expects the impact of this new guidance to be a decrease to retained earnings as of January 1, 2018 of approximately $9.6 million with a corresponding increase to AOCI. However due to the Transaction, the Company is currently assessing the reclassification option of this ASU on the Company’s consolidated financial statements.

In March 2017, the FASB issued new guidance on premium amortization on purchased callable debt securities (ASU 2017-08, Receivables – Nonrefundable Fees and Other Costs (Subtopic 310-20)). The new guidance is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The ASU shortens the amortization period for certain callable debt securities held at a premium and requires the premium to be amortized to the earliest call date. However, the new guidance does not require an accounting change for securities held at a discount whose discount continues to be amortized to maturity. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2016, the FASB issued new guidance on classification of certain cash receipts and cash payments (ASU 2016-15, Statement of Cash Flows (Topic 230). The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted and retrospective transition is required for each period presented in the statement of cash flows. The new guidance addresses eight specific cash flow issues with the objective of reducing the existing diversity in the current presentation. The adoption of this guidance is not expected to have a material impact on the Company’s consolidated statement of cash flows.

In June 2016, the FASB issued new guidance for recording credit losses (ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments). The new

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Current GAAP requires an “incurred loss” methodology for recognizing credit losses that delays recognition until it is probable a loss has been incurred. The amendments replace the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information. The revisions affect loans, debt securities, reinsurance receivables, and any other financial assets not excluded from the scope that have the contractual right to receive cash. Credit losses on available-for-sale fixed maturities carried at fair value will continue to be measured as other-than-temporary impairments when incurred, however, the losses will be recognized through an allowance and no longer as an adjustment to cost basis. The new guidance will also require purchased financial assets with a more-than-insignificant amount of credit deterioration since original issuance to be recorded based on the contractual amounts due and an initial allowance recorded at the date of purchase. Improvements in expected future cash flows after an impairment will no longer be reflected as a prospective yield adjustment through net investment income, but rather a reversal of the previous impairment and recognized through realized investment gains and losses. The guidance also requires enhanced disclosures. The Company has assessed the asset classes impacted by the new guidance and is currently assessing the accounting and reporting system changes that will be required to comply with the new guidance. The Company believes that the most significant impact upon adoption will be to its commercial mortgage loan investments. The Company is continuing to evaluate the overall impact of the new guidance on its consolidated financial statements.

In February 2016, the FASB issued a new leasing standard (ASU 2016-02, Leases (Topic 842)). The leasing standard will be effective for calendar year-end public companies beginning after December 15, 2018, including interim periods within those fiscal years, and requires a modified retrospective transition approach. Early adoption is permitted. The new guidance requires a lessee to recognize assets and liabilities for leases with lease terms of more than 12 months. Leases would be classified as finance or operating leases and both types of leases will be recognized on the balance sheet. Lessor accounting will remain largely unchanged from current guidance except for certain targeted changes. The new guidance will also require new qualitative and quantitative disclosures. The Company’s implementation efforts are primarily focused on the review of its existing lease contracts as well as identification of other contracts that may fall under the scope of the new guidance. The adoption of this new guidance is not expected to have a material impact on the Company’s recognition of lease expense.

In January 2016, the FASB issued new guidance on the recognition and measurement of financial instruments (ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10); Recognition and Measurement of Financial Assets and Financial Liabilities). The new guidance is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The new guidance changes the current accounting guidance related to (i) the classification and measurement of certain equity investments, and (ii) certain disclosures associated with the fair value of financial instruments. The Company has assessed the population of financial instruments that are subject to the new guidance and has determined that the new guidance will not have a material impact to the Company’s consolidated financial statements.

In May 2014, the FASB issued a comprehensive new revenue recognition standard (ASU 2014-09, Revenue from Contracts with Customers (Topic 606)) effective for fiscal years beginning after December 15, 2016 and interim periods within those years and should be applied retrospectively. In August 2015, the FASB amended the guidance (ASU 2015-14) to defer the effective date by one year, effective for the fiscal years beginning after December 15, 2017, including interim periods within that reporting period. The new guidance will supersede nearly all existing revenue recognition guidance under GAAP; however, it will not impact the accounting for insurance contracts, leases, financial instruments and guarantees. For those

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

contracts that are impacted by the new guidance, the guidance will require an entity to recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled, in exchange for those goods or services. The adoption of this guidance will not have a material impact to the Company’s consolidated financial position, results of operations or financial statement disclosures.

3.	Investments

The amortized cost, gross unrealized gains and losses and fair value for fixed maturities and equity securities as of December 31, 2017 and 2016 were as follows:

December 31, 2017		Gross	Gross
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$416,639	$5,322	$(12,366)	$409,595
Obligations of U.S. States and Political Subdivisions	741,343	37,908	(2,720)	776,531
Foreign government	24,242	234	(1,685)	22,791
All other corporate securities	6,169,204	258,440	(37,898)	6,389,746
ABS	478,329	5,289	(3,395)	480,223
CMBS	189,596	1,377	(3,148)	187,825
RMBS	127,439	6,520	(509)	133,450
Redeemable preferred stock	14,800	—	—	14,800

Total fixed maturities, available for sale	$8,161,592	$315,090	$(61,721)	$8,414,961
Common stock	8,152	—	—	8,152

Total fixed maturities and equity securities	$8,169,744	$315,090	$(61,721)	$8,423,113

December 31, 2016		Gross	Gross
($ in thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$508,635	$7,681	$(14,979)	$501,337
Obligations of U.S. States and Political Subdivisions	702,415	15,936	(8,614)	709,737
Foreign government	31,009	303	(3,257)	28,055
All other corporate securities	5,963,354	74,854	(151,382)	5,886,826
ABS	512,486	5,370	(10,093)	507,763
CMBS	385,757	1,283	(5,778)	381,262
RMBS	180,492	5,556	(2,903)	183,145

Total fixed maturities, available for sale	$8,284,148	$110,983	$(197,006)	$8,198,125
Common stock	5,100	—	—	5,100

Total fixed maturities and equity securities	$8,289,248	$110,983	$(197,006)	$8,203,225

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Scheduled Maturities

The scheduled maturities for fixed maturities, available for sale, were as follows as of December 31, 2017:

($ in thousands)	Amortized Cost	Fair Value
Due in one year or less	$248,382	$249,454
Due after one year through five years	887,745	901,528
Due after five years through ten years	1,130,051	1,166,334
Due after ten years	4,843,874	5,042,200

Total before asset and mortgage-backed securities	$7,110,052	$7,359,516
Asset and mortgage-backed securities	1,051,540	1,055,445

Total fixed maturities	$8,161,592	$8,414,961

Actual maturities may differ from those scheduled as a result of calls and make-whole payments by the issuers. Asset and mortgage-backed securities are shown separately because of the potential for prepayment of principal prior to contractual maturity dates.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Commercial Mortgage Loans

The Company diversifies its commercial mortgage loan portfolio by geographical region to reduce concentration risk. The Company’s commercial mortgage loan portfolio by geographical region was as follows as of December 31, 2017 and 2016:

($ in thousands)	December 31, 2017	December 31, 2016
Alabama	$1,056	$1,287
Arizona	20,009	20,389
California	173,101	255,023
Colorado	57,293	57,269
Connecticut	—	25,317
Florida	103,869	123,194
Georgia	63,526	65,414
Hawaii	5,020	6,099
Illinois	87,957	114,549
Iowa	791	1,033
Kansas	9,200	9,200
Kentucky	6,538	7,154
Maine	—	3,686
Maryland	19,851	20,975
Massachusetts	53,605	77,772
Minnesota	116,923	132,395
Nevada	80,768	84,721
New Jersey	34,101	65,908
New York	50,691	66,502
North Carolina	34,022	55,851
Ohio	12,526	38,611
Pennsylvania	1,007	31,929
South Carolina	1,310	1,948
Tennessee	—	3,238
Texas	100,066	133,020
Utah	7,823	42,641
Virginia	975	1,676
Washington	77	3,681
Wisconsin	1,082	4,674
General allowance for loan loss	—	—

Total commercial mortgage loans	$1,043,187	$1,455,156

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Credit Quality of Commercial Mortgage Loans

The credit quality of commercial mortgage loans held-for-investment was as follows at December 31, 2017 and 2016:

December 31, 2017	Recorded Investment
	Debt Service Coverage Ratios
($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$731,577	$48,895	$—	$780,472	74.8%	$782,640	74.9%
65% to 75%	222,771	39,944	—	262,715	25.2%	261,891	25.1%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$954,348	$88,839	$—	$1,043,187	100.0%	$1,044,531	100.0%

December 31, 2016	Recorded Investment
	Debt Service Coverage Ratios
($ in thousands)	> 1.20x	1.00x - 1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$785,149	$36,743	$11,354	$833,246	57.3%	$848,702	57.9%
65% to 75%	581,188	25,317	—	606,505	41.7%	601,587	41.1%
76% to 80%	10,493	—	—	10,493	0.7%	10,494	0.7%
Greater than 80%	4,912	—	—	4,912	0.3%	4,330	0.3%

Total	$1,381,742	$62,060	$11,354	$1,455,156	100.0%	$1,465,113	100.0%

As of December 31, 2017 and 2016, the Company had no allowance for credit losses for commercial mortgage loans. As of December 31, 2017, $1,043.2 million of commercial mortgage and other loans were in current status with no commercial mortgage or other loans classified as past due. As of December 31, 2016, $1,450.3 million of commercial mortgage loans were in current status and one commercial mortgage with book value of $4.9 million was 90-179 days past due. The Company defines current in its aging of past due commercial mortgage and other loans as less than 30 days past due.

Impaired loans include those loans for which it is probable that all amounts due will not be collected according to the contractual terms of the loan agreement. During 2017, the Company did not record any impairments related to commercial mortgage loans. For 2016, the fair value of the collateral less costs to sell the past due loan, described above, exceeded book value.

The Company’s commercial mortgages may occasionally be involved in a troubled debt restructuring. As of December 31, 2017 and 2016, the Company had no commitments to fund to borrowers that have been involved in a troubled debt restructuring. As of December 31, 2017 and 2016, the Company had no new troubled debt restructurings related to commercial mortgages and no payment defaults on commercial mortgages other than as described above.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Other Invested Assets

Other invested assets were as follows as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
($ in thousands)
Low income housing tax credit properties	$138	$457
Derivatives	21,045	18,949

	$21,183	$19,406

Net Investment Income

Net investment income for the years ended December 31, 2017, 2016 and 2015 was as follows:

	2017	2016	2015
($ in thousands)
Fixed maturities, available for sale	$345,299	$330,253	$334,931
Common Stock	224	—	—
Fair value option and trading securities	3,755	454	—
Commercial mortgage loans	56,510	69,360	63,028
Cash, cash equivalents and short-term investments	1,718	1,007	511
Other investments	8,421	8,845	9,543

Gross investment income	$415,927	$409,919	$408,013
Investment expenses	14,814	12,836	9,082

Net investment income	$401,113	$397,083	$398,931

Realized Investment Gains and Losses

Realized investment gains and losses for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Realized investment gains, net
Fixed maturities, available for sale	$11,434	$66,560	$120,421
Fair value option and trading securities	1,486	(733)	—
Commercial mortgage loans	5,935	4,037	2,325
Derivatives	19,360	3,856	(9,208)
Other invested assets	(92)	—	—

Net realized gains	$38,123	$73,720	$113,538

There were $4.4 million in other-than-temporary impairment losses recorded in the year ended December 31, 2017. These securities were impaired to fair value as of the impairment date and were considered credit impairments. No other-than-temporary impairment losses were included in accumulated other comprehensive income as of December 31, 2017 or 2016. There were no other-than-temporary impairment losses recorded in the years ended December 31, 2016 and 2015.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Proceeds from sales of fixed maturities and gross realized investment gains and losses for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Fixed maturities, available-for-sale
Proceeds from sales	$1,496,242	$3,027,998	$3,864,356
Gross investment gains from sales	29,271	109,282	142,534
Gross investment losses from sales	(11,893)	(35,136)	(16,348)

Proceeds from sales excludes non-taxable exchanges of $11.0 million, $11.1 million, and $72.4 million for the years ended December 31, 2017, 2016 and 2015, respectively.

Unrealized Investment Gains and Losses

The gross unrealized losses and fair value of fixed maturities, available for sale, by the length of time that individual securities have been in a continuous unrealized loss position were as follows as of December 31, 2017 and 2016:

December 31, 2017	Less than 12 months		Greater than 12 months
($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$215,767	$(3,499)	$107,344	$(8,867)	$323,111	$(12,366)
Obligations of U.S. States and Political Subdivisions	38,171	(825)	45,877	(1,895)	84,048	(2,720)
Foreign government	296	(4)	11,098	(1,681)	11,394	(1,685)
All other corporate securities	740,795	(6,841)	489,367	(31,057)	1,230,162	(37,898)
ABS	77,050	(689)	99,327	(2,706)	176,377	(3,395)
CMBS	72,725	(593)	36,540	(2,555)	109,265	(3,148)
RMBS	6,908	(118)	21,835	(391)	28,743	(509)

Total fixed maturities	$1,151,712	$(12,569)	$811,388	$(49,152)	$1,963,100	$(61,721)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

December 31, 2016	Less than 12 months		Greater than 12 months
($ in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$276,025	$(14,951)	$1,059	$(28)	$277,084	$(14,979)
Obligations of U.S. States and Political Subdivisions	206,090	(8,314)	5,274	(300)	211,364	(8,614)
Foreign government	769	(34)	14,632	(3,223)	15,401	(3,257)
All other corporate securities	2,385,689	(94,085)	512,710	(57,297)	2,898,399	(151,382)
ABS	204,555	(8,456)	39,450	(1,637)	244,005	(10,093)
CMBS	228,303	(5,231)	43,903	(547)	272,206	(5,778)
RMBS	61,058	(1,659)	40,454	(1,244)	101,512	(2,903)

Total fixed maturities	$3,362,489	$(132,730)	$657,482	$(64,276)	$4,019,971	$(197,006)

Portfolio Monitoring

The Company has a comprehensive portfolio monitoring process to identify and evaluate each fixed maturity security whose carrying value may be other-than-temporarily impaired.

For each fixed maturity security in an unrealized loss position, the Company assesses whether management with the appropriate authority has made the decision to sell or whether it is more likely than not the Company will be required to sell the security before recovery of the amortized cost basis for reasons such as liquidity, contractual or regulatory purposes. If a security meets either of these criteria, the security’s decline in fair value is considered other than temporary and is recorded in earnings.

If the Company has not made the decision to sell the fixed maturity security and it is not more likely than not the Company will be required to sell the fixed maturity security before recovery of its amortized cost basis, the Company evaluates whether it expects to receive cash flows sufficient to recover the entire amortized cost basis of the security. The Company calculates the estimated recovery value by discounting the best estimate of future cash flows at the security’s original or current effective rate, as appropriate, and compares this to the amortized cost of the security. If the Company does not expect to receive cash flows sufficient to recover the entire amortized cost basis of the fixed maturity security, the credit loss component of the impairment is recorded in earnings, with the remaining amount of the unrealized loss related to other factors recognized in other comprehensive income.

The Company’s portfolio monitoring process includes a quarterly review of all securities to identify instances where the fair value of a security compared to its amortized cost is below established thresholds. The process also includes the monitoring of other impairment indicators such as ratings, ratings downgrades and payment defaults. The securities identified, in addition to other securities for which the Company may have a concern, are evaluated for potential other-than-temporary impairment using all reasonably available information relevant to the collectability or recovery of the security. Inherent in the Company’s evaluation of other-than-temporary impairment for these fixed maturity securities are assumptions and estimates about the financial condition and future earnings potential of the issue or issuer. Some of the factors that may be considered in evaluating whether a decline in fair value is other than temporary are: 1) the financial condition, near-term and long-term prospects of the issue or issuer, including relevant industry specific market conditions and trends, geographic location and implications of rating agency actions and offering prices; 2) the specific reasons that a security is in an unrealized loss position, including overall market

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

conditions which could affect liquidity; and 3) the length of time and extent to which the fair value has been less than amortized cost.

Net Unrealized Investment Gains and Losses in AOCI

The changes in unrealized gains and losses in accumulated other comprehensive income (loss) (“AOCI”) were as follows for the years ended December 31, 2017, 2016 and 2015:

($ in thousands)	Net Unrealized Gain (Losses) on Investments	VOBA	Future Policy Benefits and Policyholders’ Account Balances	Deferred Income Tax (Liability) Benefit	Accumulated Other Comprehensive Income (Loss) Related to Net Unrealized Investment Gains (Losses)
Balance, December 31, 2014	$159,261	$(20,287)	$(7,541)	$(45,935)	$85,498
Net investment gains and losses on investments arising during the period	(408,019)	—	—	142,807	(265,212)
Reclassification adjustment for gains and losses included in net income	79,023	—	—	(27,658)	51,365
Impact of net unrealized investment gains and losses on VOBA	—	57,061	—	(19,971)	37,090
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	60,447	(21,157)	39,290

Balance, December 31, 2015	$(327,781)	$36,774	$52,906	$83,402	$(154,699)
Net investment gains and losses on investments arising during the period	160,311	—	—	(56,111)	104,200
Reclassification adjustment for gains and losses included in net income	(81,920)	—	—	28,672	(53,248)
Impact of net unrealized investment gains and losses on VOBA	—	(30,948)	—	10,832	(20,116)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(28,924)	10,123	(18,801)

Balance, December 31, 2016	$(85,550)	$5,826	$23,982	$19,574	$(36,168)
Net investment gains and losses on investments arising during the period	332,918	—	—	(111,486)	221,432
Reclassification adjustment for gains and losses included in net income	(6,001)	—	—	2,100	(3,901)
Impact of net unrealized investment gains and losses on VOBA	—	(21,843)	—	7,645	(14,198)
Impact of net unrealized investment gains and losses on future policy benefits and policyholders’ account balances	—	—	(157,156)	55,005	(102,151)

Balance, December 31, 2017	$253,369	$(16,017)	$(133,174)	$(31,362)	$72,816

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

4.	Derivative Financial Instruments

See Note 2 for a description of the Company’s accounting policies for derivatives and Note 5 for information about the fair value hierarchy for derivatives.

The notional and fair value positions of derivative financial instruments as of December 31, 2017 and 2016 were as follows:

	December 31, 2017				December 31, 2016
	Notional		Gross Fair Value		Notional		Gross Fair Value
	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
($ in thousands)
Assets
Equity Options	$237,250	$234,375	$39,397	$(18,352)	$410,500	$419,225	$34,248	$(15,158)
Futures	—	—	—	—	16,913	—	—	(141)
Liabilities
Policyholders account balances
Derivatives embedded in life and annuity contracts
Equity-indexed annuity contracts (2)	$—	$1,095,253	$—	$(57,531)	$—	$1,281,993	$—	$(55,871)
Equity-indexed life contracts	—	531,800	—	(29,911)	—	460,261	—	(23,803)
Guaranteed accumulation benefits (1)	—	53,517	—	(4,557)	—	77,212	—	(6,724)
Guaranteed withdrawal benefits (1)	—	9,939	—	(113)	—	11,064	—	(111)

(1)	These amounts are fully ceded in accordance with the Company’s reinsurance agreements. The corresponding receivables have been excluded from the table above.
(2)	Notional amount represents account value of equity indexed contracts

The standardized ISDA Master Agreement under which the Company’s derivative transactions are executed include provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, the Company will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. The Company nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related Credit Support Annex (“CSA”) have been executed. At December 31, 2017 and 2016, the Company held $0.3 million and $0.9 million in cash and securities collateral pledged to trade counterparties, retrospectively. This cash collateral is reported in Cash on the Consolidated Balance Sheets.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The amount and location of gains (losses) recognized in income, net of reinsurance, for derivatives that were not designated or qualifying as hedging instruments for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017		2016		2015
	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits	Realized Investment Gains (Losses)	Policyholder Benefits
($ in thousands)
Assets
Equity options	$17,969	$—	$2,472	$—	$(7,557)	$—
Futures	1,391	—	884	—	(1,651)	—
Interest rate swaps	—	—	500	—	—	—

Liabilities
Policyholders’ account balances
Equity-indexed annuity contracts	$—	$(1,660)	$—	$8,267	$—	$(478)
Equity-indexed life contracts	—	(168)	—	(121)	—	956

5.	Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The hierarchy for inputs used in determining fair value maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Assets and liabilities recorded on the Consolidated Balance Sheets at fair value are categorized in the fair value hierarchy based on the observability of inputs to the valuation techniques as follows:

Level 1	Assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market that the Company can access.

Level 2	Assets and liabilities whose values are based on the following:

(a)   Quoted prices for similar assets or liabilities in active markets;

(b)   Quoted prices for identical or similar assets or liabilities in markets that are not active; or

(c)   Valuation models whose inputs are observable, directly or indirectly, for substantially the full term of the asset or liability.

Level 3	Assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Unobservable inputs reflect the Company’s estimates of the assumptions that market participants would use in valuing the assets and liabilities.

The availability of observable inputs varies by instrument. In situations where fair value is based on internally developed pricing models or inputs that are unobservable in the market, the determination of fair value requires more judgment. The degree of judgment exercised by the Company in determining fair value

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

is typically greatest for instruments categorized in Level 3. In many instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company uses prices and inputs that are current as of the measurement date, including during periods of market disruption. In periods of market disruption, the ability to observe prices and inputs may be reduced for many instruments.

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance that assets and liabilities are appropriately valued through the execution of various processes and controls designed to ensure the overall reasonableness and consistent application of valuation methodologies, including inputs and assumptions, and compliance with accounting standards. For fair values received from third parties or internally estimated, the Company’s processes and controls are designed to ensure that the valuation methodologies are appropriate and consistently applied, the inputs and assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are accurately recorded. For example, on a continuing basis, the Company assesses the reasonableness of individual fair values that have stale security prices or that exceed certain thresholds as compared to previous fair values received from valuation service providers or brokers or derived from internal models. The Company performs procedures to understand and assess the methodologies, processes and controls of valuation service providers. In addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. The Company performs ongoing price validation procedures such as back-testing of actual sales, which corroborate the various inputs used in internal models to market observable data. When fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

There are no assets or liabilities measured at fair value on a nonrecurring basis as of December 31, 2017 or 2016. The Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2017 and 2016 were as follows:

December 31, 2017

Description for Each Class of Asset or Liability

	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets at fair value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$156,959	$247,739	$4,897	$409,595
Obligations of U.S. States and Political Subdivisions	—	776,531	—	776,531
Foreign government	—	22,791	—	22,791
All other corporate securities	—	6,371,395	18,351	6,389,746
ABS	—	462,290	17,933	480,223
CMBS	—	187,825	—	187,825
RMBS	—	133,450	—	133,450
Redeemable preferred stock	—	14,800	—	14,800
Fair value option and trading securities	—	109,914	—	109,914
Common stock	—	—	8,152	8,152
Short-term investments	190,376	—	—	190,376
Other invested assets
Equity options	21,045	—	—	21,045
Separate accounts assets	1,460,380	—	—	1,460,380

Total assets at fair value	$1,828,760	$8,326,735	$49,333	$10,204,828

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(57,531)	$(57,531)
Equity indexed life contracts	—	(29,911)	—	(29,911)
Guaranteed minimum accumulation benefits	—	—	(4,557)	(4,557)
Guaranteed minimum withdrawal benefits	—	—	(113)	(113)
Separate accounts liabilities	(1,460,380)	—	—	(1,460,380)

Total liabilities at fair value	$(1,460,380)	$(29,911)	$(62,201)	$(1,552,492)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

December 31, 2016

Description for Each Class of Asset or Liability

	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets at fair value
Fixed maturities, available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$97,836	$396,928	$6,573	$501,337
Obligations of U.S. States and Political Subdivisions	—	709,737	—	709,737
Foreign government	—	28,055	—	28,055
All other corporate securities	—	5,867,475	19,351	5,886,826
ABS	—	481,628	26,135	507,763
CMBS	—	381,262	—	381,262
RMBS	—	183,145	—	183,145
Fair value option and trading securities	—	14,615	—	14,615
Common stock	—	—	5,100	5,100
Short-term investments	129,660	—	—	129,660
Other invested assets
Equity options	19,090	—	—	19,090
Futures	(141)	—	—	(141)
Separate accounts assets	1,342,220	—	—	1,342,220

Total assets at fair value	$1,588,665	$8,062,845	$57,159	$9,708,669

Liabilities at fair value
Policyholders’ account balances
Equity indexed annuity contracts	$—	$—	$(55,871)	$(55,871)
Equity indexed life contracts	—	(23,803)	—	(23,803)
Guaranteed minimum accumulation benefits	—	—	(6,724)	(6,724)
Guaranteed minimum withdrawal benefits	—	—	(111)	(111)
Separate accounts liabilities	(1,342,220)	—	—	(1,342,220)

Total liabilities at fair value	$(1,342,220)	$(23,803)	$(62,706)	$(1,428,729)

There were no transfers between Level 1 and Level 2 during 2017 or 2016.

Summary of significant valuation techniques for assets and liabilities measured at fair value on a recurring basis

Fixed Maturities, Fair Value Option and Trading Securities

The fair values of the Company’s public fixed maturity securities are generally based on prices obtained from independent pricing services. Prices for each security are generally sourced from multiple pricing vendors, and a vendor hierarchy is maintained by asset type based on historical pricing experience and vendor expertise. The Company ultimately uses the price from the pricing service highest in the vendor hierarchy based on the respective asset type. The pricing hierarchy is updated for new financial products and recent pricing experience with various vendors. Consistent with the fair value hierarchy described above, securities with validated quotes from pricing services are generally reflected within Level 2, as they are

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

primarily based on observable pricing for similar assets and/or other market observable inputs. U.S. Treasury securities are included within Level 1 due to the market activity. Typical inputs used by these pricing services include but are not limited to, reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flow, prepayment speeds, and default rates. If the pricing information received from third party pricing services is deemed not reflective of market activity or other inputs observable in the market, the Company may challenge the price through a formal process with the pricing service or classify the securities as Level 3. If the pricing service updates the price to be more consistent with the presented market observations, the security remains within Level 2.

Indicative broker quotes are also used to determine fair value in circumstances where vendor pricing is not available, or where the Company ultimately concludes that pricing information received from independent pricing services is not reflective of market activity. If the Company concludes the values from both pricing services and brokers are not reflective of market activity, it may override the information with an internally-developed valuation. Pricing service overrides, internally-developed valuations and indicative broker quotes are generally included in Level 3 in the fair value hierarchy.

The fair value of private fixed maturities and redeemable preferred stock, which are comprised of investments in private placement securities, are primarily determined using discounted cash flow models. These models primarily use observable inputs that include Treasury or similar base rates plus estimated credit spreads to value each security. The credit spreads are obtained through a survey of private market intermediaries who are active in both primary and secondary transactions, and consider, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Since most private placements are valued using standard market observable inputs and inputs derived from, or corroborated by, market observable data including observed prices and spreads for similar publicly traded or privately traded issues, they have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may incorporate significant unobservable inputs, which reflect the Company’s own assumptions about the inputs that market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the price of a security, a Level 3 classification is made. No private placement securities were classified as Level 3 as of December 31, 2017 or 2016.

Common Stock

The Company’s investment in common stock is not practicable to measure at fair value due to the redemption provisions. Therefore, carrying value approximates fair value.

Short-term Investments

Short-term investments are primarily money market securities valued using unadjusted quoted prices in active markets that are accessible for identical assets and classified as Level 1.

Other Invested Assets

The estimated fair value of derivatives is determined through the use of quoted market prices for exchange-traded derivatives.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Separate Account Assets and Liabilities

Separate account assets and liabilities consist principally of investments in mutual fund shares. The fair values are based on quoted market prices in active markets for identical assets and are classified within Level 1 in the fair value hierarchy.

Policyholders’ Account Balances

The liabilities for guarantees primarily associated with the optional living benefit features of certain variable annuity contracts and equity indexed annuity contracts are calculated as the present value of future expected benefit payments to contractholders less the present value of assessed rider fees attributable to the optional living benefit feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. Since there is no observable active market for the transfer of these obligations, the valuations are calculated using internally developed models with option pricing techniques. The models are based on a risk neutral valuation framework and incorporate premiums for risks inherent in valuation techniques, inputs, and the general uncertainty around the timing and amount of future cash flows. The determination of these risk premiums requires the use of management judgment.

The significant inputs to the valuation models for these embedded derivatives include capital market assumptions, such as interest rate levels and volatility assumptions, as well as actuarially determined assumptions, including contractholder behavior, such as lapse rates, benefit utilization rates, withdrawal rates, and mortality rates. Since many of these assumptions are unobservable and are considered to be significant inputs to the liability valuation, the liability included in future policy benefits has been reflected within Level 3 in the fair value hierarchy.

Actuarial assumptions, including contractholder behavior and mortality, are reviewed at least annually, and updated based upon emerging experience, future expectations and other data, including any observable market data. These assumptions are generally updated annually unless a material change that the Company feels is indicative of a long term trend is observed in an interim period.

The liabilities for guarantees primarily associated with the optional living benefit features of certain equity indexed life contracts are calculated based on the fair value of the underlying hedging instrument for these contracts.

Level 3 Fair Value Measurements

Quantitative information about the significant unobservable inputs used in Level 3 fair value measurements was as follows as of December 31, 2017 and 2016:

December 31, 2017

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(57,531)	Option Pricing Technique	Projected Option Cost	1.40% - 1.64%	1.42%

December 31, 2016

($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range	Weighted Average
Equity indexed annuity contracts	$(55,871)	Option Pricing Technique	Projected Option Cost	1.40% - 1.84%	1.45%

Excluded from the table above at December 31, 2017 and 2016 are approximately $49.3 million and $52.1 million, respectively, Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by the Company and are not reasonably available. These investments

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

primarily consist of certain public debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in the Company’s reporting significantly higher or lower fair value measurements for these Level 3 investments.

The table above also excludes underlying quantitative inputs related to liabilities held for the Company’s guaranteed minimum accumulation benefits and guaranteed withdrawal benefits. These liabilities are not developed by the Company as they are 100% ceded to external reinsurers. The development of these liabilities generally involve actuarially determined models and could result in the Company reporting significantly higher or lower fair value measurements for these Level 3 investments.

The rollforward of Level 3 assets and liabilities held at fair value on a recurring basis for the years ended December 31, 2017, 2016 and 2015 was as follows:

($ in thousands)	Balance, January 1, 2017	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2017
Assets
Fixed income maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$6,573	$(1,308)	$(368)	$—	$—	$—	$—	$—	$—	$4,897
All other corporate securities	19,351	(8)	121	—	—	—	—	—	(1,113)	18,351
ABS	26,135	1,509	873	—	(8,828)	16,817	—	—	(18,573)	17,933
Common stock	5,100	—	—	—	—	3,052	—	—	—	8,152
Liabilities
Equity indexed annuity contracts	(55,871)	(1,660)	—	—	—	—	—	—	—	(57,531)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(6,835)	2,165	—	—	—	—	—	—	—	(4,670)

($ in thousands)	Balance, January 1, 2016	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2016
Assets
Fixed income maturities
U.S Treasury Securities and Obligations of U.S. Government Authority and Agencies, available for sale	$—	$(491)	$187	$—	$—	$6,877	$—	$—	$—	$6,573
All other corporate securities	11,520	(123)	(246)	15,370	(4,483)	—	(955)	—	(1,732)	19,351
ABS	14,260	(53)	347	3,093	—	11,165	—	—	(2,677)	26,135
Common stock	—	—	—	—	—	5,100	—	—	—	5,100
Liabilities
Equity indexed annuity contracts	(64,138)	8,267	—	—	—	—	—	—	—	(55,871)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(7,814)	979	—	—	—	—	—	—	—	(6,835)

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

($ in thousands)	Balance, January 1, 2015	Net income (loss)	OCI	Transfers to Level 3	Transfers out of Level 3	Purchases	Sales	Issues	Settlements	Balance, December 31, 2015
Assets
Fixed income maturities
All other corporate securities	$7,336	$(282)	$30	$13,255	$(2,386)	$—	$—	$—	$(6,433)	$11,520
ABS	5,250	134	(2,338)	17,191	—	—	(5,000)	—	(977)	14,260
CMBS	2,693	23,506	314	—	—	—	(20,192)	—	(6,321)	—
Short-term investments	23,713	14	—	—	—	—	—	—	(23,727)	—
Liabilities
Equity indexed annuity contracts	(63,660)	(478)	—	—	—	—	—	—	—	(64,138)
Guaranteed minimum accumulation benefits and guaranteed minimum withdrawal benefits (1)	(6,733)	(1,081)	—	—	—	—	—	—	—	(7,814)

(1)	These amounts are 100% ceded in accordance with the Company’s reinsurance agreements.

Transfers into Level 3 are generally the result of unobservable inputs utilized within the valuation methodologies and the use of indicative broker quotes for assets that were previously valued using observable inputs. Transfers out of Level 3 are generally due to the use of observable inputs in valuation methodologies as well as the availability of pricing service information for certain assets that the Company is able to validate.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Fair Values of Certain Other Investments

The financial instruments presented below are reported at carrying value on the Company’s Consolidated Balance Sheet. However, in some cases, the carrying amount equals or approximates fair value. The carrying amount and fair value by fair value hierarchy level of certain financial instruments not reported at fair value as of December 31, 2017 and 2016 were as follows:

December 31, 2017
	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets
Commercial mortgage loans	$—	$—	$1,044,531	$1,044,531
Policy loans	—	—	178,437	178,437
Cash and cash equivalents	78,801	—	—	78,801
Vehicle note	—	—	736,925	736,925

Total assets at fair value	$78,801	$—	$1,959,893	$2,038,694

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$5,439,621	$5,439,621
Other long-term debt	—	—	736,925	736,925

	$—	$—	$6,176,546	$6,176,546

December 31, 2016
	Level 1	Level 2	Level 3	Total
($ in thousands)
Assets
Commercial mortgage loans	$—	$—	$1,465,113	$1,465,113
Policy loans	—	—	178,890	178,890
Cash and cash equivalents	3,388	—	—	3,388
Vehicle note	—	—	684,855	684,855

Total assets at fair value	$3,388	$—	$2,328,858	$2,332,246

Liabilities at fair value
Policyholders’ account balances — investment contracts	$—	$—	$5,418,188	$5,418,188
Other long-term debt	—	—	684,855	684,855

	$—	$—	$6,103,043	$6,103,043

The fair values presented above have been determined by using available market information and by applying market valuation methodologies, as described in more detail below.

Commercial Mortgage Loans

The fair value of most commercial mortgage loans is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate plus an appropriate credit spread for similar quality loans.

Policy Loans

The fair value of policy loans was determined by discounting expected cash flows at the current loan coupon rate. As a result, the carrying value of the policy loans approximates the fair value.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Cash and Cash Equivalents

The Company believes that due to the short-term nature of certain assets, including sweep account balances, the carrying value approximates fair value.

Vehicle Note and Other Long-Term Debt

The fair value of the Vehicle note and Other long-term debt is based upon the present value of the expected future cash flows discounted at the appropriate U.S. Treasury rate.

Policyholders’ Account Balances - Investment Contracts

Only the portion of policyholders’ account balances related to products that are investment contracts (those without significant mortality or morbidity risk) are reflected in the table above. For fixed deferred annuities fair values are derived using discounted projected cash flows based on interest rates that are representative of the Company’s financial strength ratings, and hence reflect the Company’s own nonperformance risk. For those balances that can be withdrawn by the customer at any time without prior notice or penalty, the fair value is the amount estimated to be payable to the customer as of the reporting date, which is generally the carrying value.

6.	Reinsurance

The Company has agreements that provide for reinsurance of certain policy-related risks. Under the agreements, premiums, contract charges, interest credited to policyholder funds, policy benefits and substantially all expenses are reinsured. The Company purchases reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and long-term care policies under coinsurance agreements and yearly renewable term agreements. As of December 31, 2017 and December 31, 2016, approximately 99.8% of the Company’s reinsurance recoverables are due from companies rated A- or better by S&P. ALIC represents approximately 73% and 75% of the Company’s reinsurance recoverables as of December 31, 2017 and 2016, respectively, and is supported by comfort trust of approximately $5.9 billion as of December 31, 2017 and 2016.

The Company is party to an experience rated modified coinsurance and monthly renewal term reinsurance arrangement with an external reinsurer under which risk on certain universal life and fixed annuity products is transferred. No portion of the assets constituting the consideration has been transferred to the reinsurer. This agreement was structured to finance reserves on certain universal life and fixed annuity products, in exchange for a fee based on those reserves. The profit to the reinsurer expected on the modified coinsurance and monthly renewable term portions is returned through an experience refund. The Company has determined that this agreement does not fulfill the requirements of risk transfer under generally accepted accounting principles and is accounted for on a deposit method of accounting. As of December 31, 2017 and 2016, the Company had a deposit receivable and a modified coinsurance payable of $1.1 billion and $1.2 billion, respectively, related to this agreement.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The effects of reinsurance on premiums earned and fee income from policyholders for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Direct	$1,294,462	$1,328,917	$1,463,472
Assumed	4,768	4,749	5,939
Ceded	(949,894)	(971,047)	(1,106,638)

Premiums and fee income, net of reinsurance	$349,336	$362,619	$362,773

The effects of reinsurance on return credited to policyholders’ account balances and policyholder benefits for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Direct	$1,668,358	$1,643,710	$1,603,724
Assumed	6,003	6,453	6,743
Ceded	(957,374)	(931,557)	(957,643)

Return credited to policyholders’ account balances and policyholders’ benefits, net of reinsurance	$716,987	$718,606	$652,824

7.	Income Taxes

The Company is party to a federal income tax allocation agreement (the “Tax Allocation Agreement”) with Lancaster Re. The Company and Lancaster Re file a separate life consolidated federal income tax return under Internal Revenue Code Section 1504 (c)(1).

The Company does not believe it has any uncertain tax positions for its federal income tax return that would be material to its financial condition, results of income, or cash flows. Therefore, the Company did not record a liability for unrecognized tax contingencies/benefits at December 31, 2017 and 2016. As of December 31, 2017, there were no uncertain tax positions for which management believes it is reasonably possible that the total amounts of tax contingencies will significantly increase within 12 months of the reporting date. No amounts have been accrued for interest or penalties.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

The components of the deferred income tax assets and liabilities as of December 31, 2017 and 2016 were as follows:

	December 31, 2017	December 31, 2016
($ in thousands)
Deferred tax assets
Policyholder reserves	$1,351,638	$2,139,431
Deferred acquisition costs	50,739	65,002
Deferred financing costs	2,154	6,311
Investments	—	29,721
Other assets	3,800	5,137

Total deferred tax assets	$1,408,331	$2,245,602

Deferred tax liabilities
Value of business acquired	$(28,356)	$(65,345)
Amounts recoverable from reinsurers	(1,347,620)	(2,172,500)
Intangibles	(1,092)	(1,820)
Investments	(54,605)	—
Other liabilities	(1,243)	(2,251)

Total deferred tax liabilities	$(1,432,916)	$(2,241,916)

Net deferred tax asset (liability)	$(24,585)	$3,686

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance if necessary to reduce the deferred tax asset to an amount that is more likely than not expected to be realized. Considerable judgment is required in determining whether a valuation allowance is necessary, and if so, the amount of such valuation allowance. In evaluating the need for a valuation allowance the Company considers many factors, including: (1) the nature of the deferred tax assets and liabilities; (2) whether they are ordinary or capital; (3) in which tax jurisdictions they were generated and the timing of their reversal; (4) taxable income in prior carryback years as well as projected taxable earnings exclusive of reversing temporary differences and carryforwards; (5) the length of time that any tax attribute carryovers can be utilized in the various taxing jurisdictions; (6) any unique tax rules that would impact the utilization of the deferred tax assets; and (7) prudent and feasible tax planning strategies that the Company would employ to avoid a tax benefit from expiring unused. Although realization is not assured, management believes it is more likely than not that the deferred tax assets will be realized. The Company had no valuation allowance as of December 31, 2017 or 2016. Adjustments to the valuation allowance will be made if there is a change in management’s assessment of the amount of deferred tax asset that is realizable.

At December 31, 2017 and 2016, the Company had no net operating loss carryforwards, no capital loss carryforwards, or tax credit carryforwards.

A reconciliation of the statutory federal income tax rate to the effective income tax rate on income from operations for the years ended December 31, 2017, 2016 and 2015 were as follows:

	2017	2016	2015
($ in thousands)
Expected federal income tax expense (benefit)	$(2,124)	$16,135	$45,062
Dividends received deduction	(1,960)	(1,960)	(2,443)
Tax reform	(11,461)	—	—
Other	(268)	472	3,475

Total income tax expense (benefit)	$(15,813)	$14,647	$46,094

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

On December 22, 2017, U.S. Tax Reform was enacted, which made significant changes to federal income tax laws, including, but not limited to: (1) reduction in the overall maximum corporate income tax rate from 35% to 21%; (2) changes to the computations for the dividends received deduction, tax reserves, and deferred acquisition costs; and (3) elimination of the net operating loss (“NOL”) carryback and limiting NOL carryforward deductions to 80% of taxable income for life insurance companies.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address situations where a company does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting under ASC Topic 740 Income Taxes for certain income tax effects of Tax Reform for the reporting period of enactment. SAB 118 allows the Company to provide a provisional estimate of the impacts of Tax Reform during a measurement period similar to the measurement period used when accounting for business combinations. Adjustments to provisional estimates and additional impacts from Tax Reform must be recorded as they are identified during the measurement period as provided for in SAB 118. Because changes in tax laws are accounted for in the period of enactment, and in accordance with SAB 118, the Company provisionally remeasured its deferred tax assets and liabilities based on the 21% tax rate at which they are expected to reverse in the future and has recorded a tax benefit of $11.5 million as a discrete item in the current year provision for income taxes. While we do not anticipate any significant changes to the amounts recorded as of December 31, 2017, the Company continues to analyze the effects of Tax Reform and will record adjustments and additional impacts from Tax Reform as they are identified during the measurement period as provided for in SAB 118.

The discrete tax benefit related to unrealized gains and losses on fixed maturities, VOBA and reserve adjustments will not be amortized out of accumulated other comprehensive income. The Company does not yet know how these federal tax law changes may affect state and local income tax provisioning, but any such impacts are not considered material to the Company’s financial position or operating results.

The dividends received deduction (“DRD”) reduces the amount of dividend income subject to U.S. tax and is the primary component of the non-taxable investment income, and, as such, is a significant component of the difference between the Company’s effective tax rate and the federal statutory tax rate of 35%. Prior to U.S. Tax Reform, the DRD related to variable life insurance and annuity contracts was generally based on a company-specific percentage referred to as the company’s share. U.S. Tax Reform now specifies the calculation to a specific percentage subsequent to 2017. The actual current year DRD can vary from the estimate based on factors such as, but not limited to, changes in the amount of dividends received that are eligible for the DRD, changes in the amount of distributions received from mutual fund investments, changes in the account balances of variable life and annuity contracts, and the Company’s taxable income before the DRD.

The Company is subject to examination by U.S. federal, state, and local income tax authorities. While the Company is not currently under any examinations, tax years 2014 and forward are generally open and available for examination.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

8.	Future Policy Benefits and Other Policyholder Liabilities

Life insurance liabilities include reserves for death benefits and other policy benefits. As of December 31, 2017 and 2016, future policy benefits and other policyholder liabilities consisted of the following:

	December 31, 2017	December 31, 2016
($ in thousands)
Traditional life insurance	$1,607,149	$1,598,071
Immediate fixed annuities	466,723	520,380
Accident and health insurance	1,809,006	1,693,598
Equity indexed annuities	32,601	40,298
Other	1,594,571	1,259,444

Total	$5,510,050	$5,111,791

Future policy benefits are generally equal to the present value of future benefit payments and related expenses, less the present value of future net premiums. Assumptions as to mortality, morbidity and persistency are based on the Company’s experience, industry data, and/or other factors, when the basis of the reserve is established. Interest rates used in the determination of present values range from 2.5% to 6.0% for setting reserves.

Accident and health insurance future policy benefit reserves include gross unpaid claim reserves of $256.7 million and $218.0 million as of December 31, 2017 and 2016, respectively. These amounts are fully reinsured as of December 31, 2017 and 2016.

9.	Policyholder Account Balances

As of December 31, 2017 and 2016, policyholders’ account balances consisted of the following:

	December 31, 2017	December 31, 2016
($ in thousands)
Interest-sensitive life contracts	$5,499,037	$5,370,563
Individual annuities	4,761,155	5,298,452
Funding agreements	408,165	255,200
Other	8,554	11,157

Total policyholders’ account balances	$10,676,911	$10,935,372

Policyholders’ account balances represent an accumulation of account deposits plus credited interest less withdrawals, expenses and mortality charges, if applicable. These policyholders’ account balances also include provisions for benefits under non-life contingent payout annuities. Interest crediting rates range from 0.4% to 6.0% for interest sensitive contracts. Interest crediting rates for individual annuities range from 0.0% to 6.0%. Interest crediting rates for funding agreements range from 0.5% to 1.0%.

10.	Certain Nontraditional Long-Duration Contracts

The Company offered traditional variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contractholder. The Company also offered variable annuity contracts with general and separate account

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

options where the Company contractually guarantees to the contractholder a return of no less than total deposits made to the contract less any partial withdrawals (“return of net deposits”). In certain of these variable annuity contracts, the Company also contractually guarantees to the contractholder a return of no less than (1) total deposits made to the contract less any partial withdrawals plus a minimum return (“minimum return”); and/or (2) the highest contract value on a specified date adjusted for any withdrawals (“contract value”). These guarantees include benefits that are payable in the event of death, annuitization or at specified dates during the accumulation period and withdrawal and income benefits payable during specified periods. The Company also issued annuity contracts with and without market value adjusted investment options (“MVAs”), which provide for a return of principal plus a fixed rate of return if held to maturity, or, alternatively, a “market adjusted value” if surrendered prior to maturity or if funds are allocated to other investment options. The market value adjustment may result in a gain or loss to the Company, depending on crediting rates or an indexed rate at surrender, as applicable. All of the risks associated with the Company’s variable annuity contracts are reinsured with external reinsurers.

In addition, the Company issued certain variable life, variable universal life and universal life contracts where the Company contractually guarantees to the contractholder a death benefit even when there is insufficient value to cover monthly mortality and expense charges, whereas otherwise the contract would typically lapse (“no lapse guarantee”). Variable life and variable universal life contracts are offered with general and separate account options similar to variable annuities.

The assets supporting the variable portion of both traditional variable annuities and certain variable contracts with guarantees are carried at fair value and reported as “Separate account assets” with an equivalent amount reported as “Separate account liabilities.” Amounts assessed against the contractholders for mortality, administration, and other services are included within revenue in fee income from policyholders and changes in liabilities for minimum guarantees are generally included in policyholder benefits in the Consolidated Statement of Operations and Comprehensive Income (Loss).

For those guarantees of benefits that are payable in the event of death, the net amount at risk is generally defined as the current guaranteed minimum death benefit in excess of the current account balance at the balance sheet date. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at annuitization, the net amount at risk is generally defined as the present value of the minimum guaranteed annuity payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including fixed income and equity market returns, benefit utilization, timing of annuitization, contract lapses and contractholder mortality.

For guarantees of benefits that are payable at withdrawal, the net amount at risk is generally defined as the present value of the minimum guaranteed withdrawal payments available to the contractholder determined in accordance with the terms of the contract in excess of the current account balance. For guarantees of accumulation balances, the net amount at risk is generally defined as the guaranteed minimum accumulation balance minus the current account balance. The Company’s primary risk exposures for these contracts relates to actual deviations from, or changes to, the assumptions used in the original pricing of these products, including equity market returns, interest rates, market volatility or contractholder behavior used in the original pricing of these products.

The Company’s contracts with guarantees may offer more than one type of guarantee in each contract; therefore, the amounts listed may not be mutually exclusive. The liabilities related to the net amount at risk

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

are reflected within Future policy benefits and other policyholder liabilities or Policyholders’ account balances. As of December 31, 2017 and 2016, the Company had the following guarantees associated with these contracts, by product and guarantee type:

	December 31, 2017
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$543.4	$121.8	$9.9	$52.9
Net amount at risk	$44.1	$10.6	$0.1	$4.6
Average attained age of contractholders	62 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$396.7
General account value	$3,687.9
Net amount at risk	$71,791.0
Average attained age of contractholders	50 years

	December 31, 2016
($ in millions)	In the Event of Death	At Annuitization/ Accumulation	For Cumulative Periodic Withdrawals	Accumulation at Specified Dates
Variable Annuity Contracts
Separate account value	$543.1	$116.5	$10.9	$75.8
Net amount at risk	$57.5	$15.8	$0.1	$6.2
Average attained age of contractholders	61 years	N/A	N/A	N/A
Weighted average waiting period until guarantee date	N/A	None	N/A	5 years
Variable Life, Variable Universal Life and Universal Life Contracts
No Lapse Guarantees
Separate account value	$348.0
General account value	$3,684.1
Net amount at risk	$77,609.0
Average attained age of contractholders	49 years

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Liabilities for Guarantee Benefits

The liabilities for guaranteed minimum death benefits (“GMDB”) and secondary guarantees on interest-sensitive life and fixed annuities are included in Future policy benefits and other policyholder liabilities on the Consolidated Balance Sheet and the related changes in the liabilities are included in Policyholder benefits in the Consolidated Statements of Operations and Comprehensive Income (Loss) for the years ended December 31, 2017, 2016 and 2015. Guaranteed minimum income benefits (“GMIB”), guaranteed minimum withdrawal benefits (“GMWB”) and guaranteed minimum accumulation benefits (“GMAB”) features are accounted for as bifurcated embedded derivatives and are recorded at fair value within Policyholders’ account balances on the Consolidated Balance Sheet. The changes in general account liabilities for guarantees on variable contracts were as follows:

	GMDB	GMIB	GMWB/GMAB	Secondary Guarantees
($ in thousands)	Variable Annuity	Variable Annuity	Variable Annuity	Interest- Sensitive Life and Fixed Annuities	Total
Balance as of December 31, 2014	$8,358	$8,240	$6,733	$625,161	$648,492

Less: reinsurance recoverable	8,358	8,240	6,733	83,733	107,064

Net balance as of December 31, 2014	—	—	—	541,428	541,428
Incurred guarantee benefits	—	—	—	217,603	217,603
Paid guarantee benefits	—	—	—	(118,063)	(118,063)

Net change	—	—	—	99,540	99,540
Net balance as of December 31, 2015	—	—	—	640,968	640,968
Plus reinsurance recoverable	8,844	5,663	7,814	100,317	122,638

Balance as of December 31, 2015	$8,844	$5,663	$7,814	$741,285	$763,606

Less: reinsurance recoverable	8,844	5,663	7,814	100,317	122,638

Net balance as of December 31, 2015	—	—	—	640,968	640,968
Incurred guarantee benefits	—	—	—	316,344	316,344
Paid guarantee benefits	—	—	—	(156,067)	(156,067)

Net change	—	—	—	160,277	160,277
Net balance as of December 31, 2016	—	—	—	801,245	801,245
Plus reinsurance recoverable	8,626	3,440	6,835	122,608	141,509

Balance as of December 31, 2016	$8,626	$3,440	$6,835	$923,853	$942,754

Less: reinsurance recoverable	8,626	3,440	6,835	122,608	141,509

Net balance as of December 31, 2016	—	—	—	801,245	801,245
Incurred guarantee benefits	—	—	—	309,455	309,455
Paid guarantee benefits	—	—	—	(151,946)	(151,946)

Net change	—	—	—	157,509	157,509
Net balance as of December 31, 2017	—	—	—	958,754	958,754
Plus reinsurance recoverable	7,516	2,248	4,670	149,618	164,052

Balance as of December 31, 2017	$7,516	$2,248	$4,670	$1,108,372	$1,122,806

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

11.	Value of Business Acquired

The following changes to the VOBA asset occurred for the years ended December 31, 2017, 2016 and 2015:

($ in thousands)	2017	2016	2015
Balance at beginning of period	$186,701	$247,702	$231,521
Business acquired	—	—	—
Amortized to expense during the year (1)	(29,827)	(30,053)	(40,880)
Adjustment for unrealized investment losses during the year	(21,843)	(30,948)	57,061

Balance at end of year	$135,031	$186,701	$247,702

(1)	Amount is included in Operating and acquisition expenses on the Consolidated Statements of Operations and Other Comprehensive Income (Loss)

The estimated percentages of the VOBA balance to be amortized for the years indicated were as follows:

VOBA Amortization
2018	13%
2019	11%
2020	9%
2021	8%
2022 and thereafter	59%

12.	Commitments and Contingencies

Regulation and Compliance

The Company is subject to changing social, economic and regulatory conditions. From time to time, regulatory authorities or legislative bodies seek to impose additional regulations regarding agent and broker compensation, regulate the nature of and amount of investments, and otherwise expand overall regulation of insurance products and the insurance industry. The Company has established procedures and policies to facilitate compliance with laws and regulations, to foster prudent business operations, and to support financial reporting. The Company routinely reviews its practices to validate compliance with laws and regulations and with internal procedures and policies. As a result of these reviews, from time to time the Company may decide to modify some of its procedures and policies. Such modifications, and the reviews that led to them, may be accompanied by payments being made and costs being incurred. The ultimate changes and eventual effects of these actions on the Company’s business, if any, are uncertain.

The Company is currently being examined by certain states for compliance with unclaimed property laws, premium tax and market conduct compliance. It is possible that these examinations may result in additional payments to states and to changes in the Company’s practices and procedures, which could impact benefit payments, operating and acquisition expenses and reserves, among other consequences; however, it is not likely to have a material effect on the financial statements of the Company.

The Company is assessed amounts by the state guaranty funds to cover losses to policyholders of insolvent or rehabilitated insurance companies. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in certain states. At December 31, 2017, the Company accrued $3.3 million for guaranty fund assessments which is expected to be offset by estimated future premium tax deductions of $7.5 million. At December 31, 2016, the Company accrued $3.6 million for guaranty fund assessments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Litigation

The Company is involved from time to time in judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. Management believes, based on currently available information, that the results of such proceedings, in the aggregate, will not have a material adverse effect on the Company’s financial condition. Given the inherent difficulty of predicting the outcome of the Company’s litigation and regulatory matters, particularly in cases or proceedings in which substantial or indeterminate damages or fines are sought, the Company cannot estimate losses or ranges of losses for cases or proceedings where there is only a reasonable possibility that a loss may be incurred. However, the Company believes that at the present time there are no pending or threatened lawsuits that are reasonably likely to have a material adverse effect on the consolidated financial position or results of operations.

In the normal course of its business, the Company has entered into agreements that include indemnities in favor of third parties, such as contracts with advisors and consultants, outsourcing agreements, information technology agreements and service agreements. The Company has also agreed to indemnify its directors, officers and employees in accordance with the Company’s by-laws. The Company believes any potential liability under these agreements is neither probable nor estimable. Therefore, the Company has not recorded any associated liability.

Pledged or Restricted Assets

The Company had the following restricted assets:

•	Certain bonds were on deposit with governmental authorities as required by law with market values of $8.6 million and $8.8 million at December 31, 2017 and 2016, respectively.

•	Derivative cash collateral received was reported as cash equivalents of $0.3 million and $0.9 million at December 31, 2017 and 2016, respectively.

•	Funds pledged on certain mortgage loans held in the investment portfolio to finance property improvements on underlying real estate totaling $8.5 million and $14.2 million at December 31, 2017 and 2016, respectively.

•	The Company is a member of the FHLB and is required to pledge collateral to back funding agreements issued to the FHLB. Assets with a market value of approximately $538.7 and $339.9 million were pledged as collateral to the FHLB as of December 31, 2017 and 2016, respectively.

13.	Regulatory Capital and Dividends

The Company prepares its statutory-basis financial statements in conformity with accounting practices prescribed or permitted by the State of Nebraska. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

The State of Nebraska requires insurance companies domiciled in its state to prepare statutory-basis financial statements in conformity with the NAIC Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the State of Nebraska Insurance Commissioner. Statutory accounting practices differ from GAAP primarily since they require establishing life insurance reserves based on different actuarial assumptions, and valuing certain investments at amortized cost. Statutory accounting practices do not give recognition to purchase accounting adjustments.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

Statutory net income was $64 million, $52 million, and $74 million for the years ended December 31, 2017, 2016 and 2015, respectively. Statutory capital and surplus was $426 million and $560 million as of December 31, 2017 and December 31, 2016, respectively.

Dividend Limitations

The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends by the Company without the prior approval of the Department of Insurance is limited to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as, the timing and amount of dividends paid in the preceding twelve months. In connection with HoldCo’s acquisition of Lincoln Benefit, prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution for five years subsequent to April 1, 2014. The Company paid dividends of $70.0 million, $42.0 million, and $187.0 million during the years ended December 31, 2017, 2016 and 2015, respectively.

Other

Under state insurance laws, insurance companies are required to maintain paid up capital of not less than the minimum capital requirement applicable to the types of insurance they are authorized to write. Insurance companies are also subject to risk-based capital (“RBC”) requirements adopted by state insurance regulators. A company’s “authorized control level RBC” is calculated using various factors applied to certain financial balances and activity. Companies that do not maintain statutory capital and surplus at a level in excess of the company action level RBC, which is two times authorized control level RBC, are required to take specified actions. Company action level RBC is significantly in excess of the minimum capital requirements.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Notes to Consolidated Financial Statements

14.	Leases

The Company has a lease agreement to lease office space under a non-cancellable operating lease agreement. For the years ended December 31, 2017, 2016 and 2015, the Company made payments of $0.2 million, $0.2 million and $0.1 million, respectively, pursuant to this operating lease.

The minimum aggregate rental commitments as of December 31, 2017 were as follows:

($ in thousands)
2018	$208
2019	213
2020	218
2021	224
2022	229
All future years	764

Aggregate total	$1,856

15.	Related Parties

Under the management services agreement with HoldCo, HoldCo and Lincoln Benefit provide services to each other including but not limited to compliance, legal, risk management, accounting and reporting, treasury, tax and other management related services. Services are provided at cost. HoldCo provided $18.9 million, $14.1 million, and $13.9 million in services to Lincoln Benefit for the years ended December 31, 2017, 2016 and 2015, respectively.

The Company has a Fee Letter (the “Fee Letter”) with Lanis LLC (“Lanis”) pursuant to which the Company will pay Lanis the risk spread due on the Vehicle Note issued by Lanis to Lancaster Re. The total expense related to this risk spread for the years ended December 31, 2017, 2016 and 2015 was approximately $7.8 million, 7.3 million, and $6.7 million, respectively.

The Company reported the following receivables/ (payables) to affiliates as of December 31, 2017 and 2016 ($ in thousands):

	December 31, 2017	December 31, 2016
HoldCo	$(4,715)	$(2,795)
Lanis	$(2,015)	$(1,898)

Intercompany receivable and payable balances are evaluated on an individual company basis. Intercompany balances are generally settled quarterly.

The Company’s stock is pledged as collateral on HoldCo’s term loan agreement with a syndicate of lenders (“Term Loan”). The maturity date of the Term Loan is June 15, 2018.

On April 1, 2014, the Company and HoldCo entered into a Letter Agreement whereby from and after the fifth anniversary of the date of the agreement, if the Company makes any payment pursuant to the Fee Letter, within ten Business Days of such payment by the Company, HoldCo shall reimburse the Company in cash in an amount equal to such payment by the Company.

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Schedule I Summary of Investments Other Than Investments in Related Parties

December 31, 2017	Amortized Cost	Fair Value	Amount at which shown in the Consolidated Balance Sheet
($ in thousands)
Type of Investment
Fixed maturities:
Available for sale
U.S. Treasury Securities and Obligations of U.S. Government Authority and Agencies	$416,639	$409,595	$409,595
Obligations of U.S. States and Political Subdivisions	741,343	776,531	776,531
Foreign government	24,242	22,791	22,791
All other corporate bonds	6,169,204	6,389,746	6,389,746
ABS	478,329	480,223	480,223
CMBS	189,596	187,825	187,825
RMBS	127,439	133,450	133,450
Redeemable preferred stock	14,800	14,800	14,800

Total fixed maturities, available for sale	$8,161,592	$8,414,961	$8,414,961
Fair value option and trading securities	110,305	109,914	109,914

Total fixed maturities	$8,271,897	$8,524,875	$8,524,875
Other securities:
Common stock	$8,152	$8,152	$8,152
Commercial mortgage loans	1,043,187	—	1,043,187
Derivatives	19,546	21,045	21,045
Other long-term assets	138	—	138
Policy loans	178,437	—	178,437
Short-term investments	190,376	—	190,376

Total other securities	$1,439,836	$29,197	$1,441,335

Total investments	$9,711,733	$8,554,072	$9,966,210

Lincoln Benefit Life Company

(A Wholly-Owned Subsidiary of LBL HoldCo II, Inc.)

Schedule IV – Reinsurance

($ in thousands)	Gross Amount	Ceded to Other Companies	Assumed from Other Companies	Net Amount	Percentage of Amount Assumed to Net
Year Ended December 31, 2017
Life insurance in force	$343,103,636	338,144,016	$4,049,125	$9,008,745	44.9%

Premiums and contract charges:
Life and annuities	$1,236,410	$(895,505)	$4,768	$345,673	1.4%
Accident and health insurance	58,052	(54,389)	—	3,663	0.0%

	$1,294,462	$(949,894)	$4,768	$349,336	1.4%

Year Ended December 31, 2016
Life insurance in force	$365,008,309	$359,316,014	$4,180,222	$9,872,516	42.3%

Premiums and contract charges:
Life and annuities	$1,270,770	$(918,414)	$4,749	$357,105	1.3%
Accident and health insurance	58,147	(52,633)	—	5,514	0.0%

	$1,328,917	$(971,047)	$4,749	$362,619	1.3%

Year Ended December 31, 2015
Life insurance in force	$390,226,197	$384,704,438	$4,601,282	$10,123,041	45.5%

Premiums and contract charges:
Life and annuities	$1,405,005	$(1,056,276)	$5,939	$354,668	1.7%
Accident and health insurance	58,467	(50,362)	—	8,105	0.0%

	$1,463,472	$(1,106,638)	$5,939	$362,773	1.6%

No reinsurance or coinsurance income was netted against premiums ceded in the years ended December 31, 2017, 2016 and 2015.

Item 11(f).	Selected Financial Data

	5-YEAR SUMMARY OF SELECTED FINANCIAL DATA
	Successor Period*				Predecessor Period*
($ in millions)	2017	2016	2015	For the period from April 1, 2014 through December 31, 2014	For the period from January 1, 2014 through March 31, 2014	2013
Operating results
Net investment income	$401.1	$397.1	$398.9	$288.6	$2.4	$10.9
Realized capital gains and (losses)	38.1	73.7	113.5	46.1	0.3	—
Total Revenues	788.6	833.4	875.2	614.2	2.6	10.9
Net income	9.7	31.5	82.7	30.7	1.7	7.1
Financial position
Investments	$9,966.2	$10,001.0	$9,845.1	$11,088.5	$—	$346.8
Total assets	20,064.3	19,794.5	19,562.7	20,710.5	—	18,844.8
Future policy benefits, other policyholder liabilities and policyholders’ account balances	16,187.0	16,047.2	15,878.2	16,293.2	—	16,681.5
Shareholder’s equity	491.2	442.5	334.5	679.0	—	343.7

*	On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by LBL HoldCo II, Inc. (formerly Resolution Life, Inc.) (the “Acquisition”). Due to the Acquisition and the application of push-down accounting, different bases of accounting have been used to prepare the Predecessor and Successor financial statements. A black line separates the Predecessor and Successor financial statements above to highlight the lack of comparability between those two periods.

Item 11(h).	Management’s Discussion and Analysis of Financial Condition and Results of Operations

OVERVIEW

The following discussion highlights significant factors influencing the financial position and results of operations of Lincoln Benefit. It should be read in conjunction with the financial statements and related notes found under Item 11(e) contained herein. We operate as a single segment entity, based on the manner in which we use financial information to evaluate business performance and to determine the allocation of resources.

The most important factors we monitor to evaluate the financial condition and performance of our Company include:

•	For operations: premiums, benefits paid, contract charges, amounts ceded to reinsurers and return on investments including exposure to market risk, credit quality/experience, net investment income, cash flows, realized capital gains and losses, unrealized capital gains and losses, stability of long-term returns, and asset/liability duration (“asset duration”).

•	For financial condition: risk based capital ratios and stress testing of our overall capital position.

APPLICATION OF CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires the application of accounting policies that often involve a significant degree of judgment. Management, on an ongoing basis, reviews estimates and assumptions used in the preparation of financial statements. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the Company’s results of operations and financial position as reported in the Consolidated Financial Statements could change significantly.

Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

•	Future policy benefits and other policyholder liabilities

•	Value of business acquired (“VOBA”)

•	Investments — Impairments and Fair Value Measurements

•	Income Taxes

•	Reserves for Contingencies

Future Policy Benefits and Other Policyholder Liabilities

Policy liabilities are established for future policy benefits on certain annuity, life, and long term care policies. Such liabilities are established in amounts adequate to meet the estimated future obligations of policies in-force. Changes in policy and contract claims are recorded in policyholder benefits, in the Consolidated Statements of Operations and Comprehensive Income (Loss).

For ASC 944-20 products, benefit reserves are computed using the net level premium method for individual life, annuity and long-term care policies, and are based upon estimates as to future investment yield, mortality and lapse that include provisions for adverse deviation that were prevalent at the time the reserve was initially established. Mortality, morbidity and lapse assumptions for all policies are based on the Company’s own experience and industry developments.

Liabilities for outstanding claims and claims adjustment expenses are estimates of payments to be made on life and health insurance contracts for reported claims and claims adjustment expenses. A liability is also held for claims adjustment expenses incurred but not reported as of the balance sheet date. These liabilities are determined using case basis evaluations and statistical analyses and represent estimates of the ultimate cost of all claims incurred but not paid. These estimates are continually reviewed and adjusted as necessary; such adjustments are reflected in current operations.

Future policy benefit reserves for fixed indexed annuity policies with returns linked to the performance of a specified market index are equal to the excess of the sum of the fair value of the embedded derivative and the host (or guaranteed) component over the policyholder account balance. The change in the fair value of the embedded derivative is linked primarily to the performance of the equity option. The host value is established as of the date of acquisition and is equal to the total account value, plus the value of the unexpired options at the date of acquisition, less the embedded derivative, and accreted over the policy’s life at a constant rate of interest.

Future policy benefits reserves for the portion of fixed indexed annuities earning a fixed rate of interest and other deferred annuity products are computed under a retrospective deposit method and represent policyholders’ account balances before applicable surrender charges.

The Company holds additional liabilities for its no lapse guarantees (associated with universal life policies), its guaranteed minimum death benefits (“GMDB”) associated with its variable universal life business, and guaranteed minimum withdrawal benefits (“GMWB”) associated with fixed annuities, which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The Company’s reserves related to guaranteed minimum income benefits (“GMIB”), guaranteed minimum accumulation benefits (“GMAB”), and GMWB associated with variable annuities are ceded to third party reinsurers with a small amount of retained GMWB coverage related to equity indexed annuities.

Policy liabilities and accruals are based on the various estimates discussed above. Although the adequacy of these amounts cannot be assured, the Company believes that policy liabilities and accruals will be sufficient to meet future obligations of policies in-force. The amount of liabilities and accruals, however, could be revised if the estimates discussed above are revised.

Sensitivity for Future Policy Benefit Reserves

The Company’s liability for future policy benefits also includes reserves based on the present value of estimated future payments to or on behalf of contractholders, where the timing and amount of payment depends on policyholder mortality. Expected mortality is generally based on the Company’s experience, industry data, and/or other factors. Interest rate assumptions are based on factors such as market conditions and expected investment returns. After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums at an acquisition deal level are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any VOBA asset), any provisions for adverse deviation (“PAD”), if material, would be released, then VOBA would be written off, and then, if required, a premium deficiency reserve would be established by a charge to earnings.

Value of Business Acquired

In conjunction with the acquisition of a block of insurance policies or investment contracts, a portion of the purchase price is allocated to the right to receive future gross profits from the acquired insurance policies or investment contracts. This intangible asset, called value of business acquired (“VOBA”), represents the estimated present value of future profits from the acquired policies. The estimated present value of future cash flows is based on certain assumptions, including mortality, persistency, expenses, and interest rates that the Company expects to experience in future years. For interest sensitive products, VOBA is amortized over the life of the policies in relation to the emergence of estimated gross profits (“EGP”) from margins on mortality, interest, expenses, and surrenders, all of which are net of reinsurance and include actual realized gains and losses on investments. For non-interest sensitive products, such as term life insurance, VOBA is amortized in relation to premium. VOBA is reviewed periodically for loss recognition to ensure that the unamortized balance is recoverable from future earnings from the business. For certain contracts, this evaluation is performed as part of our premium deficiency testing. The carrying amount of VOBA is adjusted for the effects of realized and unrealized gains and losses on debt securities classified as available-for-sale.

Annual assumptions review and quarterly adjustments

Annually, we perform a comprehensive review of the assumptions used in estimating gross profits for future periods. We perform our annual review of assumptions during the third quarter.

Updates to assumptions may cause significant variability in amortization expense in the future. The impact on our results of operations of changes in lapse experience, mortality and revisions to expected future rates of return on investments can be offsetting and therefore we are unable to predict their movement or offsetting impact over time.

The quarterly adjustments for current period experience reflect the impact of differences between actual gross profits for a given period and the previously estimated EGPs for that period. To the extent each period’s actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, we recognize a cumulative adjustment to all previous periods’ amortization, also referred to as an experience true-up adjustment.

VOBA Sensitivities

For our equity-indexed annuity, variable life, and universal life policies, a significant portion of our gross profits is derived from interest and mortality margins. As a result, our estimates of future gross profits are significantly influenced by our interest and mortality assumptions. Our mortality assumptions are used to estimate future death claims over the life of these policies and may be developed based on Company experience, industry experience and other factors. Unless a material change in mortality experience that we feel is indicative of a long term trend is observed in an interim period, we generally update our mortality assumptions annually in the third quarter. Updates to our mortality assumptions in future periods could have a significant adverse or favorable effect on our results of operations.

The following table provides a demonstration of the sensitivity of the VOBA balance relative to our future interest and mortality assumptions by quantifying the adjustments that would be required, assuming both an increase and decrease in our future interest and mortality margin by 10%. The information below is for illustrative purposes only and reflects only the direct effect of changes in our interest and mortality margin on the VOBA balance as of December 31, 2017 and 2016, and net income for the years then ended:

	December 31, 2017	December 31, 2016
($ in millions)
Decrease in future interest and mortality margin by 10%	$(6.4)	$(5.2)
Increase in future interest and mortality margin by 10%	$5.7	$4.6

In addition to the impacts of interest and mortality experience relative to our assumptions, other factors may also drive variability in amortization expense, particularly when our annual assumption updates are performed. As noted above, however, the impact on our results of operations of changes in these assumptions can be offsetting and we are unable to predict their movement or offsetting impact over time.

Valuation of Investments, Including Derivatives, and the Recognition of Other-than-Temporary Impairments

Our investment portfolio consists of public and private fixed maturity securities, commercial mortgage and other loans, other invested assets and derivative financial instruments. Derivatives are financial instruments whose values are derived from interest rates, financial indices or the values of securities. The derivative financial instruments we generally use are futures and options. Management believes the following accounting policies related to investments, including derivatives, are most dependent on the application of estimates and assumptions. Each of these policies is discussed further within other relevant disclosures related to the investments and derivatives, as referenced below:

•	Valuation of investments, including derivatives;

•	Recognition of other-than-temporary impairments; and

•	Determination of the valuation allowance for losses on commercial mortgage and other loans.

We present at fair value in the statements of financial position our investments classified as available-for-sale, including fixed maturities, derivatives, and embedded derivatives. For additional information regarding the key estimates and assumptions surrounding the determination of fair value of fixed maturity and equity securities, as well as derivative instruments, embedded derivatives and other investments, see Notes 2 and 5 to the Consolidated Financial Statements.

For our investments classified as available-for-sale, the impact of changes in fair value is recorded as an unrealized gain or loss in Accumulated other comprehensive income (loss), net (“AOCI”), a separate component of equity. For a discussion of our policies regarding other-than-temporary declines in investment value and the related methodology for recording other-than-temporary impairments of fixed maturity and equity securities, see Note 2 to the Consolidated Financial Statements.

Commercial mortgage loans (“CMLs”) are carried at amortized cost using the effective interest rate method. CMLs held by the Company are diversified by property type and geographic area throughout the United States. CMLs are considered impaired when it is probable that the Company will not collect amounts due according to the terms of the original loan agreement. The Company assesses the impairment of loans individually for all loans in the portfolio. The Company estimates the fair value of the underlying collateral using internal valuations generally based on discounted cash flow analyses. The Company estimates an allowance for loan losses (“ALL”) representing potential credit losses embedded in the CML portfolio. The estimate is based on a consistently applied analysis of the loan portfolio and takes into consideration all available information, including industry, geographical, economic and political factors.

Income Taxes

Income taxes represent the net amount of income taxes that the Company expects to pay to or receive from various taxing jurisdictions in connection with its operations. The Company provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carryforward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. The Company’s accounting for income taxes represents management’s best estimate of the tax consequences of various events and transactions.

Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities, and in evaluating the Company’s tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, the Company determines whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. The Company’s liability for income taxes includes the liability for unrecognized tax benefits and interest that relate to tax years still subject to review by the Internal Revenue Service (“IRS”) or other taxing authorities. We do not anticipate any significant changes within the next 12 months to our total unrecognized tax benefits related to tax years for which the statute of limitations has not expired.

Reserves for Contingencies

A contingency is an existing condition that involves a degree of uncertainty that will ultimately be resolved upon the occurrence of future events. Under GAAP, reserves for contingencies are required to be established when the future event is probable and its impact can be reasonably estimated, such as in connection with an unresolved legal matter. The initial reserve reflects management’s best estimate of the probable cost of ultimate resolution of the matter and is revised accordingly as facts and circumstances change and, ultimately, when the matter is brought to closure.

OPERATIONS

Overview and strategy. Prior to July 18, 2013, we sold interest-sensitive, traditional and variable life insurance, and fixed annuities including deferred and immediate through independent master brokerage agencies and the Allstate exclusive agency channel. In July 2013, we ceased soliciting and selling new policies through our independent agent channel as a result of the Purchase Agreement, however, we continued to sell new policies provided through the Allstate exclusive agency channel through 2017. On April 1, 2014, all of the capital stock in Lincoln Benefit was acquired by LBL HoldCo II, Inc. (“HoldCo”) from ALIC (the “Acquisition”).

In connection with the Acquisition, HoldCo. and ALIC entered into a Transition Services Agreement (the “TSA”) and an Administration Services Agreement (“ASA”), pursuant to which ALIC provided certain administrative services to the Company. Effective December 31, 2017, the TSA services have been completed. In 2015, the administration of our deferred annuity and life business was outsourced to unaffiliated third-party service providers, SE2, LLC and Alliance–One Services, Inc. ALIC continues to reinsurance and administer business sold through the Allstate exclusive agency channel and certain payout and immediate annuity contracts, pursuant to the ASA.

In April 2014, Lincoln Benefit and its affiliates entered into two transactions with Hannover Re. Under the first transaction between Lincoln Benefit and Lanis LLC, Hannover Re provides financing for a portion of our statutory reserves associated with our universal life business with no-lapse guarantees and our level premium term life business (the “AXXX/XXX Financing”). The second transaction involved a reinsurance agreement between Lincoln Benefit and Hannover Re, structured on a combined modified coinsurance and monthly renewable term reinsurance basis.

Financial Position

The following table outlines amounts reported in the Company’s Balance Sheet as of December 31, 2017 and 2016:

($ in millions)	December 31, 2017	December 31, 2016
Assets
Cash and invested assets	$10,045.0	$10,004.3
Reinsurance recoverables	6,501.7	6,280.3
Valuation of business acquired (VOBA)	135.0	186.7
Deposit receivable	1,111.6	1,199.5
Other assets	810.6	781.5
Separate account assets	1,460.4	1,342.2

Total Assets	$20,064.3	$19,794.5

Liabilities
Future policy benefits	$5,510.1	$5,111.8
Policyholders’ account balances	10,676.9	10,935.4
ModCo payable	1,111.6	1,199.5
Long-term debt	695.0	659.0
Other liabilities	119.1	104.1
Separate account liabilities	1,460.4	1,342.2

Total Liabilities	$19,573.1	$19,352.0

Shareholder’s Equity
Common stock	$2.5	$2.5
Additional paid-in capital	593.6	593.6
Accumulated other comprehensive income	72.8	(36.2)
Retained earnings	(177.7)	(117.4)

Total Shareholder’s Equity	$491.2	$442.5

Total Liabilities and Shareholder’s Equity	$20,064.3	$19,794.5

December 31, 2017 vs. December 31, 2016

Assets

Total assets increased by $269.8 million, from $19.8 billion at December 31, 2016 to $20.1 billion at December 31, 2017. The increase in total assets is a function of an increase in separate account assets, primarily related to the growth in the equity markets, and an increase in the Company’s reinsurance recoverables. This increase was offset by the continued runoff of our closed block of business, primarily from our annuities and universal life blocks.

Significant variances are as follows:

Cash and invested assets increased by $40.7 million from $10,004.3 million at December 31, 2016 to $10,045.0 million at December 31, 2017. The significant components of this balance and related increase are described below.

The Company’s fixed maturities bond portfolio increased by $0.2 billion from $8.2 billion at December 31, 2016 to $8.4 billion at December 31, 2017. The increase is primarily a function of interest rate movements and the resulting increase in net unrealized gains in the current year. The fixed maturities bond portfolio is comprised of approximately 80% of publicly traded securities and approximately 20% in privately placed issuances.

Mortgage loans decreased by $412.0 million from $1.46 billion at December 31, 2016 to $1.04 billion at December 31, 2017. The decrease is related to maturing mortgage loans and paydowns.

Policy loans decreased by $0.5 million from $178.9 million at December 31, 2016 to $178.4 million at December 31, 2017. These balances are expected to continue to decline over time in conjunction with the runoff of the retained policies.

Other invested assets primarily consist of derivative balances. Derivatives increased by $2.1 million from $18.9 million at December 31, 2016 to $21.0 million at December 31, 2017. These balances are comprised primarily of options and futures that are used to economically hedge the market risk inherent in the Company’s equity-indexed products. These assets are carried at fair value with changes in fair value recognized as realized investment gains for GAAP reporting purposes. The increase in these balances is primarily related to the equity market movement in 2017 and slightly higher option balances.

Cash and short-term investments increased by $136.2 million from $133.0 million at December 31, 2016 to $269.1 million at December 31, 2017. The amount invested in cash and short-term investments fluctuates based on liquidity needs and the timing of investment decisions. Overall, short-term investments and cash range from 1% to 3% of overall invested assets. The increase in cash and short-term investments in 2017 is primarily a function of reinvestment activity timing.

Reinsurance recoverables arise under GAAP because reinsurance contracts do not relieve the ceding company of legal liability to contractholders, and therefore the ceding company is required to report reinsurance recoverables arising from these contracts separately as an asset while the policyholder liabilities ceded under these contracts are reported as future policyholder benefits or policyholder account balances.

Reinsurance recoverables increased by $221.4 million from $6.3 billion at December 31, 2016 to $6.5 billion as of December 31, 2017. This increase is primarily related to growth in long-term care reserves and the increase in reserves in interest-sensitive life business ceded to ALIC.

Additionally, the Company maintains reinsurance to limit aggregate and single losses on large risks. The Company cedes a portion of the mortality risk on certain life and morbidity on long-term care policies under coinsurance and yearly renewable term agreements to non-affiliated reinsurers.

Valuation of Business Acquired (“VOBA”) arises because at the Acquisition date, the assets acquired and liabilities assumed generally are required to be measured at fair value. Fair value for financial reporting purposes is defined in ASC 820 (“Fair Value Measurements and Disclosures”). ASC 820 emphasizes that fair value is a market participant-based exit price measurement, and not an entity-specific measurement.

Once it has been determined that an asset exists, the VOBA as of the Acquisition date is a part of the business combination, and this asset is measured at fair value in accordance with ASC 820 (i.e., the price that would be received to sell the asset in an ordinary transaction between market participants).

The actuarial appraisal method was used to determine the VOBA by lines of business and resulted in a total VOBA of $290.8 million at the Acquisition date. This was determined by projecting the present value of after tax statutory profits, discounted at a risk discount rate (“RDR”) of 12% and adjusted by projected cost of capital. This was compared to a fair deal RDR between 10% and 16% and determined to create a collar of reasonable values around this central value. This statutory value is then converted to VOBA by adjusting for GAAP to statutory accounting differences.

VOBA decreased by $51.7 million from $186.7 million at December 31, 2016 to $135.0 million at December 31, 2017. The decrease is a function of amortization of $29.8 million and the adjustment for net unrealized investment gains of $21.8 million during the year. VOBA balances before the impact of net unrealized gains were $180.9 million and $151.0 million at December 31, 2016 and December 31, 2017, respectively.

Deposit receivable and ModCo Payable decreased by $87.9 million from $1.2 billion at December 31, 2016 to $1.1 billion at December 31, 2017. The deposit receivable and ModCo payable arise from the modified coinsurance/monthly renewable term reinsurance agreement entered into with Hannover Re. For GAAP reporting purposes, a reinsurance transaction must pass significant risk to the reinsurer for a company to record a credit for liabilities ceded. The Company has determined that the reinsurance transaction with Hannover Re does not pass GAAP risk transfer requirements and therefore must account for the transaction under deposit accounting principles. Under deposit accounting, the Company is required to establish a Deposit Receivable asset on the balance sheet that represents the reinsurance recoverable with an offsetting ModCo Liability for the same amount. The decrease in the balance is consistent with the runoff of the reinsured blocks of business. We will continue to see these balances decline as the annuity blocks run off.

Other assets increased by $29.1 million from $781.5 million at December 31, 2016 to $810.6 million at December 31, 2017. The balance is primarily comprised of the intercompany note, or “Vehicle Note” that the Company entered into on April 1, 2014 with its affiliate Lanis LLC (“Lanis”) in the initial amount of $513.0 million. The net deferred tax asset of $3.7 million at December 31, 2016 became a net deferred tax liability of $24.6 million at December 31, 2017, resulting from the decline in gross unrealized losses in 2017 and the impact of the new tax legislation. This decline in the net deferred tax asset was offset by the increase in the Vehicle Note balance. The Vehicle Note balance increased by $36.0 million from $659.0 million at December 31, 2016 to $695.0 million at December 31, 2017. Please see the discussion on the related Surplus Note in the Long Term Debt section below.

Separate Account assets and liabilities increased by $118.2 million from $1.3 billion at December 31, 2016 to $1.5 billion at December 31, 2017. This increase was primarily driven by increased investment income related to equity market appreciation in 2017 partially offset by variable annuity surrenders and benefits paid during the year.

The assets of Separate Accounts are carried at fair value for GAAP. Separate Accounts liabilities represent the contractholders’ claims to the related assets and are carried at the fair value of the assets. In the event the asset values of certain contractholder accounts are projected to be below the value guaranteed by the Company, a liability is established through a charge to earnings.

Lincoln Benefit’s variable annuity business and a portion of the Variable Life business are reinsured to ALIC. As of December 31, 2017 and 2016, all assets of the Separate Accounts that support the variable annuity and variable life business were legally insulated.

Liabilities

Total liabilities increased by $221.1 million, from $19.4 billion at December 31, 2016 to $19.6 billion at December 31, 2017. The increase consists of the following components:

Future policy benefits increased by $398.3 million from $5.1 billion at December 31, 2016 to $5.5 billion at December 31, 2017. Such liabilities are established to meet the estimated future obligations of policies in-force. The increase in these liabilities is primarily related to the increase in reserves established for secondary guarantees on universal life products, long-term care reserves, and for payout annuities due to new annuitizations. Also included here are the amounts ultimately ceded to ALIC and other third party reinsurers.

Policyholders’ Account Balances decreased by $258.5 million, from $10.9 billion at December 31, 2016 to $10.7 billion at December 31, 2017 as a result of policyholder maturities and surrenders offset by funding agreements issued to FHLB. Policyholders’ account balances represent interest-bearing liabilities arising from the sale of products such as interest-sensitive life insurance and fixed annuities, and are comprised of cumulative deposits received and interest credited to the contractholder less cumulative contract benefits, surrenders, withdrawals and contract charges for mortality or administrative expenses.

The Company holds additional liabilities for GMIB associated with variable annuities (and a small amount of GMDB associated with variable life business), which are accounted for in accordance with ASC 944-20, Financial Services — Insurance Activities. The reserves for certain living benefit features, including GMAB and GMWB are accounted for as embedded derivatives, with fair values calculated as the present value of expected future benefit payments to contractholders less the present value of assessed rider fees attributable to the embedded derivative feature. This methodology could result in either a liability or contra-liability balance, given changing capital market conditions and various actuarial assumptions. The Company’s GMIB, GMAB and GMWB reserves are ceded to external reinsurers (with a small amount of retained GMWB coverage related to equity indexed annuities). For additional information regarding the valuation of these optional living benefit features, see Note 10 to the Consolidated Financial Statements.

Long-Term Debt increased by $36.0 million from $659.0 million at December 31, 2016 to $695.0 million at December 31, 2017. This balance represents a surplus note that was initially issued on April 1, 2014 in the amount of $513.0 million. With the Department of Insurance approval, Lancaster Re issued a variable funding Surplus Note (the “Surplus Note”) to its affiliate, Lanis, for $513.0 million and acquired from Lanis a Vehicle Note (the “Vehicle Note”) for $513.0 million. The Vehicle Note is held to support a portion of Lancaster Re’s reinsurance obligations and has been authorized as an acceptable form of reinsurance collateral pursuant to Nebraska Statutes.

With Department of Insurance pre-approval, (i) the Surplus Note is increased each quarter with a corresponding increase in the Vehicle Note, and (ii) interest on the Surplus Note for the prior quarter is paid on the first day of each subsequent quarter at a rate consistent with the rate received on the Vehicle Note of 4%. The Surplus Note and Vehicle Note increased by $36.0 million in 2017, primarily related to the increase in statutory universal life secondary guarantee reserves and term reserves. The Surplus Note is unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of Lancaster Re.

Other liabilities increased by $15.0 million from $104.1 million at December 31, 2016 to $119.1 million at December 31, 2017. This balance consists of various policyholder related liabilities, other liability balances related to general expenses, the net deferred tax liability, unsettled trades, etc. The increase in this balance is comprised of a decrease in policyholder related liabilities of $9.6 million offset by the increase in the net deferred tax liability of $24.6 million, primarily related to the increase in unrealized gains offset by the reduction in tax rates resulting from U.S. Tax Reform.

Results of Operations

The following table outlines amounts reported in Net Income (Loss):

($ in millions)	2017	2016	2015
Income (Loss) Before Federal Income Tax	$(6.1)	$46.1	$128.7
Federal Income Tax Expense (Benefit)	(15.8)	14.6	46.1

Net Income (Loss)	$9.7	$31.5	$82.6

Other Comprehensive Income (Loss) (“OCI”)	109.0	118.5	(240.2)

Comprehensive Income (Loss)	$118.7	$150.0	$(157.6)

Results of Operations

For the Year Ended December 31, 2017

Net income of $9.7 million was primarily derived from the tax benefit resulting from the enactment of the new tax legislation in 2017. The loss before federal income tax of $6.1 million was derived from product margins offset by net realized capital gains. Product margins include investment margins earned on annuity and life products, mortality margins earned on life products, and minimal surrender and expense margins associated with all products. In 2017, the mortality margin decreased due to changes to future assumptions primarily for mortality based on our annual review of assumptions and net realized capital gains were lower than the prior year.

Other comprehensive income of $109.0 million for the year ended December 31, 2017 was primarily related to the increase in net unrealized gains on fixed maturities of $338.9 resulting from lower interest rates, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $179.0 million, and tax effect of $50.9 million.

For the Year Ended December 31, 2016

Net income of $31.5 million was primarily derived from net realized capital gains and product margins. Net realized capital gains were lower than 2015 and primarily arose from strategic reinvestment and our continued investment portfolio resegmentation to better align asset and liability cash flows. In 2016, the mortality margin decreased due to higher policyholder benefits, as well as, changes to future assumptions.

Other comprehensive income of $118.5 million for year ended December 31, 2016 was primarily related to the decrease in net unrealized losses on fixed maturities of $242.2 million due to a decrease in spreads particularly for corporates, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $59.9 million, and tax effect of $63.8 million.

For the Year Ended December 31, 2015

Net income of $82.6 million was primarily derived from net realized capital gains and product margins. Net realized capital gains arose from the strategic reinvestment and investment portfolio resegmentation in 2015 to better align asset and liability cash flows. In 2015, the mortality margin improved over the prior year due to lower policyholder benefits.

Other comprehensive loss of $240.2 million for year ended December 31, 2015 was primarily related to the increase in our net unrealized losses on fixed maturities of $487.0 million due to an increase in spreads on investments, partially offset by shadow adjustments related to VOBA and SOP 03-01 liabilities of $117.0 million and tax effect of $129.8 million.

The significant components of income are summarized below:

($ in millions)	2017	2016	2015
Revenues
Premiums earned	$3.2	$16.6	$8.8
Fee income from policyholders	346.2	346.0	353.9
Net investment income	401.1	397.1	398.9
Realized investment gains, net	38.1	73.7	113.5

Total revenues	$788.6	$833.4	$875.1
Expenses
Policyholder benefits	$439.9	$449.1	$351.7
Interest credited to policyholders	277.1	269.5	301.1
Other operating expenses	47.9	38.6	52.7
Amortization of VOBA	29.8	30.1	40.9

Total expenses	$794.7	$787.3	$746.4

Net Income (Loss) before Federal Income Taxes	$(6.1)	$46.1	$128.7

Premiums Earned and Fee Income

Premiums earned were $3.2 million, $16.6 million and $8.8 million for the years ended December 31, 2017, 2016 and 2015, respectively. These premiums relate primarily to traditional life and health insurance products and immediate annuities. Premiums from these products are recognized as revenue when received at the inception of the contract. Premiums earned are net of reinsurance premiums paid on the ceded business. Yearly Renewable Term (“YRT”) reinsurance premiums ceded on universal life products are shown here, while Cost of Insurance charges are included in fee income from policyholders. The YRT reinsurance premiums increase each year as our policyholders age and, as a result, our reinsurance premiums more than offset the direct premium from traditional products in 2017. Premium associated with new annuitazions also declined in 2017.

Fee income from policyholders was $346.2 million, $346.0 million and $353.9 million for the years ended December 31, 2017, 2016 and 2015, respectively. The fee income from policyholders consists of fees assessed against the policyholder account balance for the cost of insurance (mortality risk), contract administration and surrender of the policy prior to contractually specified dates. These charges are recognized as revenue when assessed against the policyholder account balance. Fee income has been consistent on an annual basis. Cost of insurance charges increase as policyholders age, but are offset by lapses, as well as, to expense loads and surrender charges that grade down with policy duration.

Net investment income was $401.1 million, $397.1 million and $398.9 million for the years ended December 31, 2017, 2016 and 2015, respectively. Net investment income was attributable to the following asset types:

($ in millions)	2017	2016	2015
Fixed maturities, available for sale	$345.3	$330.2	$334.9
Commercial mortgage loans	56.5	69.4	63.0
Cash & short-term investments	1.7	1.0	0.5
Other	12.4	9.3	9.6

Gross investment income	$415.9	$409.9	$408.0
Investment expenses	$14.8	$12.8	$9.1

Net investment income	$401.1	$397.1	$398.9

Overall, net investment income in 2017 remained consistent with 2016 and 2015, as a result of continued asset liability management initiatives. The investment expense increase is related to a specific investment initiative, with corresponding higher returns.

Realized investment gains were $38.1 million, $73.7 million and $113.5 million for the years ended December 31, 2017, 2016 and 2015, respectively. The net realized gains in 2017 were primarily derivative related. The net realized gains in 2016 and 2015 were related to asset liability management initiatives to improve yields and better match assets and liabilities.

Policyholder benefits were $439.9 million, $449.1 million and $351.7 million for the years ended December 31, 2017, 2016 and 2015. Policyholder benefits include both incurred claims and the change in liability for future policy benefits. The decrease in 2017 is a result of lower reserve changes in long-term care products offset by higher incurred claims. The increase in 2016 is primarily due to unfavorable mortality experience and annual updates to assumptions (including changes in economic environment, interest and mortality). A significant portion of the increase in reserves in 2016 related to the recognition of realized capital gains of invested assets supporting the universal life secondary guarantee products.

Incurred claims were lower in 2015 resulting from better mortality experience offset by an increase in the change in the liability for future policy benefits related to universal life secondary guarantee products.

Interest credited to policyholders was $277.1 million, $269.5 million and $301.1 million for the years ended December 31, 2017, 2016 and 2015, respectively. This line item represents interest credited to liabilities arising from interest-sensitive life insurance and annuity products. Interest credited in 2017 increased as a result of higher interest credited to the Company’s equity-indexed annuity products resulting from the strong equity market performance and interest credited to the FHLB funding agreements. Interest credited to policyholders decreased in 2016 due to lower account values resulting from runoff of business and lower amounts credited to the Company’s equity-indexed annuity products, resulting from lower equity market performance.

Operating and acquisition expenses were $47.9 million, $38.6 million and $52.7 million for the years ended December 31, 2017, 2016 and 2015, respectively. These expenses are comprised of general operating expenses, premium taxes, and other fees associated with reinsurance. Operating and acquisition expenses were higher in 2017 as a result of higher reinsurance expense allowances, higher claim litigation expenses and higher compensation costs, resulting from the Transaction. Operating and acquisition expenses for the year ended December 31, 2015 included initial separation and integration costs that were not incurred in 2016 or 2017.

Amortization of VOBA was $29.8 million, $30.1 million and $40.9 million for the years ended December 31, 2017, 2016 and 2015, respectively. VOBA amortization is expected to decline over time as the unamortized balance is amortized with expected gross profits on specific product lines. The amortization in 2017 and 2016 were in line with expectations for those years, while 2015 amortization was higher than expected due to significant realized capital gains associated with those products lines.

Other Information

The following table presents surrender and withdrawal amounts and rates for major insurance product lines for the years ended December 31, 2017, 2016 and 2015:

Surrenders and withdrawals

	2017		2016		2015
($ in millions)	Amounts	Rate	Amounts	Rate	Amounts	Rate
Annuities	$561.4	11.7%	$605.2	11.3%	$784.3	13.2%
Variable and interest-senstive life	$82.1	2.5%	$88.7	2.7%	$129.5	3.8%

As both annuities and life business have been in runoff since 2014, it is generally expected that the amount of surrenders (in dollars) would decrease, even if the surrender rates were to remain the same. For annuities, most products exhibit a slight increase in lapse rates in 2017. Surrender rates for annuities decreased in 2016 as a result of lower equity-indexed annuity surrenders. In 2015, higher surrenders were reported in general for products reaching the end of specific guarantee periods (e.g., expiry of market value adjustments). Surrender rates for variable and interest sensitive life declined slightly in 2017.

General Account Investment Portfolio

The General Account Investment Assets (“GAIA”) portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets. The General Account portfolios and investment results primarily support the insurance liabilities of Lincoln Benefit’s business operations. The following table reconciles the balance sheet asset amounts to GAIA:

	December 31, 2017	December 31, 2016
($ in millions)
Fixed maturities, at estimated fair value	$8,400.2	$8,198.1
Fair value option and trading securities, at estimated fair value	109.9	14.6
Redeemable preferred stock	14.8	—
Common Stock	8.2	5.1
Commercial mortgage loans	1,043.2	1,455.2
Policy loans	178.4	178.9
Cash and short-term investments	269.1	133.0
Other invested assets	21.2	19.4

Total Cash and Invested Assets	$10,045.0	$10,004.3

Assets listed in the “Other” category principally consist of derivative assets

Investment Results of General Account Investment Assets

The following table summarizes investment results by asset category for the years ended December 31, 2017, 2016 and 2015:

	2017			2016			2015
($ in millions)	Amount	Yield		Amount	Yield		Amount	Yield
Fixed maturities and Fair value option and trading securities	$349.1	4.16	% (a)	$330.7	4.12	% (a)	$334.9	3.88%
Commercial mortgage loans	56.5	3.95%		69.4	3.50%		63.0	3.66%
Cash, cash equivalents and short-term investments	1.7	1.10%		1.0	0.43%		0.5	0.28%
Other investment (loss) income	8.6			8.8			9.6

Gross investment income	$415.9			$409.9			$408.0

Investment Expense	14.8			12.8			9.1

Net Investment Income	$401.1			$397.1			$398.9

(a)	Includes Fixed maturities, available for sale, fair value option and trading securities

Fixed Maturities

The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2017 and 2016, GAIA held CMBS with an amortized cost of $189.6 million and $385.8 million, respectively.

Fixed Maturities by Industry

The General Account fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories. The following tables set forth these fixed maturities by industry category as of December 31, 2017 and 2016 along with their associated gross unrealized gains and losses:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2017 ($ in millions)
				Fair Value
Fixed maturities, available for sale
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies	$416.6	$5.3	$(12.4)	$409.5
Obligations of U.S. States and Political subdivisions	741.3	37.9	(2.7)	776.5
Foreign Governments	24.2	0.2	(1.7)	22.7
Corporate securities
Basic materials	322.4	20.9	(3.0)	340.3
Communications	700.0	25.0	(4.6)	720.4
Consumer, cyclical	447.0	14.5	(4.6)	456.9
Consumer, non-cyclical	842.2	32.4	(6.8)	867.8
Diversified	1.0	—	—	1.0
Energy	655.5	28.3	(10.6)	673.2
Financial	1,733.8	76.9	(3.4)	1,807.3
Industrial	519.2	15.6	(1.8)	533.0
Technology	332.9	22.1	(0.8)	354.2
Utilities	615.3	22.8	(2.3)	635.8
ABS	478.3	5.3	(3.4)	480.2
CMBS	189.6	1.4	(3.1)	187.9
RMBS	127.4	6.5	(0.5)	133.4
Redeemable preferred stock	14.8	—	—	14.8

Total fixed maturities, available for sale	$8,161.5	$315.1	$(61.7)	$8,414.9
Common stock	8.2	—	—	8.2

Total fixed maturities and equity securities investments	$8,169.7	$315.1	$(61.7)	$8,423.1

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses
December 31, 2016 ($ in millions)
				Fair Value
Fixed maturities, available for sale
U.S. Treasury securities and Obligations of U.S. Government Authority and Agencies	$508.6	$7.7	$(15.0)	$501.3
Obligations of U.S. States and Political subdivisions	702.4	15.9	(8.6)	709.7
Foreign Governments	31.0	0.3	(3.3)	28.0
Corporate securities
Basic materials	331.0	10.5	(11.4)	330.1
Communications	564.6	6.0	(17.1)	553.5
Consumer, cyclical	505.2	7.4	(12.3)	500.3
Consumer, non-cyclical	888.6	9.0	(29.1)	868.5
Diversified	1.6	—	—	1.6
Energy	651.3	5.8	(23.9)	633.2
Financial	1,579.5	17.7	(24.5)	1,572.7
Industrial	522.3	7.7	(10.7)	519.3
Technology	320.2	3.5	(7.6)	316.1
Utilities	599.0	7.3	(14.7)	591.6
ABS	512.5	5.4	(10.1)	507.8
CMBS	385.8	1.3	(5.8)	381.3
RMBS	180.5	5.5	(2.9)	183.1

Total fixed maturities, available for sale	$8,284.1	$111.0	$(197.0)	$8,198.1
Common stock	5.1	—	—	5.1

Total fixed maturities and equity securities investments	$8,289.2	$111.0	$(197.0)	$8,203.2

Gross unrealized losses decreased by $135.3 million from $197.0 million at December 31, 2016 to $61.7 million at December 31, 2017. There was also an increase in gross unrealized gains of $204.1 million, for a total change in net unrealized gain of $339.4 million. The improvement in net unrealized gains was primarily due to a decrease in treasury yields and spreads, particularly for Corporates in 2017. The 10-year treasury yield curve rates at December 31, 2017 and 2016 were 2.41% and 2.45%, respectively. Blended Corporate spreads at December 31, 2017 and 2016 were 200 basis points and 260 basis points, respectively.

Fixed Maturities by Credit Quality

The Securities Valuation Office (“SVO”) of the National Association of Insurance Commissioners (“NAIC”) evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories (“NAIC Designations”). NAIC designations of “1” or “2” include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody’s or BBB- or higher by Standard & Poor’s. NAIC Designations of “3” through “6” are referred to as below investment grade, which include securities rated Ba1 or lower by Moody’s and BB+ or lower by Standard & Poor’s. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

The following table sets forth the General Accounts’ fixed maturities by NAIC rating at the dates indicated:

December 31, 2017 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,657.9	$147.3	$(14.6)	$3,790.6
2	Baa	3,213.4	143.3	(20.4)	3,336.3

	Investment grade	$6,871.3	$290.6	$(35.0)	$7,126.9
3	Ba	209.5	6.7	(6.6)	209.6
4	B	29.3	—	(6.2)	23.1
5	C and lower	—	—	—	—
6	In or near default	—	—	—	—

	Below investment grade	$238.8	$6.7	$(12.8)	$232.7

	Total before asset and mortgage-backed securities	$7,110.1	$297.3	$(47.8)	$7,359.6
	Asset and mortgage-backed securities	1,051.5	17.8	(13.9)	1,055.4

	Total fixed maturities	$8,161.6	$315.1	$(61.7)	$8,415.0

December 31, 2016 ($ in millions)		Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
NAIC Rating
1	Aaa, Aa, A	$3,495.5	$40.6	$(76.8)	$3,459.3
2	Baa	3,043.7	47.9	(69.7)	3,021.9

	Investment grade	$6,539.2	$88.5	$(146.5)	$6,481.2
3	Ba	234.0	2.8	(16.5)	220.3
4	B	29.4	0.2	(6.0)	23.6
5	C and lower	2.2	—	(0.7)	1.5
6	In or near default	—	—	—	—

	Below investment grade	$265.6	$3.0	$(23.2)	$245.4

	Total before asset and mortgage-backed securities	$6,804.8	$91.5	$(169.7)	$6,726.6
	Asset and mortgage-backed securities	1,479.3	19.5	(27.3)	1,471.5

	Total fixed maturities	$8,284.1	$111.0	$(197.0)	$8,198.1

Below investment grade fixed maturities represented 2.7% and 3.0% of total fair value at December 31, 2017 and 2016, respectively.

Equity Securities

The equity securities of $8.2 million and $5.1 million as of December 31, 2017 and 2016, respectively, are entirely related to the ownership of FHLB stock.

Commercial Mortgage Loans

At December 31, 2017 and 2016, approximately 10.4% and 14.6% of GAIA were in commercial mortgage loans, respectively. At December 31, 2017 and 2016, the carrying value of commercial mortgage loans was $1,043.2 million and $1,455.2 million, respectively.

The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The table below shows the breakdown of the amortized cost of the General Account’s investments in mortgage loans by geographic region as of December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
($ in millions)
Alabama	$1.1	$1.3
Arizona	20.0	20.4
California	173.1	255.1
Colorado	57.3	57.3
Connecticut	—	25.3
Florida	103.9	123.2
Georgia	63.5	65.4
Hawaii	5.0	6.1
Illinois	88.0	114.5
Iowa	0.8	1.0
Kansas	9.2	9.2
Kentucky	6.5	7.2
Maine	—	3.7
Maryland	19.8	21.0
Massachusetts	53.6	77.8
Minnesota	116.9	132.4
Nevada	80.8	84.7
New Jersey	34.1	65.9
New York	50.7	66.5
North Carolina	34.0	55.9
Ohio	12.5	38.6
Pennsylvania	1.0	31.9
South Carolina	1.3	1.9
Tennessee	—	3.2
Texas	100.1	133.0
Utah	7.8	42.6
Virginia	1.0	1.7
Washington	0.1	3.7
Wisconsin	1.1	4.7
General allowance for loan loss	—	—

Total commercial mortgage loans	$1,043.2	$1,455.2

Commercial Mortgage Loan by Credit Quality

The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value as of December 31, 2017 and 2016.

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2017
($ in millions)	> 1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$731.6	$48.9	$—	$780.5	74.8%	$782.6	74.9%
65% to 75%	222.8	39.9	—	262.7	25.2%	261.9	25.1%
76% to 80%	—	—	—	—	0.0%	—	0.0%
Greater than 80%	—	—	—	—	0.0%	—	0.0%

Total	$954.4	$88.8	$—	$1,043.2	100.0%	$1,044.5	100.0%

	Recorded Investment
	Debt Service Coverage Ratios
December 31, 2016
($ in millions)	> 1.20x	1.00x-1.20x	< 1.00x	Total	% of Total	Estimated Fair Value	% of Total
Loan-to-value ratios:
Less than 65%	$785.1	$36.8	$11.4	$833.3	57.3%	$848.7	57.9%
65% to 75%	581.2	25.3	—	606.5	41.7%	601.6	41.1%
76% to 80%	10.5	—	—	10.5	0.7%	10.5	0.7%
Greater than 80%	4.9	—	—	4.9	0.3%	4.3	0.3%

Total	$1,381.7	$62.1	$11.4	$1,455.2	100.0%	$1,465.1	100.0%

All of our mortgage loans that have a debt service coverage ratio of less than 1.0 are performing under the original contractual loan terms at December 31, 2017. The loan-to-value ratios for our commercial mortgage portfolio improved primarily from updated appraisals and certain mortgage maturities and sales in 2017. At December 31, 2017, there were no mortgage loans that were not current.

MARKET RISK

Market risk is the risk that we will incur losses due to adverse changes in interest rates or credit spreads. We also have certain exposures to changes in equity prices in our equity-indexed annuities and separate accounts liabilities.

Overview. In formulating and implementing guidelines for investing funds, we seek to earn returns that contribute to stable profits while also meeting the future cash flow requirements of our liabilities.

We use quantitative and qualitative market-based approaches to measure, monitor and manage market risk. We evaluate our exposure to market risk through the use of multiple measures including but not limited to duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis. Duration measures the price sensitivity of assets or liabilities to changes in interest rates. For example, if interest rates increase 100 basis points, the fair value of an asset with a duration of 5 is expected to decrease in value by 5%. Earnings- and capital-at-risk are estimates of the change in earnings or capital that might be expected to emerge over a given time horizon in various defined stress tests. Scenario analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical market conditions defined by changes to the market risk factors of interest rates and credit spreads. Sensitivity analysis estimates the potential changes in the value of various financial parameters that could occur under different hypothetical shocks to a market risk factor. In general, we establish investment portfolio asset allocation and market risk limits based upon a combination of duration, earnings- and capital-at-risk, scenario analysis and sensitivity analysis as well as a consideration of liquidity needs and prudent diversification. Our asset allocation limits place restrictions on the total funds that may be invested within an asset class. Comprehensive day-to-day management of market risk within defined tolerance ranges occurs as our investment advisors buy and sell within their respective markets based upon the acceptable boundaries established by our investment and other risk policies, which are overseen by our board of directors, and our investment and asset-liability management team.

Interest rate risk is the risk that we will incur a loss due to adverse changes in interest rates. This risk arises when our investments are not fully matched to our liabilities, or when characteristics of the assets or liabilities change. Interest rate risk includes risks related to changes in U.S. Treasury yields and other key risk- free reference yields.

One of the measures used to quantify interest rate exposure is duration. To estimate asset durations, we project asset cash flows and calculate their net present value using a risk-free market interest rate adjusted for credit quality, sector attributes, liquidity and other specific risks. Duration is calculated by revaluing these cash flows at alternative interest rates and determining the percentage change in aggregate value. The asset projections include assumptions (based upon historical market experience and our experience) that are intended to reflect the effect of changing interest rates on the prepayment, leverage and/or option features of instruments, where applicable. The preceding assumptions relate primarily to mortgage-backed securities, and municipal and corporate obligations. Our asset duration was 8.2 years and 7.4 years as of December 31, 2017 and December 31, 2016, respectively. The increase in asset duration year over year was due to a concerted extension effort to continue to decrease the duration gap, improve cash flow matching, and reduce our exposure to interest rate risk. However, given the duration of our assets remains shorter than the duration of our liabilities, lower interest rates will result in lower investment income on assets purchased in the future.

Based upon the information and assumptions used in the duration calculation, and interest rates in effect as of December 31, 2017, we estimate that a 100 basis point immediate, parallel fall in interest rates (“rate shock”) would increase the net fair value of the assets by $810 million, compared to $740 million as of December 31, 2016. The increase in the change in net fair value was due to a concerted extension effort throughout 2017 to decrease the duration gap and reduce our exposure to interest rate risk. The increase in the fair value of assets would be partially offset by the increase in the fair value of the underlying liabilities. The selection of a 100 basis point immediate, parallel change in interest rates should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

To the extent that conditions differ from the assumptions we used in these calculations, duration and rate shock measures could be significantly impacted. Additionally, our calculations assume that the current relationship between short-term and long-term interest rates (the term structure of interest rates) will remain constant over time. As a result, these calculations may not fully capture the effect of non-parallel changes in the term structure of interest rates and/or large changes in interest rates.

Credit spread risk is the risk that we will incur a loss due to adverse changes in credit spreads (“spreads”). This risk arises from our investment in spread-sensitive fixed income assets.

We manage the spread risk in our assets by monitoring our spread duration. Spread duration measures the price sensitivity of the assets to changes in spreads. For example, if spreads increase 100 basis points, the fair value of an asset exhibiting a spread duration of 5 is expected to decrease in value by 5%. We manage this risk through a disciplined Asset-Liability Management process that endeavors to align expected liability cashflows with assets of a similar profile. Losses due to credit spread duration result only if there is a requirement to sell assets (for example, to pay claims) prior to maturity at a time when the fair market value of assets is low due to higher credit spreads.

Spread duration is calculated similarly to interest rate duration. For our portfolio, spread duration is close to the asset duration, and thus has a similar sensitivity. As of December 31, 2017, the spread duration of assets was

8.8 years, compared to 7.6 years as of December 31, 2016. Based upon the information and assumptions we use in this spread duration calculation, and spreads in effect as of December 31, 2017, we estimate that a 100 basis point immediate, parallel increase in spreads across all asset classes, industry sectors and credit ratings (“spread shock”) would decrease the net fair value of the assets by $870 million as of December 31, 2017 compared to $760 million as of December 31, 2016. While this is an increase in the interest sensitivity, this is expected due to our strategic duration extension effort to continue to reduce the duration gap in 2017. The increase in the fair value offsets would be partially offset by the increase in the fair value of the underlying liabilities.

The selection of a 100 basis point immediate parallel change in spreads should not be construed as our prediction of future market events, but only as an illustration of the potential effect of such an event.

Credit default risk is the risk that we will incur a loss due to non-payment of principal or interest by a borrower on a specific financial instrument we own. This risk arises primarily from our investments in fixed income securities (for example, corporate bonds) and commercial mortgage loans.

We manage credit default risk through monitoring of the creditworthiness of the underlying borrowers of the securities and loans we are invested in. We use diversification to reduce credit default risk by spreading the risk across different borrowers, different industries, and different geographical locations. Furthermore, we constrain credit default risk through limits on the amount of securities and loans we own with specific credit ratings. Credit defaults may be recognized by the Company in income prior to an actual default by the underlying borrower.

A credit default loss of 100 basis points on the portfolio would result in a loss of $96 million as of December 31, 2017, compared to $100 million as of December 31, 2016. The decrease is due to generally declining invested asset balances year-over-year. The selection of 100 basis points should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

Equity price risk is the risk that we will incur losses due to adverse changes in the general levels of the equity markets. Equity risk exists for contract charges based on account balances as well as for guarantees for living, death and/or income benefits provided by our variable and equity indexed products.

Our variable life products are partially reinsured to ALIC. For the products that are retained, there is equity exposure to contract charges and fees that are based on separate account values, but there is only small exposure to guarantees. The present value of a 20% decrease in equity values would result in a decline in the present value of future contract charges and fees of approximately $7 million as of December 31, 2017, compared to a decline of $6 million as of December 31, 2016. The selection of 20% should not be construed as our prediction of future market events, but as an illustration of the potential effect of such an event.

All variable annuity contract charges and fees, liabilities and benefits, including guarantees for death and/or income benefits, are ceded to ALIC in accordance with the reinsurance agreements, thereby limiting our equity risk exposure. In 2006, ALIC disposed of substantially all of its variable annuity business through reinsurance agreements with The Prudential Insurance Company of America, a subsidiary of Prudential Financial, Inc. and therefore mitigated this aspect of ALIC’s risk. The Company was not a direct participant of this agreement and its reinsurance agreements with ALIC remain unchanged. As of December 31, 2017 and 2016, we had Separate Accounts assets related to variable annuity and variable life contracts totaling $1.4 billion and $1.3 billion, respectively.

As of December 31, 2017 and 2016, we had $1.2 billion and $1.3 billion in equity-indexed life and annuity liabilities that were not reinsured that provide customers with interest crediting rates based on the performance of the S&P 500, respectively. We maintain a hedging program that aims to offset the impact of equity market performance on the value of these guarantees. As of December 31, 2017 and December 31, 2016, we had $21.0 million and $18.9 million in market value of S&P 500 options and futures under the hedging program, respectively.

Counterparty credit risk relates to the Company’s potential loss if a counterparty fails to perform under the terms of a contract. The Company manages its exposure to counterparty credit risk by utilizing highly rated counterparties, establishing risk control limits, executing legally enforceable master agreements and obtaining collateral where appropriate.

Lincoln Benefit’s counterparty risk consists of the following two types of exposures: (1) Derivative counterparty risk: The Company only holds future contracts and option contracts which are traded on organized exchanges, which require margin deposits and guarantee the execution of trades, thereby mitigating potential credit risk. Exchanges serve as a marketplace for the buyer and the seller. The associated clearing house sits between the two sides of the trade. The Company did not incur any losses on derivative financial instruments due to counterparty nonperformance in 2017 or 2016; and (2) Reinsurance counterparty risk. The reinsurance counterparty risk is the risk of the reinsurance counterparty failing to pay reinsurance recoveries in full to Lincoln Benefit in a timely manner (i.e., unwillingness to pay, not paying them in full or inability to pay.) We attempt to mitigate this risk by diversifying the risk with multiple reinsurers and monitoring their credit ratings.

CAPITAL RESOURCES AND LIQUIDITY

Capital resources consist of shareholder’s equity. The following table summarizes our capital resources as of December 31, 2017 and 2016:

($ in millions)	2017	2016
Common stock, retained earnings and additional paid-in capital	$418.4	$478.7
Accumulated other comprehensive income	72.8	(36.2)

	$491.2	$442.5

Shareholder’s equity increased in 2017 and 2016 primarily due to a decrease in unrealized capital losses due to lower interest rates and net income generated during the year, offset by the payments of dividends to our parent.

Financial strength ratings. Our financial strength ratings as of December 31, 2017 and 2016, were A- from A.M. Best Company, Inc. (“AM Best”) and BBB+ from Standard & Poor’s Ratings Services (“S&P”), both with negative outlook reflecting uncertainty regarding Lincoln Benefit’s ability to grow the business through closed block transactions. With the announcement of the Transaction, S&P issued a press release indicating a “CreditWatch Developing” status and AM Best issued a press release indicating “Under Review with Developing Implications” indicating that more information will be required to determine whether the rating will affirmed, upgraded or downgraded post-close of the Transaction. These ratings reflect the rating agencies’ opinions of our relative financial strength and are not a recommendation to buy or hold any investment. Ratings may be revised or revoked at any time at the sole discretion of the issuing rating agency.

The NAIC has developed a set of financial relationships or tests known as the Insurance Regulatory Information System to assist state regulators in monitoring the financial condition of insurance companies and identifying companies that require special attention or actions by insurance regulatory authorities. The NAIC analyzes financial data provided by insurance companies using prescribed ratios, each with defined “usual ranges”. Generally, regulators will begin to monitor an insurance company if its ratios fall outside the usual ranges for four or more of the ratios. If we have insufficient capital, our regulator may act to reduce the amount of or deny the payment of, dividends. Our ratios are within these ranges.

Liquidity sources and uses. Our potential sources of funds principally include the following:

•	Receipt of insurance premiums

•	Contractholder fund deposits

•	Reinsurance recoveries

•	Receipts of principal and interest on investments

•	Maturity or sales of investments

Our potential uses of funds principally include the following.

•	Payment of contract benefits, surrenders and withdrawals

•	Reinsurance cessions and payments

•	Operating costs and expenses

•	Purchase of investments

•	Repayment of intercompany balances

•	Dividends to parent

•	Tax payments/settlements

Cash flows. As reflected in our Statements of Cash Flows, net cash provided by/(used in) operating activities was $(87) million, $(1) million, and $(34) million for the years ended December 31, 2017, 2016 and 2015, respectively. Fluctuations in net cash provided by operating activities primarily occur as a result of changes in net investment income, differences in the timing of reinsurance payments and other operating activities (e.g., tax payments, expenses, etc.)

Notwithstanding any reinsurance arrangements, we continue to have primary liability as a direct insurer for risks reinsured. Our ability to meet liquidity demands is dependent on reinsurers’ ability to meet those obligations under the reinsurance programs.

Our ability to pay dividends is dependent on business conditions, income, cash requirements and other relevant factors. The payment of shareholder dividends without the prior approval of the state insurance regulator is limited by Nebraska law to formula amounts based on net income and capital and surplus, determined in conformity with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. Prior approval of the Nebraska Director of Insurance is required for the Company for any dividend or distribution paid for five years subsequent to April 1, 2014. After receiving approval from the Department of Insurance, the Company paid dividends of $70.0 million, $42.0 million and $187.0 million in the years ended December 31, 2017, 2016 and 2015, respectively.

Contractual obligations. Due to the reinsurance agreements that we have in place, certain contractual obligations are ceded to ALIC, Hannover and other non-affiliated reinsurers.

REGULATION AND LEGAL PROCEEDINGS

We are subject to extensive regulation and we are involved in various legal and regulatory actions, all of which have an effect on specific aspects of our business. For a detailed discussion of the legal and regulatory actions in which we are involved, see Note 12 of the financial statements.

PENDING ACCOUNTING STANDARDS

There are pending accounting standards that we have not implemented because the implementation date has not yet occurred. For a discussion of these pending standards, see Note 2 in the consolidated financial statements. The effect of implementing certain accounting standards on our financial results and financial condition is often based in part on market conditions at the time of implementation of the standard and other factors we are unable to determine prior to implementation. For this reason, we are sometimes unable to estimate the effect of certain pending accounting standards until the relevant authoritative body finalizes these standards or until we implement them.

Item 11(i).	Changes in or Disagreements with Accountants

None.

Item 11(j).	Quantitative and Qualitative Disclosures About Market Risk

Information required for Item 11(j) is incorporated by reference to the material under the caption “Market Risk” in Item 11(h) of this report.

Item 11(k).	Directors and Executive Officers

The biographies of each of the directors and executive officers as of April 1, 2018 are included below.

Clive Cowdery, 54, has been a director since April 2014. Mr. Cowdery is also a director of both LBL HoldCo, Inc. and LBL HoldCo II, Inc. Mr. Cowdery was a director and President of Resolution Life GP Ltd. from December 2013 to September 2016, and a director of Resolution Life (Parallel) GP Ltd. from May 2014 to September 2016. Mr. Cowdery is the Founder and Chairman of The Resolution Group. Before founding Resolution in 2003, Mr. Cowdery served as Chairman and Chief Executive of GE Insurance Holdings. Mr. Cowdery currently serves as a director of Prospect Publishing Limited, and he is the Founder and Chairman of the Resolution Foundation, a charitable organization dedicated to improving living standards for the 15 million people in Britain on low and middle incomes.

Jon Hack, 50, has been a director since April 2014. Mr. Hack is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. He currently serves as the Managing Partner for The Resolution Group. Prior to joining Resolution in 2009, Mr. Hack was a Managing Director and Head of European Financial Institutions Group for Lazard. Mr. Hack qualified as a chartered accountant in 1992 and is a member of The Institute of Chartered Accountants in England & Wales.

Ann Frohman, 54, has been a director since April 2014. Ms. Frohman is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. Ms. Frohman is currently self-employed at Frohman Law Office LLC, a law and government relations firm. From December 2010 to March 2012, Ms. Frohman served as Senior Vice President, Government and Industry for Physicians Mutual and Physicians Life Insurance Companies. Prior to that, Ms. Frohman held a number of leadership positions with the Nebraska Department of Insurance, including Director. Ms. Frohman currently serves on the board of directors of Farmers Mutual of Nebraska. Ms. Frohman is a licensed attorney with the Nebraska State Bar Association. Ms. Frohman has advised the Company and LBL HoldCo on issues of Nebraska law from time to time and expects to do so in the future.

Robert Stein, 69, has been a director since April 2014. Mr. Stein is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. From November 1976 to September 2011, Mr. Stein held various positions at Ernst & Young, including Partner. He currently serves on the board of directors of Assurant, Inc. From January 2013 to May 2017, Mr. Stein served on the board of directors of Aviva plc. Mr. Stein is an actuary and a Certified Public Accountant. He is a Fellow of the Society of Actuaries and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Grace Vandecruze, 54, has been a director since April 2014. Ms. Vandecruze is also a director of LBL HoldCo, Inc. and LBL HoldCo II, Inc. Since 2006, Ms. Vandecruze has been employed with Grace Global Capital LLC, where she currently serves as Managing Director. Prior to that, she served as Managing Director at Fox-Pitt, Kelton and Vice President at Head & Company LLC. Ms. Vandecruze is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Richard Carbone, 70, has been a director since April 2014. Mr. Carbone is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. Prior to joining Lincoln Benefit, Mr. Carbone served as Executive Vice President and Chief Financial Officer at Prudential Financial, Inc. and The Prudential Insurance Company of America. He also served as Senior Vice President and Chief Financial Officer of Prudential Financial, Inc. from November 2001 to January 2008 and Senior Vice President and Chief Financial Officer of The Prudential Insurance Company of America from July 1997 to January 2008. Prior to that, Mr. Carbone held various leadership roles at Salomon, Inc., Bankers Trust New York Corporation and Bankers Trust Company. Mr. Carbone is a member of the board of directors for E*Trade Financial Corporation and is an advisor to Hudson Structured Capital Management. Mr. Carbone is a Certified Public Accountant (inactive).

Stephen Campbell, 51, has been a director since October 2015, and prior to that Mr. Campbell had been a director from May 2014 through May 2015. Mr. Campbell is also a director of LBL HoldCo, Inc. and a director of LBL HoldCo II, Inc. From June 2015 through September 2015, Mr. Campbell was a counselor in the domestic finance office of the U.S. Department of Treasury. Since July 2013, except while he was at the U.S. Department of Treasury, Mr. Campbell has been self-employed as a consultant and investor. Prior to that, he was an Investment Banker with Lazard Freres & Co. from 2002 to July 2013. Mr. Campbell currently serves as a member of the board of directors for Hardscuffle, Inc. and American Life & Accident Insurance Company of Kentucky.

W. Weldon Wilson, 57, has been a director and Chief Executive Officer since April 2014, and was appointed President effective October 1, 2017. Mr. Wilson also serves as a director, Chief Executive Officer and President for LBL HoldCo, Inc. and LBL HoldCo II, Inc. From 2010 to 2013, he was self-employed as a consultant. From July 1991 to December 2009, Mr. Wilson held various positions at Swiss Reinsurance Company, including Chief Executive Officer, President and Director of Swiss Re Life & Health America Inc. He is a licensed attorney with the State Bar of Texas.

Robyn Wyatt, 53, has been Executive Vice President, Chief Financial Officer and Treasurer since April 2014. Ms. Wyatt also serves as Executive Vice President, Chief Financial Officer and Treasurer of both LBL HoldCo, Inc. and LBL HoldCo II, Inc. From March 2002 to September 2013, Ms. Wyatt held positions with various affiliates of Swiss Reinsurance Company, including Managing Director and Chief Financial Officer of Swiss Re Life & Health America Inc. Prior to that, she served as Vice President and Chief Accountant of Manulife Financial Corporation. Ms. Wyatt is a member of Chartered Accountants Australia and New Zealand and The Canadian Institute of Chartered Accountants.

Item 11(l).	Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Executive officers of Lincoln Benefit also serve as officers of HoldCo Parent and other subsidiaries of HoldCo Parent. These executive officers received no compensation directly from Lincoln Benefit. They were employees of HoldCo Parent or a subsidiary. Allocations of compensation were made for each named executive based on the amount of the named executive’s time allocated to Lincoln Benefit under the Services Agreement by and between HoldCo and Lincoln Benefit, effective as of April 1, 2014 (the “Services Agreement”). Those allocations are reflected in the Summary Compensation Table set forth below and in this Compensation Discussion and Analysis disclosure. The named executive officers may have received additional compensation for services rendered to HoldCo Parent or other HoldCo Parent subsidiaries, including HoldCo, and those amounts are not reported.

Named Executives

This portion of the Compensation Discussion and Analysis describes HoldCo Parent’s executive compensation program and specifically describes, for the following named executive officers (“NEOs”) of Lincoln Benefit below, the total 2017 compensation attributable to services rendered to Lincoln Benefit:

W. Weldon Wilson — Chairman, President and Chief Executive Officer (“CEO”)

Robyn Wyatt — Chief Financial Officer (“CFO”), Executive Vice President and Treasurer

Keith Gubbay — President and Chief Actuary(1)

Simon Packer — Chief Transformation Officer(2)

Karl Chappell — Managing Director, Investments and Mergers and Acquisitions(3)

Leigh McKegney – Vice President, Chief Legal Officer and Secretary(4)

(1)	Mr. Gubbay’s employment with HoldCo Parent terminated on September 30, 2017, in accordance with the Separation and Release Agreement dated August 25, 2017 (Mr. Gubbay’s “Separation Agreement”).
(2)	Mr. Packer’s employment with HoldCo Parent terminated on December 31, 2017, in accordance with the Separation and Release Agreement dated August 25, 2017 (Mr. Packer’s “Separation Agreement”).
(3)	Mr. Chappell’s employment with HoldCo Parent terminated on September 30, 2017, in accordance with the Separation and Release Agreement dated August 25, 2017 (Mr. Chappell’s “Separation Agreement”).
(4)	Ms. McKegney’s employment with HoldCo terminated on March 31, 2018, in accordance with the Retention and Separation Agreement dated August 25, 2017, as amended in March 2018 (such agreement, as amended, Ms. McKegney’s “Retention Agreement”).

2017 Compensation Philosophy

The objectives of HoldCo Parent’s executive compensation program for 2017 were to (i) create a link between pay and performance, (ii) attract, motivate and retain talented employees, (iii) align the interests of executives and other employees with the interests of HoldCo Parent’s shareholders and (iv) foster compliance and support sensible, but not excessive, risk taking. HoldCo Parent has designed the elements of its executive compensation program in order to meet these objectives.

Elements of the Compensation Program Design

All compensation and benefits paid to our officers is determined and paid or provided by HoldCo Parent. HoldCo Parent pays its executives, including the NEOs, base salary and bonus as set forth in each executive’s employment agreement, as applicable, and at the direction of the HoldCo compensation committee. In addition, the executives, including NEOs, receive employee benefits on the same terms as other similarly situated executives of HoldCo Parent and its subsidiaries. The elements of compensation for the NEOs are determined pursuant to the terms of their individual employment agreements with HoldCo Parent, if applicable. HoldCo has a compensation committee of its board of directors to oversee executive compensation matters, including advising on compensation policies and reviewing and approving the determination of annual bonus payments earned by the executives. Annually, HoldCo Parent reviews data metrics from third party vendors, the Hay Group and DW Simpson, in order to benchmark, using the Hay Group, its employees’ compensation against a broad range of industries, and using DW Simpson, its actuaries’ compensation against other life insurance companies. Mr. Wilson assists the compensation committee in setting compensation for the other HoldCo Parent executives.

Employment Agreements

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt is party to an employment agreement with HoldCo Parent. HoldCo Parent negotiated each employment agreement at the time the officer became employed by HoldCo Parent in 2013 or 2014, prior to its acquisition of Lincoln Benefit. The terms of each agreement, including salary and target bonus opportunities, were determined based on an evaluation of appropriate compensation levels in the insurance industry and the level of compensation, benefits and other entitlements that HoldCo Parent considered necessary to attract and retain the executives. The employment agreements set each executive’s base salary and provide for an annual bonus opportunity expressed as a percentage of base salary, and employee benefits on the same terms as similarly situated executives of HoldCo Parent. Mr. Wilson’s, Mr. Gubbay’s and Ms. Wyatt’s target annual bonus opportunity is 60%; and Mr. Chappell’s and Mr. Packer’s target annual bonus opportunity is 50%. The employment agreements of Messrs. Chappell and Packer also provided for reimbursement of certain relocation expenses incurred in 2014 or 2015. Mr. Gubbay’s and Ms. Wyatt’s employment agreement each provided for deferred sign-on bonuses payable in three equal amounts on the first through third anniversaries of the effective date of such employment agreement and such payments were completed during 2016. Ms. McKegney joined HoldCo in 2014 and is considered an employee at will, receiving a base salary and an annual bonus opportunity equal to 40% of her base salary. The amount of each of these elements of compensation that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Due to the announcement of the sale of HoldCo Parent on October 2, 2017 to an affiliate of Global Bankers Insurance Group, HoldCo Parent was deemed to have initiated a “qualifying termination” as defined in the NEOs’ employment agreements.

HoldCo Parent and each of Messrs. Gubbay, Chappell and Packer entered into a Separation and Release Agreement in August 2017 and each left the employment of HoldCo Parent on September 30, 2017, September 30, 2017 and December 31, 2017, respectively. HoldCo Parent did not replace these named executives and Mr. Wilson and Ms. Wyatt assumed the relevant responsibilities previously conducted by Messrs. Gubbay, Chappell and Packer. Messrs. Gubbay, Chappell and Packer each received severance benefits in accordance with their employment agreements and the amount that is attributed to Lincoln Benefit is as set forth in the Summary Compensation Table.

HoldCo Parent and each of Mr. Wilson and Ms. Wyatt entered into a Retention, Separation and Release Agreement (referred to as, Mr. Wilson’s “Retention Agreement” and Ms. Wyatt’s “Retention Agreement”, respectively). The Retention Agreements commenced August 2017 and were set to expire March 31, 2018, however in March 2018 HoldCo Parent amended the Retention Agreements (such agreements, as amended, Mr. Wilson’s “Amended Retention Agreement” and Ms. Wyatt’s “Amended Retention Agreement”, respectively) to extend the expiration to the earlier of December 31, 2018 or such earlier date as decided by the Company (the “Separation Date”). Mr. Wilson and Ms. Wyatt are entitled to receive the agreed additional compensation if they remain with HoldCo Parent until the Separation Date. HoldCo and Ms. McKegney entered into a Retention and Separation Agreement in August 2017 (as amended in March 2018), and Ms. McKegney left the employment of HoldCo on March 31, 2018. Additional information regarding Mr. Wilson’s and Ms. Wyatt’s Amended Retention Agreements and Ms. McKegney’s Retention Agreement is set forth below in the “Estimate of Potential Payments upon Termination of Employment or Change of Control” section.

Base Salary

For 2017, each NEO received the base salary set forth in his or her individual employment agreement, or in the case of Ms. McKegney, as agreed with Ms. McKegney pursuant to her employment at will arrangement, in each case as adjusted by prior compensation committee approvals. The amount of each such NEO’s base salary for 2017 that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table. No changes were made in 2017 to the salaries of each NEO.

Annual Bonus Payments

Variable cash compensation in the form of annual bonuses is provided to reward executives for results based on the past performance year. Each NEO’s employment agreement provides for an annual performance-based bonus opportunity, with the target annual bonus amount expressed as a percentage of such NEO’s base salary. The compensation committee of the board of directors of HoldCo approved a revised annual bonus plan formula in 2017 for all employees, including NEOs, comprised of two parts: a financial corporate performance factor and an individual performance factor. The corporate performance factor is based on the financial performance of Lincoln Benefit compared to an annual financial and capital plan approved by the board of directors. The financial performance targets are the risk-based capital ratio at year end and the amount of dividends paid by Lincoln Benefit during the fiscal year. The individual performance factor is based on the achievement of individual performance objectives. Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt’s annual bonus based on a ratio of 75% from the corporate performance factor and 25% from individual performance, and Ms. McKegney’s annual bonus is based on a ratio of 60% from the corporate performance factor and 40% from individual performance. As a result of the announced sale of HoldCo Parent, the compensation committee of the board of directors determined that for 2017, the corporate performance factor for all employees, including the NEOs, would be set at 100%, irrespective of the calculated factor. For 2017, the compensation committee determined that (i) Mssrs. Gubbay, Chappell and Packer were entitled to receive a pro-rata portion of their target 2017 bonus as defined by their respective employment agreements, based on the period of service rendered during 2017, (ii) Mr. Wilson should receive his target bonus for 2017, (iii) Ms. Wyatt should receive 125% of her target bonus for 2017 and (iv) Ms. McKegney should receive an individual performance factor of 150%. The amount of each such NEO’s annual bonus that is attributable to Lincoln Benefit is as set forth in the Summary Compensation Table.

Long-Term Incentive Compensation

Each of the NEOs participate in Resolution’s long-term incentive compensation program, but have not received any long-term or equity-based compensation for their services to Lincoln Benefit. Grants under Resolution’s long-term incentive compensation program were made to Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt prior to the acquisition of Lincoln Benefit, and to Ms. McKegney after she joined HoldCo Parent, and are subject to satisfaction of vesting criteria based on continued service to HoldCo Parent. As a result of the decision to end the investoment period at Resolution and the announced sale of HoldCo Parent, it is assumed that no additional partners will be added to the long-term incentive compensation program and awards will be paid out at the current percentages. As such equity was awarded prior to the acquisition of Lincoln Benefit and no expense related to such equity is allocated to Lincoln Benefit under the Services Agreement, such compensation is not included in the Summary Compensation Tables or other tables below.

Other Benefits

The NEOs participate in the benefit programs available to other employees of HoldCo. These benefits include health and welfare coverage and participation in a HoldCo 401(k) plan. HoldCo matches employee contributions up to 6% of eligible compensation.

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for all services rendered to Lincoln Benefit for the last three fiscal years, in a manner consistent with the allocation of compensation under the Services Agreement or the Service and Expense Agreement, as applicable.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (4) ($)		Total ($)
W. Weldon Wilson	2015	650,000	351,000	—	—	—	—	18,296		1,019,296
Chairman of the Board,	2016	429,000	217,632	—	—	—	—	11,380		658,012
President and	2017	893,750	536,250	—	—	—	—	22,937		1,452,937
Chief Executive Officer

Robyn Wyatt	2015	420,000	486,600	—	—	—	—	21,576		928,176
Executive Vice President,	2016	420,000	472,866	—	—	—	—	15,544		908,410
Chief Financial Officer and	2017	586,250	439,688					22,459		1,048,397
Treasurer

Keith Gubbay	2015	175,000	227,750	—	—	—	—	7,593		410,343
President and Chief	2016	140,000	177,622	—	—	—	—	8,291		325,913
Actuary	2017	107,554	63,000					221,463		392,017

Simon Packer	2015	396,000	198,000	—	—	—	—	55,451	(5)	649,451
Chief Transformation	2016	352,000	148,808	—	—	—	—	26,078		526,886
Officer	2017	409,221	200,750					325,595		935,566

Karl Chappell	2015	320,000	160,000	—	—	—	—	11,680		491,680
Managing Director,	2016	320,000	135,280	—	—	—	—	25,434		480,714
Investments and Mergers	2017	248,299	120,000					267,131		635,430
and Acquisitions

Leigh McKegney	2017	216,563	105,000					29,193		350,755
Vice President, Chief Legal Officer and Secretary(2)

(1)	Disclosure is provided in 2017 for two executive officers employed at year end 2017 (Mr. Packer and Ms. McKegney), other than the CEO and CFO. The Company had no additional executive officers at year end 2017.
(2)	Ms. McKegney was not a named executive officer in 2015 and 2016.
(3)	Amounts in this column for each of Ms. Wyatt, Ms. McKegney and Messrs. Wilson, Gubbay, Packer and Chappell represent the portion of the NEO’s annual performance-based bonus that is attributable to services rendered to Lincoln Benefit, plus, in the case of Ms. Wyatt and Mr. Gubbay for 2016 and 2015, the portion of the 2016 and 2015 payment of the deferred sign-on bonus attributable to services rendered to Lincoln Benefit.
(4)	Includes severance benefits for Messrs. Gubbay, Packer and Chappell, whose employment with HoldCo Parent terminated in 2017, in accordance with their respective Separation and Release Agreements of $214,660, $301,125 and $240,000.
(5)	Includes $29,315 in relocation benefits and $18,270 in 401(k) matching contributions.

Other Compensation Information

Potential Payments as a Result of Termination or Change in Control (“CIC”)

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt is party to an employment agreement with HoldCo Parent that provides for severance and/or other payments on certain terminations of employment. As a result of the announced sale of HoldCo Parent to an affiliate of Global Bankers Insurance Group, each NEO is determined to be entitled to receive the stated severance benefits upon termination. If Messrs. Gubbay’s, Packer’s or Chappell’s or Ms. Wyatt’s employment is terminated (i) by mutual agreement between HoldCo Parent and the NEO, (ii) by HoldCo Parent without “cause” or (iii) by the NEO with “good reason” (such terminations, “qualifying terminations”), the NEO is entitled to: the severance benefit described in the paragraph below; a pro-rated bonus for the year of termination, based on actual HoldCo Parent performance; and continued medical coverage at the same premium rate paid by active employees for the period during which the NEO receives the severance benefit. If Mr. Wilson’s employment is terminated in a qualifying termination, he is entitled to a pro-rated bonus for the year of termination and continued medical coverage for twelve months at the same premium rate paid by active employees. Mr. Wilson’s employment agreement does not provide for other severance payments.

On a qualifying termination of Ms. Wyatt’s or Mr. Gubbay’s employment, the NEO’s severance benefit is equal to one year of base salary plus target bonus. On a qualifying termination of Mr. Chappell’s or Mr. Packer’s employment, he is entitled to an amount equal to one-half of the sum of his annual base salary plus target bonus.

For these purposes, “cause” means (i) fraudulent statements or acts of the NEO with respect to the performance of his or her duties under the employment agreement, (ii) the NEO’s conviction of, or plea of guilty or nolo contendere to, any crime that constitutes a felony or any crime that constitutes a misdemeanor involving moral turpitude, deceit, dishonesty or fraud and that results in material harm to HoldCo Parent, (iii) willful misconduct by the NEO with respect to HoldCo Parent or any of its subsidiaries, or (iv) a material breach by the NEO of his or her employment agreement. “Good reason” for these purposes means (a) a reduction in the NEO’s base salary, annual bonus percentage, long-term incentive compensation percentage, or HoldCo Parent’s refusal to pay the NEO any compensation or benefits due, (b) a material diminution in the NEO’s position, authority, duties or responsibilities, excluding any isolated, insubstantial and inadvertent action, (c) any willful breach by HoldCo Parent of a material term of the NEO’s employment agreement, (d) HoldCo Parent requiring the NEO to engage in any unlawful or criminal act or (e) the bankruptcy of HoldCo Parent. For Mr. Gubbay, “good reason” also includes a termination of employment by Mr. Gubbay if (X) HoldCo Parent requests that he relocate his residence from the Boston, Massachusetts area after the second anniversary of the effective date of his agreement, (Y) he declines such request to relocate and (Z) he continues to perform his duties from the Boston, Massachusetts area for six months following his decline of the request to relocate (or such shorter period as agreed by HoldCo Parent). In order to terminate his or her employment for “good reason,” an NEO must give HoldCo Parent written notice and HoldCo Parent shall have 30 days to cure.

Each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt’s severance payments are subject to such NEO signing a general release of claims. In addition, each of Messrs. Wilson, Gubbay, Packer and Chappell and Ms. Wyatt are subject to covenants not to compete and not to solicit for one year following the date of termination (two years for Mr. Wilson), a non-disparagement covenant for three years following the date of termination, and an indefinite non-disclosure covenant. Ms. McKegney’s severance payment is subject to her signing a general release of claims. In addition, Ms. McKegney is subject to a covenant not to solicit for one year following the date of termination, as well an indefinite non-disparagement covenant and a standard, indefinite non-disclosure covenant to which all HoldCo employees are subject.

Upon termination of each of Mssrs. Gubbay, Chappell and Packer, effective September 30, 2017, September 30, 2017 and December 31, 2017, respectively, each individual received the payments set forth in the Summary Compensation Table above. Upon termination of Ms. McKegney, effective March 31, 2018, pursuant to her Retention Agreement, she is entitled to receive a retention benefit equal to 16 months of base salary, plus separation pay equal to the equivalent of (i) two weeks of her base salary for each year of completed continuous service (standard for HoldCo employees) and (ii) her 2018 pro rata annual plan bonus payment for the period from January 1, 2018 until March 31, 2018. Such payments are expected to be made in April 2018.

Under Mr. Wilson’s Amended Retention Agreement, he is entitled to receive a retention benefit equal to one year of base salary, in addition to the severance benefits contained in his employment agreement, for remaining with HoldCo Parent until March 31, 2018, and the equivalent of his 2018 pro rata annual incentive plan bonus payment for the period from April 1, 2018 through the Separation Date for remaining with HoldCo Parent until the Separation Date. Under Ms. Wyatt’s Amended Retention Agreement, she is entitled to receive (i) a retention benefit equal to six months of base salary, in addition to the severance benefits contained in her employment agreement for remaining with HoldCo Parent until March 31, 2018, and (ii) an additional retention benefit equal to the equivalent of her actual salary earned from April 1, 2018 through the Separation Date, plus the equivalent of her 2018 pro rata annual incentive plan bonus payment for the period from April 1, 2018 through the Separation Date, for remaining with HoldCo Parent until the Separation Date.

Estimate of Potential Payments upon Termination of Employment or Change of Control

The following table summarizes estimated payments and benefits that would be provided to our NEOs pursuant to their employment agreements in connection with a termination of employment under various scenarios or a change in control and that are attributable to service to Lincoln Benefit and reimbursable under the Services Agreement, assuming such event occurred on December 31, 2018.

Name	Event(1)	Base Salary and Bonus($)(2)	Health & Welfare ($)	Total Payments ($)
W. Weldon Wilson	Qualifying Termination	1,706,250	15,447	1,721,697
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0
Robyn Wyatt	Qualifying Termination	1,674,750	9,555	1,684,305
	Death or Disability	0	0	0
	Resignation	0	0	0
	Change in Control	0	0	0
Leigh McKegney	Qualifying Termination	259,856	23,170	283,026

(1)	For Mr. Wilson and Ms. Wyatt, a “qualifying termination” is a termination by mutual agreement between HoldCo Parent and the executive, by the executive with “good reason” or by HoldCo Parent without “cause.” The amount includes the terms of Mr. Wilson’s and Ms. Wyatt’s respective Amended Retention Agreements and all amounts are calculated based on the percentage of the executive’s time that would be allocated to Lincoln Benefit under the Services Agreement based on a qualifying termination on December 31, 2017. For Ms. McKegney, a “qualifying termination” is a termination by mututal agreement between HoldCo and the executive pursuant to Ms. McKegney’s Retention Agreement.
(2)	Because the termination of employment for Mr. Wilson and Ms. Wyatt is deemed to occur on December 31, 2018, the pro-rated portion of any 2018 bonus payable as a result of termination would be 100%. Ms. McKegney was terminated as of March 31, 2018, so the information is provided for such termination date and is expected to be paid in April 2018.

Risk Management and Compensation

HoldCo Parent has performed a review of compensation policies and practices for all of its employees who provide services to Lincoln Benefit and has concluded that its compensation policies and practices are not reasonably likely to have a material adverse impact on Lincoln Benefit.

Director Compensation

Our independent directors receive an annual cash retainer fee for their services on the boards of directors of HoldCo Parent and its subsidiaries, including Lincoln Benefit, a portion of which is allocated to Lincoln Benefit pursuant to the Services Agreement. The portion of the annual retainer allocated to Lincoln Benefit for 2017 is set forth in the table below. A non-employee director may also elect to defer receipt of all or a portion of his or her annual retainer fee into a notional percentage equity interest in Resolution Life L.P. and Resolution Life (Parallel) Partnership (together, the “Partnerships”). The elected percentage of the Board retainer for a calendar year of service is converted into a notional percentage interest in the Partnerships when the year-end valuation of the Partnerships for the immediately prior year is available. The notional interest will be unvested until December 31st of the relevant year of service, and, as a general rule, if the director’s Board service ends before December 31st, the unvested portion of the notional interest will be forfeited except that, in the case of a qualifying termination, a pro rata portion of the director’s unvested portion of the notional interest will vest. If a director is terminated as a result of the closing of the announced sale of HoldCo to an affiliate of Global Bankers Insurance Group, this will be considered a qualifying termination and such director’s notional interest will vest. If the Partnerships pay a distribution to their partners, the electing director will be paid, on a current basis, a distribution in cash based on notional interest (both vested and unvested) held by such director as of the record date of the distribution. Vested portions of notional interests will be settled in cash on the first to occur of (1) a liquidity event of the Partnerships and (2) termination of the director’s board service, in which case settlement would occur in the year following the year in which the director’s board service ends.

The following table summarizes the allocation of compensation of each of Lincoln Benefit’s independent directors during 2017 for his or her services as a member of the Board of Directors of Lincoln Benefit and its committees in a manner consistent with the allocation of compensation under the Services Agreement. Directors who are officers or employees of HoldCo Parent and its subsidiaries and other non-independent directors do not receive any additional compensation for their services as a director of Lincoln Benefit.

Name of Non-Employee Director	Fees Earned or Paid in Cash(1) ($)	All Other Compensation ($)	Total ($)
Stephen Campbell	$137,813	—	$137,813
Richard Carbone	$137,813	$—	$137,813
Ann Frohman	$137,813	$—	$137,813
Robert Stein	$137,813	$—	$137,813
Grace Vandecruze	$137,813	$—	$137,813

(1)	Includes the portion of the cash retainer paid in the form of a deferred notional interest in the Partnerships at the election of the director. The following table sets forth, by grant date, the allocation of the number of HoldCo Parent deferred notional interest of the Partnerships credited to each director, the grant date fair value of each award and the percentage of such notional interest held at December 31, 2017 with respect to service as a Lincoln Benefit director in 2017 in a manner consistent with the allocation of compensation under the Services Agreement. All deferred notional interests vested on December 31, 2017.

	Grant Date	Percentage of Notional Interest on each grant date		Grant Date Fair Value on each of January 1, 2017, April 1, and July 1, 2017 and October 1, 2017	Percentage of Notional Interest Held at December 31, 2017
Richard Carbone	January 1, April 1, and July 1, 2017 October 1, 2017	0.0057 0.0068	% %	21,329 25,594	0.0949%
Robert Stein	January 1, 2017 April 1 and July 1, 2017 October 1, 2017	0.0088 0.0061 0.0074	% % %	32,813 22,969 27,562	0.1111%
Grace Vandecruze	January 1, April 1 and July 1, 2017 October 1, 2017	0.0026 0.0032	% %	9,844 11,813	0.0379%

Compensation Committee Interlocks and Insider Participation

In February 2015, the Board of Directors of HoldCo Parent established a compensation committee, whose primary function is to assist the Board with its oversight role with respect to the compensation of HoldCo Parent’s and its subsidiaries’ executive officers and other employees, and in February 2017, the HoldCo Parent compensation committee was re-established at HoldCo, the entity with which the majority of the employees are employed. No executive officer of Lincoln Benefit serves as a member of the compensation committee of another entity for which any executive officer served as a director for Lincoln Benefit.

Item 11(m).	Security Ownership of Certain Beneficial Owners and Management Security

Ownership of Certain Beneficial Owners

The following table shows the number of Lincoln Benefit shares owned by any beneficial owner who owns more than five percent of any class of Lincoln Benefit’s voting securities.

Title of Class (a)	Name and Address of Beneficial Owner (b)	Amount and Nature of Beneficial Ownership (c)	Percent of Class (d)
Capital Stock	LBL HoldCo II, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	25,000	100%
N/A	LBL HoldCo, Inc. One Station Place Metro Center, 7th Fl. Stamford, CT 06902	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Resolution Life L.P. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Resolution Life GP, Ltd. Canon’s Court 22 Victoria Street Hamilton, HM 12 Bermuda	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Resolution Capital Limited 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A
N/A	Clive Cowdery 2 Queen Anne’s Gate London SW1H 9AA United Kingdom	Indirect voting and investment power of shares owned by LBL HoldCo II, Inc.	N/A

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of stock in Lincoln Benefit or its parents beneficially owned by each director and named executive officer of Lincoln Benefit individually, and by all executive officers and directors of Lincoln Benefit as a group. Shares reported as beneficially owned include certain shares held indirectly, as well as shares subject to stock options exercisable on or prior to March 31, 2018 and restricted stock units for which restrictions expire on or prior to March 31, 2018. The following share amounts are as of March 31, 2018.

Entity	Title of Class of Equity Securities	Number of Shares	Statement Concerning Beneficial Ownership
Lincoln Benefit, LBL HoldCo II, Inc., LBL HoldCo, Inc., Resolution Life L.P., Resolution Life GP Ltd., Resolution Life (Parallel) Partnership, Resolution Life (Parallel) GP Ltd.	n/a	n/a	Lincoln Benefit is an indirect wholly-owned subsidiary of (i) Resolution Life L.P., which is controlled by its general partner Resolution Life GP Ltd. and (ii) Resolution Life (Parallel) Partnership, which is controlled by its managing partners, which includes Resolution Life (Parallel) GP Ltd. Resolution Life (Parallel) GP Ltd. is wholly-owned by Resolution Life GP Ltd. Resolution Life GP Ltd. is wholly- owned by Resolution Capital Limited, which is wholly-owned by Clive Cowdery.

Resolution Life L.P.	n/a	n/a	Clive Cowdery has indirectly invested $8.997 million in Resolution Life L.P., which currently accounts for 1.768% of the current total $509 million of aggregate investment in Resolution Life L.P. and Resolution Life (Parallel) Partnership.

Changes in Control

On December 31, 2013, LBL HoldCo, Inc. and LBL HoldCo II, Inc. entered into a Credit Agreement with Royal Bank of Canada (“RBC”), The Royal Bank of Scotland, PLC, RBC Capital Markets, RBS Securities Inc. and Lloyds Securities Inc. (the “Credit Agreement”). On April 1, 2014, LBL HoldCo, Inc. and LBL HoldCo II, Inc. entered into a Guarantee and Collateral Agreement with Royal Bank of Canada (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, LBL HoldCo, Inc. pledged the securities of LBL HoldCo II, Inc. to the Secured Parties (as defined in the Guarantee and Collateral Agreement) in order to secure a term loan to LBL HoldCo II, Inc. for the acquisition of Lincoln Benefit. Pursuant to the Credit Agreement and the Guarantee and Collateral Agreement, LBL HoldCo II, Inc. also pledged the securities of Lincoln Benefit to the Secured Parties (as defined in the Guarantee and Collateral Agreement).

If LBL HoldCo II, Inc. defaults on its obligations under the Credit Agreement, RBC (as collateral agent), will have the option to receive all of the LBL HoldCo II, Inc. and Lincoln Benefit stock pledged under the Credit Agreement and Guarantee and Collateral Agreement, including all voting and corporate rights to such stock.

On October 1, 2017, the indirect parents of the registrant (Lincoln Benefit), Resolution Life L.P. and Resolution Life (Parallel) Partnership, entered into an agreement with SNH Acquisition, LLC and Southland National Holdings, Inc. to sell LBL HoldCo, Inc. and its subsidiaries, including Lincoln Benefit, to SNH Acquisition, LLC (the “Transaction”). The Transaction is subject to required regulatory approvals. Subject to the receipt of such regulatory approvals, the Transaction is targeted to close in the second quarter of 2018.

Item 11(n). Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

Lincoln Benefit is a party to certain intercompany agreements involving amounts greater than $120,000 between Lincoln Benefit and the following companies:

•	LBL HoldCo II, Inc. (“HoldCo”), the direct parent of Lincoln Benefit.

•	LBL HoldCo, Inc. (“HoldCo Parent”), an indirect parent of Lincoln Benefit.

•	Lancaster Re Captive Insurance Company (“Lancaster Re”), a direct subsidiary of Lincoln Benefit

•	Lanis LLC, an affiliate of Lincoln Benefit

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		HoldCo Parent	HoldCo	Lanis LLC
Services Agreement between LBL HoldCo II, Inc. and Lincoln Benefit effective April 1, 2014	2015 2016 2017	(13,864,952 (14,147,918 (18,796,724	)¹ )¹ )¹	N/A N/A N/A	13,864,952¹ 14,147,918¹ 18,796,724¹	N/A N/A N/A

[1]	Total expense amount reimbursed / (paid) under the transaction

The agreements listed in the table immediately below relate to a transaction that LBL HoldCo II, Inc., LBL HoldCo, Inc., Lancaster Re Captive Insurance Company, Lanis LLC and Lincoln Benefit have entered into with Hannover Life Reassurance Company of America, an unrelated party, in order to finance a portion of the insurance reserves held by Lincoln Benefit with respect to universal life insurance policies with secondary guarantees written by Lincoln Benefit.

Transaction Description	Approximate dollar value of the amount involved in the transaction, per fiscal year			Approximate dollar value of the amount involved in the transaction, per fiscal year
		($)		HoldCo Parent	HoldCo	Lanis LLC
Surplus Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2015 2016 2017	(22,880,000 (25,069,000 (26,875,000	)² )² )²	N/A N/A N/A	N/A N/A N/A	22,880,000² 25,069,000 26,875,000	[2] [2]
Vehicle Note Purchase Agreement between Lancaster Re Captive Insurance Company and Lanis LLC effective April 1, 2014	2015 2016 2017	22,880,000 25,069,000 26,875,000	² ² [2]	N/A N/A N/A	N/A N/A N/A	(22,880,000 (25,069,000 (26,875,000	)² )[2] )²
Fee Letter between Lincoln Benefit Life Company and Lanis LLC effective April 1, 2014	2015 2016 2017	(6,670,882 (7,328,260 (7,834,870	)[3] )[3] )[3]	N/A N/A N/A	N/A N/A N/A	6,670,882 7,328,260 7,834,870	[3] [3] [3]

[2]	Surplus/Vehicle Note Interest received (paid)
[3]	Payment of risk spread fee

Review and Approval of Related Person Transactions

All intercompany agreements to which Lincoln Benefit is a party are approved by Lincoln Benefit’s Board of Directors as well as by the board of any other affiliate of Lincoln Benefit that is a party to the agreement.

When required, intercompany agreements are submitted for approval to the Nebraska Department of Insurance, Lincoln Benefit’s domestic regulator, and any additional states in which Lincoln Benefit might be commercially domiciled pursuant to the applicable state’s insurance holding company systems act. This process is documented in an internal procedure that captures the review and approval process of all intercompany agreements. All approvals are maintained in Lincoln Benefit’s corporate records.

While there is no formal process for the review and approval of related person transactions between unaffiliated entities specific to Lincoln Benefit, all directors, officers and employees of Lincoln Benefit are subject to LBL HoldCo, Inc.’s Code of Conduct and its Conflict of Interest Guideline. LBL HoldCo’s Code of Conduct includes a written conflict of interest policy that was adopted by the Board of Directors of LBL HoldCo, Inc., the indirect parent company of Lincoln Benefit, and applies to all subsidiaries, including Lincoln Benefit. Any potential relationship or activity that could impair independent thinking and judgment, including holding a financial interest in a business venture that is similar to Lincoln Benefit and/or LBL HoldCo, Inc., or in a business that has a relationship with either entity, is required to be disclosed to Human Resources and Compliance. Human Resources works with representatives from the Law Department, including Compliance, and the Audit Committee, if necessary, to determine whether an actual conflict of interest existed. All directors, officers and employees are required to sign a Code of Conduct certification and complete a Conflict of Interest Questionnaire annually.

Independence Standards for Directors

Although not subject to the independence standards of the New York Stock Exchange, for purposes of this registration statement, Lincoln Benefit has applied the independence standards required for listed companies of the New York Stock Exchange to the Board of Directors. Applying these standards, Lincoln Benefit has determined that five of its directors are independent: Stephen Campbell, Richard Carbone, Ann Frohman, Robert Stein and Grace Vandecruze.

OTHER INFORMATION

A section entitled “Experts” is added to your prospectus as follows:

EXPERTS

The financial statements of Lincoln Benefit Life Company as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The following change is made to the prospectuses for the LBL Advantage, Consultant II and Premier Planner:

Under the “More Information” section, the subsection entitled “Legal Matters” is deleted and replaced with the following:

LEGAL MATTERS

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and our right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

PRINCIPAL UNDERWRITER

Allstate Distributors, L.L.C. (“ADLLC”) serves as distributor of the securities registered herein. The securities offered herein are sold on a continuous basis, and there is no specific end date for the offering. ADLLC is a registered broker dealer under the Securities and Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority. ADLLC is not required to sell any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered.

ADMINISTRATION

We have primary responsibility for all administration of the Contracts and the Variable Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Variable Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby SE2, LLC provides certain business process outsourcing services with respect to the Contracts. SE2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2017, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; Donnelley Financial Solutions, Inc. (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Stacks LLC (f/k/a Jayhawk File Express, LLC) (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; TierPoint, LLC (f/k/a Co-Sentry.net, LLC) (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (f/k/a Convey Compliance Systems, Inc.) (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Variable Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

CONSULTANT I VARIABLE ANNUITY PROSPECTUS

FLEXIBLE PREMIUM

INDIVIDUAL DEFERRED VARIABLE ANNUITY CONTRACTS

ISSUED BY

Lincoln Benefit Life Company

IN CONNECTION WITH

LINCOLN BENEFIT LIFE VARIABLE ANNUITY ACCOUNT

STREET ADDRESS: 5801 SW 6th Ave., Topeka, KS 66636

MAILING ADDRESS: P.O. Box 758561, Topeka, KS 66675-8561

Telephone Number: 1-800-457-7617

Fax Number: 1-785-228-4584

The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may purchase it on either a tax qualified or non-tax qualified basis. Lincoln Benefit no longer offers this Contract. If you have already purchased the Contract you may continue to make purchase payments according to the Contract.

Because this is a flexible premium annuity contract, you may pay multiple premiums. We allocate your premium to the investment options under the Contract and our Fixed Account in the proportions that you choose. The Contract currently offers various options, each of which is a Sub-Account of the Lincoln Benefit Life Variable Annuity Account (“Separate Account”). Each Sub-Account invests exclusively in shares of Portfolios in one of the following underlying Funds:

AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (Series I, II)

Deutsche Variable Series I (Class A)

Deutsche Variable Series II (Class A)

Federated Insurance Series

Fidelity® Variable Insurance Products (Initial Class)

Janus Aspen Series (Institutional Shares and Service Shares)

Legg Mason Partners Variable Equity Trust (Class I)

MFS® Variable Insurance Trust I (Initial Class)

Oppenheimer Variable Account Funds (Class 2)

PIMCO Variable Insurance Trust (Administrative Shares)

Putnam Variable Trust (Class IB)

T. Rowe Price Equity Series, Inc. (I)

T. Rowe Price International Series, Inc. (I)

The Alger Portfolios (Class 1-2)

Wells Fargo Variable Trust Funds

The Securities and Exchange Commission has not Approved or Disapproved these Securities nor has it Passed on the Accuracy or the Adequacy of this Prospectus. Any Representation to the Contrary is a Criminal Offense.

The Contracts are not FDIC insured.

The Date of this Prospectus is April 30, 2018.

Some of the portfolios described in this prospectus may not be available in your Contract. We may make available other investment options in the future.

You may not purchase a Contract if either you or the Annuitant are older than 90 years before we receive your application.

Your Contract Value will vary daily as a function of the investment performance of the Sub-Accounts to which you have allocated Purchase Payments and any interest credited to the Fixed Account. We do not guarantee any minimum Contract Value for amounts allocated to the Sub-Accounts. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, which may result in an upwards or downwards adjustment in withdrawal benefits, death benefits, settlement values, transfers to the Sub-Accounts.

In certain states the Contract may be offered as a group contract with individual ownership represented by Certificates. The discussion of Contracts in this prospectus applies equally to Certificates under group contracts, unless the content specifies otherwise.

This prospectus sets forth the information you ought to know about the Contract. You should read it before investing and keep it for future reference.

This prospectus is being provided for informational or educational purposes only and does not take into account the investment objectives or financial situation of any client or prospective clients. The information is not intended as investment advice and is not a recommendation about managing or investing your retirement savings. Clients seeking information regarding their particular investment needs should contact a financial professional.

We have filed a Statement of Additional Information with the Securities and Exchange Commission (“SEC”). The current Statement of Additional Information is dated April 30, 2018. The information in the Statement of Additional Information is incorporated by reference in this prospectus. You can obtain a free copy by writing us or calling us at the telephone number given above. The contents of the Statement of Additional Information are described below – see Table of Contents.

LBLCONSULT

At least once each year we will send you an annual statement. The annual statement details values and specific information for your Contract. It does not contain our financial statements. Our financial statements are set forth in the Statement of Additional Information. Lincoln Benefit will file financial reports and other information with the SEC on an annual basis. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can obtain copies of these documents by writing to the SEC and paying a duplicating fee. Please call the SEC at 1-202-551-8090 for further information as to the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

Please read this prospectus carefully and retain it for your future reference.

(i)

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than as contained in this Prospectus.

(ii)

Glossary of Terms

Please refer to this list for the meaning of the following terms:

Accumulation Period - The period, beginning on the Issue Date, during which Contract Value builds up under your Contract.

Accumulation Unit - A unit of measurement which we use to calculate Contract Value.

Annuitant- The living person on whose life the annuity benefits under your Contract are based. The Annuitant is the living person whose life span is used to determine annuity payments.

Annuitization - The process to begin annuity payments under the Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years.

Annuity Date- The date on which annuity payments are scheduled to begin

Annuity Period - The period during which annuity payments are paid. The Annuity Period begins on the Annuity Date.

Assignment- Before the Annuity Date, if the Annuitant is still alive, you may assign, in writing, an interest in the Contract if it is a non-qualified Contract.

Automatic Dollar Cost Averaging Program – A program that transfers a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Sub-Account of your choosing.

Automatic Payment Plan- An option that allows you to make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account.

Beneficiary(ies) - The person(s) or entity(ies) designated to receive any death benefits under the Contract.

Code - The Internal Revenue Code of 1986, as amended.

Company (“We,” “Us,” “Our,” “Lincoln Benefit”) - Lincoln Benefit Life Company.

Contract Anniversary - Each twelve-month period from the date of your contract’s Issue Date.

Contract Owner (“You,” “Your”) - The person(s) having the privileges of ownership defined in the Contract.

Contract Value - The sum of the values of your investment in the Sub-Accounts of the Separate Account and the Fixed Account. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

Contract Year - Each twelve-month period beginning on the Issue Date and each Contract Anniversary.

Dollar Cost Averaging Fixed Account Option- An option that provides for the crediting of Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation.

Due Proof of Death- Documentation needed when there is a request for payment of the death benefit. We will accept the following documentation as Due Proof of Death in Good Order: a certified original copy of the Death Certificate; a certified copy of a court decree as to the finding of death; or a written statement of a medical doctor who attended the deceased at the time of death. In addition, in our discretion we may accept other types of proof.

Fixed Account- The portion of the Contract Value allocated to our general account. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit.

Fixed Annuity Payments- Payments that are determined by applying the applicable Annuitized Value to the Annuity Option you have selected. As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment.

Free Look Period- The period of time during which you cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law.

Funds: Refers to mutual funds in which each Variable Sub-Account invests.

Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our service center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.

Guarantee Periods - A period of years for which we have guaranteed a specific effective annual interest rate on an amount allocated to the Fixed Account.

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Issue Date - The date when the Annuity becomes effective.

Latest Annuity Date - The latest date by which you must begin annuity payments under the Contract.

Loan Account - An account established for amounts transferred from the Sub-Accounts or the Fixed Account as security for outstanding Contract loans. The transfer of an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan.

Market Value Adjustment - An amount added to or subtracted from certain transactions involving your interest in the Fixed Account, to reflect the impact of changing interest rates.

Minimum Purchase Payment- The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval.

Non-Qualified Plan - A retirement plan which does not receive special tax treatment under Sections 401, 403(b), 408, 408A or 457 of the Code.

Portfolio(s)- The underlying funds in which the Sub- Accounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.

Portfolio Rebalancing- A feature that allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify.

Purchase Payments - Amounts paid to Us as premium for the Contract by you or on your behalf.

Qualified Plan - A retirement plan which receives special tax treatment under Sections 401, 403(b), 408 or 408A of the Code or a deferred compensation plan for a state and local government or another tax exempt organization under Section 457 of the Code.

Separate Account – The Lincoln Benefit Life Variable Annuity Account, which is a segregated investment account of the Company.

Sub-account – A subdivision of the Separate Account, which invests wholly in one of the Portfolios.

Surrender Value – The amount paid upon complete surrender of the Contract, equal to the Contract Value, less any applicable premium taxes, Withdrawal Charge, and the contract maintenance charge and increased or decreased by any Market Value Adjustment.

Systematic Withdrawal Program- A program that allows you to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Treasury Rate – The U.S. Treasury Note Constant Maturity Yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

Valuation Date - The term used to indicate a “business day,” which means each day Monday through Friday that the New York Stock Exchange is open for business. Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central Time).

Valuation Period - The period of time over which we determine the change in the value of the Sub-Accounts in order to price Accumulation Units and Annuity Units. Each Valuation Period begins at the close of normal trading on the New York Stock Exchange (“NYSE”) currently 4:00 p.m. Eastern Time on each Valuation Date and ends at the close of the NYSE on the next Valuation Date.

Withdrawal Charge - The contingent deferred sales charge that may be required upon some withdrawals.

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Fee Tables

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract. The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options. State premium taxes may also be deducted.

Maximum Contingent Deferred Sales Charge - Withdrawal Charge (as a percentage of Purchase Payments) - 7%

CONTRIBUTION YEAR	APPLICABLE CHARGE
1-2	7%
3-4	6%
5	5%
6	4%
7	3%
8 +	0%

TRANSFER FEE (Applies solely to the second and subsequent transfers within a calendar month. We are currently waiving the transfer fee)	$10.00

The next table describes the fees and expenses that you will pay periodically during the time that you own the Contract, not including Portfolio fees and expenses.

Annual Contract Maintenance Charge	$35.00
Separate Account Annual Expenses (as a percentage of daily net asset value deducted from each of the Sub-Accounts of the Separate Account)
Base Contract (without optional riders)
Mortality and Expense Risk Charge	1.15%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.25%
Base Contract (with Enhanced Death Benefit Rider)
Mortality and Expense Risk Charge	1.35%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.45%
Base Contract (with Enhanced Income Benefit Rider)
Mortality and Expense Risk Charge	1.50%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.60%
Base Contract (with Enhanced Death and Income Benefit Riders)
Mortality and Expense Risk Charge	1.55%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.65%
Base Contract (with Enhanced Death and Income Benefit Riders II)
Mortality and Expense Risk Charge	1.70%
Administrative Expense Charge	0.10%

Total Separate Account Annual Expenses	1.80%

The next table shows the minimum and maximum total annual operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios’ expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio’s fees and expenses is contained in the prospectus for each Portfolio.

	Minimum	Maximum
Total Annual Portfolio Operating Expenses (1) (expenses that are deducted from Portfolio assets, which may include management fees, distribution and/or service (12b-1) fees, and other expenses) (without waivers or reimbursements)	0.10%	1.25%

(1)	Expenses are shown as a percentage of Portfolio average daily net assets before any waiver or reimbursement as of December 31, 2017.

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EXPENSE EXAMPLES

These examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Separate Account annual expenses, and Portfolio fees and expenses and assumes no transfers or exchanges were made. The Example shows the dollar amount of expenses that you would bear directly or indirectly if you:

•	Invested $10,000 in the Contract for the time periods indicated,

•	earned a 5% annual return on your investment,

•	allocate all of your Account Value to the sub-Account with the Maximum Total Annual Portfolio Operating Expenses as listed in the Expense Table, and these remain the same each year*

•	elected the Enhanced Death and Income Benefit Riders II (with total Separate Account expenses of 1.80%). This is the combination of optional benefits with the maximum possible optional benefit charge.

The examples also assume:

•	No tax charge applies.

•	For each charge, we deduct the maximum charge rather than current charge.

•	You make no transfers, or other transactions for which we charge a fee.

Amounts shown in the examples are rounded to the nearest dollar.

*         Note: Not all Portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

THE EXAMPLES ARE ILLUSTRATIVE ONLY. THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING PORTFOLIOS. ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN DEPENDING UPON WHICH OPTIONAL BENEFIT YOU ELECT OTHER THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

	Assuming Maximum Total Annual Portfolio Operating Expenses
	1 Year	3 Years	5 Years	10 Years
If you surrender your annuity at the end of the applicable time period:	$1,046	$1,651	$2,276	$3,674
If you annuitize your annuity at the end of the applicable time period:	$346	$1,051	$1,776	$3,674
If you do not surrender your annuity:	$346	$1,051	$1,776	$3,674

Questions and Answers About Your Contract

The following are answers to some of the questions you may have about some of the more important features of the Contract. The Contract is more fully described in the rest of the prospectus. Please read the prospectus carefully.

1. What is the Contract?

The Contract is a flexible premium deferred variable annuity contract. It is designed for tax-deferred retirement investing. The Contract is available for non- qualified or qualified retirement plans. The Contract, like all deferred annuity contracts, has two phases: the Accumulation Period and the Annuity Period. During the Accumulation Period, earnings accumulate on a tax- deferred basis and are taxed as income when you make a withdrawal. The Annuity Period begins when you begin receiving payments under one of the annuity payment options described in the answer to Question 2. The amount of money accumulated under your Contract during the Accumulation Period will be used to determine the amount of your annuity payments during the Annuity Period.

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Your premiums are invested in one or more of the Sub- Accounts of the Separate Account or allocated to the Fixed Account, as you instruct us. You may allocate your Contract Value to up to twenty-one options under the Contract, counting each Sub-Account and the Fixed Account as one option. We will treat all of your Contract Value allocated to the Fixed Account as one option for purposes of this limit, even if you have chosen more than one Guarantee Period. The value of your Contract will depend on the investment performance of the Sub- Accounts and the amount of interest we credit to the Fixed Account.

Each Sub-Account will invest in a single investment portfolio (a “Portfolio”) of an underlying fund. The Portfolios offer a range of investment objectives, from conservative to aggressive. You bear the entire investment risk on amounts allocated to the Sub-Accounts. The investment policies and risks of each Portfolio are described in the accompanying prospectuses for the Portfolios.

In some states, you may also allocate all or part of your Contract Value to the “Fixed Account”, as described in the answer to Question 5.

2. What Annuity Options does the Contract offer?

You may receive annuity payments on a fixed or a variable basis or a combination of the two. We offer a variety of annuity options including:

•	a life annuity with payments guaranteed for zero to thirty years;

•	a joint and full survivorship annuity, with payments guaranteed for zero to thirty years; and

•	fixed payments for a specified period of five to thirty years.

Call us to inquire about other options.

You may change your annuity option at any time before annuitization. You may select the date to annuitize the Contract. The date you select, however, may be no later than the later of the tenth Contract Anniversary or the youngest Annuitant’s 90th birthday. If your Contract was issued in connection with a qualified plan, different deadlines may apply.

If you select annuity payments on a variable basis, the amount of our payments to you will be affected by the investment performance of the Sub-Accounts you have selected. The fixed portion of your annuity payments, on the other hand, generally will be equal in amount to the initial payment we determine. As explained in more detail below, however, during the Annuity Period you will have a limited ability to change the relative weighting of the Sub-Accounts on which your variable annuity payments are based or to increase the portion of your annuity payments consisting of Fixed Annuity payments.

3. How do I buy a Contract?

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

You can obtain a Contract application from your Lincoln Benefit agent. You must pay at least $1,200 in Purchase Payments during the first Contract Year. Purchase Payments must be at least $100, unless you enroll in an automatic payment plan. Your periodic payments in an automatic payment plan must be at least $25 per month. We may lower these minimums at our sole discretion. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application.

4. What are my investment choices under the Contract?

You can allocate and reallocate your investment among the Sub-Accounts, each of which in turn invests in a single Portfolio. Under the Contract, the Separate Account currently invests in the Portfolios described in “The Investment and Fixed Account Options: Separate Account Investments.”

Some of the Portfolios described in this prospectus may not be available in your Contract.

Each Portfolio holds its assets separately from the assets of the other Portfolios. Each Portfolio has distinct investment objectives and policies which are described in the prospectuses for the Portfolios.

5. What is the Fixed Account option?

We offer two Fixed Account interest crediting options: The Guaranteed Maturity Fixed Account Option and the Dollar Cost Averaging Fixed Account Option.

You may allocate Purchase Payments to the Sub- Account(s) and the Fixed Account(s). Loan payments may not be allocated to the Fixed Account(s). You may not transfer amounts into the DCA Fixed Account. The minimum amount that may be transferred into any one of the Guarantee Maturity Fixed Account Options is $500.

We will credit interest to amounts allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to the Guaranteed Maturity Fixed Account Option. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. At the end of each Guarantee Period, you may select a new Guarantee Period from among the choices we are then making available or transfer or withdraw the relevant amount from the Fixed Account without any Market Value Adjustment.

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We may offer Guarantee Periods ranging from one to ten years in length. We are currently offering Guarantee Periods of one, three, five, seven, and ten years in length. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. From time to time, however, we may change the interest rate that we offer to credit to new allocations to the Guaranteed Maturity Fixed Account Option and to amounts rolled over in the Fixed Account for new Guarantee Periods.

In addition, if you participate in our dollar cost averaging program, you may designate amounts to be held in the Dollar Cost Averaging Fixed Account Option until they are transferred monthly to the Sub-Accounts or Guarantee Periods of your choosing. When you make an allocation to the Fixed Account for this purpose, we will set an interest rate applicable to that amount. We will then credit interest at that rate to that amount until it has been entirely transferred to your chosen Sub-Accounts or Guarantee Periods. We will complete the transfers within one year of the allocation. In our discretion we may change the rate that we set for new allocations to the Fixed Account for the dollar cost averaging program. We will never, however, set a rate less than an effective annual rate of 3%.

A Market Value Adjustment may increase or decrease the amount of certain transactions involving the Fixed Account, to reflect changes in interest rates. As a general rule, we will apply a Market Value Adjustment to the following transactions:

1)	when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount (which is described in the answer to Question 6);

2)	when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3)	when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)	when you annuitize your Contract; and

5)	when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction to the extent that:

1)	it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)	it is necessary to meet IRS minimum withdrawal requirements; or

3)	it is a transfer that is part of a Dollar Cost Averaging program.

We determine the amount of a Market Value Adjustment using a formula that takes into consideration:

1)	whether current interest rates differ from interest rates at the beginning of the applicable Guarantee Period; and

2)	how many years are left until the end of the Guarantee Period.

As a general rule, if interest rates have dropped, the Market Value Adjustment will be an addition; if interest rates have risen, the Market Value Adjustment will be a deduction. It is therefore possible that if you withdraw an amount from the Fixed Account during a Guarantee Period, a Market Value Adjustment may cause you to receive less than you initially allocated to the Fixed Account.

6. What are my expenses under the Contract?

Contract Maintenance Charge. During the Accumulation Period, each year we subtract an annual contract maintenance charge of $35 from your Contract Value allocated to the Sub-Accounts. We will waive this charge if you pay $50,000 or more in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account.

During the Annuity Period, we will subtract the annual contract maintenance charge in equal parts from your annuity payments. We waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all payments are Fixed Annuity payments.

Administrative Expense Charge and Mortality and Expense Risk Charge. We impose a mortality and expense risk charge at an annual rate of 1.15% of daily net assets and an administrative expense charge at an annual rate of .10% of daily net assets. If you select one of our optional enhanced benefit riders, however, we may charge you a higher mortality and expense risk charge. These charges are assessed each day during the Accumulation Period and the Annuity Period as a reduction in your Accumulation Unit Value. We guarantee that we will not raise these charges.

Transfer Fee. Although we currently are not charging a transfer fee, the Contract permits us to charge you up to $10 per transfer for each transfer after the first transfer in each month.

Withdrawal Charge (Contingent Deferred Sales Charge). During the Accumulation Period, you may withdraw all or part of the value of your Contract before your death or, if the Contract is owned by a company or other legal entity, before the Annuitant’s death. Certain withdrawals may be made without payment of any Withdrawal Charge, which is a contingent deferred sales charge. Other withdrawals are subject to the Withdrawal Charge.

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The Withdrawal Charge will vary depending on how many complete years have passed since you paid the Purchase Payment being withdrawn. The Withdrawal Charge applies to each Purchase Payment for seven complete years from the date of the Payment (each a “Contribution Year”) as follows:

Contribution Year	Applicable Charge
1-2	7%
3-4	6%
5	5%
6	4%
7	3%
8 +	0%

In determining Withdrawal Charges, we will deem your Purchase Payments to be withdrawn on a first-in, first- out basis.

Each year, free of Withdrawal Charges or any otherwise applicable Market Value Adjustment, you may withdraw the Free Withdrawal Amount, which equals:

(a)	the greater of: earnings not previously withdrawn; or 15% of your total Purchase Payments made in the most recent seven years; plus

(b)	an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

In most states, we also may waive the Withdrawal Charge if you:

1)	require long-term medical or custodial care outside the home;

2)	become unemployed; or

3)	are diagnosed with a terminal illness.

These provisions will apply to the Annuitant, if the Contract is owned by a company or other legal entity. Additional restrictions and costs may apply to Contracts issued in connection with qualified plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult with your tax counselor to determine what effect a withdrawal might have on your tax liability. As described in the answer to Question 5, we may increase or decrease certain withdrawals by a Market Value Adjustment.

Premium Taxes. Certain states impose a premium tax on annuity purchase payments received by insurance companies. Any premium taxes relating to the Contract may be deducted from Purchase Payments or the Contract Value when the tax is incurred or at a later time. State premium taxes generally range from 0% to 3.5%.

Other Expenses. In addition to our charges under the Contract, each Portfolio deducts amounts from its assets to pay its investment advisory fees and other expenses.

7. How will my investment in the Contract be taxed?

You should consult a qualified tax adviser for personalized answers. Generally, earnings under variable annuities are not taxed until amounts are withdrawn or distributions are made. This deferral of taxes is designed to encourage long-term personal savings and supplemental retirement plans. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1⁄2, may be subject to an additional 10% federal tax penalty.

Special rules apply if the Contract is owned by a company or other legal entity. Generally, such an owner must include in income any increase in the excess of the Contract Value over the “investment in the contract” during the taxable year.

8. Do I have access to my money?

At any time during the Accumulation Period, we will pay you all or part of the value of your Contract, minus any applicable charge, if you surrender your Contract or request a partial withdrawal. Under some qualified plans, you may also take a loan against the value of your Contract. Generally, a partial withdrawal must equal at least $50, and after the withdrawal your remaining Contract Value must at least equal $500.

Although you have access to your money during the Accumulation Period, certain charges, such as the contract maintenance charge, the Withdrawal Charge, and premium tax charges, may be deducted on a surrender or withdrawal. You may also incur federal income tax liability or tax penalties. In addition, if you have allocated some of the value of your Contract to the Fixed Account, the amount of your surrender proceeds or withdrawal may be increased or decreased by a Market Value Adjustment.

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After annuitization, under certain settlement options you may be entitled to withdraw the commuted value of the remaining payments.

9. What is the Death Benefit?

We will pay a death benefit while the Contract is in force and before the Annuity Date, if the Contract Owner dies, or if the Annuitant dies and the Contract Owner is not a living person. To obtain payment of the Death Benefit, the Beneficiary must submit to us a complete request for payment of the death benefit, which includes due proof of death as specified in the Contract.

The standard death benefit is the greatest of the following:

1)	your total Purchase Payments reduced by a withdrawal adjustment;

2)	your Contract Value;

3)	the amount you would have received by surrendering your Contract; or

4)	your Contract Value on each Contract Anniversary which may be evenly divisible by seven increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment.

We also offer an optional enhanced death benefit rider, which is described later in this prospectus.

We will determine the value of the death benefit on the day that we receive all of the information that we need to process the claim.

10. What else should I know?

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

Allocation of Purchase Payments. You allocate your initial Purchase Payment among the Sub-Accounts and the Fixed Account in your Contract application. You may make your allocations in specific dollar amounts or percentages, which must be whole numbers that add up to 100%. When you make subsequent Purchase Payments, you may again specify how you want your payments allocated. If you do not, we will automatically allocate the payment based on your most recent instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

Transfers. During the Accumulation Period, you may transfer Contract Value among the Sub-Accounts and from the Sub-Accounts to the Fixed Account. You may not make a transfer, however, that would result in your allocating your Contract Value to more than twenty-one options under the Contract. While you may also transfer amounts from the Fixed Account, a Market Value Adjustment may apply. You may instruct us to transfer Contract Value by writing or calling us.

You may also use our Automatic Dollar Cost Averaging or Portfolio Rebalancing programs. You may not use both programs at the same time.

Under the Dollar Cost Averaging program, amounts are automatically transferred at regular intervals from the Fixed Account or a Sub-Account of your choosing, including other Sub-Accounts or the Fixed Account. Transfers from the Dollar Cost Averaging Fixed Account may be made monthly only. Transfers from Sub-Accounts may be made monthly, quarterly, or annually.

Under the Portfolio Rebalancing Program, you can maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Investment results will shift the balance of your Contract Value allocations. If you elect rebalancing, we will automatically transfer your Contract Value back to the specified percentages at the frequency (monthly, quarterly, semiannually, annually) that you specify. We will automatically terminate this program if you request a transfer outside of the program. You may not include the Fixed Account in a Portfolio Rebalancing Program. You also may not elect rebalancing after annuitization.

During the Annuity Period, you may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub- Accounts or from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers, however, must be at least six months apart. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

Free Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or after whatever longer period may be permitted by state law. You may return it by delivering it or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value may be more or less than your Purchase Payments. In some states, we are required to send you the amount of your Purchase Payments. Since state laws differ as to the consequences of returning a Contract, you should refer to your Contract for specific information about your circumstances. If your Contract is qualified under Section 408 of the Code, we will refund the greater of any purchase payments or the Contract Value.

11. Who can I contact for more information?

You can write to us at Lincoln Benefit Life Company, P.O. Box 758565, Topeka, KS 66675-8565, or call us at (800) 457-7617.

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Financial Information

Attached as Appendix A is a table showing selected information concerning Accumulation Unit Values for each Sub-Account for 2008 through 2017. Accumulation Unit Value is the unit of measure that we use to calculate the value of your interest in a Sub-Account. Accumulation Unit Value does not reflect the deduction of certain charges that are subtracted from your Contract Value through a reduction in Accumulation Units, such as the Contract Administration Charge. The Separate Account’s financial statements, which are comprised of the financial statements of the underlying sub-accounts, as of December 31, 2017, are included in the Statement of Additional Information. Lincoln Benefit’s financial statements as of December 31, 2017, are included in the Statement of Additional Information.

Description of the Contracts

Summary. The Contract is a deferred annuity contract designed to aid you in long-term financial planning. You may add to the Contract Value by making additional Purchase Payments. In addition, the Contract Value will change to reflect the performance of the Sub-Accounts to which you allocate your Purchase Payments and your Contract Value, as well as to reflect interest credited to amounts allocated to the Fixed Account. You may withdraw your Contract Value by making a partial withdrawal or by surrendering your Contract. Upon Annuitization, we will pay you benefits under the Contract in the form of an annuity, either for the life of the Annuitant or for a fixed number of years. All of these features are described in more detail below.

Contract Owner. As the Contract Owner, you are the person usually entitled to exercise all rights of ownership under the Contract. You usually are also the person entitled to receive benefits under the Contract or to choose someone else to receive benefits. The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Code may limit or modify your rights and privileges under the Contract. The maximum age of the oldest Contract Owner and Annuitant cannot exceed age 90 as of the date we receive the completed application. The Contract cannot be jointly owned by both a non-living person and a living person. Changing ownership of this contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a tax advisor prior to making a request for a change of Contract Owner. If the Contract Owner is a grantor trust, the Contract Owner will be considered a non-living person for purposes of this section and the Death Benefit section.

Annuitant. The Annuitant is the living person whose life span is used to determine annuity payments. You initially designate an Annuitant in your application. You may change the Annuitant at any time before annuity payments begin. If a non-Qualified contract is held by a non-living person, any change in the Annuitant will be treated as the death of the Annuitant and will activate the distribution requirements outlined in the Death Benefit section. If your Contract was issued under a plan qualified under Section 403(b), 408 or 408A of the Code, you must be the Annuitant. If the Contract is a non-qualified Contract, you may also designate a Joint Annuitant, who is a second person on whose life annuity payments depend. Additional restrictions may apply in the case of Qualified Plans. If you are not the Annuitant and the Annuitant dies before annuity payments begin, then either you become the new Annuitant or you must name another person as the new Annuitant. You must attest that the Annuitant is alive in order to annuitize your Contract.

Modification of the Contract. Only a Lincoln Benefit officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract.

We are permitted to change the terms of the Contract if it is necessary to comply with changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

Assignment. Before the Annuity Date, if the Annuitant is still alive, you may assign an interest in the Contract if it is a non-qualified Contract. If a Contract is issued pursuant to a Qualified Plan, the law prohibits some types of assignments, pledges and transfers and imposes special conditions on others. An assignment may also result in taxes or tax penalties.

We will not be bound by any assignment until we receive written notice of it. Accordingly, until we receive written notice of an assignment, we will continue to act as though the assignment had not occurred. We are not responsible for the validity of any assignment.

Because of the potential tax consequences and ERISA issues arising from an assignment, you should consult with an attorney before trying to assign your Contract.

Free Look Period. You may cancel the Contract by returning it to us within 10 days after you receive it, or within whatever longer period may be permitted by state law. You may return it by delivering it to your agent or mailing it to us. If you return the Contract, the Contract terminates and, in most states, we will pay you an amount equal to the Contract Value on the date we receive the Contract from you. The Contract Value at that time may be more or less than your Purchase Payments.

In some states, if you exercise your “free look” rights, we are required to return the amount of your Purchase Payments. Currently, if you live in one of those states, on the Issue Date we will allocate your Purchase Payment to the Sub-Accounts and the Fixed Account Options as you specified in your application. However, we reserve the right in the future to delay allocating your Purchase Payments to the Sub-Accounts you have selected or to the Fixed Account until 20 days after the Issue Date or, if your state’s free look period is longer than ten days, for ten days plus the period required by state law. During that time, we will allocate your Purchase Payment to the Fidelity® VIP Government Money Market, Initial Class Sub-Account. Your Contract will contain specific information about your free-look rights in your state.

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Purchases and Contract Value

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

Minimum Purchase Payment. The minimum initial Purchase Payment for a Contract is $1,200. You may pay it in a lump sum or in installments of your choice over the first Contract Year. You may not pay more than $1 million in Purchase Payments without our prior approval. As a general rule, subsequent Purchase Payments may be made in amounts of $100 or more. Subsequent Purchase Payments made as part of an Automatic Payment Plan, however, may be as small as $25 per month. However, each purchase payment made to the Dollar Cost Averaging Fixed Account must be at least $1,200. If we receive purchase payments designated for the Dollar Cost Averaging Fixed Account that are lower than the required minimum of $1,200, or purchase payments designated for the Guaranteed Maturity Fixed Account Option that are lower than $500, such amounts will be allocated to the Fidelity® VIP Government Money Market Portfolio, Initial Class. We may lower these minimums if we choose. We may refuse any Purchase Payment at any time. We may apply certain limitations, restrictions, and/or underwriting standards as a condition of acceptance of purchase payments.

Automatic Payment Plan. You may make scheduled Purchase Payments of $25 or more per month by automatic payment through your bank account. Call or write us for an enrollment form.

Allocation of Purchase Payments. Your Purchase Payments are allocated to the Sub-Account(s) and the Fixed Account in the proportions that you have selected. You must specify your allocation in your Contract application, either as percentages or specific dollar amounts. If you make your allocation in percentages, the total must equal 100%. We will allocate your subsequent Purchase Payments in those percentages, until you give us new allocation instructions. You may not allocate Purchase Payments to the Fixed Account if it is not available in your state.

You initially may allocate your Purchase Payments to up to twenty-one options, counting each Sub-Account and the Fixed Account as one option. For this purpose, we will treat all of your allocations to the Fixed Account as one option, even if you choose more than one Guarantee Period. You may add or delete Sub-Accounts and/or the Fixed Account from your allocation instructions, but we will not execute instructions that would cause you to have Contract Value in more than twenty-one options. In the future, we may waive this limit.

If your application is complete, we will issue your Contract within two business days of its receipt at our P.O. Box shown on the first page of this prospectus. If your application for a Contract is incomplete, we will notify you and seek to complete the application within five business days. For example, if you do not fill in allocation percentages, we will contact you to obtain the missing percentages. If we cannot complete your application within five business days after we receive it, we will return your application and your Purchase Payment, unless you expressly permit us to take a longer time.

Usually, we will allocate your initial Purchase Payment to the Sub-Accounts and the Fixed Account, as you have instructed us, on the Issue Date. We will allocate your subsequent Purchase Payments on the date that we receive them in Good Order at the next computed Accumulation Unit Value.

There may be circumstances where the New York Stock Exchange is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Contract Value may fluctuate based on changes in the Accumulation Unit Values, but you may not be able to transfer Contract Value, or make a purchase or redemption request.

With respect to any purchase payment that is pending investment in our Separate Account, we may hold the amount temporarily in a suspense account and may earn interest on amounts held in that suspense account. You will not be credited with any interest on amounts held in that suspense account.

In some states, however, we are required to return at least your Purchase Payment if you cancel your Contract during the “free-look” period. In those states, we currently will allocate your Purchase Payments on the Issue Date as you have instructed us, as described above. In the future, however, we reserve the right, if you live in one of those states, to allocate all Purchase Payments received during the “free-look period” to the Fidelity® VIP Government Money Market, Initial Class Sub-Account. If we exercise that right and your state’s free look period is ten days, we will transfer your Purchase Payments to your specified Sub-Accounts or the Fixed Account 20 days after the Issue Date; if your state’s free look period is longer, we will transfer your Purchase Payment after ten days plus the period required by state law have passed.

We determine the number of Accumulation Units in each Sub-Account to allocate to your Contract by dividing that portion of your Purchase Payment allocated to a Sub-Account by that Sub-Account’s Accumulation Unit Value on the Valuation Date when the allocation occurs.

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Contract Value. We will establish an account for you and will maintain your account during the Accumulation Period. The total value of your Contract at any time is equal to the sum of the value of your Accumulation Units in the Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.

Separate Account Accumulation Unit Value. As a general matter, the Accumulation Unit Value for each Sub-Account will rise or fall to reflect changes in the share price of the Portfolio in which the Sub-Account invests. In addition, we subtract from Accumulation Unit Value amounts reflecting the annual mortality and expense risk charge, administrative expense charge, the cost of the enhanced benefit riders since we last calculated the Accumulation Unit Value. We determine Withdrawal Charges, transfer fees and contract maintenance charges separately for each Contract. They do not affect Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units.

We determine a separate Accumulation Unit Value for each Sub-Account. We also determine a separate set of Accumulation Unit Values reflecting the cost of the enhanced benefit riders described in the “Other Contract Benefits” section of this prospectus. If we elect or are required to assess a charge for taxes, we may calculate a separate Accumulation Unit Value for Contracts issued in connection with Non-Qualified and Qualified Plans, respectively, within each Sub-Account. We determine the Accumulation Unit Value for each Sub-Account Monday through Friday on each day that the New York Stock Exchange is open for business.

You should refer to the prospectuses for the Portfolios for a description of how the assets of each Portfolio are valued, since that determination has a direct bearing on the Accumulation Unit Value of the corresponding Sub- Account and, therefore, your Contract Value.

Transfer During Accumulation Period. During the Accumulation Period, you may transfer Contract Value among the Fixed Account and the Sub-Accounts in writing or by telephone. Currently, there is no minimum transfer amount. The Contract permits us to set a minimum transfer amount in the future. You may not make a transfer that would result in your allocating your Contract Value to more than twenty-one options under the Contract at one time.

As a general rule, we only make transfers on days when the NYSE is open for business. If we receive your request on one of those days, we will make the transfer that day. Requests received before 4:00 p.m. Eastern Time will be effected on that day at that day’s price. Requests received after 4:00 p.m. Eastern Time will be effected on the next day on which the NYSE is open for business, at that day’s price. If you transfer an amount from the Fixed Account to a Sub-Account before the end of the applicable Guarantee Period or you allocate an amount in the Fixed Account to a new Guarantee Period before the end of the existing Guarantee Period, we usually will increase or decrease the amount by a Market Value Adjustment. The calculation of the Market Value Adjustment is described in the “Market Value Adjustment” section of this prospectus.

Transfers within 30 days after the end of the applicable Guarantee Period are not subject to a Market Value Adjustment.

The Contract permits us to defer transfers from the Fixed Account for up to six months from the date you ask us.

You may not transfer Contract Value into the Dollar Cost Averaging Fixed Account Option. You may not transfer Contract Value out of the Dollar Cost Averaging Fixed Account Option except as part of a Dollar Cost Averaging program.

We may charge you the transfer fee described in the “Fee Tables” section of this prospectus, although we currently are waiving it. At any time, without notice, we may suspend, modify or terminate your privilege to make transfers via the phone, or via other electronic or automated means previously approved by the Company, including, but not limited to, automated telephone services, facsimile machine, e-mail and electronic services via online access. Among other things, we reserve the right to limit the number of such transfers among the Variable Sub-Accounts in any Contract year, or to refuse any Variable Sub-Account transfer request. We also reserve the right to restrict such transfers in any manner reasonably designed to prevent transfers that we consider disadvantageous to the Contract Owners.

We use procedures that we believe provide reasonable assurance that telephone authorized transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING

The Contracts/Policies are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract/Policy Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract/Policy if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract/Policy.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under “Trading Limitations.” Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

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While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS

We reserve the right to limit transfers among the investment alternatives in any Contract/Policy year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

•	we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract/Policy Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract/Policy Owners; or

•	we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

•	the total dollar amount being transferred, both in the aggregate and in the transfer request;

•	the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

•	whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

•	whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

•	the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract/Policy Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract/Policy Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract/Policy Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract/Policy Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES

The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio’s Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract/Policy Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub- Accounts and forward these fees to the Portfolio. Please consult the Portfolio’s prospectus for more complete information regarding the fees and charges associated with each Portfolio.

Automatic Dollar Cost Averaging Program. Under our Automatic Dollar Cost Averaging program, you may authorize us to transfer a fixed dollar amount at fixed intervals from the Dollar Cost Averaging Fixed Account Option or a Sub-Account of your choosing. The interval between transfers from the Dollar Cost Averaging Fixed Account may be monthly only. The interval between

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transfers from Sub-Accounts may be monthly, quarterly, or annually, at your option. The transfers will be made at the Accumulation Unit Value on the date of the transfer. The transfers will continue until you instruct us otherwise, or until your chosen source of transfer payments is exhausted. Currently, the minimum transfer amount is $100 per transfer. However, if you wish to Dollar Cost Average to a Guaranteed Maturity Fixed Account Option, the minimum amount that must be transferred into any one Option is $500. We may change this minimum or grant exceptions. For each purchase payment allocated to this Option, your first monthly transfer will occur 25 days after such purchase payment. If we do not receive an allocation from you within 25 days of the purchase payment, we will transfer the payment plus associated interest to the Fidelity® VIP Government Money Market, Initial Class Variable Sub-Account in equal monthly payments. You may not use the Dollar Cost Averaging program to transfer amounts from the Guaranteed Maturity Fixed Account Option.

Your request to participate in this program will be effective when we receive your completed application at the P.O. Box given on the first page of this prospectus. Call or write us for a copy of the application. You may elect to increase, decrease or change the frequency or amount of transfers under a Dollar Cost Averaging program. We will not charge a transfer fee for Dollar Cost Averaging.

By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuations on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. We do not deduct a charge for participating in a Dollar Cost Averaging program.

Portfolio Rebalancing. Portfolio Rebalancing allows you to maintain the percentage of your Contract Value allocated to each Sub-Account at a pre-set level. Over time, the variations in each Sub-Account’s investment results will shift the balance of your Contract Value allocations. Under the Portfolio Rebalancing feature, each period, if the allocations change from your desired percentages, we will automatically transfer your Contract Value, including new Purchase Payments (unless you specify otherwise), back to the percentages you specify. Portfolio Rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.

You may choose to have rebalances made monthly, quarterly, semi-annually, or annually. We will not charge a transfer fee for Portfolio Rebalancing. A one-time request to rebalance the amounts allocated to the Sub-Accounts is not part of a Portfolio Rebalancing program and is subject to all of the requirements that are applicable to transfers. We will automatically terminate this program if you request any transfers outside the Portfolio Rebalancing program. If you wish to resume Portfolio Rebalancing after it has been canceled, then you must complete a new Portfolio Rebalancing form and send it to our home office. You may not include the Fixed Account in a Portfolio Rebalancing program.

You may request Portfolio Rebalancing at any time by submitting a completed written request to us at the P.O. Box given on the first page of this prospectus. Please call or write us for a copy of the request form. If you stop Portfolio Rebalancing, you must wait 30 days to begin again. In your request, you may specify a date for your first rebalancing. If you specify a date fewer than 30 days after your Issue Date, your first rebalance will be delayed one month. If you request Portfolio Rebalancing in your Contract application and do not specify a date for your first rebalancing, your first rebalance will occur one period after the Issue Date. For example, if you specify quarterly rebalancing, your first rebalance will occur three months after your Issue Date. Otherwise, your first rebalancing will occur twenty-five days after we receive your completed request form. All subsequent rebalancing will occur at the intervals you have specified on the day of the month that coincides with the same day of the month as your Contract Anniversary Date.

Generally, you may change the allocation percentages, frequency, or choice of Sub-Accounts at any time. If your total Contract Value subject to rebalancing falls below any minimum value that we may establish, we may prohibit or limit your use of Portfolio Rebalancing. You may not use Dollar Cost Averaging and Portfolio Rebalancing at the same time. We may change, terminate, limit, or suspend Portfolio Rebalancing at any time.

The Investment and Fixed Account Options: Separate Account Investments

The Portfolios. Each of the Sub-Accounts of the Separate Account invests in the shares of one of the Portfolios. Each Portfolio is either an open-end management investment company registered under the Investment Company Act of 1940 or a separate investment series of an open-end management investment company. We have briefly described the Portfolios below. You should consult the current prospectuses for the Portfolios for more detailed and complete information concerning the Portfolios. If you do not have a prospectus for a Portfolio, contact us and we will send you a copy.

We do not promise that the Portfolios will meet their investment objectives. Amounts you have allocated to Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Sub-Accounts invest. You bear the investment risk that those Portfolios possibly will not meet their investment objectives. You should carefully review their prospectuses before allocating amounts to the Sub-Accounts of the Separate Account.

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The Variable Sub-Accounts that you select are your choice - we do not provide investment advice, nor do we recommend any particular Variable Sub-Account. Please consult with a qualified investment professional if you wish to obtain investment advice.

Portfolio:	Investment Objective:	Investment Adviser:
The Alger Portfolios
Alger Capital Appreciation Portfolio - Class I-2	Long-term capital appreciation.	Fred Alger Management, Inc.
Alger Growth & Income Portfolio - Class I-2	Capital appreciation and current income.
Alger Large Cap Growth Portfolio - Class I-2	Long-term capital appreciation.
Alger Mid Cap Growth Portfolio - Class I-2(4)	Long-term capital appreciation.
Alger Small Cap Growth Portfolio - Class I-2(6)	Long-term capital appreciation.
Deutsche Variable Series I
Deutsche Bond VIP – Class A (3)	The fund seeks to maximize total return consistent with preservation of capital and prudent investment management.	Deutsche Investment Management Americas Inc.
Deutsche Core Equity VIP - Class A	The fund seeks long-term growth of capital, current income and growth of income.
Deutsche CROCI® International VIP – Class A (7)	The fund seeks long-term growth of capital.
Deutsche Global Small Cap VIP – Class A	The fund seeks above-average capital appreciation over the long term.
Deutsche Variable Series II
Deutsche Global Income Builder VIP – Class A	The fund seeks to maximize income while maintaining prospects for capital appreciation.	Deutsche Investment Management Americas Inc.
Federated Insurance Series
Federated Fund for U.S. Government Securities II (9)	To provide current income.	Federated Investment Management Company
Federated High Income Bond Fund II	To provide high current income.	Federated Equity Management Company of Pennsylvania
Federated Managed Volatility Fund II - Primary Shares (formerly Federated Managed Volatility Fund II) (10)	High current income and moderate capital appreciation.
Fidelity® Variable Insurance Products
Fidelity® VIP Asset Manager SM Portfolio - Initial Class	The fund seeks to obtain high total return with reduced risk over the long term by allocating its assets among stocks, bonds, and short-term instruments.	Fidelity® Management & Research Company (FMR)
Fidelity® VIP Contrafund® Portfolio - Initial Class	The fund seeks long-term capital appreciation.
Fidelity® VIP Equity-Income Portfolio - Initial Class	The fund seeks reasonable income. The fund will also consider the potential for capital appreciation. The fund’s goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500® Index.
Fidelity® VIP Government Money Market Portfolio - Initial Class	The fund seeks as high a level of current income as is consistent with preservation of capital and liquidity.
Fidelity® VIP Growth Portfolio - Initial Class	The fund seeks to achieve capital appreciation.
Fidelity® VIP Index 500 Portfolio - Initial Class	The fund seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor’s 500(SM) Index (S&P 500®).
Fidelity® VIP Overseas Portfolio - Initial Class	The fund seeks long-term growth of capital.

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Portfolio:	Investment Objective:	Investment Adviser:
AIM Variable Insurance Funds (Invesco Variable Insurance Funds)
Invesco V.I. American Value Fund - Series I	Total return through growth of capital and current income.	Invesco Advisers, Inc.
Invesco V.I. Growth and Income Fund, Series II

Long-term growth of capital and income by investing primarily in income-producing equity securities, including common stocks and convertible securities (although investments are also made in nonconvertible preferred stocks and debt securities).

Invesco V.I. Mid Cap Growth Fund, Series II

Seeks capital growth by investing primarily in common stocks of mid-cap companies that management believes can generate sustainable growth in revenue, earnings and cash flow that is not fully reflected in investor expectations or equity valuations.

Invesco V.I. Value Opportunities Fund - Series I (2)	Seeks long-term growth of capital by investing primarily in a portfolio of common stocks and other equity securities of value companies across the capitalization spectrum.
Janus Aspen Series
Janus Henderson Balanced Portfolio - Institutional Shares	Seeks long-term capital growth, consistent with preservation of capital and balanced by current income.	Janus Capital Management LLC
Janus Henderson Enterprise Portfolio - Institutional Shares	Seeks long-term growth of capital.
Janus Henderson Flexible Bond Portfolio - Institutional Shares	Seeks to obtain maximum total return, consistent with preservation of capital.
Janus Henderson Global Research Portfolio - Institutional Shares(8)	Seeks long-term growth of capital.
Janus Henderson Overseas Portfolio - Service Shares	Seeks long-term growth of capital.
Janus Henderson Research Portfolio - Institutional Shares	Seeks long-term growth of capital.
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Large Cap Value Portfolio - Class I	Seeks long-term growth of capital as its primary objective. Current income is a secondary objective.	Legg Mason Partners Fund Advisor, LLC
MFS® Variable Insurance Trust I
MFS® Growth Series - Initial Class	Capital appreciation	MFS® Investment Management
MFS® Investors Trust Series - Initial Class	Capital appreciation
MFS® New Discovery Series - Initial Class	Capital appreciation
MFS® Research Series - Initial Class	Capital appreciation
MFS® Total Return Series - Initial Class	Total return
Oppenheimer Variable Account Funds
Oppenheimer Main Street Small Cap Fund, Class 2	The Fund seeks capital appreciation.	OppenheimerFunds, Inc.
PIMCO Variable Insurance Trust
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares	The portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.	Pacific Investment Management Company LLC
PIMCO Total Return Portfolio – Administrative Shares (5)	The portfolio seeks maximum total return, consistent with preservation of capital and prudent investment management.
Putnam Variable Trust
Putnam VT International Value Fund - Class IB	Seeks capital growth. Current income is a secondary objective.	Putnam Investment Management, LLC
T. Rowe Price Equity Series, Inc.
T. Rowe Price Equity Income Portfolio - I	The fund seeks a high level of dividend income and long-term capital growth primarily through investments in stocks.	T. Rowe Price Associates, Inc.
T. Rowe Price Mid-Cap Growth Portfolio - I (1)	The fund seeks to provide long-term capital appreciation by investing in mid-cap stocks with potential for above-average earnings growth.
T. Rowe Price New America Growth Portfolio - I	The fund seeks to provide long-term capital growth by investing primarily in the common stocks of growth companies.
T. Rowe Price International Series, Inc.

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Portfolio:	Investment Objective:	Investment Adviser:
T. Rowe Price International Stock Portfolio - I	The fund seeks long-term growth of capital through investments primarily in the common stocks of established, non-U.S. companies.	T. Rowe Price Associates, Inc./T. Rowe Price International Ltd
Wells Fargo Variable Trust Funds
Wells Fargo VT Discovery Fund	The Fund seeks long-term capital appreciation.	Wells Fargo Funds Management, LLC
Wells Fargo VT Opportunity Fund(SM) - Class 2	The Fund seeks long-term capital appreciation.

(1)	Effective May 1, 2004, the T. Rowe Price Mid-Cap Growth Portfolio - I is no longer available for new investments. If you are currently invested in the Variable Sub-account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.
(2)	Effective August 19, 2011, the Invesco V.I. Value Opportunities – Series I Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date may not invest in the Variable Sub-Account.
(3)	Effective as of January 27, 2012, the Deutsche Bond VIP – Class A Variable Sub-Account closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date.

Contract Owners who had contract value invested in this Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdraw or otherwise transfer their entire contract value from the Variable Sub-account following the closure date. Contract Owners who did not have contract value invested in this Variable Sub-Account as of the specified closure date may not invest in the Variable Sub-Account.

(4)	Effective as of January 31, 2014, the Alger Mid-Cap Growth – Class I-2 Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(5)	We previously notified you that, effective May 1, 2015, the PIMCO Total Return - Administrative Shares sub-account was closed to all contract owners except those contract owners who had Account Value invested in the variable sub-account, and that we had intended to remove it as an investment option and substitute a new investment option under your Variable Annuity contract. However, we are no longer planning to remove this sub-account or substitute a new investment option. As a result, effective February 5, 2018, the PIMCO Total Return - Administrative Shares sub-account is available to all contract owners.
(6)	Effective October 23, 2015, the Alger Small Cap Growth – Class I-2 Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(7)	Effective August 10, 2016, the Deutsche CROCI® International VIP - Class A Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(8)	Effective February 24, 2017, the Janus Henderson Series Global Research Portfolio - Institutional Shares Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date. Contract Owners who had contract value invested in the Variable Sub-Account as of the closure date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the closure date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the closure date will not be permitted to invest in the Variable Sub-Account.
(9)	Effective close of business June 2, 2017, the Federated Fund for U.S. Government Securities II Variable Sub-Account was closed to all Contract Owners except those Contract Owners who had contract value invested in the Variable Sub-Account as of the Closure Date. Contract Owners who had contract value invested in the Variable Sub-Account as of the Closure Date may continue to submit additional investments into the Variable Sub-Account thereafter, although they will not be permitted to invest in the Variable Sub-Account if they withdrew or otherwise transferred their entire contract value from the Variable Sub-Account following the Closure Date. Contract Owners who did not have contract value invested in the Variable Sub-Account as of the Closure Date will not be permitted to invest in the Variable Sub-Account.
(10)	Effective April 26, 2018, the Federated Managed Volatility Fund II changed its name to the Federated Managed Volatility Fund II - Primary Shares.

Each Portfolio is subject to certain investment restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Portfolio. See the accompanying Prospectuses of the Portfolios for further information.

We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolio at their net asset value. The income and realized and unrealized gains or losses on the assets of each Sub-Account are separate and are credited to or charged against the particular Sub-Account without regard to income, gains or losses from any other Sub-Account or from any other part of our business. We will use the net Purchase Payments you allocate to a Sub-Account to purchase shares in the corresponding Portfolio and will redeem shares in the Portfolios to meet Contract obligations or make adjustments in reserves. The Portfolios are required to redeem their shares at net asset value and to make payment within seven days.

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Some of the Portfolios have been established by investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly traded mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Portfolio may differ substantially.

Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. Although neither we nor any of the Portfolios currently foresees any such disadvantages either to variable life insurance or variable annuity contract owners, each Portfolio’s Board of Directors intends to monitor events in order to identify any material conflicts between variable life and variable annuity contract owners and to determine what action, if any, should be taken in response thereto. If a Board of Directors were to conclude that separate investment funds should be established for variable life and variable annuity separate accounts, Lincoln Benefit will bear the attendant expenses.

Voting Rights. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. We will notify you when your instructions are needed. We will also provide proxy materials or other information to assist you in understanding the matter at issue. We will determine the number of shares for which you may give voting instructions as of the record date set by the relevant Portfolio for the shareholder meeting at which the vote will occur.

As a general rule, before the Annuity Date, you are the person entitled to give voting instructions. After the Annuity Date, the payee is that person. Retirement plans, however, may have different rules for voting by plan participants.

If you send us written voting instructions, we will follow your instructions in voting the Portfolio shares attributable to your Contract. If you do not send us written instructions, we will vote the shares attributable to your Contract in the same proportions as we vote the shares for which we have received instructions from other Contract Owners. We will vote shares that we hold in the same proportions as we vote the shares for which we have received instructions from other Contract Owners.

We may, when required by state insurance regulatory authorities, disregard Contract Owner voting instructions if the instructions require that the shares be voted so as to cause a change in the sub-classification or investment objective of one or more of the Portfolios or to approve or disapprove an investment advisory contract for one or more of the Portfolios.

In addition, we may disregard voting instructions in favor of changes initiated by Contract Owners in the investment objectives or the investment adviser of the Portfolios if we reasonably disapprove of the proposed change. We would disapprove a proposed change only if the proposed change is contrary to state law or prohibited by state regulatory authorities or we reasonably conclude that the proposed change would not be consistent with the investment objectives of the Portfolio or would result in the purchase of securities for the Portfolio which vary from the general quality and nature of investments and investment techniques utilized by the Portfolio. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report to you.

This description reflects our view of currently applicable law. If the law changes or our interpretation of the law changes, we may decide that we are permitted to vote the Portfolio shares without obtaining instructions from our Contract Owners, and we may choose to do so.

Additions, Deletions, and Substitutions of Securities. If the shares of any of the Portfolios are no longer available for investment by the Separate Account or if, in the judgment of our Board of Directors, further investment in the shares of a Portfolio is no longer appropriate in view of the purposes of the Contract, we may add or substitute shares of another Portfolio or underlying fund for Portfolio shares already purchased or to be purchased in the future by Purchase Payments under the Contract. Any substitution of securities will comply with the requirements of the 1940 Act.

We also reserve the right to make the following changes in the operation of the Separate Account and the Sub-Accounts:

(a)	to operate the Separate Account in any form permitted by law;

(b)	to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws;

(c)	to transfer assets from one Sub-Account to another, or from any Sub-Account to our general account;

(d)	to add, combine, or remove Sub-Accounts in the Separate Account; and

(e)	to change the way in which we assess charges, as long as the total charges do not exceed the maximum amount that may be charged the Separate Account and the Portfolios in connection with the Contracts.

If we take any of these actions, we will comply with the then applicable legal requirements.

The Fixed Account

General. You may allocate part or all of your Purchase Payments to the Fixed Account in states where it is available. Amounts allocated to the Fixed Account become part of the general assets of Lincoln Benefit. Loan payments may not be allocated to the Fixed Account(s). Lincoln Benefit invests the assets of the general account in accordance with applicable laws governing the investments of insurance company general accounts. Please contact us at 1-800-457-7617 for current information.

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Guaranteed Maturity Fixed Account Option. We will credit interest to each amount allocated to the Guaranteed Maturity Fixed Account Option at a specified rate for a specified Guarantee Period. You select the Guarantee Period for each amount that you allocate to this option. We will declare the interest rate that we will guarantee to credit to that amount for that Guarantee Period. Each amount allocated to a Guarantee Period under this option must be at least $500. We reserve the right to limit the number of additional Purchase Payments that may be allocated to this option.

We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may offer Guarantee Periods ranging from one to ten years in length. We will decide in our discretion which Guarantee Periods to offer. Currently, we offer Guarantee Periods of one, three, five, seven and ten years. In the future we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

We will credit interest daily to each amount allocated to a Guarantee Period under this option at a rate which compounds to the effective annual interest rate that we declared at the beginning of the applicable Guarantee Period. We will not change the interest rate credited to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

The following example illustrates how a Purchase Payment allocated to this option would grow, given an assumed Guarantee Period and effective annual interest rate:

Example
Purchase Payment	$10,000
Guarantee Period	5 years
Effective Annual Rate	4.50%

	End of Contract Year
	Year 1	Year 2	Year 3	Year 4	Year 5
Beginning Contract Value	$10,000.00
× (1 + Effective Annual Rate)	× 1.045

	$10,450.00
Contract Value at end of Contract Year		$10,450.00
× (1 + Effective Annual Rate)		× 1.045

		$10,920.25
Contract Value at end of Contract Year			$10,920.25
× (1 + Effective Annual Rate)			× 1.045

			$11,411.66
Contract Value at end of Contract Year				$11,411.66
× (1 + Effective Annual Rate)				× 1.045

				$11,925.19
Contract Value at end of Contract Year					$11,925.19
× (1 + Effective Annual Rate)					× 1.045

					$12,461.82

Total Interest Credited During Guarantee Period = $2,461.82= ($12,461.82 - $10,000)

Note:	This example assumes no withdrawals during the entire five-year Guarantee Period. If you were to make a partial withdrawal, you might be required to pay a Withdrawal Charge and the amount withdrawn might be increased or decreased by a Market Value Adjustment. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on relevant factors such as then current interest rates, regulatory and tax requirements, our sales commission and administrative expenses, general economic trends, and competitive factors. For current interest rate information, please contact us at 1-800-457-7617.

We will determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future.

At the end of each Guarantee Period, we will mail you a notice asking you what to do with the relevant amount, including the accrued interest. During the 30-day period after the end of the Guarantee Period, you may:

1)	take no action. If so, we will automatically keep the relevant amount in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period will be the same length as the expiring Guarantee Period and will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for Guarantee Periods of that length; or

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2)	allocate the relevant Contract Value to one or more new Guarantee Periods of your choice in the Guaranteed Maturity Fixed Account Option. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3)	instruct us to transfer all or a portion of the relevant amount to one or more Sub-Accounts. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4)	withdraw all or a portion of the relevant amount through a partial withdrawal. You may be required to pay a Withdrawal Charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the Guarantee Period ends.

Under our Automatic Laddering Program, you may choose, in advance, to use Guarantee Periods of the same length for all renewals in the Guaranteed Maturity Fixed Account Option. You can select this program at any time during the Accumulation Period, including on the Issue Date. We will apply renewals to Guarantee Periods of the selected length until you direct us in writing to stop. We may stop offering this program at any time.

Market Value Adjustment. We may increase or decrease the amount of some transactions involving your investment in the Guaranteed Maturity Fixed Account Option to include a Market Value Adjustment. The formula for determining Market Value Adjustments reflects changes in interest rates since the beginning of the relevant Guarantee Period. As a result, you will bear some of the investment risk on amounts allocated to the Guaranteed Maturity Fixed Account Option.

As a general rule, we will apply a Market Value Adjustment to the following transactions involving your Fixed Account balance:

1)	when you withdraw funds from the Guaranteed Maturity Fixed Account Option in an amount greater than the Free Withdrawal Amount, as described in the “Free Withdrawal” section of this prospectus;

2)	when you transfer funds from the Guaranteed Maturity Fixed Account Option to the Sub-Accounts;

3)	when you allocate part of your balance in the Guaranteed Maturity Fixed Account Option to a new Guarantee Period before the end of the existing Guarantee Period;

4)	when you annuitize your Contract; and

5)	when we pay a death benefit.

We will not apply a Market Value Adjustment to a transaction, to the extent that:

1)	it occurs within 30 days after the end of a Guarantee Period applicable to the funds involved in the transaction;

2)	you make a withdrawal to satisfy the IRS’ required minimum distribution rules for this Contract; or

3)	it is a transfer that is part of a Dollar Cost Averaging program.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment. This formula primarily compares:

1)	the Treasury Rate at the time of the relevant transaction for a maturity equal in length to the relevant Guarantee Period; and

2)	the Treasury Rate at the beginning of the Guarantee Period for a maturity equal in length to the Guarantee Period.

Generally, if the Treasury Rate at the beginning of the Guarantee Period is higher than the corresponding current Treasury Rate, then the Market Value Adjustment will increase the amount payable to you or transferred. Similarly, if the Treasury Rate at the beginning of the Guarantee Period is lower than the corresponding current Treasury Rate, then the Market Value Adjustment will reduce the amount payable to you or transferred.

For example, assume that you purchased a Contract and selected an initial Guarantee Period of five years and the five-year Treasury Rate for that duration is 4.50%. Assume that at the end of three years, you make a partial withdrawal. If, at that later time, the current five-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Similarly, if the current five-year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

Dollar Cost Averaging Fixed Account Option. You may also allocate Purchase Payments to the Dollar Cost Averaging Fixed Account Option. We will credit interest to Purchase Payments allocated to this option for up to one year at the current rate that we declare when you make the allocation. The effective annual rate will never be less than 3%. You may not transfer funds to this option from the Sub-Accounts or the Guaranteed Maturity Fixed Account Option. We will follow your instructions in transferring amounts from this option to the Sub-Accounts or the Guaranteed Maturity Fixed Account Option on a monthly basis only, as described in the “Automatic Dollar Cost Averaging Program” section of this prospectus.

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Annuity Benefits

Annuity Date. You may select the Annuity Date, which is the date on which annuity payments are to begin, in your application. The Annuity Date must always be the business day on or immediately following the tenth day of a calendar month.

The Annuity Date may be no later than the Latest Annuity Date. As a general rule, the Latest Annuity Date is on or immediately following the later of the 10th Contract Anniversary or the youngest Annuitant’s 90th birthday. If your Contract was issued pursuant to a Qualified Plan, however, the Code generally requires you to begin to take at least a minimum distribution by the later of:

•	the year of your separation from service; or

•	April 1 of the calendar year following the calendar year in which you attain age 70 1⁄2.

If your Contract is issued pursuant to Section 408 of the Code (traditional IRAs), you must begin taking minimum distributions by April 1 of the calendar year following the calendar year in which you reach age 70  1⁄2. No minimum distributions are required by the Code for Contracts issued pursuant to Section 408A (Roth IRAs).

If your Contract was purchased by a Qualified Plan, we may require you to annuitize by the date required by the Code.

If you do not select an Annuity Date, the Latest Annuity Date will automatically become the Annuity Date. You may change the Annuity Date by writing to us at the address given on the first page of the prospectus.

Annuity Options. You may elect an Annuity Option at any time before the Annuity Date. As part of your election, you may choose the length of the applicable guaranteed payment period within the limits available for your chosen Option. If you do not select an Annuity Option, we will pay monthly annuity payments in accordance with the applicable default Option. The default Options are:

•	Option A with 10 years (120 months) guaranteed, if you have designated only one Annuitant; and

•	Option B with 10 years (120 months) guaranteed, if you have designated joint Annuitants.

You may freely change your choice of Annuity Option, as long as you request the change at least thirty days before the Annuity Date.

Three Annuity Options are generally available under the Contract. Each is available in the form of:

•	Fixed Annuity;

•	A Variable Annuity; or

•	a combination of both Fixed and Variable Annuity.

The three Annuity Options are:

Option A: Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

Option B: Joint and Survivor Life Income With Guaranteed Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay income payments to the Beneficiary until the guaranteed number of payments has been paid. The number of months guaranteed may be 0 months, or range from 60 to 360 months.

Option C: Payments For A Specified Period Certain Of 5 Years To 30 Years. We make periodic payments for the period you have chosen. If the Annuitant dies before all of the guaranteed payments have been made, we will pay the remaining guaranteed payments to the Beneficiary. If you elect this option, and request Variable Annuity payments, you may at any time before the period expires request a lump sum payment. If you elected Variable Annuity payments, the lump sum payment will depend on:

•	the investment results of the Sub-Accounts you have selected,

•	the Contract Value at the time you elected annuitization, and

•	the length of the remaining period for which the payee would be entitled to payments.

No lump sum payment is available if you request Fixed Annuity payments. If you purchased your Contract under a retirement plan, you may have a more limited selection of Annuity Options to choose from. You should consult your Plan documents to see what is available.

If you choose Income Plan A or B, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant are alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

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You may not “annuitize” your Contract for a lump sum payment. Instead, before the Annuity Date you may surrender your Contract for a lump sum. As described in the “Withdrawals (Redemptions)” section of this prospectus, however, we will subtract any applicable Withdrawal Charge and increase or decrease your surrender proceeds by any applicable Market Value Adjustment.

Other Options. We may have other Annuity Options available. You may obtain information about them by writing or calling us.

If your Contract is issued under Sections 401, 403(b), 408 or 408A of the Code, we will only make payments to you and/or your spouse.

Annuity Payments: General. On the Annuity Date, we will apply the Annuitized Value of your Contract to the Annuity Option you have chosen. Your annuity payments may consist of Variable Annuity payments or Fixed Annuity payments or a combination of the two. We will determine the amount of your annuity payments as described in the “Variable Annuity Payments” and “Fixed Annuity Payments” sections of this prospectus.

You must notify us in writing at least 30 days before the Annuity Date how you wish to allocate your Annuitized Value between Variable Annuity and Fixed Annuity payments. You must apply at least the Contract Value in the Fixed Account on the Annuity Date to Fixed Annuity payments. If you wish to apply any portion of your Fixed Account balance to your Variable Annuity payments, you should plan ahead and transfer that amount to the Sub-Accounts prior to the Annuity Date. If you do not tell us how to allocate your Contract Value among Fixed and Variable Annuity payments, we will apply your Contract Value in the Separate Account to Variable Annuity payments and your Contract Value in the Fixed Account to Fixed Annuity payments.

Annuity payments begin on the Annuity Date. We make subsequent annuity payments on the tenth of the month or, if the NYSE is closed on that day, the next day on which the NYSE is open for business.

Annuity payments will be made in monthly, quarterly, semi-annual or annual installments as you select. If the amount available to apply under an Annuity Option is less than $5,000, however, and state law permits, we may pay you a lump sum instead of the periodic payments you have chosen. In addition, if the first annuity payment would be less than $50, and state law permits us, we may reduce the frequency of payments so that the initial payment will be at least $50.

We may defer for up to 15 days the payment of any amount attributable to a Purchase Payment made by check to allow the check reasonable time to clear.

You may not withdraw Contract Value during the Annuity Period, if we are making payments to you under any Annuity Option, such as Option A or B above, involving payment to the payee for life or any combination of payments for life and minimum guarantee period for a predetermined number of years.

Variable Annuity Payments. One basic objective of the Contract is to provide Variable Annuity Payments which will to some degree respond to changes in the economic environment. The amount of your Variable Annuity Payments will depend upon the investment results of the Sub-Accounts you have selected, any premium taxes, the age and sex of the Annuitant, and the Annuity Option chosen. We guarantee that the Payments will not be affected by (1) actual mortality experience and (2) the amount of our administration expenses.

We cannot predict the total amount of your Variable Annuity payments. The Variable Annuity payments may be more or less than your total Purchase Payments because (a) Variable Annuity payments vary with the investment results of the underlying Portfolios; and (b) Annuitants may die before their actuarial life expectancy is achieved.

The length of any guaranteed payment period under your selected Annuity Option will affect the dollar amounts of each Variable Annuity payment. As a general rule, longer guarantee periods result in lower periodic payments, all other things being equal. For example, if a life Annuity Option with no minimum guaranteed payment period is chosen, the Variable Annuity payments will be greater than Variable Annuity payments under an Annuity Option for a minimum specified period and guaranteed thereafter for life.

The investment results of the Sub-Accounts to which you have allocated your Contract Value will also affect the amount of your periodic payment. In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3  1⁄2%. If the actual net investment return is less than the assumed investment rate, then the dollar amount of the Variable Annuity payments will decrease. The dollar amount of the Variable Annuity payments will stay level if the net investment return equals the assumed investment rate and the dollar amount of the Variable Annuity payments will increase if the net investment return exceeds the assumed investment rate. You should consult the Statement of Additional Information for more detailed information as to how we determine Variable Annuity Payments.

Fixed Annuity Payments. You may choose to apply a portion of your Annuitized Value to provide Fixed Annuity payments. We determine the Fixed Annuity payment amount by applying the applicable Annuitized Value to the Annuity Option you have selected.

As a general rule, subsequent Fixed Annuity payments will be equal in amount to the initial payment. However, as described in “Transfers During the Annuity Period” below, after the Annuity Date, you will have a limited ability to increase the amount of your Fixed Annuity payments by making transfers from the Sub-Accounts.

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We may defer making Fixed Annuity payments for a period of up to six months or whatever shorter time state law may require. During the deferral period, we credit any applicable interest at a rate at least as high as state law requires.

Transfers During The Annuity Period. During the Annuity Period, you will have a limited ability to make transfers among the Sub-Accounts so as to change the relative weighting of the Sub-Accounts on which your Variable Annuity payments will be based. In addition, you will have a limited ability to make transfers from the Sub-Accounts to increase the proportion of your annuity payments consisting of Fixed Annuity payments. You may not, however, convert any portion of your right to receive Fixed Annuity payments into Variable Annuity payments.

You may not make any transfers for the first six months after the Annuity Date. Thereafter, you may make transfers among the Sub-Accounts or make transfers from the Sub-Accounts to increase your Fixed Annuity payments. Your transfers must be at least six months apart.

Death Benefit During Annuity Period. If any Contract Owner dies after the Annuity Date, the successor Contract Owner will receive any guaranteed annuity payments scheduled to continue. If the successor Owner dies before all of the guaranteed payments have been made, we will continue the guaranteed payments to the Beneficiary(ies). After annuity payments begin, upon the death of the Annuitant and any Joint Annuitant, we will make any remaining guaranteed payments to the Beneficiary. The amount and number of these guaranteed payments will depend on the Annuity Option in effect at the time of the Annuitant’s death. After the Annuitant’s death, any remaining guaranteed payments will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant’s death.

Certain Employee Benefit Plans. The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

Other Contract Benefits

Death Benefit: General. We will pay a distribution on death, if:

1)	the Contract is in force;

2)	annuity payments have not begun; and

3)	either:

(a)	any Owner dies; or

(b)	any Annuitant dies and the Owner is a non-living person.

Due Proof of Death. A complete request for settlement of the Death Proceeds must be submitted before the Annuity Date. Where there are multiple Beneficiaries, we will value the Death Benefit at the time the first Beneficiary submits a complete request for settlement of the Death Proceeds. A complete request must include “Due Proof of Death”. We will accept the following documentation as Due Proof of Death:

•	a certified original copy of the Death Certificate;

•	a certified copy of a court decree as to the finding of death; or

•	a written statement of a medical doctor who attended the deceased at the time of death.

In addition, in our discretion we may accept other types of proof.

Death Proceeds. If we receive a complete request for settlement of the Death Proceeds within 180 days of the date of your death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death Proceeds are equal to the greater of the Contract Value or the Surrender Value. We reserve the right to waive or extend, on a nondiscriminatory basis, the 180-day period in which the Death Proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as Death Proceeds and in no way restricts when the claim may be filed.

Death Benefit Amount. The standard Death Benefit under the Contract is the greatest of the following:

1)	the total Purchase Payments, less a withdrawal adjustment for any prior partial withdrawals;

2)	the Contract Value on the date as of which we calculate the Death Benefit.

3)	the Surrender Value;

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4)	the Contract Value on the seventh Contract Anniversary and each subsequent Contract Anniversary evenly divisible by seven, increased by the total Purchase Payments since that anniversary and reduced by a withdrawal adjustment for any partial withdrawals since that anniversary.

The withdrawal adjustment for the Death Benefit will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the value of the applicable Death Benefit immediately before the withdrawal.

As described below, you may add optional riders that in some circumstances may increase the Death Benefit under your contract.

Death Benefit Payments

1. If your spouse is the sole beneficiary:

(a)	Your spouse may elect to receive the Death Proceeds in a lump sum; or

(b)	Your spouse may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

(i)	over the life of your spouse; or

(ii)	for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

(iii)	over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

(c)	If your spouse chooses to continue the Contract, or does not elect one of these options, then the Contract will continue in the Accumulation Period as if the death had not occurred. If the Contract is continued in the Accumulation Period, the following conditions apply.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the Death Proceeds, except that any portion of this excess attributable to the fixed account options will be allocated to the Money Market Sub-Account. Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

(i)	transfer all or a portion of the excess among the Sub-Accounts;

(ii)	transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

(iii)	transfer all or a portion of the excess into a combination of Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as the free transfer allowed each calendar month and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge or Market Value Adjustment.

Prior to the Annuity Date, the death benefit of the continued Contract will be as defined in the Death Benefit provision.

Only one spousal continuation is allowed under this Contract.

If there is no Annuitant at that time, the new Annuitant will be the surviving spouse. Note that if you elected to receive required minimum distributions under a Minimum Distribution Option, the program will be discontinued upon receipt of notification of death. The final required minimum distribution must be distributed prior to establishing a beneficiary payment option for the balance of the Contract.

2. If the Beneficiary is not your spouse but is a living person:

(a)	The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b)	The Beneficiary may elect to receive the Death Proceeds paid out under one of the annuity options, subject to the following conditions:

The Annuity Date must be within one year of your date of death. Annuity payments must be payable:

(i)	over the life of the Beneficiary; or

(ii)	for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary; or

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(iii)	over the life of the Beneficiary with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Beneficiary.

(c)	If the Beneficiary does not elect one of the options above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account and the Contract Value will be adjusted accordingly. The Beneficiary may exercise all rights as set forth in the “Transfer During the Accumulation Period” and “Transfer Fees” sections of this prospectus during this 5-year period. If we do not receive instructions on where to send the payment within 5 years of the date of death, the funds will be escheated.

The Beneficiary may not pay additional purchase payments into the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5-year period.

We reserve the right to offer additional options upon the death of the Contract Owner.

If the Beneficiary dies before the complete liquidation of the Contract Value, then the Beneficiary’s named Beneficiary(ies) will receive the greater of the Surrender Value or the remaining Contract Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Contract Owner’s death.

3. If the Beneficiary is a corporation or other type of non-living person:

(a)	The Beneficiary may elect to receive the Death Proceeds in a lump sum; or

(b)	If the Beneficiary does not elect to receive the option above, then the Beneficiary must receive the Contract Value payable within 5 years of your date of death. We will determine the Death Proceeds as of the date we receive the complete request for settlement of the Death Proceeds. Unless otherwise instructed by the Beneficiary, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Money Market Sub-Account. The Beneficiary may exercise all rights as set forth in the “Transfer During the Accumulation Period” and “Transfer Fees” sections of this prospectus during this 5-year period.

The Beneficiary may not pay additional purchase payments into the contract under this election. Withdrawal charges will be waived during this 5-year period.

We reserve the right to offer additional options upon Death of Owner.

If any Beneficiary is a non-living person, all Beneficiaries will be considered to be non-living persons for the above purposes.

Under any of these options, all contract rights, subject to any restrictions previously placed upon the Beneficiary, are available to the Beneficiary from the date of your death to the date on which the Death Proceeds are paid.

Different rules may apply to Contracts issued in connection with Qualified Plans.

We offer different optional riders under this Contract. If you elect an optional rider, we will charge you a higher mortality and expense charge. We may discontinue offering one or more Riders at any time. The benefits under the Riders are described below. The benefits in the riders discussed below may not be available in all states. For example, the Enhanced Death Benefit, Enhanced Income Benefit and all versions of the Enhanced Death and Income Benefit riders issued in Washington state do not contain the Enhanced Death Benefit B or Enhanced Income Benefit B provisions that are described below. Further they may be offered in certain states as a benefit of the base contract rather than as a separate rider. In those states, the expense charge will remain the same for the benefit.

Enhanced Death Benefit Rider: When you purchase your Contract, you may select the Enhanced Death Benefit Rider. This Rider is available if the oldest Owner or Annuitant is age 80 or less at issue. If you are not an individual, the Enhanced Death Benefit applies only to the Annuitant’s death. As described below, we will charge a higher mortality and expense risk charge if you select this Rider. If you select this Rider, the Death Benefit will be the greater of the value provided in your Contract or the Enhanced Death Benefit. The Enhanced Death Benefit will be the greater of the Enhanced Death Benefit A or Enhanced Death Benefit B, defined below.

Enhanced Income Benefit Rider: When you purchase your Contract you may select the Enhanced Income Benefit Rider if available in your state. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. If you select this Rider, you may be able to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Income Benefit A or Enhanced Income Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

(a)	on or after the tenth Contract Anniversary;

(b)	before the Annuitant’s age 90; and

(c)	within a 30-day period on or following a Contract Anniversary.

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On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the Contract for either a single life with a period certain, or joint lives with a period certain of at least:

(a)	10 years, if the youngest Annuitant’s age is 80 or less on the Annuity Date; or

(b)	5 years, if the youngest Annuitant’s age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

The Enhanced Income Benefit under this Rider only applies to the determination of income payments under the income options described above. It is not a guarantee of Contract Value or performance. The benefit does not enhance the amounts paid in partial withdrawals, surrenders or death benefits. In addition, under some circumstances, you will receive higher initial income payments by applying your Contract Annuitized Value to one of the standard Annuity Options instead of utilizing this optional benefit. If you surrender your Contract, you will not receive any benefit under this Rider.

Enhanced Income Benefit A. At issue, the Enhanced Income Benefit A is equal to the initial purchase payment. After issue, Enhanced Income Benefit A is recalculated as follows:

•	When you make a Purchase Payment, we will increase the Enhanced Income Benefit A by the amount of your Purchase Payment;

•	When you make a withdrawal, we will decrease Enhanced Income Benefit A by a withdrawal adjustment as defined below;

•	On each Contract Anniversary, the Enhanced Income Benefit A is equal to the greater of the Contract Value or the most recently calculated Enhanced Income Benefit A.

If you do not make any additional Purchase Payments or withdrawals, the Enhanced Income Benefit A will be the greatest of all Contract Anniversary Contract Values prior to the date we calculate the Enhanced Income Benefit.

We will continuously adjust Enhanced Income Benefit A; as described above, until the oldest Contract Owner’s 85th birthday, or if the Contract Owner is not a living individual, the oldest Annuitant’s 85th birthday. Thereafter, we will adjust Enhanced Income Benefit A only for Purchase Payments and withdrawals.

Enhanced Income Benefit B. Enhanced Income Benefit B is equal to your total Purchase Payments reduced by any withdrawal adjustments, accumulated daily at an effective annual interest rate of 5% per year, until the earlier of:

(a)	the date we determine the income benefit;

(b)	the first day of the month following the oldest Contract Owner’s 85th birthday, or the first day of the month following the oldest Annuitant’s 85th birthday, if the Contract Owner is not a living individual.

The withdrawal adjustment is equal to (a) divided by (b), with the result multiplied by (c) where,

(a)	is the withdrawal amount;

(b)	is the Contract Value immediately prior to the withdrawal;

(c)	is the most recently calculated Enhanced Income Benefit A or B, as applicable.

Enhanced Death and Income Benefit Rider II: When you purchase your Contract and if available in your state, you may select the Enhanced Death and Income Benefit Rider II. Lincoln Benefit Life no longer offers this Rider in most states. This Rider is available if the oldest Owner or Annuitant is age 75 or less at issue. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the greater of Enhanced Death Benefit A or Enhanced Death Benefit B, defined below, on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is:

(a)	on or after the tenth Contract Anniversary;

(b)	before the Annuitant’s age 90; and

(c)	within a 30-day period on or following a Contract Anniversary.

On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for fixed payments on the basis guaranteed in the contract for either a single life with a period certain, or joint lives with a period certain of at least:

(a)	10 years, if the youngest Annuitant’s age is 80 or less on the Annuity Date; or

(b)	5 years, if the youngest Annuitant’s age is greater than 80 on the Annuity Date.

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If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

Enhanced Death and Income Benefit Rider. This Rider was previously available if the oldest Owner or Annuitant is age 75 or less at issue. This rider is no longer available. This Rider provides the same Enhanced Death Benefit as the Enhanced Death Benefit Rider. In addition, this Rider may enable you to receive higher annuity payments in certain circumstances. As described below, we will charge a higher mortality and expense risk charge if you select this Rider.

The Enhanced Income Benefit under this Rider is equal to the value of the Enhanced Death Benefit on the Annuity Date. We will not increase or decrease the Enhanced Income Benefit amount by any Market Value Adjustment. To be eligible for the Enhanced Income Benefit, you must select an Annuity Date that is on or after the tenth Contract Anniversary, but before the Annuitant’s age 90. On the Annuity Date, you may apply the Enhanced Income Benefit to an Annuity Option that provides for payments guaranteed for either a single life with a period certain or joint lives with a period certain of at least:

(a)	10 years, if the youngest Annuitant’s age is 80 or less on the Annuity Date; or

(b)	at least 5 years, if the youngest Annuitant’s age is greater than 80 on the Annuity Date.

If you wish to select a different Annuity Option, you must apply the Annuitized Value and not the Enhanced Income Benefit.

Enhanced Death Benefit A. At issue, Enhanced Death Benefit A is equal to the initial Purchase Payment. After issue, Enhanced Death Benefit A is adjusted whenever you pay a Purchase Payment or make a withdrawal and on each Contract Anniversary as follows:

•	When you pay a Purchase Payment, we will increase Enhanced Death Benefit A by the amount of the Purchase Payment;

•	When you make a withdrawal, we will decrease Enhanced Death Benefit A by a withdrawal adjustment, as described below; and

•	On each Contract Anniversary, we will set Enhanced Death Benefit A equal to the greater of the Contract Value on that Contract Anniversary or the most recently calculated Enhanced Death Benefit A.

If you do not pay any additional purchase payments or make any withdrawals, Enhanced Death Benefit A will equal the greatest of the Contract Value on the Issue Date and all Contract Anniversaries prior to the date we calculate any death benefit.

We will continuously adjust Enhanced Death Benefit A as described above until the oldest Contract Owner’s 85th birthday or, if the Contract Owner is not a living individual, the Annuitant’s 85th birthday. Thereafter, we will adjust Enhanced Death Benefit A only for Purchase Payments and withdrawals.

Enhanced Death Benefit B. Enhanced Death Benefit B is equal to your total Purchase Payments, reduced by any withdrawal adjustments, accumulated daily at an effective annual rate of 5% per year, until the earlier of:

(a)	the date we determine the death benefit,

(b)	the first day of the month following the oldest Contract Owner’s 85th birthday; or

(c)	the first day of the month following the oldest Annuitant’s 85th birthday, if the Contract Owner is not a living individual.

Thereafter, we will only adjust Enhanced Death Benefit B to reflect additional Purchase Payments and withdrawals. Enhanced Death Benefit B will never be greater than the maximum death benefit allowed by any nonforfeiture laws that govern the Contract.

The withdrawal adjustment for both Enhanced Death Benefit A and Enhanced Death Benefit B will equal (a) divided by (b), with the result multiplied by (c), where:

(a) = the withdrawal amount;

(b) = the Contract Value immediately before the withdrawal; and

(c) = the most recently calculated Enhanced Benefit A or B, as appropriate.

Beneficiary. You name the Beneficiary. You may name a Beneficiary in the application. You may also name one or more contingent Beneficiaries who are entitled to receive benefits under the contract if all primary Beneficiaries are deceased at the time a Contract Owner, or Annuitant if the Contract Owner is not a living person, dies. You may change the Beneficiary or add additional Beneficiaries at any time before the Annuity Date. We will provide a form to be signed and filed with us.

Your changes in Beneficiary take effect when we accept them, effective as of the date you signed the form. Until we accept your change instructions, we are entitled to rely on your most recent instructions in our files. We are not liable for making a payment to a Beneficiary shown in our files or treating that person in any other respect as the Beneficiary prior to accepting a change. Accordingly, if you wish to change your beneficiary, you should deliver your instructions to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

•	your spouse if he or she is still alive; or, if he or she is no longer alive,

•	your surviving children equally; or if you have no surviving children,

•	your estate.

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Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Contract Owner or Annuitant, the remaining Beneficiaries in that class will divide the deceased Beneficiary’s share in proportion to the original shares of the remaining beneficiaries.

If more than one Beneficiary shares in the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share. Each Beneficiary will exercise all rights related to his or her share, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-living person, all beneficiaries will be considered to be non-living persons.

You may specify that the Death Benefit be paid under a specific income Plan by submitting a written request to our Service Center. If you so request, your Beneficiary may not change to a different Income Plan or lump sum. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the changes.

Different rules may apply to Contracts issued in connection with Qualified Plans.

Contract Loans For 403(b) Contracts. Subject to the restrictions described below, we will make loans to the Owner of a Contract used in connection with a Tax Sheltered Annuity Plan (“TSA Plan”) under Section 403(b) of the Code. Loans are not available under Non-Qualified Contracts. We will only make loans after the free look period and before annuitization. All loans are subject to the terms of the Contract, the relevant Plan, and the Code, which impose restrictions on loans.

We will not make a loan to you if the total of the requested loan and your unpaid outstanding loans will be greater than the Surrender Value of your Contract on the date of the loan. In addition, we will not make a loan to you if the total of the requested loan and all of the plan participant’s Contract loans under TSA plans is more than the lesser of (a) or (b) where:

(a)	equals $50,000 minus the excess of the highest outstanding loan balance during the prior 12 months over the current outstanding loan balance; and

(b)	equals the greater of $10,000 or half of the Surrender Value.

The minimum loan amount is $1,000.

To request a Contract loan, write to us at the address given on the first page of the prospectus. You alone are responsible for ensuring that your loan and repayments comply with tax requirements. Some of these requirements are stated in Section 72 of the Code. Please seek advice from your plan administrator or tax advisor.

When we make a loan, we will transfer an amount equal to the loan amount from the Separate Account and/or the Fixed Account to the Loan Account as collateral for the loan. We will transfer to the Loan Account amounts from the Separate Account in proportion to the assets in each Sub-Account. If your loan amount is greater than your Contract Value in the Sub-Accounts, we will transfer the remaining required collateral from the Guaranteed Maturity Fixed Account Options. If your loan amount is greater than your contract value in the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, we will transfer the remaining required collateral from the Dollar Cost Averaging Fixed Account Option.

We will not charge a Withdrawal Charge on the loan or on the transfer from the Sub-Accounts or the Fixed Account. We may, however, apply a Market Value Adjustment to a transfer from the Fixed Account to the Loan Account. If we do, we will increase or decrease the amount remaining in the Fixed Account by the amount of the Market Value Adjustment, so that the net amount transferred to the Loan Account will equal the desired loan amount. We will charge a Withdrawal Charge and apply a Market Value Adjustment, if applicable, on a distribution to repay the loan in full, in the event of loan default.

We will credit interest to the amounts in the Loan Account. The annual interest rate credited to the Loan Account will be the greater of: (a) 3%; or (b) the loan interest rate minus 2.25%. The value of the amounts in the Loan Account are not affected by the changes in the value of the Sub-Accounts.

When you take out a loan, we will set the loan interest rate. That rate will apply to your loan until it is repaid. From time to time, we may change the loan interest rate applicable to new loans. We also reserve the right to change the terms of new loans.

We will subtract the outstanding Contract loan balance, including accrued but unpaid interest, from:

1)	the Death Proceeds;

2)	surrender proceeds;

3)	the amount available for partial withdrawal;

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4)	the amount applied on the Annuity Date to provide annuity payments; and

5)	the amount applied on the Annuity Date to provide annuity payments under the Enhanced Income Benefit Rider, Enhanced Death and Income Benefit Rider, or the Enhanced Death and Income Benefit Rider II.

Usually you must repay a Contract loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. We may permit a repayment period of 15 or 30 years if the loan proceeds are used to acquire your principal residence. We may also permit other repayment periods.

You must mark your loan repayments as such. We will assume that any payment received from you is a Purchase Payment, unless you tell us otherwise. Generally, loan payments are allocated to the Sub-Account(s) in the proportion that you have selected for Purchase Payments. Allocations of loan payments are not permitted to the Fixed Accounts (Guaranteed Maturity Fixed Account and Dollar Cost Averaging Fixed Account Option). If your Purchase Payment allocation includes any of the Fixed Accounts, the percentages allocated to the Fixed Accounts will be allocated instead to the Fidelity® VIP Government Money Market, Initial Class Sub-Account.

If you do not make a loan payment when due, we will continue to charge interest on your loan. We also will declare the entire loan in default. We will subtract the defaulted loan balance plus accrued interest from any future distribution under the Contract and keep it in payment of your loan. Any defaulted amount plus interest will be treated as a distribution for tax purposes (as permitted by law). As a result, you may be required to pay taxes on the defaulted amount and incur the early withdrawal tax penalty. We will capitalize interest on a loan in default.

Any outstanding loan balance not paid back under plan rules after termination of employment becomes taxable in the year of default. Under the Tax Cuts and Jobs Act, for defaults related to termination of employment after 2017, an individual has until the due date of that year’s return (including extensions) to roll over the outstanding loan amount to an IRA or qualified employer plan.

If the total loan balance exceeds the Surrender Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If we do not receive payment of this amount within 31 days after we mail this notice, we will terminate your Contract.

We may defer making any loan for 6 months after you ask us for a loan, unless the loan is to pay a premium to us.

Withdrawals (Redemptions). Except as explained below, you may redeem a Contract for all or a portion of its Contract Value before the Annuity Date. We may impose a Withdrawal Charge, which would reduce the amount paid to you upon redemption. The Withdrawal Charges are described in the “Sales Charges” section of this prospectus. Withdrawals from the Fixed Account may be increased or decreased by a Market Value Adjustment, as described in the “Market Value Adjustment” section of this prospectus.

In general, you must withdraw at least $50 at a time. You may also withdraw a lesser amount if you are withdrawing your entire interest in a Sub-Account. If your request for a partial withdrawal would reduce the Contract Value to less than $500, we may treat it as a request for a withdrawal of your entire Contract Value, as described in the “Minimum Contract Value” section of this prospectus. Your Contract will terminate if you withdraw all of your Contract Value.

Withdrawals taken prior to annuitization are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distribution of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1⁄2 may be subject to an additional 10% federal tax penalty.

We may be required to withhold 20% of withdrawals and distributions from Contracts issued in connection with certain Qualified Plans, as described in the “Income Tax Withholding on Tax Qualified Contracts” section of this prospectus.

To make a withdrawal, you must send us a written withdrawal request or systematic withdrawal program enrollment form. You may obtain the required forms from us at the address and phone number given on the first page of this prospectus.

WRITTEN REQUESTS IN GOOD ORDER

Written requests must include sufficient information and/or documentation, and be sufficiently clear, to enable us to complete your request without the need to exercise discretion on our part to carry it out. You may contact our Customer Service Center to learn what information we require for your particular request to be in “good order.” Additionally, we may require that you submit your request on our form. We reserve the right to determine whether any particular request is in good order, and to change or waive any good order requirements at any time.

For partial withdrawals, you may allocate the amount among the Sub-Accounts and the Fixed Accounts. If we do not receive allocation instructions from you, we usually will allocate the partial withdrawal proportionately among the Sub-Accounts and the Guaranteed Maturity Fixed Account Options based upon the balance of the Sub-Accounts and the Guaranteed Maturity Fixed Account Options, with any remainder being distributed from the Dollar Cost Averaging Fixed Account Option. You may not make a partial withdrawal from the Fixed Account in an amount greater than the total amount of the partial withdrawal multiplied by the ratio of the value of the Fixed Account to the Contract Value immediately before the partial withdrawal.

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If you request a total withdrawal, you must send us your Contract. The Surrender Value will equal the Contract Value minus any applicable Withdrawal Charge and adjusted by any applicable Market Value Adjustment. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract as described in the “Administrative Charges” section of this prospectus. We determine the Surrender Value based on the Contract Value next computed after we receive a properly completed surrender request. We will usually pay the Surrender Value within seven days after the day we receive a completed request form. However, we may suspend the right of withdrawal from the Separate Account or delay payment for withdrawals for more than seven days in the following circumstances:

1)	whenever the New York Stock Exchange (“NYSE”) is closed (other than customary weekend and holiday closings);

2)	when trading on the NYSE is restricted or an emergency exists, as determined by the SEC, so that disposal of the Separate Account’s investments or determination of Accumulation Unit Values is not reasonably practicable; or

3)	at any other time permitted by the SEC for your protection.

In addition, we may delay payment of the Surrender Value in the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment from the Fixed Account for more than 30 days, we will pay interest as required by applicable law.

You may withdraw amounts attributable to contributions made pursuant to a salary reduction agreement (in accordance with Section 403(b) (11) of the Code) only in the following circumstances:

1)	when you attain age 59 1/2;

2)	when you terminate your employment with the plan sponsor;

3)	upon your death;

4)	upon your disability as defined in Section 72(m)(7) of the Code;

5)	or in the case of hardship.

If you seek a hardship withdrawal, you may only withdraw amounts attributable to your Purchase Payments; you may not withdraw any earnings. These limitations on withdrawals apply to:

1)	salary reduction contributions made after December 31, 1988;

2)	income attributable to such contributions; and

3)	income attributable to amounts held as of December 31, 1988.

The limitations on withdrawals do not affect transfers between certain Qualified Plans. Additional restrictions and limitations may apply to distributions from any Qualified Plan. Tax penalties may also apply. You should seek tax advice regarding any withdrawals or distributions from Qualified Plans.

Systematic Withdrawal Program. If your Contract is a non-Qualified Contract or IRA, you may participate in our Systematic Withdrawal Program. You must complete an enrollment form and send it to us. You must complete the withholding election section of the enrollment form before the systematic withdrawals will begin. You may choose withdrawal payments of a flat dollar amount, earnings, or a percentage of Purchase Payments. You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis. Systematic withdrawals will be deducted from your Sub-Account and Fixed Account balances, excluding the Dollar Cost Averaging Fixed Account, on a pro rata basis.

Depending on fluctuations in the net asset value of the Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. The minimum amount of each systematic withdrawal is $50.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

ERISA Plans. A married participant may need spousal consent to receive a distribution from a Contract issued in connection with a Qualified Plan or a Non-Qualified Plan covered by to Title 1 of ERISA. You should consult an adviser.

MINIMUM CONTRACT VALUE

If as a result of withdrawals your Contract Value would be less than $500 and you have not made any Purchase Payments during the previous three full calendar years, we may terminate your Contract and distribute its Surrender Value to you. Before we do this, we will give you 60 days notice. We will not terminate your Contract on this ground if the Contract Value has fallen below $500 due to either a decline in Accumulation Unit Value or the imposition of fees and charges. In addition, in some states we are not permitted to terminate Contracts on this ground. Different rules may apply to Contracts issued in connection with Qualified Plans.

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Contract Charges

We assess charges under the Contract in three ways:

1)	as deductions from Contract Value for contract maintenance charges and, if applicable, for premium taxes;

2)	as charges against the assets of the Separate Account for administrative expenses and for the assumption of mortality and expense risks; and

3)	as Withdrawal Charges (contingent deferred sales charges) subtracted from withdrawal and surrender payments.

In addition, certain deductions are made from the assets of the Portfolios for investment management fees and expenses. Those fees and expenses are summarized in the “Fee Tables” section of this prospectus, and described more fully in the Prospectuses and Statements of Additional Information for the Portfolios.

Mortality and Expense Risk Charge. We deduct a mortality and expense risk charge from each Sub-Account during each Valuation Period. The mortality and expense risk charge is equal, on an annual basis, to 1.15% of the net asset value of each Sub-Account. The mortality risks arise from our contractual obligations:

1)	to make annuity payments after the Annuity Date for the life of the Annuitant(s);

2)	to waive the Withdrawal Charge upon your death; and

3)	to provide the Death Benefit prior to the Annuity Date. A detailed explanation of the Death Benefit may be found in the “Other Contract Benefits” section of this prospectus.

The expense risk is that it may cost us more to administer the Contracts and the Separate Account than we receive from the contract maintenance charge and the administrative expense charge. We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Period and the Annuity Period.

If you select the Enhanced Death Benefit Rider, your mortality and expense risk charge will be 1.35% of the net asset value of each Sub-Account. If you select the Enhanced Income Rider, your mortality and expense risk charge will be 1.50% of daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider, your mortality and expense risk charge will be 1.55% of daily net asset value of each Sub-Account. If you select the Enhanced Death and Income Benefit Rider II, your mortality and expense risk charge will be 1.70% of daily net asset value of each Sub-Account. We charge a higher mortality and expense risk charge for the Riders to compensate us for the additional risk that we accept by providing the Riders. We will calculate a separate Accumulation Unit Value for the base Contract, and for Contracts with each type of Rider, in order to reflect the difference in the mortality and expense risk charges.

ADMINISTRATIVE CHARGES

Contract Maintenance Charge. We charge an annual contract maintenance charge of $35 on your Contract. The amount of this charge is guaranteed not to increase. This charge reimburses us for our expenses incurred in maintaining your Contract.

Before the Annuity Date, we assess the contract maintenance charge on each Contract Anniversary. To obtain payment of this charge, on a pro rata basis we will allocate this charge among the Sub-Accounts to which you have allocated your Contract Value, and redeem Accumulation Units accordingly. We will waive this charge if you pay more than $50,000 in Purchase Payments or if you allocate all of your Contract Value to the Fixed Account. If you surrender your Contract, we will deduct the full $35 charge as of the date of surrender, unless your Contract qualifies for a waiver.

After the Annuity Date and if allowed in your state, we will subtract this charge in equal parts from each of your annuity payments. We will waive this charge if on the Annuity Date your Contract Value is $50,000 or more or if all of your annuity payments are Fixed Annuity payments.

Administrative Expense Charge. We deduct an administrative expense charge from each Sub-Account during each Valuation Period. This charge is equal, on an annual basis, to 0.10% of the net asset value of the Sub-Accounts. This charge is designed to compensate us for the cost of administering the Contracts and the Separate Account. The administrative expense charge is assessed during both the Accumulation Period and the Annuity Period.

Transfer Fee. We currently are waiving the transfer fee. The Contract, however, permits us to charge a transfer fee of $10 on the second and each subsequent transaction in each calendar month in which transfer(s) are effected between Subaccount(s) and/or the Fixed Account. We will notify you if we begin to charge this fee. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or Portfolio Rebalancing program.

The transfer fee will be deducted from Contract Value that remains in the Subaccount(s) or Fixed Account from which the transfer was made. If that amount is insufficient to pay the transfer fee, we will deduct the fee from the transferred amount.

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SALES CHARGES

Withdrawal Charge. We may charge a Withdrawal Charge, which is a contingent deferred sales charge, upon certain withdrawals.

As a general rule, the Withdrawal Charge equals a percentage of Purchase Payments withdrawn that are: (a) less than seven years old; and (b) not eligible for a free withdrawal. The applicable percentage depends on how many years ago you made the Purchase Payment being withdrawn, as shown in this chart:

CONTRIBUTION YEAR	WITHDRAWAL CHARGE PERCENTAGE
First and Second	7%
Third and Fourth	6%
Fifth	5%
Sixth	4%
Seventh	3%
Eighth and later	0%

When we calculate the Withdrawal Charge, we do not take any applicable Market Value Adjustment into consideration. Beginning on January 1, 2004, if you make a withdrawal before the Annuity Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

We subtract the Withdrawal Charge from the Contract Value remaining after your withdrawal. As a result, the decrease in your Contract Value will be greater than the withdrawal amount requested and paid.

For purposes of determining the Withdrawal Charge, the Contract Value is deemed to be withdrawn in the following order:

First. Earnings - the current Contract Value minus all Purchase Payments that have not previously been withdrawn;

Second. “Old Purchase Payments” - Purchase Payments received by us more than seven years before the date of withdrawal that have not been previously withdrawn;

Third. Any additional amounts available as a “Free Withdrawal,” as described on below;

Fourth. “New Purchase Payments” - Purchase Payments received by us less than seven years before the date of withdrawal. These Payments are deemed to be withdrawn on a first-in, first-out basis.

No Withdrawal Charge is applied in the following situations:

•	on annuitization;

•	the payment of a Death Benefit;

•	a free withdrawal amount, as described below;

•	certain withdrawals for Contracts issued under 403(b) plans or 401 plan under our prototype as described below;

•	withdrawals taken to satisfy IRS minimum distribution rules;

•	withdrawals that qualify for one of the waiver benefits described below; and

•	withdrawal under Contracts issued to employees of Lincoln Benefit Life Company or its affiliates, Surety Life Insurance Company and Allstate Financial Services, L.L.C., or to their spouses or minor children if those individuals reside in the State of Nebraska.

We will never waive or eliminate a Withdrawal Charge where such waiver or elimination would be unfairly discriminatory to any person or where it is prohibited by state law.

We may waive withdrawal charges if this Contract is surrendered, and the entire proceeds of the surrender are directly used to purchase a new Contract also issued by us or any affiliated company. Such waivers will be granted on a non-discriminatory basis.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59  1/2, may be subject to an additional 10% federal tax penalty. The amount of your withdrawal may be affected by a Market Value Adjustment. Additional restrictions may apply to Contracts held in Qualified Plans. We outline the tax requirements applicable to withdrawals in the “Taxation of Partial and Full Withdrawals” section of this prospectus. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

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Free Withdrawal. Withdrawals of the following amounts are never subject to the Withdrawal Charge:

•	In any Contract Year, the greater of: (a) earnings that have not previously been withdrawn; or (b) 15 percent of New Purchase Payments; and

•	Any Old Purchase Payments that have not been previously withdrawn.

However, even if you do not owe a Withdrawal Charge on a particular withdrawal, you may still owe taxes or penalty taxes, or be subject to a Market Value Adjustment. The tax treatment of withdrawals is summarized in the “Taxes” section of this prospectus.

WAIVER BENEFITS

General. If approved in your state, we will offer the three waiver benefits described below. In general, if you qualify for one of these benefits, we will permit you to make one or more partial or full withdrawals without paying any otherwise applicable Withdrawal Charge or Market Value Adjustment. While we have summarized those benefits here, you should consult your Contract for the precise terms of the waiver benefits.

Some Qualified Plans may not permit you to utilize these benefits. Also, even if you do not need to pay our Withdrawal Charge because of these benefits, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

Confinement Waiver Benefit. Under this benefit, we will waive the Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if the following conditions are satisfied:

1)	Any Contract Owner or the Annuitant, if the Contract is owned by a company or other legal entity, is confined to a long term care facility or a hospital for at least 90 consecutive days. The Owner or Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2)	You request the withdrawal no later than 90 days following the end of the Owner or Annuitant’s stay at the long term care facility or hospital. You must provide written proof of the stay with your withdrawal request; and

3)	A physician must have prescribed the stay and the stay must be medically necessary.

You may not claim this benefit if the physician prescribing the Owner or Annuitant’s stay in a long term care facility is the Owner or Annuitant or a member of the Owner or Annuitant’s immediate family.

Terminal Illness Waiver Benefit. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on all withdrawals under your Contract if, at least 30 days after the Issue Date, you, or the Annuitant if the Owner is not a living person, are diagnosed with a terminal illness. We may require confirmation of the diagnosis as provided in the Contract.

Unemployment Waiver Benefit. Under this benefit, we will waive any Withdrawal Charge and Market Value Adjustment on one partial or full withdrawal from your Contract, if you meet the following requirements:

1)	you become unemployed at least 1 year after the Issue Date;

2)	you receive unemployment compensation for at least 30 consecutive days as a result of that unemployment; and

3)	you claim this benefit within 180 days of your initial receipt of unemployment compensation.

You may exercise this benefit once before the Annuity Date.

Waiver of Withdrawal Charge For Certain Qualified Plan Withdrawals. For Contracts issued under a Section 403(b) plan or a Section 401 plan under our prototype, we will waive the Withdrawal Charge when:

1)	the Annuitant becomes disabled (as defined in Section 72(m)(7)) of the Code;

2)	the Annuitant reaches age 59 1/2 and at least 5 Contract Years have passed since the Contract was issued;

3)	at least 15 Contract Years have passed since the Contract was issued.

Our prototype is a Section 401 Defined Contribution Qualified Retirement plan. This plan may be established as a Money Purchase plan, a Profit Sharing plan, or a paired plan (Money Purchase and Profit Sharing). For more information about our prototype plan, call us at 1-800-457-7617.

Premium Taxes. We will charge premium taxes or other state or local taxes against the Contract Value, including Contract Value that results from amounts transferred from existing policies (Section 1035 exchange) issued by us or other insurance companies. Some states assess premium taxes when Purchase Payments are made; others assess premium taxes when annuity payments begin. We will deduct any applicable premium taxes upon full surrender, death, or annuitization. Premium taxes generally range from 0% to 3.5%.

Deduction For Separate Account Income Taxes. We may assess a charge against the Sub-accounts and the Fixed Rate Options equal to any taxes which may be imposed upon the Separate Account. We may pay company income taxes on the taxable corporate earnings created by this Separate Account product. While we may consider company income taxes when pricing our products, we do

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not currently include such income taxes in the charges you pay under the contract. We will periodically review the issue of charging for these taxes and may impose a charge in the future. In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including Separate Account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the Separate Account annuity contracts because (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the charges you pay under the contract.

Our status under the Code is briefly described in the “Taxes” section of this prospectus.

Other Expenses.

You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Sub-Accounts to which you allocate your Contract value. For a summary of current estimates of those charges and expenses, see page 3. For more detailed information about those charges and expenses, please refer to the prospectuses for the appropriate Portfolios. We receive compensation from the investment advisers or administrators or the Portfolios in connection with administrative service and cost savings experienced by the investment advisers or administrators. We collect this compensation under agreements between us and the Portfolio’s investment adviser, administrators or distributors, and is calculated based on a percentage of the average assets allocated to the Portfolio.

Taxes

The following discussion is general and is not intended as tax advice. Lincoln Benefit makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a tax adviser.

TAXATION OF LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Separate Account is not an entity separate from Lincoln Benefit, and its operations form a part of Lincoln Benefit, it will not be taxed separately. Investment income and realized capital gains of the Separate Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Lincoln Benefit believes that the Separate Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Lincoln Benefit does not anticipate that it will incur any federal income tax liability attributable to the Separate Account, and therefore Lincoln Benefit does not intend to make provisions for any such taxes. Lincoln Benefit will periodically review the issue of charging for taxes on investment income or capital gains of the Separate Account, and may impose a charge against the Separate Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL

Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

•	the Contract Owner is a natural person,

•	the investments of the Separate Account are “adequately diversified” according to Treasury Department regulations, and

•	Lincoln Benefit is considered the owner of the Separate Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

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Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Separate Account must be “adequately diversified” consistent with standards under Treasury Department regulations. If the investments in the Separate Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Lincoln Benefit does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Separate Account. If this occurs, income and gain from the Separate Account assets would be includible in your gross income. Lincoln Benefit does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Separate Account. However, we make no guarantee that such modification to the Contract will be successful.

Cost Basis. Generally, the cost basis in an annuity not associated with a qualified retirement plan is the amount you pay into your annuity, or into annuity exchanged for your annuity, on an after-tax basis less any withdrawals of such payments. Cost basis for a qualified retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible contributions to a traditional IRA. We do not track cost basis for qualified retirement plans, which is the responsibility of the Contract Owner.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, the amount you receive will be taxed as ordinary income, rather than as return of cost basis, without regard to surrender charges, until all gain has been withdrawn. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds your cost basis in the Contract. An exception to this treatment exists for contracts purchased prior to August 14, 1982. Withdrawals are treated as a return of cost basis in the Annuity first until Purchase Payments made before August 14, 1982, are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% tax penalty.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your cost basis in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the cost basis in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the cost basis in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the cost basis in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount may be allowed as a deduction for your last taxable year. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.

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Partial Annuitization

An individual may partially annuitize their non-qualified annuity if the contract so permits. The tax law allows for a portion of a non-qualified annuity, endowment or life insurance contract to be annuitized while the balance is not annuitized. The annuitized portion must be paid out over 10 or more years or over the lives of one or more individuals. The annuitized portion of the contract is treated as a separate contract for purposes of determining taxability of the payments under Section 72 of the Code. We do not currently permit partial annuitization.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

•	if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner’s death;

•	if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner’s death. These requirements are satisfied if any portion of the Contract Owner’s interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner’s death. If the Contract Owner’s designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

•	if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Prior to a 2013 Supreme Court decision, and consistent with Section 3 of the federal Defense of Marriage Act (“DOMA”), same sex marriages under state law were not recognized as same sex marriages for purposes of federal law. However, in United States v. Windsor, the U.S. Supreme Court struck down Section 3 of DOMA as unconstitutional, thereby recognizing a valid same sex marriage for federal law purposes. On June 26, 2015, the Supreme Court ruled in Obergefell v. Hodges that same-sex couples have a constitutional right to marry, thus requiring all states to allow same-sex marriage. The Windsor and Obergefell decisions mean that the federal and state tax law provisions applicable to an opposite sex spouse will also apply to a same sex spouse. Please note that a civil union or registered domestic partnership is generally not recognized as a marriage.

Please consult with your tax or legal advisor for more information.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

•	if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

•	if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Medicare Tax on Net Investment Income. The Patient Protection and Affordable Care Act, enacted in 2010, included a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly, $125,000 for married taxpayers filing separately, $200,000 for single taxpayers, and approximately $12,500 for trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the contract will be considered investment income for purposes of this surtax.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59  1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or becoming totally disabled,

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•	made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made under an immediate annuity and the annuity start date is no more than one year from the date of purchase (the first annuity payment must commence within 13 months of the date of purchase), or

•	attributable to investment in the Contract before August 14, 1982.

You should consult a tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner’s attaining age 59  1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Special Rules in Relation to Tax-free Exchanges Under Section 1035. Section 1035 of the Code permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them. After you elect an Annuity Option, as described in the Annuity Options section earlier in the prospectus, you are not eligible for a tax-free exchange under Section 1035.

Partial Exchanges. The IRS has issued rulings that permit partial exchanges of annuity contracts. Effective for exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 180 days of the date on which the partial exchange was completed, the IRS will apply general tax rules to determine the substance and treatment of the original transfer.

If a partial exchange is retroactively negated, the amount originally transferred to the recipient contract is treated as a withdrawal from the source contract, taxable to the extent of any gain in that contract on the date of the exchange. An additional 10% tax penalty may also apply if the Contract Owner is under age 59 1/2. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the cost basis in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Lincoln Benefit (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING

Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Lincoln Benefit is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer requests payment be made to a U.S. address and provides a taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

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Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities. Please consult with your tax advisor for additional information regarding FATCA.

TAX QUALIFIED CONTRACTS

The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

•	Individual Retirement Annuities (IRAs) under Code Section 408(b);

•	Roth IRAs under Code Section 408A;

•	Simplified Employee Pension (SEP IRA) under Code Section 408(k);

•	Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code Section 408(p);

•	Tax Sheltered Annuities under Code Section 403(b);

•	Corporate and Self Employed Pension and Profit Sharing Plans under Code Section 401; and

•	State and Local Government and Tax-Exempt Organization Deferred Compensation Plans under Code Section 457.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Lincoln Benefit no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Lincoln Benefit can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent’s IRA, TSA, or employer sponsored retirement plan under which the decedent’s surviving spouse is the beneficiary. Lincoln Benefit does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent’s IRA, TSA, or employer sponsored qualified retirement plan. Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

“Qualified distributions” from Roth IRAs are not included in gross income. “Qualified distributions” are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made to a beneficiary after the Contract Owner’s death,

•	attributable to the Contract Owner being disabled, or

•	made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

“Nonqualified distributions” from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70  1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a tax advisor.

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The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Lincoln Benefit reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59  1/2. However, no penalty tax is incurred on distributions:

•	made on or after the date the Contract Owner attains age 59 1/2,

•	made as a result of the Contract Owner’s death or total disability,

•	made in substantially equal periodic payments (as defined by the Code) over the Contract Owner’s life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

•	made after separation from service after age 55 (does not apply to IRAs),

•	made pursuant to an IRS levy,

•	made for certain medical expenses,

•	made to pay for health insurance premiums while unemployed (applies only for IRAs),

•	made for qualified higher education expenses (applies only for IRAs),

•	made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

•	from an IRA or attributable to elective deferrals under a 401(k) plan, 403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual’s participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer’s attaining age 59  1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Lincoln Benefit is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered “eligible rollover distributions.” The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, or if no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Lincoln Benefit is required to withhold federal income tax at a rate of 20% on all “eligible rollover distributions” unless you elect to make a “direct rollover” of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

•	required minimum distributions, or,

•	a series of substantially equal periodic payments made over a period of at least 10 years, or,

•	a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

•	hardship distributions.

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With respect to any Contract held under a Section 457 plan or by the trustee of a Section 401 Pension or Profit Sharing Plan, we will not issue payments directly to a plan participant or beneficiary. Consequently, the obligation to comply with the withholding requirements described above will be the responsibility of the plan.

For all annuitized distributions that are not subject to the 20% withholding requirement, Lincoln Benefit is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer requests payment be made to a U.S. address and provides a taxpayer identification number.

Generally, Code Section 1441 provides that Lincoln Benefit as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8 at issue to certify the owners’ foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien’s country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8(BEN,BEN-E,EXP,ECI,IMY) (Generally a Form W-8BEN is the appropriate form). A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number (“ITIN”). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Certain payees may be subject to the Foreign Accounts Tax Compliance Act (FATCA) which may require 30% mandatory withholding for certain entities. Please consult with your tax advisor for additional information regarding FATCA.

Charitable IRA Distributions. Certain qualified IRA distributions for charitable purposes are eligible for an exclusion from gross income, up to $100,000 for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70  1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be “rolled over” on a tax-deferred basis into an Individual Retirement Annuity. For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12 month rule.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

A traditional Individual Retirement Account or Annuity may be converted or “rolled over” to a Roth Individual Retirement Annuity. The tax law allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. Effective January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Under the Tax Cuts and Jobs Act of 2017, you may no longer recharacterize a conversion to a Roth IRA. However, recharacterizations of 2017 Roth IRA conversions may be allowed up until October 15, 2018. You should consult with your tax adviser before making such a recharacterization. It is still permissible to recharacterize a contribution made to a Roth IRA as a traditional IRA contribution, or a contribution to a traditional IRA as a Roth IRA contribution. Such recharacterization must be completed by the applicable tax return due date (with extensions).

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Annuities Held By Individual Retirement Accounts (commonly known as Custodial IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099-R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant’s surviving spouse as the new Annuitant, if the following conditions are met:

1)	The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2)	The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3)	We receive a complete request for settlement for the death of the Annuitant; and

4)	The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

(a)	The Annuitant’s surviving spouse is the sole beneficiary of the Individual Retirement Account;

(b)	The Annuitant’s surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

(c)	The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse’s election.

Simplified Employee Pension IRA. (SEP IRA) Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2012 or later, then your plan is up to date. If your plan has a revision date prior to March 2012, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590-A and your tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

•	attains age 59 1/2,

•	severs employment,

•	dies,

•	becomes disabled, or

•	incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Lincoln Benefit is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its plan administrator. Unless your contract is grandfathered from certain provisions in these regulations, we will only process certain transactions (e.g, transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions we will not consider your request to be in good order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.

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Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as “H.R.10” or “Keogh”). Such retirement plans may permit the purchase of annuity contracts. Lincoln Benefit no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under Section 401(a): a qualified plan fiduciary or an annuitant owner.

•	A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

•	An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant’s spouse (if applicable), which is consistent with the required IRS language for qualified plans under Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees’ gross income until distributed from the plan. Lincoln Benefit no longer issues annuity contracts to 457 plans.

Late Rollover Self-Certification. After August 24, 2016, you may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a new self-certification procedure established by the IRS. Please consult your tax or legal adviser regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.

ERISA Requirements

ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.

Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

Please consult with your tax adviser if you have any questions about ERISA and these disclosure requirements.

Spousal Consent Rules for Retirement Plans - Qualified Annuities

If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment,

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your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated Beneficiary.

Gifts and Generation-skipping Transfers

The transfer of the contract or designation of a beneficiary may have federal, state, and/or local transfer and inheritance tax consequences, including the imposition of gift, estate, and generation-skipping transfer taxes. For example, the transfer of the contract to, or the designation as a beneficiary of, or the payment of proceeds to, a person who is assigned to a generation which is two or more generations below the generation assignment of the owner may have generation skipping transfer tax consequences under federal tax law. The individual situation of each contract owner or beneficiary will determine the extent, if any, to which federal, state, and local transfer and inheritance taxes may be imposed and how ownership or receipt of contract proceeds will be treated for purposes of federal, state and local estate, inheritance, generation skipping and other taxes. Under certain circumstances, the Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS. Additionally, if you transfer your Annuity to another person for less than adequate consideration, there may be federal or state income tax consequences. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Description of Lincoln Benefit Life Company and the Separate Account

LINCOLN BENEFIT LIFE COMPANY

Lincoln Benefit is a stock life insurance company organized under the laws of the state of Nebraska in 1938. Our legal domicile and principal business address is 1221 N Street, Suite 200, Lincoln, NE 68508. Lincoln Benefit is a wholly-owned subsidiary of LBL HoldCo II, Inc., a Delaware corporation, which is a wholly-owned, indirect subsidiary of Resolution Life L.P., a Bermuda limited partnership, and Resolution Life (Parallel) Partnership, a Bermuda-based partnership.

We are authorized to conduct life insurance and annuity business in the District of Columbia, U.S. Virgin Islands and all states except New York. We will market the Contract everywhere we conduct variable annuity business. The Contracts offered by this prospectus are issued by us and will be funded in the Separate Account and/or the Fixed Account.

Lincoln Benefit has reinsurance agreements whereby certain premiums, contract charges, interest credited to contract holder funds, benefits and expenses are ceded to Allstate Life Insurance Company (“Allstate Life”) and other non-affiliated reinsurers. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of these transactions or agreements has changed the fact that we are primarily liable to you for your Contract.

SEPARATE ACCOUNT

Lincoln Benefit Life Variable Annuity Account was originally established in 1992, as a segregated asset account of Lincoln Benefit. The Separate Account meets the definition of a “separate account” under the federal securities laws and is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. The SEC does not supervise the management of the Separate Account or Lincoln Benefit.

We own the assets of the Separate Account, but we hold them separate from our other assets. To the extent that these assets are attributable to the Contract Value of the Contracts offered by this prospectus, these assets are not chargeable with liabilities arising out of any other business we may conduct. Income, gains, and losses, whether or not realized, from assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to our other income, gains, or losses. Our obligations arising under the Contracts are general corporate obligations of Lincoln Benefit.

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The Separate Account is divided into Sub-Accounts. The assets of each Sub-Account are invested in the shares of one of the Portfolios. We do not guarantee the investment performance of the Separate Account, its Sub-Accounts or the Portfolios. Values allocated to the Separate Account and the amount of Variable Annuity payments will rise and fall with the values of shares of the Portfolios and are also reduced by Contract charges. We may also use the Separate Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Separate Account.

We have included additional information about the Separate Account in the Statement of Additional Information. You may obtain a copy of the Statement of Additional Information by writing to us or calling us at 1-800-457-7617. See also the “Table of Contents of the Statement of Additional Information” section of this prospectus.

State Regulation of Lincoln Benefit. We are subject to the laws of Nebraska and regulated by the Nebraska Department of Insurance. Every year we file an annual statement with the Department of Insurance covering our operations for the previous year and our financial condition as of the end of the year. We are inspected periodically by the Department of Insurance to verify our contract liabilities and reserves. Our books and records are subject to review by the Department of Insurance at all times. We are also subject to regulation under the insurance laws of every jurisdiction in which we operate.

Financial Statements. The financial statements and related financial statement schedules of Lincoln Benefit and the financial statements of the Separate Account, which are comprised of the financial statements of the underlying Sub-Accounts, are set forth in the Statement of Additional Information.

Administration. We have primary responsibility for all administration of the Contracts and the Separate Account. We entered into an administrative services agreement with Allstate Life. Allstate Life entered into an administrative services agreement with The Prudential Insurance Company of America (“PICA”) pursuant to which PICA or an affiliate provides administrative services to the Separate Account and the Contracts on our behalf. In addition, PICA entered into a master services agreement with SE2, LLC, of 5801 SW 6th Avenue, Topeka, Kansas 66636, whereby SE2, LLC provides certain business process outsourcing services with respect to the Contracts. SE2, LLC may engage other service providers to provide certain administrative functions. These service providers may change over time, and as of December 31, 2017, consisted of the following: NTT DATA, Inc. (administrative services) located at 100 City Square, Boston, MA 02129; Donnelley Financial Solutions, Inc. (compliance printing and mailing) located at 35 West Wacker Drive, Chicago, IL 60601; Stacks LLC (f/k/a Jayhawk File Express, LLC) (file storage and document destruction) located at 601 E. 5th Street, Topeka, KS 66601-2596; TierPoint, LLC (f/k/a Co-Sentry.net, LLC) (back-up printing and disaster recovery) located at 9394 West Dodge Rd, Suite 100, Omaha, NE 68114; SOVOS Compliance (f/k/a Convey Compliance Systems, Inc.) (withholding calculations and tax statement mailing) located at 3650 Annapolis Lane, Suite 190, Plymouth, MN 55447; Veritas Document Solutions, LLC (compliance mailings) located at 913 Commerce Ct, Buffalo Grove, IL 60089; Records Center of Topeka, a division of Underground Vaults & Storage, Inc. (back-up tapes storage) located at 1540 NW Gage Blvd. #6, Topeka, KS 66618; Venio LLC, d/b/a Keane (lost shareholder search) located at PO Box 1508, Southeastern, PA 19399-1508; DST Systems, Inc. (FAN mail, positions, prices) located at 333 West 11 Street, 5th Floor, Kansas City, MO 64105.

In administering the Contracts, the following services are provided, among others:

•	maintenance of Contract Owner records;

•	Contract Owner services;

•	calculation of unit values;

•	maintenance of the Separate Account; and

•	preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error. Correspondence you send by regular mail to our service center should be sent to P.O. Box 758566, Topeka, KS 66675-8566. Your correspondence will be picked up at this address and then delivered to our service center. Your correspondence is not considered received by us until it is received at our service center. Where this prospectus refers to the day when we receive a purchase payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our service center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our service center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

43

We are at risk for cyber security failures or breaches of our information and processing systems and the systems of our business partners that could have negative impacts on you. These impacts include, but are not limited to, potential financial losses under your Contract, your inability to conduct transactions under your Contract, our inability to calculate your Contract’s values, and the disclosure of your personal or confidential information. For more information about these cyber security risks, see the Statement of Additional Information.

44

Distribution of Contracts

Please note that these Contracts are no longer available for new sales. The information provided in this section is for informational purposes only.

The Contracts described in this prospectus are sold by registered representatives of broker-dealers who are our licensed insurance agents, either individually or through an incorporated insurance agency. Commissions paid to broker-dealers may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 6% of all Purchase Payments (on a present value basis). From time to time, we may offer additional sales incentives of up to 1% of Purchase Payments to broker-dealers who maintain certain sales volume levels.

Allstate Distributors, L.L.C. (“ADLLC”), located at 3075 Sanders Road, Northbrook, IL 60062-7154 serves as distributor of the Contracts. ADLLC is a wholly owned subsidiary of Allstate Life. ADLLC is a registered broker dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority.

Lincoln Benefit does not pay ADLLC a commission for distribution of the Contracts. The underwriting agreement with ADLLC provides that we will reimburse ADLLC for expenses incurred in distributing the Contracts, including liability arising out of services we provide on the Contracts.

Lincoln Benefit and ADLLC have also entered into wholesaling agreements with certain independent contractors and their broker-dealers. Under these agreements, compensation based on a percentage of premium payments and/or Contract values is paid to the wholesaling broker-dealer for the wholesaling activities of their registered representative.

Legal Proceedings

There are no pending legal proceedings affecting the Separate Account. Lincoln Benefit is engaged in routine lawsuits which, in our management’s judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

Legal Matters

Matters of Nebraska law pertaining to the Contract, including the validity of the Contract and Lincoln Benefit’s right to issue the Contract under Nebraska law, have been passed upon by Lamson Dugan & Murray LLP, Omaha, Nebraska.

Registration Statement

We have filed a registration statement with the SEC, under the Securities Act of 1933 as amended, with respect to the Contracts covered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement and the exhibits for further information concerning the Separate Account, Lincoln Benefit, and the Contracts. The descriptions in this prospectus of the Contracts and other legal instruments are summaries. You should refer to those instruments as filed for the precise terms of those instruments. You may inspect and obtain copies of the registration statement as described on the cover page of this prospectus.

About Lincoln Benefit Life Company

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The variable annuities described in this prospectus fall within the exemption provided under rule 12h-7. We rely on the exemption provided under rule 12h-7 and do not file reports under the Exchange Act.

45

Table of Contents of Statement of Additional Information

The Contract
Annuity Payments
Initial Monthly Annuity Payment
Subsequent Monthly Payments
Transfers After Annuity Date
Annuity Unit Value
Illustrative Example of Annuity Unit Value Calculation
Illustrative Example of Variable Annuity Payments
Cyber Security Risk
Experts
Financial Statements

46

APPENDIX A – ACCUMULATION UNIT VALUES

Appendix A presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Sub-Account since the Sub-Accounts were first offered under the Contracts; for a maximum of 10 years. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract; as well as outstanding units for each such sub-accounts, which may include other variable annuities offered, as of the dates shown. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.

LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE

SUB-ACCOUNT*

Basic Policy

Mortality & Expense = 1.15

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class I-2
2008	$22.61300	$12.25211	182,353
2009	$12.25211	$18.28343	147,379
2010	$18.28343	$20.58915	125,277
2011	$20.58915	$20.27238	102,062
2012	$20.27238	$23.68403	78,761
2013	$23.68403	$31.62078	65,750
2014	$31.62078	$35.52307	58,244
2015	$35.52307	$37.25367	52,334
2016	$37.25367	$36.97736	46,003
2017	$36.97736	$47.87071	39,188
Alger Growth & Income Portfolio - Class I-2
2008	$14.87000	$8.88910	189,627
2009	$8.88910	$11.60311	144,735
2010	$11.60311	$12.86492	102,497
2011	$12.86492	$13.53250	80,128
2012	$13.53250	$15.01347	64,595
2013	$15.01347	$19.26304	55,508
2014	$19.26304	$21.40470	51,188
2015	$21.40470	$21.34534	44,622
2016	$21.34534	$23.24013	41,390
2017	$23.24013	$27.84597	39,041
Alger Large Cap Growth Portfolio - Class I-2
2008	$14.46000	$7.68921	252,531
2009	$7.68921	$11.20619	202,899
2010	$11.20619	$12.54858	159,401
2011	$12.54858	$12.34990	114,291
2012	$12.34990	$13.39931	90,699
2013	$13.39931	$17.87512	81,073
2014	$17.87512	$19.59239	72,833
2015	$19.59239	$19.68116	65,250
2016	$19.68116	$19.27635	58,065
2017	$19.27635	$24.45671	51,019
Alger Mid Cap Growth Portfolio - Class I-2
2008	$26.11900	$10.74139	307,529
2009	$10.74139	$16.09281	251,589
2010	$16.09281	$18.97353	201,160
2011	$18.97353	$17.18757	154,396
2012	$17.18757	$19.72486	126,168
2013	$19.72486	$26.46165	97,572
2014	$26.46165	$28.22633	82,799
2015	$28.22633	$27.43959	74,353
2016	$27.43959	$27.36360	65,314
2017	$27.36360	$35.07580	51,019

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Alger SmallCap Growth Portfolio - Class I-2
2008	$14.97600	$7.89761	187,715
2009	$7.89761	$11.34883	171,410
2010	$11.34883	$14.04291	140,374
2011	$14.04291	$13.42737	117,145
2012	$13.42737	$14.91765	92,887
2013	$14.91765	$19.77986	75,544
2014	$19.77986	$19.61941	61,624
2015	$19.61941	$18.73272	55,890
2016	$18.73272	$19.65486	46,055
2017	$19.65486	$24.98873	33,134
ClearBridge Variable Large Cap Value Portfolio-Class I
2008	$13.81100	$8.78081	26,875
2009	$8.78081	$10.79636	20,239
2010	$10.79636	$11.67141	17,945
2011	$11.67141	$12.09760	17,154
2012	$12.09760	$13.91880	16,971
2013	$13.91880	$18.19547	17,545
2014	$18.19547	$20.07339	15,298
2015	$20.07339	$19.25549	9,148
2016	$19.25549	$21.48933	5,939
2017	$21.48933	$24.37178	5,690
Deutsche VSI: Bond VIP - Class A
2008	$14.06400	$11.56037	255,646
2009	$11.56037	$12.56612	186,602
2010	$12.56612	$13.25279	155,647
2011	$13.25279	$13.83264	108,411
2012	$13.83264	$14.72214	82,736
2013	$14.72214	$14.09880	69,186
2014	$14.09880	$14.84713	50,085
2015	$14.84713	$14.61983	46,046
2016	$14.61983	$15.29456	43,016
2017	$15.29456	$15.98593	39,174
Deutsche VSI: Core Equity VIP - Class A
2008	$11.35500	$6.91764	49,772
2009	$6.91764	$9.16448	38,191
2010	$9.16448	$10.35365	21,260
2011	$10.35365	$10.21050	20,105
2012	$10.21050	$11.67798	17,593
2013	$11.67798	$15.83783	17,088
2014	$15.83783	$17.49064	15,990
2015	$17.49064	$18.17980	14,822
2016	$18.17980	$19.83623	10,538
2017	$19.83623	$23.70823	10,331
Deutsche VSI: CROCI® International VIP - Class A
2008	$15.80500	$8.08292	101,279
2009	$8.08292	$10.65813	69,353
2010	$10.65813	$10.69668	54,718
2011	$10.69668	$8.80273	41,799
2012	$8.80273	$10.48792	31,677
2013	$10.48792	$12.45281	41,029
2014	$12.45281	$10.85120	33,147
2015	$10.85120	$10.12890	15,779
2016	$10.12890	$10.07722	14,031
2017	$10.07722	$12.13822	11,502

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Deutsche VSI: Global Small Cap VIP - Class A
2008	$26.49900	$13.09359	97,138
2009	$13.09359	$19.16424	83,558
2010	$19.16424	$23.96811	72,183
2011	$23.96811	$21.32773	61,099
2012	$21.32773	$24.29959	42,306
2013	$24.29959	$32.62300	35,943
2014	$32.62300	$30.88731	29,476
2015	$30.88731	$30.85765	22,688
2016	$30.85765	$30.95442	20,609
2017	$30.95442	$36.69234	12,736
Deutsche VSII: Global Income Builder VIP - Class A
2008	$11.95000	$8.57610	165,654
2009	$8.57610	$10.45406	114,278
2010	$10.45406	$11.48320	87,837
2011	$11.48320	$11.17933	63,813
2012	$11.17933	$12.47306	52,594
2013	$12.47306	$14.36630	46,688
2014	$14.36630	$14.73126	41,478
2015	$14.73126	$14.33845	38,344
2016	$14.33845	$15.12564	31,863
2017	$15.12564	$17.40890	28,550
Federated Fund for U.S. Government Securities II
2008	$14.14600	$14.56785	494,396
2009	$14.56785	$15.13633	374,113
2010	$15.13633	$15.72071	305,850
2011	$15.72071	$16.42295	238,391
2012	$16.42295	$16.70103	220,033
2013	$16.70103	$16.15529	179,191
2014	$16.15529	$16.69200	132,457
2015	$16.69200	$16.56996	116,141
2016	$16.56996	$16.62753	103,485
2017	$16.62753	$16.73758	93,958
Federated High Income Bond Fund II
2008	$13.36800	$9.76990	344,383
2009	$9.76990	$14.74790	260,044
2010	$14.74790	$16.71012	201,597
2011	$16.71012	$17.35582	164,486
2012	$17.35582	$19.65874	148,235
2013	$19.65874	$20.77125	133,814
2014	$20.77125	$21.06536	112,577
2015	$21.06536	$20.26851	100,418
2016	$20.26851	$22.98380	84,638
2017	$22.98380	$24.27461	56,164
Federated Managed Volatility Fund II
2008	$10.25300	$8.06194	102,548
2009	$8.06194	$10.21320	101,513
2010	$10.21320	$11.30524	68,578
2011	$11.30524	$11.69811	50,687
2012	$11.69811	$13.11784	46,621
2013	$13.11784	$15.77167	46,726
2014	$15.77167	$16.18483	40,121
2015	$16.18483	$14.77584	38,435
2016	$14.77584	$15.71498	32,856
2017	$15.71498	$18.33117	28,701

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Initial Class
2008	$14.47400	$10.18899	202,629
2009	$10.18899	$12.99191	144,646
2010	$12.99191	$14.66085	116,581
2011	$14.66085	$14.10838	93,211
2012	$14.10838	$15.67178	74,411
2013	$15.67178	$17.90805	63,012
2014	$17.90805	$18.71717	54,882
2015	$18.71717	$18.51088	44,855
2016	$18.51088	$18.84298	38,406
2017	$18.84298	$21.23436	36,097
Fidelity® VIP Contrafund® Portfolio - Initial Class
2008	$21.53600	$12.22630	742,971
2009	$12.22630	$16.38618	631,023
2010	$16.38618	$18.96898	511,344
2011	$18.96898	$18.26067	383,384
2012	$18.26067	$20.99371	335,707
2013	$20.99371	$27.21972	271,301
2014	$27.21972	$30.09221	238,198
2015	$30.09221	$29.91779	205,942
2016	$29.91779	$31.91255	179,095
2017	$31.91255	$38.41209	153,791
Fidelity® VIP Equity-Income Portfolio - Initial Class
2008	$16.53900	$9.36638	412,487
2009	$9.36638	$12.04430	308,304
2010	$12.04430	$13.69676	252,183
2011	$13.69676	$13.65837	198,587
2012	$13.65837	$15.82285	163,437
2013	$15.82285	$20.02484	133,321
2014	$20.02484	$21.50020	117,357
2015	$21.50020	$20.39132	95,842
2016	$20.39132	$23.76727	79,707
2017	$23.76727	$26.49956	71,317
Fidelity® VIP Government Money Market Portfolio - Initial Class
2008	$12.48700	$12.70457	1,305,720
2009	$12.70457	$12.63724	985,343
2010	$12.63724	$12.51058	775,634
2011	$12.51058	$12.36908	634,224
2012	$12.36908	$12.23163	505,511
2013	$12.23163	$12.08321	410,477
2014	$12.08321	$11.93430	320,879
2015	$11.93430	$11.78933	228,320
2016	$11.78933	$11.66698	199,121
2017	$11.66698	$11.60017	167,474
Fidelity® VIP Growth Portfolio - Initial Class
2008	$14.41800	$7.52267	492,708
2009	$7.52267	$9.53070	405,357
2010	$9.53070	$11.68769	320,051
2011	$11.68769	$11.56617	270,601
2012	$11.56617	$13.09999	225,513
2013	$13.09999	$17.63826	186,919
2014	$17.63826	$19.38712	165,248
2015	$19.38712	$20.51999	139,306
2016	$20.51999	$20.42802	124,728
2017	$20.42802	$27.26340	115,117

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Fidelity® VIP Index 500 Portfolio - Initial Class
2008	$13.77800	$8.57243	756,199
2009	$8.57243	$10.71842	592,792
2010	$10.71842	$12.17562	493,294
2011	$12.17562	$12.26984	410,778
2012	$12.26984	$14.04557	343,300
2013	$14.04557	$18.34368	307,792
2014	$18.34368	$20.57422	249,167
2015	$20.57422	$20.58976	202,228
2016	$20.58976	$22.74634	177,211
2017	$22.74634	$27.34241	160,049
Fidelity® VIP Overseas Portfolio - Initial Class
2008	$18.27300	$10.14065	276,821
2009	$10.14065	$12.67153	211,336
2010	$12.67153	$14.15546	161,268
2011	$14.15546	$11.58030	132,738
2012	$11.58030	$13.80810	109,420
2013	$13.80810	$17.78723	90,942
2014	$17.78723	$16.14738	81,429
2015	$16.14738	$16.52479	70,824
2016	$16.52479	$15.49382	64,005
2017	$15.49382	$19.93618	55,799
Invesco V.I. American Value Fund - Series I
2008	$15.95800	$9.25245	158,166
2009	$9.25245	$12.72006	131,570
2010	$12.72006	$15.35611	113,395
2011	$15.35611	$15.30555	92,596
2012	$15.30555	$17.73085	76,421
2013	$17.73085	$23.51099	52,878
2014	$23.51099	$25.48293	40,485
2015	$25.48293	$22.86935	31,596
2016	$22.86935	$26.08550	27,815
2017	$26.08550	$28.32909	24,177
Invesco V.I. Growth and Income Fund - Series II
2008	$14.57600	$9.75812	199,062
2009	$9.75812	$11.96028	183,308
2010	$11.96028	$13.25185	150,424
2011	$13.25185	$12.79158	100,474
2012	$12.79158	$14.44478	78,301
2013	$14.44478	$19.08249	62,871
2014	$19.08249	$20.72344	41,000
2015	$20.72344	$19.78796	34,836
2016	$19.78796	$23.33993	33,660
2017	$23.33993	$26.28638	29,600
Invesco V.I. Mid Cap Growth Fund - Series II
2008	$14.73200	$7.73498	29,220
2009	$7.73498	$11.94522	38,907
2010	$11.94522	$15.01441	25,399
2011	$15.01441	$13.44027	18,967
2012	$13.44027	$14.81615	15,527
2013	$14.81615	$19.98801	11,807
2014	$19.98801	$21.25805	12,458
2015	$21.25805	$21.21269	13,061
2016	$21.21269	$21.06980	12,892
2017	$21.06980	$25.41625	11,031

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Invesco V.I. Value Opportunities Fund - Series I
2008	$12.66900	$6.03444	176,998
2009	$6.03444	$8.82015	148,589
2010	$8.82015	$9.35099	119,425
2011	$9.35099	$8.95340	77,525
2012	$8.95340	$10.40728	62,452
2013	$10.40728	$13.74742	56,742
2014	$13.74742	$14.47524	43,123
2015	$14.47524	$12.80799	41,630
2016	$12.80799	$14.96864	37,575
2017	$14.96864	$17.36110	35,128
Janus Aspen Series Foreign Stock Portfolio - Service Shares
2008	$17.05500	$16.05778	0
Janus Henderson Balanced Portfolio - Institutional Shares formerly, Janus Aspen Series Balanced Portfolio - Institutional Shares
2008	$18.86500	$15.67947	535,796
2009	$15.67947	$19.49314	427,444
2010	$19.49314	$20.86548	348,978
2011	$20.86548	$20.94458	284,742
2012	$20.94458	$23.50093	258,732
2013	$23.50093	$27.88681	196,994
2014	$27.88681	$29.88343	169,459
2015	$29.88343	$29.69531	151,948
2016	$29.69531	$30.67724	135,435
2017	$30.67724	$35.88127	117,434
Janus Henderson Enterprise Portfolio - Institutional Shares formerly, Janus Aspen Enterprise Portfolio - Institutional Shares
2008	$18.67700	$10.38019	288,564
2009	$10.38019	$14.84645	221,943
2010	$14.84645	$18.45225	186,653
2011	$18.45225	$17.96461	157,425
2012	$17.96461	$20.80858	139,793
2013	$20.80858	$27.20398	119,634
2014	$27.20398	$30.23027	106,398
2015	$30.23027	$31.05772	94,655
2016	$31.05772	$34.46493	83,548
2017	$34.46493	$43.37137	77,545
Janus Henderson Flexible Bond Portfolio - Institutional Shares formerly, Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
2008	$14.81600	$15.51356	272,856
2009	$15.51356	$17.34600	231,270
2010	$17.34600	$18.49629	202,832
2011	$18.49629	$19.49910	171,010
2012	$19.49910	$20.86191	146,755
2013	$20.86191	$20.57477	105,740
2014	$20.57477	$21.32205	81,060
2015	$21.32205	$21.10419	71,503
2016	$21.10419	$21.35652	62,281
2017	$21.35652	$21.85528	56,796

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Janus Henderson Global Research Portfolio - Institutional Shares formerly, Janus Aspen Global Research Portfolio - Institutional Shares
2008	$13.63400	$7.45071	410,898
2009	$7.45071	$10.13216	336,082
2010	$10.13216	$11.59091	263,086
2011	$11.59091	$9.87411	207,953
2012	$9.87411	$11.70931	180,063
2013	$11.70931	$14.85113	152,881
2014	$14.85113	$15.75841	126,783
2015	$15.75841	$15.20678	115,550
2016	$15.20678	$15.32857	102,970
2017	$15.32857	$19.23043	92,929
Janus Henderson Overseas Portfolio - Service Shares formerly, Janus Aspen Overseas Portfolio - Service Shares
2008	$10.00000	$7.49478	62,852
2009	$7.49478	$13.25436	86,323
2010	$13.25436	$16.36459	71,833
2011	$16.36459	$10.93519	59,162
2012	$10.93519	$12.22243	39,058
2013	$12.22243	$13.79447	31,628
2014	$13.79447	$11.97450	26,783
2015	$11.97450	$10.78454	23,810
2016	$10.78454	$9.93651	22,876
2017	$9.93651	$12.83645	32,250
Janus Henderson Research Portfolio - Institutional Shares formerly, Janus Aspen Janus Portfolio - Institutional Shares
2008	$13.27000	$7.89965	371,128
2009	$7.89965	$10.63746	290,538
2010	$10.63746	$12.03053	230,669
2011	$12.03053	$11.25151	195,033
2012	$11.25151	$13.17678	155,917
2013	$13.17678	$16.96101	128,313
2014	$16.96101	$18.92689	117,019
2015	$18.92689	$19.69089	109,573
2016	$19.69089	$19.54431	97,007
2017	$19.54431	$24.68389	80,438
MFS® Growth Series - Initial Class
2008	$13.79800	$8.52755	102,015
2009	$8.52755	$11.59449	78,308
2010	$11.59449	$13.20677	66,211
2011	$13.20677	$13.00070	60,057
2012	$13.00070	$15.07104	50,368
2013	$15.07104	$20.36893	39,799
2014	$20.36893	$21.91525	31,469
2015	$21.91525	$23.27902	27,675
2016	$23.27902	$23.55231	26,011
2017	$23.55231	$30.56563	23,262

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
MFS® Investors Trust Series - Initial Class
2008	$12.88000	$8.51214	100,457
2009	$8.51214	$10.66755	84,052
2010	$10.66755	$11.70426	56,558
2011	$11.70426	$11.30705	36,636
2012	$11.30705	$13.30824	32,003
2013	$13.30824	$17.35561	24,351
2014	$17.35561	$19.02646	17,070
2015	$19.02646	$18.83094	16,801
2016	$18.83094	$20.19475	16,279
2017	$20.19475	$24.60092	14,650
MFS® New Discovery Series - Initial Class
2008	$19.47900	$11.67096	119,273
2009	$11.67096	$18.80854	94,439
2010	$18.80854	$25.32489	80,183
2011	$25.32489	$22.44289	58,617
2012	$22.44289	$26.86755	53,041
2013	$26.86755	$37.55089	49,336
2014	$37.55089	$34.39274	39,916
2015	$34.39274	$33.32500	35,322
2016	$33.32500	$35.89116	31,289
2017	$35.89116	$44.89518	29,102
MFS® Research Series - Initial Class
2008	$13.52100	$8.53406	55,904
2009	$8.53406	$11.00238	49,781
2010	$11.00238	$12.59309	38,970
2011	$12.59309	$12.38091	34,033
2012	$12.38091	$14.33859	29,467
2013	$14.33859	$18.73234	21,713
2014	$18.73234	$20.38697	15,365
2015	$20.38697	$20.29560	14,416
2016	$20.29560	$21.79525	14,576
2017	$21.79525	$26.55552	13,386
MFS® Total Return Series - Initial Class
2008	$16.73400	$12.86842	464,793
2009	$12.86842	$14.99981	347,219
2010	$14.99981	$16.28452	279,717
2011	$16.28452	$16.36764	217,821
2012	$16.36764	$17.98328	185,517
2013	$17.98328	$21.14259	153,519
2014	$21.14259	$22.65449	114,901
2015	$22.65449	$22.29011	81,974
2016	$22.29011	$24.01607	70,562
2017	$24.01607	$26.63577	61,068
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2008	$15.72000	$9.62455	151,992
2009	$9.62455	$13.01069	120,823
2010	$13.01069	$15.81170	98,906
2011	$15.81170	$15.24355	74,721
2012	$15.24355	$17.71378	78,073
2013	$17.71378	$24.60036	71,129
2014	$24.60036	$27.12622	52,019
2015	$27.12622	$25.15675	38,809
2016	$25.15675	$29.23574	32,927
2017	$29.23574	$32.89001	33,481

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2008	$11.92900	$11.50051	185,837
2009	$11.50051	$13.13300	139,898
2010	$13.13300	$14.07227	137,307
2011	$14.07227	$14.83810	121,733
2012	$14.83810	$16.24293	102,765
2013	$16.24293	$16.12160	103,151
2014	$16.12160	$17.69806	84,730
2015	$17.69806	$17.52925	67,505
2016	$17.52925	$18.43321	60,607
2017	$18.43321	$18.70786	32,477
PIMCO Total Return Portfolio - Administrative Shares
2008	$12.64300	$13.08759	699,373
2009	$13.08759	$14.74388	709,743
2010	$14.74388	$15.74261	639,674
2011	$15.74261	$16.10891	508,815
2012	$16.10891	$17.43411	464,493
2013	$17.43411	$16.87982	289,601
2014	$16.87982	$17.38329	226,411
2015	$17.38329	$17.24436	169,773
2016	$17.24436	$17.48658	152,572
2017	$17.48658	$18.11874	133,410
Premier VIT NACM Small Cap Portfolio - Class 1
2008	$14.20300	$8.18642	108,005
2009	$8.18642	$9.34393	85,491
2010	$9.34393	$10.84281	0
Premier VIT OpCap Balanced Portfolio
2008	$11.33000	$7.70006	43,630
2009	$7.70006	$7.43155	0
Putnam VT International Value Fund - Class IB
2008	$19.95200	$10.63569	74,027
2009	$10.63569	$13.25442	56,664
2010	$13.25442	$14.02234	39,029
2011	$14.02234	$11.93991	26,096
2012	$11.93991	$14.35036	21,954
2013	$14.35036	$17.32010	21,131
2014	$17.32010	$15.48198	16,908
2015	$15.48198	$14.98378	15,321
2016	$14.98378	$14.96181	14,371
2017	$14.96181	$18.42560	12,905
Ridgeworth Large Cap Growth Stock Fund
2008	$11.12500	$6.51725	81,011
2009	$6.51725	$6.63406	0
Ridgeworth Large Cap Value Equity Fund
2008	$13.22900	$8.78098	59,269
2009	$8.78098	$8.30922	0

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
T. Rowe Price Equity Income Portfolio - I
2008	$18.33900	$11.57104	402,473
2009	$11.57104	$14.35287	288,947
2010	$14.35287	$16.30379	227,597
2011	$16.30379	$15.98670	165,957
2012	$15.98670	$18.49506	147,085
2013	$18.49506	$23.69444	114,417
2014	$23.69444	$25.12590	91,032
2015	$25.12590	$23.11303	78,126
2016	$23.11303	$27.20242	69,617
2017	$27.20242	$31.16981	58,452
T. Rowe Price International Stock Portfolio - I
2008	$15.55300	$7.87902	149,103
2009	$7.87902	$11.85756	116,835
2010	$11.85756	$13.40324	95,977
2011	$13.40324	$11.53806	69,775
2012	$11.53806	$13.49539	78,643
2013	$13.49539	$15.20072	65,383
2014	$15.20072	$14.82582	30,868
2015	$14.82582	$14.50961	29,451
2016	$14.50961	$14.63465	21,910
2017	$14.63465	$18.48348	18,394
T. Rowe Price Mid-Cap Growth Portfolio - I
2008	$25.09700	$14.93086	222,831
2009	$14.93086	$21.47640	160,985
2010	$21.47640	$27.17322	125,304
2011	$27.17322	$26.49504	92,948
2012	$26.49504	$29.80135	73,521
2013	$29.80135	$40.23051	65,296
2014	$40.23051	$44.94169	56,067
2015	$44.94169	$47.29610	46,953
2016	$47.29610	$49.63321	41,818
2017	$49.63321	$61.16228	37,391
T. Rowe Price New America Growth Portfolio - I
2008	$12.23300	$7.46088	92,406
2009	$7.46088	$11.03503	64,870
2010	$11.03503	$13.03960	49,935
2011	$13.03960	$12.74012	45,311
2012	$12.74012	$14.23235	48,686
2013	$14.23235	$19.39804	28,832
2014	$19.39804	$20.94516	25,891
2015	$20.94516	$22.46387	17,669
2016	$22.46387	$22.47561	13,833
2017	$22.47561	$29.83948	17,077
Wells Fargo VT Discovery Fund
2008	$15.70200	$8.62847	115,632
2009	$8.62847	$11.95569	82,156
2010	$11.95569	$16.00396	68,993
2011	$16.00396	$15.87236	55,858
2012	$15.87236	$18.45472	53,856
2013	$18.45472	$26.20857	42,675
2014	$26.20857	$25.97479	35,208
2015	$25.97479	$25.27683	29,411
2016	$25.27683	$26.87231	26,796
2017	$26.87231	$34.27036	24,032

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Wells Fargo VT Opportunity Fund - Class 2
2008	$12.88400	$7.62179	257,232
2009	$7.62179	$11.12030	196,311
2010	$11.12030	$13.59120	157,062
2011	$13.59120	$12.68182	117,739
2012	$12.68182	$14.46785	100,940
2013	$14.46785	$18.67158	73,852
2014	$18.67158	$20.36172	64,044
2015	$20.36172	$19.48852	53,089
2016	$19.48852	$21.60076	50,024
2017	$21.60076	$25.69341	43,507
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.15% and an administrative expense charge of 0.10%.

LBL CONSULTANT I VARIABLE ANNUITY - PROSPECTUS

ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE

SUB-ACCOUNT*

Basic Policy plus Death Benefit and Income Benefit Rider II

Mortality & Expense = 1.70

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Alger Capital Appreciation Portfolio - Class I-2
2008	$9.99500	$5.38544	521,910
2009	$5.38544	$7.99247	457,894
2010	$7.99247	$8.95108	466,843
2011	$8.95108	$8.76511	505,465
2012	$8.76511	$10.18392	243,023
2013	$10.18392	$13.52213	262,580
2014	$13.52213	$15.10758	223,337
2015	$15.10758	$15.75668	167,264
2016	$15.75668	$15.55428	130,160
2017	$15.55428	$20.02645	98,742
Alger Growth & Income Portfolio - Class I-2
2008	$8.42100	$5.00599	254,925
2009	$5.00599	$6.49858	249,853
2010	$6.49858	$7.16580	199,795
2011	$7.16580	$7.49639	169,075
2012	$7.49639	$8.27106	171,101
2013	$8.27106	$10.55403	135,343
2014	$10.55403	$11.66311	100,392
2015	$11.66311	$11.56696	92,201
2016	$11.56696	$12.52487	78,970
2017	$12.52487	$14.92509	76,925
Alger Large Cap Growth Portfolio - Class I-2
2008	$8.56500	$4.52946	324,912
2009	$4.52946	$6.56502	298,212
2010	$6.56502	$7.31115	266,498
2011	$7.31115	$7.15601	160,824
2012	$7.15601	$7.72140	136,867
2013	$7.72140	$10.24414	111,785
2014	$10.24414	$11.16672	132,723
2015	$11.16672	$11.15578	98,878
2016	$11.15578	$10.86656	63,796
2017	$10.86656	$13.71149	55,094
Alger Mid Cap Growth Portfolio - Class I-2
2008	$14.56900	$5.95860	721,972
2009	$5.95860	$8.87828	656,392
2010	$8.87828	$10.41020	560,969
2011	$10.41020	$9.37864	432,244
2012	$9.37864	$10.70397	356,543
2013	$10.70397	$14.28107	307,935
2014	$14.28107	$15.14988	241,703
2015	$15.14988	$14.64681	200,464
2016	$14.64681	$14.52635	171,047
2017	$14.52635	$18.51871	158,676

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Alger SmallCap Growth Portfolio - Class I-2
2008	$9.02700	$4.73400	324,933
2009	$4.73400	$6.76543	302,059
2010	$6.76543	$8.32560	273,464
2011	$8.32560	$7.91708	210,162
2012	$7.91708	$8.74742	163,618
2013	$8.74742	$11.53497	126,657
2014	$11.53497	$11.37862	107,060
2015	$11.37862	$10.80476	94,529
2016	$10.80476	$11.27463	76,306
2017	$11.27463	$14.25594	58,967
ClearBridge Variable Large Cap Value Portfolio-Class I
2008	$13.53400	$8.55706	42,904
2009	$8.55706	$10.46356	43,855
2010	$10.46356	$11.24963	44,795
2011	$11.24963	$11.59660	35,396
2012	$11.59660	$13.26904	103,883
2013	$13.26904	$17.25099	42,635
2014	$17.25099	$18.92705	26,998
2015	$18.92705	$18.05626	11,475
2016	$18.05626	$20.04076	10,354
2017	$20.04076	$22.60466	10,324
Deutsche VSI: Bond VIP - Class A
2008	$13.20000	$10.79011	162,984
2009	$10.79011	$11.66454	139,150
2010	$11.66454	$12.23449	131,495
2011	$12.23449	$12.69993	95,813
2012	$12.69993	$13.44229	74,674
2013	$13.44229	$12.80250	68,152
2014	$12.80250	$13.40808	61,385
2015	$13.40808	$13.13038	54,641
2016	$13.13038	$13.66126	45,461
2017	$13.66126	$14.20071	42,489
Deutsche VSI: Core Equity VIP - Class A
2008	$9.82900	$5.95481	67,583
2009	$5.95481	$7.84567	85,215
2010	$7.84567	$8.81514	73,664
2011	$8.81514	$8.64568	63,481
2012	$8.64568	$9.83391	48,726
2013	$9.83391	$13.26380	44,715
2014	$13.26380	$14.56766	42,080
2015	$14.56766	$15.05861	64,556
2016	$15.05861	$16.34080	29,925
2017	$16.34080	$19.42375	23,236
Deutsche VSI: CROCI® International VIP - Class A
2008	$10.81000	$5.49819	253,788
2009	$5.49819	$7.21013	164,420
2010	$7.21013	$7.19657	126,785
2011	$7.19657	$5.88987	106,508
2012	$5.88987	$6.97886	98,904
2013	$6.97886	$8.24091	70,952
2014	$8.24091	$7.14160	48,579
2015	$7.14160	$6.62964	33,935
2016	$6.62964	$6.55974	31,069
2017	$6.55974	$7.85815	30,049

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Deutsche VSI: Global Small Cap VIP - Class A
2008	$14.08700	$6.92219	292,135
2009	$6.92219	$10.07598	295,598
2010	$10.07598	$12.53268	247,927
2011	$12.53268	$11.09094	194,798
2012	$11.09094	$12.56690	162,040
2013	$12.56690	$16.77904	115,189
2014	$16.77904	$15.79913	127,708
2015	$15.79913	$15.69736	106,456
2016	$15.69736	$15.66043	93,364
2017	$15.66043	$18.46187	53,470
Deutsche VSII: Global Income Builder VIP - Class A
2008	$11.77600	$8.40447	99,008
2009	$8.40447	$10.18869	96,552
2010	$10.18869	$11.13038	85,675
2011	$11.13038	$10.77654	62,067
2012	$10.77654	$11.95755	55,722
2013	$11.95755	$13.69704	45,570
2014	$13.69704	$13.96796	45,285
2015	$13.96796	$13.52092	37,109
2016	$13.52092	$14.18523	35,589
2017	$14.18523	$16.23729	33,339
Federated Fund for U.S. Government Securities II
2008	$13.07200	$13.38795	610,475
2009	$13.38795	$13.83410	473,221
2010	$13.83410	$14.28941	324,041
2011	$14.28941	$14.84608	269,692
2012	$14.84608	$15.01444	209,711
2013	$15.01444	$14.44414	173,446
2014	$14.44414	$14.84215	170,920
2015	$14.84215	$14.65281	146,826
2016	$14.65281	$14.62331	111,142
2017	$14.62331	$14.63958	106,100
Federated High Income Bond Fund II
2008	$13.23100	$9.61663	307,223
2009	$9.61663	$14.43701	275,990
2010	$14.43701	$16.26820	242,351
2011	$16.26820	$16.80439	195,932
2012	$16.80439	$18.92951	179,749
2013	$18.92951	$19.89105	128,657
2014	$19.89105	$20.06205	108,552
2015	$20.06205	$19.19725	63,913
2016	$19.19725	$21.64999	49,255
2017	$21.64999	$22.74085	42,855
Federated Managed Volatility Fund II
2008	$8.96600	$7.01153	98,652
2009	$7.01153	$8.83381	87,864
2010	$8.83381	$9.72478	54,559
2011	$9.72478	$10.00766	30,900
2012	$10.00766	$11.16053	104,369
2013	$11.16053	$13.34481	27,541
2014	$13.34481	$13.61927	15,762
2015	$13.61927	$12.36538	7,046
2016	$12.36538	$13.07940	4,667
2017	$13.07940	$15.17344	4,645

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Fidelity® VIP Asset Manager Portfolio - Initial Class
2008	$11.87200	$8.31127	130,724
2009	$8.31127	$10.53954	122,598
2010	$10.53954	$11.82827	129,616
2011	$11.82827	$11.32024	72,461
2012	$11.32024	$12.50554	62,231
2013	$12.50554	$14.21166	34,548
2014	$14.21166	$14.77230	28,682
2015	$14.77230	$14.52934	28,433
2016	$14.52934	$14.70910	23,554
2017	$14.70910	$16.48523	22,364
Fidelity® VIP Contrafund® Portfolio - Initial Class
2008	$14.98600	$8.46082	1,080,956
2009	$8.46082	$11.27732	1,046,007
2010	$11.27732	$12.98335	998,155
2011	$12.98335	$12.43011	709,229
2012	$12.43011	$14.21196	690,676
2013	$14.21196	$18.32574	549,301
2014	$18.32574	$20.14854	482,522
2015	$20.14854	$19.92188	383,861
2016	$19.92188	$21.13394	322,988
2017	$21.13394	$25.29920	292,656
Fidelity® VIP Equity-Income Portfolio - Initial Class
2008	$14.42600	$8.12475	273,985
2009	$8.12475	$10.39035	270,828
2010	$10.39035	$11.75116	237,804
2011	$11.75116	$11.65406	185,670
2012	$11.65406	$13.42670	142,532
2013	$13.42670	$16.89922	116,569
2014	$16.89922	$18.04477	96,979
2015	$18.04477	$17.02020	83,523
2016	$17.02020	$19.72956	92,698
2017	$19.72956	$21.87743	70,419
Fidelity® VIP Government Money Market Portfolio - Initial Class
2008	$11.10800	$11.23979	1,173,850
2009	$11.23979	$11.11890	894,758
2010	$11.11890	$10.94708	697,719
2011	$10.94708	$10.76406	551,078
2012	$10.76406	$10.58590	452,033
2013	$10.58590	$10.40009	331,128
2014	$10.40009	$10.21558	325,818
2015	$10.21558	$10.03613	257,184
2016	$10.03613	$9.87764	242,981
2017	$9.87764	$9.76736	258,822
Fidelity® VIP Growth Portfolio - Initial Class
2008	$8.39400	$4.35559	663,776
2009	$4.35559	$5.48797	676,234
2010	$5.48797	$6.69315	597,279
2011	$6.69315	$6.58730	435,815
2012	$6.58730	$7.41985	377,416
2013	$7.41985	$9.93558	310,756
2014	$9.93558	$10.86081	284,700
2015	$10.86081	$11.43240	233,240
2016	$11.43240	$11.31892	206,034
2017	$11.31892	$15.02378	206,460

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Fidelity® VIP Index 500 Portfolio - Initial Class
2008	$9.89600	$6.12312	1,150,557
2009	$6.12312	$7.61396	1,043,678
2010	$7.61396	$8.60171	911,514
2011	$8.60171	$8.62084	744,841
2012	$8.62084	$9.81423	646,616
2013	$9.81423	$12.74725	569,038
2014	$12.74725	$14.21888	505,643
2015	$14.21888	$14.15156	451,144
2016	$14.15156	$15.54833	387,687
2017	$15.54833	$18.58783	338,657
Fidelity® VIP Overseas Portfolio - Initial Class
2008	$12.56900	$6.93667	476,598
2009	$6.93667	$8.62034	469,624
2010	$8.62034	$9.57709	413,895
2011	$9.57709	$7.79186	323,321
2012	$7.79186	$9.23978	281,150
2013	$9.23978	$11.83723	229,142
2014	$11.83723	$10.68695	249,029
2015	$10.68695	$10.87673	209,121
2016	$10.87673	$10.14233	143,466
2017	$10.14233	$12.97902	96,769
Invesco V.I. American Value Fund - Series I
2008	$15.63800	$9.01711	244,967
2009	$9.01711	$12.32856	201,588
2010	$12.32856	$14.80194	159,248
2011	$14.80194	$14.67243	123,833
2012	$14.67243	$16.90397	96,739
2013	$16.90397	$22.29171	87,271
2014	$22.29171	$24.02887	76,406
2015	$24.02887	$21.44606	73,197
2016	$21.44606	$24.32824	47,254
2017	$24.32824	$26.27621	40,344
Invesco V.I. Growth and Income Fund - Series II
2008	$14.12900	$9.40663	187,559
2009	$9.40663	$11.46623	182,380
2010	$11.46623	$12.63482	151,891
2011	$12.63482	$12.12919	114,411
2012	$12.12919	$13.62149	84,341
2013	$13.62149	$17.89625	65,957
2014	$17.89625	$19.32858	56,013
2015	$19.32858	$18.35480	43,036
2016	$18.35480	$21.53113	48,769
2017	$21.53113	$24.11666	33,210
Invesco V.I. Mid Cap Growth Fund - Series II
2008	$14.43700	$7.53814	46,687
2009	$7.53814	$11.57743	51,595
2010	$11.57743	$14.47242	53,523
2011	$14.47242	$12.88413	45,673
2012	$12.88413	$14.12498	28,551
2013	$14.12498	$18.95115	27,068
2014	$18.95115	$20.04471	22,224
2015	$20.04471	$19.89220	13,397
2016	$19.89220	$19.65012	14,071
2017	$19.65012	$23.57415	9,703

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Invesco V.I. Value Opportunities Fund - Series I
2008	$12.41500	$5.88098	236,766
2009	$5.88098	$8.54869	231,753
2010	$8.54869	$9.01351	197,346
2011	$9.01351	$8.58302	140,959
2012	$8.58302	$9.92191	122,553
2013	$9.92191	$13.03445	99,437
2014	$13.03445	$13.64924	71,338
2015	$13.64924	$12.01084	62,300
2016	$12.01084	$13.96023	53,762
2017	$13.96023	$16.10301	46,377
Janus Aspen Series Foreign Stock Portfolio - Service Shares
2008	$16.53200	$15.53664	0
Janus Henderson Balanced Portfolio - Institutional Shares formerly, Janus Aspen Series Balanced Portfolio - Institutional Shares
2008	$12.36400	$10.21970	522,134
2009	$10.21970	$12.63576	495,193
2010	$12.63576	$13.45119	424,233
2011	$13.45119	$13.42829	402,662
2012	$13.42829	$14.98442	302,661
2013	$14.98442	$17.68343	251,992
2014	$17.68343	$18.84558	202,417
2015	$18.84558	$18.62421	174,813
2016	$18.62421	$19.13482	159,183
2017	$19.13482	$22.25847	150,607
Janus Henderson Enterprise Portfolio - Institutional Shares formerly, Janus Aspen Enterprise Portfolio - Institutional Shares
2008	$6.49900	$3.59236	433,329
2009	$3.59236	$5.10983	419,789
2010	$5.10983	$6.31609	360,339
2011	$6.31609	$6.11551	287,583
2012	$6.11551	$7.04472	245,055
2013	$7.04472	$9.15940	211,368
2014	$9.15940	$10.12252	174,695
2015	$10.12252	$10.34256	170,349
2016	$10.34256	$11.41444	148,501
2017	$11.41444	$14.28566	135,798
Janus Henderson Flexible Bond Portfolio - Institutional Shares formerly, Janus Aspen Series Flexible Bond Portfolio - Institutional Shares
2008	$13.73800	$14.30563	355,482
2009	$14.30563	$15.90770	323,948
2010	$15.90770	$16.86960	295,938
2011	$16.86960	$17.68696	252,052
2012	$17.68696	$18.81908	193,648
2013	$18.81908	$18.45825	167,369
2014	$18.45825	$19.02375	147,083
2015	$19.02375	$18.72608	126,920
2016	$18.72608	$18.84634	104,660
2017	$18.84634	$19.18099	75,787

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Janus Henderson Global Research Portfolio - Institutional Shares formerly, Janus Aspen Global Research Portfolio - Institutional Shares
2008	$7.43400	$4.04001	279,358
2009	$4.04001	$5.46382	445,607
2010	$5.46382	$6.21622	264,635
2011	$6.21622	$5.26648	213,672
2012	$5.26648	$6.21097	195,301
2013	$6.21097	$7.83431	175,354
2014	$7.83431	$8.26734	159,472
2015	$8.26734	$7.93416	134,398
2016	$7.93416	$7.95394	120,830
2017	$7.95394	$9.92407	116,264
Janus Henderson Overseas Portfolio - Service Shares formerly, Janus Aspen Overseas Portfolio - Service Shares
2008	$10.00000	$7.22474	81,678
2009	$7.22474	$12.70676	127,139
2010	$12.70676	$15.60259	120,730
2011	$15.60259	$10.36882	236,411
2012	$10.36882	$11.52565	64,984
2013	$11.52565	$12.93676	54,455
2014	$12.93676	$11.16828	47,779
2015	$11.16828	$10.00319	38,109
2016	$10.00319	$9.16617	38,488
2017	$9.16617	$11.77657	35,303
Janus Henderson Research Portfolio - Institutional Shares formerly, Janus Aspen Janus Portfolio - Institutional Shares
2008	$7.47100	$4.42288	195,932
2009	$4.42288	$5.92309	193,524
2010	$5.92309	$6.66206	183,375
2011	$6.66206	$6.19656	129,587
2012	$6.19656	$7.21699	107,789
2013	$7.21699	$9.23873	89,643
2014	$9.23873	$10.25302	84,701
2015	$10.25302	$10.60838	97,418
2016	$10.60838	$10.47182	71,433
2017	$10.47182	$13.15334	60,292
MFS® Growth Series - Initial Class
2008	$6.65000	$4.08746	314,346
2009	$4.08746	$5.52704	175,017
2010	$5.52704	$6.26111	155,208
2011	$6.26111	$6.12968	113,799
2012	$6.12968	$7.06678	98,625
2013	$7.06678	$9.49859	67,784
2014	$9.49859	$10.16363	57,852
2015	$10.16363	$10.73690	71,819
2016	$10.73690	$10.80352	89,858
2017	$10.80352	$13.94394	82,246

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
MFS® Investors Trust Series - Initial Class
2008	$10.48800	$6.89316	180,349
2009	$6.89316	$8.59123	197,186
2010	$8.59123	$9.37450	86,881
2011	$9.37450	$9.00677	59,938
2012	$9.00677	$10.54258	53,533
2013	$10.54258	$13.67350	32,594
2014	$13.67350	$14.90768	34,154
2015	$14.90768	$14.67355	20,675
2016	$14.67355	$15.65019	18,751
2017	$15.65019	$18.96063	16,697
MFS® New Discovery Series - Initial Class
2008	$8.92800	$5.32007	407,025
2009	$5.32007	$8.52665	412,667
2010	$8.52665	$11.41790	350,753
2011	$11.41790	$10.06309	280,613
2012	$10.06309	$11.98080	214,325
2013	$11.98080	$16.65300	215,511
2014	$16.65300	$15.16871	156,877
2015	$15.16871	$14.61714	133,921
2016	$14.61714	$15.65662	119,586
2017	$15.65662	$19.47735	109,420
MFS® Research Series - Initial Class
2008	$9.05000	$5.68097	46,891
2009	$5.68097	$7.28390	43,067
2010	$7.28390	$8.29131	38,811
2011	$8.29131	$8.10699	26,137
2012	$8.10699	$9.33725	155,546
2013	$9.33725	$12.13159	42,010
2014	$12.13159	$13.13077	19,004
2015	$13.13077	$13.00020	32,400
2016	$13.00020	$13.88444	10,820
2017	$13.88444	$16.82446	10,677
MFS® Total Return Series - Initial Class
2008	$14.57700	$11.14789	454,138
2009	$11.14789	$12.92306	417,681
2010	$12.92306	$13.95299	393,032
2011	$13.95299	$13.94747	283,231
2012	$13.94747	$15.23996	249,819
2013	$15.23996	$17.81909	220,864
2014	$17.81909	$18.98862	195,280
2015	$18.98862	$18.58070	169,003
2016	$18.58070	$19.90996	134,774
2017	$19.90996	$21.96104	122,468
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
2008	$15.23800	$9.27788	291,787
2009	$9.27788	$12.47322	266,203
2010	$12.47322	$15.07547	255,321
2011	$15.07547	$14.45421	208,709
2012	$14.45421	$16.70422	184,340
2013	$16.70422	$23.07122	188,258
2014	$23.07122	$25.30056	140,674
2015	$25.30056	$23.33490	106,694
2016	$23.33490	$26.97022	101,989
2017	$26.97022	$30.17542	94,301

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
PIMCO Foreign Bond Portfolio (U.S. Dollar-Hedged) - Administrative Shares
2008	$11.56300	$11.08635	122,885
2009	$11.08635	$12.59065	135,635
2010	$12.59065	$13.41715	119,213
2011	$13.41715	$14.06998	85,468
2012	$14.06998	$15.31740	51,144
2013	$15.31740	$15.11959	37,907
2014	$15.11959	$16.50707	32,734
2015	$16.50707	$16.25993	22,035
2016	$16.25993	$17.00492	16,901
2017	$17.00492	$17.16389	15,212
PIMCO Total Return Portfolio - Administrative Shares
2008	$12.25500	$12.61633	572,089
2009	$12.61633	$14.13507	536,002
2010	$14.13507	$15.00981	502,876
2011	$15.00981	$15.27506	328,409
2012	$15.27506	$16.44076	247,570
2013	$16.44076	$15.83073	198,615
2014	$15.83073	$16.21351	162,790
2015	$16.21351	$15.99570	132,480
2016	$15.99570	$16.13166	107,521
2017	$16.13166	$16.62342	97,872
Premier VIT NACM Small Cap Portfolio - Class 1
2008	$13.76700	$7.89153	167,008
2009	$7.89153	$8.95791	160,896
2010	$8.95791	$10.37616	0
Premier VIT OpCap Balanced Portfolio
2008	$11.10200	$7.50363	80,619
2009	$7.50363	$7.22950	0
Putnam VT International Value Fund - Class IB
2008	$19.33900	$10.25258	80,251
2009	$10.25258	$12.70687	72,272
2010	$12.70687	$13.36941	62,701
2011	$13.36941	$11.32154	51,749
2012	$11.32154	$13.53237	44,267
2013	$13.53237	$16.24330	35,363
2014	$16.24330	$14.43976	28,523
2015	$14.43976	$13.89840	23,083
2016	$13.89840	$13.80211	19,339
2017	$13.80211	$16.90451	18,294
Ridgeworth Large Cap Growth Stock Fund
2008	$10.05200	$5.85623	43,139
2009	$5.85623	$5.95092	0
Ridgeworth Large Cap Value Equity Fund
2008	$15.81000	$10.43651	30,278
2009	$10.43651	$9.85875	0

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
T. Rowe Price Equity Income Portfolio - I
2008	$16.48300	$10.34286	537,201
2009	$10.34286	$12.75901	523,378
2010	$12.75901	$14.41388	428,716
2011	$14.41388	$14.05618	307,413
2012	$14.05618	$16.17223	260,866
2013	$16.17223	$20.60505	241,316
2014	$20.60505	$21.73002	218,509
2015	$21.73002	$19.87950	175,297
2016	$19.87950	$23.26885	180,650
2017	$23.26885	$26.51680	149,824
T. Rowe Price International Stock Portfolio - I
2008	$11.10700	$5.59559	188,929
2009	$5.59559	$8.37493	202,112
2010	$8.37493	$9.41477	262,241
2011	$9.41477	$8.06020	158,565
2012	$8.06020	$9.37571	121,404
2013	$9.37571	$10.50257	128,895
2014	$10.50257	$10.18735	103,817
2015	$10.18735	$9.91535	79,820
2016	$9.91535	$9.94609	64,340
2017	$9.94609	$12.49321	65,214
T. Rowe Price Mid-Cap Growth Portfolio - I
2008	$16.28900	$9.63764	472,274
2009	$9.63764	$13.78666	438,741
2010	$13.78666	$17.34815	371,524
2011	$17.34815	$16.82255	257,098
2012	$16.82255	$18.81778	214,315
2013	$18.81778	$25.26398	179,849
2014	$25.26398	$28.06772	155,681
2015	$28.06772	$29.37612	129,291
2016	$29.37612	$30.65911	114,712
2017	$30.65911	$37.57428	104,700
T. Rowe Price New America Growth Portfolio - I
2008	$9.58900	$5.81594	125,436
2009	$5.81594	$8.55491	120,111
2010	$8.55491	$10.05355	108,637
2011	$10.05355	$9.76889	81,021
2012	$9.76889	$10.85310	68,813
2013	$10.85310	$14.71121	43,587
2014	$14.71121	$15.79741	41,020
2015	$15.79741	$16.84992	35,137
2016	$16.84992	$16.76650	39,787
2017	$16.76650	$22.13822	42,196
Wells Fargo VT Discovery Fund
2008	$15.46800	$8.45307	150,363
2009	$8.45307	$11.64843	130,113
2010	$11.64843	$15.50730	125,559
2011	$15.50730	$15.29559	90,356
2012	$15.29559	$17.68636	106,448
2013	$17.68636	$24.97975	120,720
2014	$24.97975	$24.62108	48,514
2015	$24.62108	$23.82803	46,932
2016	$23.82803	$25.19353	37,898
2017	$25.19353	$31.95379	33,516

For the Year	Accumulation Unit Value	Accumulation Unit Value	Number of Accumulation Units
Ending December 31	At Beginning of Period	At End of Period	Outstanding at End of Period
Wells Fargo VT Opportunity Fund - Class 2
2008	$12.69200	$7.46686	344,261
2009	$7.46686	$10.83452	303,876
2010	$10.83452	$13.16937	278,789
2011	$13.16937	$12.22092	163,451
2012	$12.22092	$13.86538	116,811
2013	$13.86538	$17.79596	101,343
2014	$17.79596	$19.30041	80,714
2015	$19.30041	$18.37136	62,042
2016	$18.37136	$20.25114	56,951
2017	$20.25114	$23.95642	51,988
* The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.70% and an administrative expense charge of 0.10%.

APPENDIX B

ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:	$40,000.00
Guarantee Period:	5 Years
Guaranteed Interest Rate:	5% Annual Effective Rate
5-year Treasury Rate at Time of Purchase Payment:	6%

The following examples illustrate how the Market Value Adjustment and the Withdrawal Charge may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the “Summary of Expenses.” In these examples, the withdrawal occurs one year after the Issue Date. The Market Value Adjustment operates in a similar manner for transfers, except that there is no free amount for transfers. No Withdrawal Charge applies to transfers.

Assuming that the entire $40,000.00 Purchase Payment is allocated to the Guaranteed Maturity Fixed Account for the Guarantee Period specified above, at the end of the five-year Guarantee Period the Contract Value would be $51,051.26. After one year, when the withdrawals occur in these examples, the Contract Value would be $42,000.00. We have assumed that no prior partial withdrawals or transfers have occurred.

The Market Value Adjustment and the Withdrawal Charge only apply to the portion of a withdrawal that is greater than the Free Withdrawal Amount. Accordingly, the first step is to calculate the Free Withdrawal Amount.

The Free Withdrawal Amount is equal to:

(a)	the greater of:

•	earnings not previously withdrawn; or

•	15% of your total Purchase Payments in the most recent seven years; plus

(b)	an amount equal to your total Purchase Payments made more than seven years ago, to the extent not previously withdrawn.

Here, (a) equals $6,000.00, because 15% of the total Purchase Payments in the most recent seven years ($6,000.00 = 15% × $40,000.00) is greater than the earnings not previously withdrawn ($2,000.00). (b) equals $0, because all of the Purchase Payments were made less than seven years age. Accordingly, the Free Withdrawal Amount is $6,000.00.

The formula that we use to determine the amount of the Market Value Adjustment is:

.9 × (I - J) × N

where: I = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding the beginning of the Guarantee Period;

J = the Treasury Rate for a maturity equal to the relevant Guarantee Period for the week preceding our receipt of your withdrawal request, death benefit request, transfer request, or annuity option request; and

N = the number of whole and partial years from the date we receive your request until the end of the relevant Guarantee Period.

We will base the Market Value Adjustment on the current Treasury Rate for a maturity corresponding in length to the relevant Guarantee Period. These examples also show the Withdrawal Charge (if any), which would be calculated separately from the Market Value Adjustment.

Example of a Downward Market Value Adjustment

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment, such that the five-year Treasury Rate is now 6.5%. Upon a withdrawal, the market value adjustment factor would be:

.9 × (.06 - .065) × 4 = -.0180

The Market Value Adjustment is a reduction of $648.00 from the amount withdrawn:

$ - 648.00 = -.0180 × ($42,000.00 - $6,000.00)

A Withdrawal Charge of 7% would be assessed against the Purchase Payments withdrawn that are less than seven years old and are not eligible for free withdrawal. Under the Contract, earnings are deemed to be withdrawn before Purchase Payments. Accordingly, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00).

Therefore, the Withdrawal Charge would be:

$2,520.00 = 7% × (40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

$38,832.00 = $42,000.00-$648.00 - $2,520.00

Example of an Upward Market Value Adjustment

An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year after the Purchase Payment, such that the five-year

Treasury Rate is now 5.5%. Upon a withdrawal, the market value adjustment factor would be:

.9 × (.06 - .055) × 4 = .0180

The Market Value Adjustment would increase the amount withdrawn by $648.00, as follows:

$648.00 = .0180 × ($42,000.00 - $6,000.00)

As above, in this example, the amount of the Purchase Payment eligible for free withdrawal would equal the Free Withdrawal Amount less the interest credited or $4,000.00 ($6,000.00 - $2,000.00). Therefore, the Withdrawal Charge would be:

$2,520.00 = 7% × ($40,000.00 - $4,000.00)

As a result, the net amount payable to you would be:

$40,128.00 = $42,000.00 + $648.00 - $2,520.00

Example of a Partial Withdrawal

If you request a partial withdrawal from a Guarantee Period, we can either (1) withdraw the specified amount of Contract Value and pay you that amount as adjusted by any applicable Market Value Adjustment or (2) pay you the amount requested, and subtract an amount from your Contract Value that equals the requested amount after application of the Market Value Adjustment and Withdrawal Charge. Unless you instruct us otherwise, when you request a partial withdrawal we will assume that you wish to receive the amount requested. We will make the necessary calculations and on your request provide you with a statement showing our calculations.

For example, if in the first example you wished to receive $20,000.00 as a partial withdrawal, the Market Value Adjustment and Withdrawal Charge would be calculated as follows:

Let:	AW	=	the total amount to be withdrawn from your Contract Value

	MVA	=	Market Value Adjustment

	WC	=	Withdrawal Charge

	AW’	=	amount subject to Market Value Adjustment and Withdrawal Charge

Then	AW	-	$20,000.00 = WC - MVA

Since neither the Market Value Adjustment nor the Withdrawal Charge apply to the free withdrawal amount, we can solve directly for the amount subject to the Market Value Adjustment and the Withdrawal Charge (i.e., AW’), which equals AW - $6,000.00. Then, AW = AW’ + $6,000, and AW’ + $6,000.00 - $20,000.00 = WC - MVA.

MVA	=	- .018 × AW’

WC	=	.07 × AW’

WC	-	MVA = .088AW’

AW’	-	$14,000.00 = .088AW’

AW’	=	$14,000.00 / (1 - .088) = $15,350.88

MVA	=	- .018 × $15,350.88 = - $276.32

WC	=	.07 × $15,350.88 = $1,074.56

AW = Total amount withdrawn = $15,350.88 + $6,000.00 = $21,350.88

You receive $20,000.00; the total amount subtracted from your contract is $21,350.88; the Market Value Adjustment is $276.32; and the Withdrawal Charge is $1,074.56. Your remaining Contract Value is $20,649.12.

If, however, in the same example, you wished to withdraw $20,000.00 from your Contract Value and receive the adjusted amount, the calculations would be as follows:

By definition, AW = total amount withdrawn from your Contract Value = $20,000.00

AW’	=	amount that MVA & WC are applied to

	=	amount withdrawn in excess of Free Amount = $20,000.00 - $6,000.00 = $14,000.00

MVA	=	- .018 × $14,000.00 = - $252.00

WC	=	.07 × $14,000.00 = $980.00

You would receive $20,000.00 - $252.00 - $980.00 = $18,768.00; the total amount subtracted from your Contract Value is $20,000.00. Your remaining Contract Value would be $22,000.00.

Example of Free Withdrawal Amount

Assume that in the foregoing example, after four years $8,620.25 in interest had been credited and that the Contract Value in the Fixed Account equaled $48,620.25. In this example, if no prior withdrawals have been made, you could withdraw up to $8,620.25 without incurring a Market Value Adjustment or a Withdrawal Charge. The Free Withdrawal Amount would be $8,620.25, because the interest credited ($8,620.25) is greater than 15% of the Total Purchase Payments in the most recent seven years ($40,000.00 × .15 = $6,000.00).

LBL3055-7	LBLCONSULT

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Registration fees	$8,093
Cost of printing and engraving	$6,943
Legal fees	$8,000
Accounting fees	$19,277
Mailing fees	$2,830

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of Lincoln Benefit Life Company (Registrant) provide for the indemnification of its directors and officers against expenses, judgments, fines and amounts paid in settlement as incurred by such person, so long as such person shall not have been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company. This right of indemnity is not exclusive of other rights to which a director or officer may otherwise be entitled.

LBL HoldCo II, Inc. has obtained directors and officers insurance, which includes indemnification for liability arising under the Securities Act of 1933 that the directors and officers of LBL HoldCo II, Inc. and its subsidiaries may, in such capacities, incur.

Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

16(a)

Exh. No.	Description

1	Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

1(a)	Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

3(i)	Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203371).

3(ii)	Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

4(a)	Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

4(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

5(a)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

5(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (File No. 333-158181) dated March 24, 2009.

5(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (File No. 333-180371) dated March 27, 2012).

5(d)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203371).

5(e)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203371).

5(f)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203371).

5(g)	Opinion and Consent of Counsel regarding legality. Filed herewith.

8	None

9	None

10	Material Contracts

10.1	Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765).

10.2	Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765).

10.3	Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765).

10.4	Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

10.5	Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.6	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.7	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

10.8	Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

10.9	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

10.10	Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

10.11	Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180375)

10.12	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

10.13	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

10.14	Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203371)

10.15	Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

10.16	Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

10.17	Form of Separation and Release Agreement, by and between LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.) and each of Karl Chappell, Keith Gubbay and Simon Packer. Filed herewith.

10.18	Form of Retention, Separation and Release Agreement, by and between LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.) and each of W. Weldon Wilson and Robyn Wyatt. Filed herewith.

10.19	Form of Amendment to Retention, Separation and Release Agreement, by and between LBL HoldCo, Inc. and each of W. Weldon Wilson and Robyn Wyatt. Filed herewith.

11	None

12	None

15	Not applicable.

16	None

21	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203371)

23	Consents of Independent Registered Public Accounting Firms. Filed herewith.

24	Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

25	None

26	None

99	Experts. Filed herewith.

Exhibit List for XBRL Docs:

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

16(b)	Financial statement schedules required by Regulation S-X (17 CFR Part 210) and Item 11(e) of Form S-1 are included in Part I.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT LIST

Exhibit No.	Description

(1)	Form of Principal Underwriting Agreement. Incorporated herein by reference to Post-Effective Amendment to Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-50545, 811-07924) filed January 28, 1999.

(1)(a)	Amended and Restated Principal Underwriting Agreement by and between Lincoln Benefit Life Company and Allstate Distributors, LLC, effective April 1, 2014. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

(3)(i)	Amended and Restated Articles of Incorporation of Lincoln Benefit Life Company dated September 26, 2000, as amended by the Articles of Amendment to the Articles of Incorporation of Lincoln Benefit Life Company dated January 21, 2015. Incorporated herein by reference to Exhibit 3(i) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203371).

(3)(ii)	Amended and Restated By-Laws of Lincoln Benefit Life Company effective March 10, 2006. Incorporated herein by reference to Exhibit 3.2 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as filed May 8, 2006. (SEC File No. 333-59765).

(4)(a)	Form of Variable Annuity Contract. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

(4)(b)	Form of Application. Incorporated herein by reference to Registration Statement on Form N-4 for Lincoln Benefit Life Variable Annuity Account (File No. 333-82427, 811-07924) filed July 8, 1999.

(5)(a)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Post-Effective Amendment to Form S-3 on Form S-1 for Lincoln Benefit Life Variable Annuity Account (File No. 333-88045) filed April 6, 2000.

(5)(b)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Registrant’s Form S-3 Registration Statement (File No. 333-158181) dated March 24, 2009.

(5)(c)	Opinion and Consent of Counsel regarding legality. (Incorporated by reference to Registrant’s Form S-1 Registration Statement (File No. 333-180371) dated March 27, 2012).

(5)(d)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(d) to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203371).

(5)(e)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(e) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203371).

(5)(f)	Opinion and Consent of Counsel regarding legality. Incorporated herein by reference to Exhibit 5(f) of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 3, 2017 (SEC File No. 333-203371).

(5)(g)	Opinion and Consent of Counsel regarding legality. Filed herewith.

(10)(1)	Administrative Services Agreement between Lincoln Benefit Life Company and Allstate Life Insurance Company effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. (SEC File No. 333-59765).

(10)(2)	Principal Underwriting Agreement by and among Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) effective November 25, 1998. (Variable Universal Life Account). Incorporated herein by reference to Exhibit 10.6 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765).

(10)(3)	Amended and Restated Principal Underwriting Agreement between Lincoln Benefit Life Company and Allstate Distributors, LLC (ALFS, Inc. merged with and into Allstate Distributors, LLC effective September 1, 2011) effective June 1, 2006. Incorporated herein by reference to Exhibit 10.1 to Lincoln Benefit Life Company’s Current Report on Form 8-K filed December 20, 2007. (SEC File No. 333-59765).

(10)(4)	Selling Agreement between Lincoln Benefit Life Company, Allstate Distributors, LLC (ALFS, Inc., f/k/a Allstate Financial Services, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) and Allstate Financial Services, LLC (f/k/a LSA Securities, Inc.) effective August 2, 1999. Incorporated herein by reference to Exhibit 10.8 to Allstate Life Insurance Company’s Annual Report on Form 10-K for 2003. (SEC File No. 000-31248)

(10)(5)	Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.11 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10)(6)	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.12 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10)(7)	Modified Coinsurance Agreement between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective December 31, 2001. Incorporated herein by reference to Exhibit 10.13 to Lincoln Benefit Life Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2002. (SEC File No. 333-59765)

(10)(8)	Administrative Services Agreement between Allstate Distributors, LLC, (ALFS, Inc., merged with and into Allstate Distributors, LLC effective September 1, 2011) Allstate Life Insurance Company, Lincoln Benefit Life Company and Charter National Life Insurance Company effective January 1, 2000. Incorporated herein by reference to Exhibit 10.22 to Lincoln Benefit Life Company’s Annual Report on Form 10-K for the year ended December 31, 2008. (SEC File No. 333-59765)

(10)(9)	Assignment & Delegation of Administrative Services Agreements, Underwriting Agreements, and Selling Agreements entered into as of September 1, 2011 between ALFS, Inc., Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Allstate Distributors, LLC, Charter National Life Insurance Company, Intramerica Life Insurance Company, Allstate Financial Services, LLC, and Lincoln Benefit Life Company. Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed September 1, 2011. (SEC File No. 000-31248)

(10)(10)	Reinsurance Agreement between Lincoln Benefit Life Company and Lincoln Benefit Reinsurance Company effective September 30, 2012, Incorporated herein by reference to Exhibit 10.1 to Allstate Life Insurance Company’s Current Report on Form 8-K filed October 3, 2012. (SEC File No. 000-31248)

(10)(11)	Recapture Agreement between Allstate Life Insurance Company (“ALIC”) and Lincoln Benefit Life Company (“LBL”), effective September 30, 2012. Incorporated herein by reference to Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 3, 2013. (SEC File No. 333-180375)

(10)(12)	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Anurag Chandra, dated October 17, 2013. Incorporated herein by reference to Exhibit 10.22 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

(10)(13)	Voluntary Separation Agreement and Release by and between Allstate Insurance Company and Lawrence W. Dahl, dated August 1, 2013. Incorporated herein by reference to Exhibit 10.23 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

(10)(14)	Amended and Restated Administrative Services Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.14 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 1 to Registration Statement filed on April 1, 2016 (SEC File No. 333-203371)

(10)(15)	Amended and Restated Reinsurance Agreement by and between Lincoln Benefit Life Company and Allstate Life Insurance Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.25 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

(10)(16)	Partial Commutation Agreement by and between Allstate Life Insurance Company and Lincoln Benefit Life Company, effective April 1, 2014. Incorporated herein by reference to Exhibit 10.26 of Lincoln Benefit Life Company’s Form S-1 Post-Effective Amendment No. 2 to Registration Statement filed on April 4, 2014. (SEC File No. 333-180375)

(10)(17)	Form of Separation and Release Agreement, by and between LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.) and each of Karl Chappell, Keith Gubbay and Simon Packer. Filed herewith.

(10)(18)	Form of Retention, Separation and Release Agreement, by and between LBL HoldCo, Inc. (formerly Resolution Life Holdings, Inc.) and each of W. Weldon Wilson and Robyn Wyatt. Filed herewith.

(10)(19)	Form of Amendment to Retention, Separation and Release Agreement, by and between LBL HoldCo, Inc. and each of W. Weldon Wilson and Robyn Wyatt. Filed herewith.

(21)	Subsidiaries of the registrant. Incorporated herein by reference to Exhibit 21 to Lincoln Benefit Life Company’s Registration Statement on Form S-1 filed on April 13, 2015 (File No. 333-203371)

(23)	Consents of Independent Registered Public Accounting Firms. Filed herewith.

(24)	Powers of Attorney for Stephen Campbell, Richard Carbone, Clive Cowdery, Ann Frohman, Jon Hack, Robert Stein and Grace Vandecruze. Filed herewith.

(99)	Experts. Filed herewith.

(101)(INS)	XBRL Instance Document

(101)(SCH)	XBRL Taxonomy Extension Schema

(101)(CAL)	XBRL Taxonomy Extension Calculation Linkbase

(101)(DEF)	XBRL Taxonomy Extension Definition Linkbase

(101)(LAB)	XBRL Taxonomy Extension Label Linkbase

(101)(PRE)	XBRL Taxonomy Extension Presentation Linkbase

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford in the State of Connecticut on 2nd day of April, 2018.

LINCOLN BENEFIT LIFE COMPANY (REGISTRANT)

By:	/s/ W. Weldon Wilson
W. Weldon Wilson
Director, Chief Executive Officer and President

Pursuant to the Securities Act of 1933, this Registration Statement has been signed below by the following directors and principal officers of Lincoln Benefit Life Company in the capacity indicated on 2nd day of April, 2018.

SIGNATURE	TITLE

*Richard Carbone	Director
Richard Carbone

*Clive Cowdery	Director
Clive Cowdery

*Ann Frohman	Director
Ann Frohman

*Jon Hack	Director
Jon Hack

*Robert Stein	Director
Robert Stein

*Grace Vandecruze	Director
Grace Vandecruze

*Stephen Paul Campbell	Director
Stephen Paul Campbell

/s/ W. Weldon Wilson	Director, Chief Executive Officer and President (Principal Executive Officer)
W. Weldon Wilson

/s/ Robyn Wyatt	Chief Financial Officer, Treasurer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)
Robyn Wyatt

*By: /s/ Robyn Wyatt, pursuant to Power of Attorney.